   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            DIGI INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  3576                                 41-1532464
    (State or Other Jurisdiction of          (Primary Standard Industrial                    (IRS Employer
    Incorporation or Organization)            Classification Code Number)                 Identification No.)

                             ---------------------
                              11001 BREN ROAD EAST

                          MINNETONKA, MINNESOTA 55343
                                 (952) 912-3444
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          SUBRAMANIAN (KRIS) KRISHNAN
                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                 AND TREASURER
                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                 (952) 912-3444
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                    JAMES E. NICHOLSON                                        EDWIN L. MILLER, JR.
                   FAEGRE & BENSON LLP                                  TESTA, HURWITZ & THIBEAULT, LLP
                 2200 WELLS FARGO CENTER                                        125 HIGH STREET
                 90 SOUTH SEVENTH STREET                                  BOSTON, MASSACHUSETTS 02110
               MINNEAPOLIS, MINNESOTA 55402                                      (617) 248-7000
                      (612) 766-7000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions to the merger described herein have been satisfied or waived.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO BE           OFFERING PRICE             AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED             REGISTERED               PER UNIT             OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share, including Rights to purchase
  Preferred Stock(1)...................   9,143,109 shares(2)         $4.8385(3)          $29,238,933(3),(4)        $7,310(4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Rights to purchase preferred stock are initially attached to and trade with Digi common stock. Value attributable to the rights, if any, is reflected in the market price for Digi common stock.
(2) Based on the assumed maximum number of shares of Digi common stock expected to be issued in connection with the merger described in this registration statement, calculated as the product of (a) 14,066,322 shares, representing the assumed maximum number of outstanding shares of NetSilicon common stock at the effective time of the merger, and (b) the exchange ratio of .65 shares of Digi common stock for each share of NetSilicon common stock.
(3) Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(1) under the Securities Act of 1933, based upon the reported high and low sale prices per share of NetSilicon common stock on November 23, 2001, divided by the exchange ratio of .65.
(4) Pursuant to Rule 457(f)(3), the registration fee calculation has been reduced by factoring in cash consideration of $15 million payable to NetSilicon stockholders in the merger.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DIGI LOGO                                                       NET SILICON LOGO

                        JOINT PROXY STATEMENT/PROSPECTUS
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     Digi International Inc. and NetSilicon, Inc. have entered into a merger agreement that provides for a merger of NetSilicon with a subsidiary of Digi. As a result of the merger, NetSilicon effectively will become a wholly owned subsidiary of Digi.

     In the merger, Digi will issue to NetSilicon stockholders .65 shares of Digi common stock for each share of NetSilicon common stock held by them. Instead of stock, each NetSilicon stockholder may elect to receive cash for some or all of his shares of NetSilicon, subject to the election and allocation procedures discussed in this document. The amount of the per-share cash payments will be determined by multiplying .65 by the average per-share closing price of Digi common stock on the Nasdaq National Market System over the period of ten trading days ending on the third trading day before consummation of the merger. The aggregate maximum amount of cash that Digi will pay NetSilicon stockholders under the merger agreement is $15 million.

     On           , 200  , the closing price of Digi common stock, which trades
on the Nasdaq National Market System under the symbol "DGII," was $     per
share. If the price of Digi's common stock at the effective time of the merger was equal to that price, then each share of NetSilicon common stock would be exchanged either for Digi common stock having a per-share market value of
$     or for cash in the amount calculated in the manner described above.

     Both companies have called special meetings of their stockholders to consider and vote on proposals relating to the merger. At NetSilicon's meeting, NetSilicon will ask its stockholders to consider and vote on the approval of the merger agreement and the merger. At Digi's meeting, Digi will ask its stockholders to consider and vote on the approval of the issuance of Digi common stock in the merger. To complete the merger, the stockholders of each company must approve the applicable merger-related proposal.

     This joint proxy statement/prospectus gives you detailed information about Digi, NetSilicon, and the merger and includes a copy of the merger agreement and other important documents. We encourage you to read this entire document carefully before deciding how to vote. IN PARTICULAR, YOU SHOULD READ CAREFULLY
THE "RISK FACTORS" SECTION BEGINNING ON PAGE   FOR A DESCRIPTION OF VARIOUS
RISKS YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

     Your vote is important, regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or you may attend the meeting held by your company. In the case of NetSilicon stockholders, if you do not vote, it will have the same effect as voting against approval of the merger agreement and the merger.

     We are very enthusiastic about the merger and join the members of the two companies' boards of directors in recommending that you vote "FOR" the proposal being submitted for your consideration and vote.


/s/ Joseph T. Dunsmore                         /s/ Cornelius Peterson, VIII
JOSEPH T. DUNSMORE                             CORNELIUS "PETE" PETERSON, VIII
Chairman and Chief Executive Officer           Chairman and Chief Executive Officer
Digi International Inc.                        NetSilicon, Inc.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE DIGI COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED          , 200  ,
    AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT           , 200  .

                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus is accompanied by a copy of Digi's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which is attached as Annex H, and a copy of Digi's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which is attached as Annex I. This joint proxy statement/prospectus is also accompanied by a copy of NetSilicon's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, which is attached as Annex J, and a copy of NetSilicon's Quarterly Report on Form 10-Q for the quarter ended July 28, 2001, which is attached as Annex K.

     This joint proxy statement/prospectus also incorporates important business and financial information about Digi and NetSilicon from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Digi International Inc.
11001 Bren Road East
Minnetonka, Minnesota 55343
Attention: Chief Financial Officer
Telephone number: (952) 912-3444
NetSilicon, Inc.
411 Waverley Oaks Road, Bldg. 227
Waltham, Massachusetts 02452
Attention: Investor Relations
Telephone number: (781) 647-1234

     IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE STOCKHOLDERS MEETINGS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
               , 200  .

     For more information on the matters incorporated by reference in this joint proxy statement/ prospectus, please see "Where You Can Find More Information" on
page   .

                            DIGI INTERNATIONAL INC.
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                              , 200

     A Special Meeting of Stockholders of Digi International Inc. will be held
at                ,                , Minnesota, at 9:00 a.m., Central Time, on
               ,                , 200 for the following purpose:

     To consider and vote upon the proposed issuance of shares of Digi common stock in the merger of NetSilicon, Inc. into Dove Sub Inc., a wholly owned subsidiary of Digi, under the Agreement and Plan of Merger, dated as of October 30, 2001, among Digi, Dove Sub, and NetSilicon, a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus.

     THE BOARD OF DIRECTORS OF DIGI RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL LISTED ABOVE.

     The Board of Directors has fixed                , 200 as the record date
for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

                                          By Order of the Board of Directors,

                                          /s/ James E. Nicholson

                                          JAMES E. NICHOLSON
                                          Secretary

Minnetonka, Minnesota
               , 200

                                NETSILICON, INC.

                       411 WAVERLEY OAKS ROAD, BLDG. 227
                          WALTHAM, MASSACHUSETTS 02452
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 200
To the Stockholders of
NetSilicon, Inc.:

     A special meeting of stockholders of NetSilicon, Inc., will be held on
          , 200 at 10 a.m., Eastern Time, at the offices of NetSilicon, 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452 for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 30, 2001, among Digi International Inc., Dove Sub Inc., a wholly owned subsidiary of Digi, and NetSilicon, Inc. and the merger pursuant to which NetSilicon will merge with and into Dove Sub on and subject to the terms contained in that agreement. A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying joint proxy statement/prospectus.

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF NETSILICON RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     If you were a stockholder of record at the close of business on           ,
200 , you may vote at our special meeting and at any adjournment or postponement of the meeting.

     THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF NETSILICON COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

     Your proxy vote is very important. Whether or not you plan to attend the special meeting in person, please complete, date, sign, and return the enclosed proxy card. A return envelope for your proxy card is provided for your convenience. You may revoke your proxy at any time before it is voted at the meeting.

     Under Massachusetts law, appraisal rights will be available to stockholders
of record on                , 200 . To exercise your appraisal rights, you must
strictly follow the procedures prescribed by Massachusetts law. If the merger agreement is approved by the NetSilicon stockholders at the meeting and the merger is effected by NetSilicon, any NetSilicon stockholder (1) who files with NetSilicon, before the taking of the vote on the approval of the merger agreement, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken, and (2) whose shares are not voted in favor of the merger agreement, has or may have the right to demand in writing from NetSilicon, within twenty days after the date of mailing to him of notice in writing that the merger has become effective, payment for his shares and an appraisal of the value thereof. NetSilicon and any dissenting stockholder shall have the rights and duties and shall follow the procedure set forth in sections 85 to 98, inclusive, of chapter 156B of the of Massachusetts Business Corporation Law. These sections are attached as Annex G to the accompanying joint proxy statement/prospectus.

                                          On behalf of the Board of Directors,

                                          /s/ Daniel J. Sullivan
                                          DANIEL J. SULLIVAN
                                          Clerk
Waltham, Massachusetts
               , 200

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    4
  The Merger................................................    4
  The Companies.............................................    4
  What NetSilicon Stockholders Will Receive in the Merger...    4
  Ownership of Digi Following the Merger....................    5
  Reasons for the Merger....................................    5
  Recommendations of Boards of Directors....................    6
  Opinions of Financial Advisors............................    6
  Interests of Directors and Executive Officers of
     NetSilicon in the Merger...............................    6
  The Stockholders Meetings.................................    6
  Voting Agreements.........................................    7
  Stockholder Agreement.....................................    7
  NetSilicon Stock Options..................................    8
  Accounting Treatment of the Merger........................    8
  Tax Consequences of the Merger............................    8
  Appraisal Rights..........................................    8
  Regulatory Approvals Required for the Merger..............    9
  Material Terms of the Merger Agreement....................    9
  Restrictions on the Ability of NetSilicon Affiliates to
     Sell Digi Stock........................................   10
  Stock Price and Dividend Information......................   10
  Digi Selected Historical Financial Information............   12
  Recent Developments.......................................   12
  NetSilicon Selected Historical Financial Information......   14
  Comparative Per Share Data................................   16
RISK FACTORS................................................   17
  Risks Relating to the Merger..............................   17
  Risks Relating to Digi....................................   18
  Risks Relating to NetSilicon..............................   22
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   30
THE DIGI STOCKHOLDERS MEETING...............................   32
  Time and Place; Matters to Be Considered..................   32
  Record Date; Quorum.......................................   32
  Votes Required............................................   32
  How Proxies Will Be Voted.................................   32
  Treatment of Abstentions and Broker Non-Votes.............   32
  How to Revoke Your Proxy..................................   33
  Solicitation of Proxies...................................   33
THE NETSILICON STOCKHOLDERS MEETING.........................   34
  Time and Place; Matters to be Considered..................   34
  Record Date; Quorum.......................................   34
  Votes Required............................................   34
  How Proxies Will Be Voted.................................   34
  Treatment of Abstentions and Broker Non-Votes.............   34

  How to Revoke Your Proxy..................................   35
  Solicitation of Proxies...................................   35
THE MERGER..................................................   36
  General...................................................   36
  What NetSilicon Stockholders Will Receive in the Merger...   36
  Ownership of Digi after the Merger........................   37
  Background of the Merger..................................   37
  Digi's Reasons for the Merger; Recommendation of the Digi
     Board of Directors.....................................   42
  NetSilicon's Reasons for the Merger; Recommendation of
     NetSilicon's Board of Directors........................   43
  Opinion of Financial Advisor to Digi......................   46
  Opinion of Financial Advisor to NetSilicon................   52
  NetSilicon Projections Provided to Digi...................   57
  Interests of Directors and Executive Officers of
     NetSilicon in the Merger...............................   58
  Accounting Treatment......................................   60
  Federal Income Tax Consequences...........................   61
  Regulatory Matters........................................   63
  Federal Securities Laws Consequences; Stock Transfer
     Restrictions...........................................   63
THE MERGER AGREEMENT........................................   64
  General...................................................   64
  Structure of the Merger...................................   64
  Closing; Effective Time...................................   64
  NetSilicon Stock Options and Employee Stock Purchase
     Plan...................................................   64
  Representations and Warranties............................   64
  Conduct of Business.......................................   65
  Additional Agreements.....................................   66
  Expenses..................................................   68
  Conditions to the Completion of the Merger................   68
  Termination...............................................   69
  Amendments................................................   71
THE VOTING AGREEMENTS.......................................   72
THE STOCKHOLDER AGREEMENT...................................   72
NETSILICON UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................   74
DIGI UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................   79
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   85
  Market Prices and Dividends...............................   85
  Post-Merger Dividend Policy...............................   85
THE COMPANIES...............................................   85
  Digi......................................................   85
  NetSilicon................................................   86
DESCRIPTION OF DIGI CAPITAL STOCK...........................   86
  Common Stock..............................................   86
  Preferred Stock...........................................   87
  Share Rights Plan.........................................   87

  Certain Charter and By-Law Provisions.....................................................................         88
  Transfer Agent and Registrar..............................................................................         90
APPRAISAL RIGHTS............................................................................................         90
  Digi Stockholders.........................................................................................         90
  NetSilicon Stockholders...................................................................................         90
COMPARISON OF STOCKHOLDER RIGHTS............................................................................         92
  Authorized Capital........................................................................................         92
  Shareholder Rights Plan...................................................................................         92
  Indemnification and Limitation of Liability...............................................................         93
  Inspection Rights.........................................................................................         93
  Meetings of Stockholders..................................................................................         93
  Action by Consent of Stockholders.........................................................................         94
  Proxies...................................................................................................         94
  Approval of Business Combinations and Asset Sales.........................................................         94
  Anti-Takeover Legislation.................................................................................         94
  Appraisal Rights..........................................................................................         95
  Removal of Directors......................................................................................         95
  Change in Number of Directors.............................................................................         95
  Interested Director Transactions..........................................................................         96
  Filling Vacancies on the Board of Directors...............................................................         96
  Payment of Dividends......................................................................................         96
  Amendments to Governing Documents.........................................................................         96
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT......................................................         97
  NetSilicon................................................................................................         97
  Digi......................................................................................................         99
WHERE YOU CAN FIND MORE INFORMATION.........................................................................        100
EXPERTS.....................................................................................................        101
LEGAL MATTERS...............................................................................................        101
STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS...................................................................        102

LIST OF ANNEXES
ANNEX A  Agreement and Plan of Merger................................  A-1
ANNEX B  Digi Voting Agreement.......................................  B-1
ANNEX C  NetSilicon Voting Agreement.................................  C-1
ANNEX D  Sorrento Networks Corporation Stockholder Agreement.........  D-1
ANNEX E  Opinion of BMO Nesbitt Burns Corp...........................  E-1
ANNEX F  Opinion of Thomas Weisel Partners LLC.......................  F-1
ANNEX G  Provisions of Massachusetts Law Governing Appraisal           G-1
         Rights......................................................
ANNEX H  Digi's Annual Report on Form 10-K for the fiscal year ended   H-1
         September 30, 2000..........................................
ANNEX I  Digi's Quarterly Report on Form 10-Q for the quarter ended    I-1
         June 30, 2001...............................................
ANNEX J  NetSilicon's Annual Report on Form 10-K for the fiscal year   J-1
         ended January 31, 2001......................................
ANNEX K  NetSilicon's Quarterly Report on Form 10-Q for the quarter    K-1
         ended July 28, 2001.........................................

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE PROPOSED TRANSACTION?

A: Digi and NetSilicon have agreed to a merger in which NetSilicon will merge with a subsidiary of Digi. As a result of the merger, NetSilicon effectively will become a wholly owned subsidiary of Digi.

Q:  WHAT WILL I RECEIVE IN THE MERGER FOR MY NETSILICON SHARES?

A: You will receive .65 shares of Digi common stock for each share of NetSilicon common stock that you hold. Instead of receiving stock for your shares, you may elect to receive cash for some or all of your shares by following the procedures discussed in this document. Your election for cash may be reduced, however, if the elections by all NetSilicon stockholders would cause Digi to pay more than $15 million in cash in the merger, which we expect to occur. If you do not make an election, you will receive Digi stock for each of your shares of NetSilicon. The amount of the per-share cash payments will be determined by multiplying .65 times the average per-share closing price of Digi common stock on the Nasdaq National Market System over the period of ten trading days ending on the third trading day before consummation of the merger.

Q: ARE THERE ANY LIMITS ON THE VALUE OF THE CONSIDERATION THAT I WILL RECEIVE FOR MY NETSILICON SHARES?

A: No, there is neither a minimum nor a maximum value for what you will receive in the merger for each of your shares.

Q: WHAT PERCENTAGE OF DIGI'S COMMON STOCK WILL FORMER NETSILICON STOCKHOLDERS OWN AFTER THE MERGER?

A: We anticipate that former NetSilicon stockholders will hold approximately 29% of Digi's outstanding shares of common stock after the merger.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering this joint proxy statement/prospectus, please fill out, sign, and date the enclosed proxy card and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at your company's stockholders meeting. You may also attend your company's stockholders meeting and vote in person.

    For NetSilicon stockholders, there is also enclosed an election form on which you may indicate whether you want to receive cash for some or all of your NetSilicon shares in the merger. The election form is accompanied by a transmittal letter for submitting your shares of NetSilicon to be exchanged for the merger consideration.

Q:  WHAT STOCKHOLDER APPROVAL IS NEEDED FOR THE MERGER?

A: NetSilicon Stockholders. For NetSilicon to complete the merger, the holders of two-thirds of the outstanding shares of NetSilicon's voting common stock must vote affirmatively to approve the merger agreement and the merger. Each of NetSilicon's seven directors and executive officers, owning a total of approximately 1.4% of NetSilicon's outstanding voting shares, have entered into a voting agreement with Digi in which they have agreed to vote their shares in favor of the merger proposal. Sorrento Networks Corporation, the holder of NetSilicon's non-voting common stock, is not entitled to vote on the merger proposal. The failure to vote by a holder of voting common stock is equivalent to a vote against the merger proposal. If the merger proposal is not approved, the merger cannot proceed. The board of directors of NetSilicon recommends voting "FOR" this proposal.

    Digi Stockholders. For Digi to complete the merger, the holders of a majority of the number of shares of Digi common stock present in person or by proxy at the Digi stockholders meeting must vote affirmatively to approve the issuance of shares in the merger. The nine directors and executive officers of Digi, owning less than one percent of Digi's outstanding shares, have entered into a voting agreement with NetSilicon in which they have agreed to vote their shares in favor of the proposal to issue shares in the merger. If the proposal to issue shares is not approved, the merger cannot proceed. The board of directors of Digi recommends voting "FOR" this proposal.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker is not permitted to vote your shares without specific instructions from you. Unless you follow the directions your broker provides you regarding how to instruct your broker to vote your shares, your shares will not be voted.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A:  Yes. You may change your vote:

     - by writing to the corporate secretary of your company before your company's stockholders meeting stating that you are revoking your proxy;

     - by signing a later-dated proxy card and returning it by mail before your company's stockholders meeting; or

     - by attending the stockholders meeting and voting in person; merely attending the meeting, without voting in person, will not revoke any proxy previously delivered by you.

     If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank to change your vote.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger shortly after the NetSilicon and Digi stockholders meetings are held.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO NETSILICON STOCKHOLDERS?

A: Generally, you will not recognize a gain or a loss with respect to the receipt of Digi common stock in exchange for your shares of NetSilicon common stock. Receipt of cash in the merger generally would be taxable. We urge you to consult your own tax advisor to determine the specific tax consequences of the merger to you.

Q:  DOES DIGI PAY DIVIDENDS?

A: No. Digi does not currently pay cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

Q:  WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED IF I DISSENT FROM THE
    MERGER?

A: Under Massachusetts law, holders of NetSilicon common stock who comply with the governing statutory provisions are entitled to appraisal rights to receive fair value for their shares instead of the merger consideration. A copy of the applicable statutes is attached to the joint proxy statement/prospectus as Annex G. Holders of Digi common stock are not entitled to appraisal rights in connection with the merger.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: Both companies file reports and other information with the Securities and Exchange Commission. You can read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. You can also request copies of these documents from Digi or NetSilicon. In addition, you can get information about our companies from our Internet sites located at http://www.digi.com and http://www.netsilicon.com. The information on our Internet sites is not a part of, and is not being incorporated by reference into, this joint proxy statement/prospectus.

Q:  WHO CAN ANSWER MY QUESTIONS?

A: If you are a Digi stockholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

       Digi International Inc.
       11001 Bren Road East
       Minnetonka, Minnesota 55343
       Attention: Chief Financial Officer
       Telephone number: (952) 912-3444

    If you are a NetSilicon stockholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

       NetSilicon, Inc.
       411 Waverley Oaks Road, Bldg. 227
       Waltham, Massachusetts 02452
       Attention: Investor Relations
       Telephone number: (781) 647-1234

     Digi and NetSilicon stockholders may also contact:

                         MacKenzie Partners, Inc. Logo
                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                      E-mail: proxy@mackenziepartners.com

                                    SUMMARY

     This summary highlights material information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger, we urge you to read carefully this entire joint proxy statement/prospectus and the documents we refer to in this joint proxy statement/prospectus. Please see "Where You Can Find More
Information" on page   . A copy of the merger agreement itself is attached to
this joint proxy statement/prospectus as Annex A. We urge you to read carefully the entire merger agreement and the other documents attached to this joint proxy statement/prospectus.

THE MERGER (SEE PAGE   .)

     Digi and NetSilicon have entered into a merger agreement that provides for the merger of NetSilicon into a wholly owned subsidiary of Digi. As a result of the merger, NetSilicon effectively will become a wholly owned subsidiary of Digi.

THE COMPANIES

DIGI INTERNATIONAL INC. (SEE PAGE   .)

11001 Bren Road East
Minnetonka, Minnesota 55343
(952) 912-3444

     Digi is a leading provider of data communications hardware and software for server-based remote access, fax, routing, modem pooling and Web applications. Digi also provides serial port and local area network connectivity solutions. Digi sells its products through a global network of distributors, systems integrators, value added resellers and original equipment manufacturers. The company also sells directly to select accounts and the government. Digi maintains strategic partnerships with other industry leaders to develop and market technology solutions. The company was founded in 1985, has been publicly held since 1989, and employs approximately 425 people worldwide. Unless the context otherwise requires, references to Digi in this joint proxy statement/prospectus include Digi and its subsidiaries. For further information, visit Digi's Internet site at http://www.digi.com. Information on Digi's Internet site is not a part of, and is not being incorporated by reference into, this joint proxy statement/prospectus, however.

NETSILICON, INC. (SEE PAGE   .)

411 Waverley Oaks Road, Bldg. 227
Waltham, MA 02452
(781) 647-1234

     NetSilicon designs and manufactures integrated solutions for manufacturers who want to build intelligence and Internet/Ethernet connectivity into their products. These solutions integrate system-on-silicon and software to provide a complete platform for Internet/Ethernet-connected devices. NetSilicon is enabling device intelligence and connectivity in a broad range of industries including office imaging, industrial automation, telecommunications, building controls, security, and retail point-of-sale. NetSilicon has been publicly held since September 15, 1999 and currently employs approximately 130 people worldwide.

WHAT NETSILICON STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE   .)

     NetSilicon stockholders will receive .65 shares of Digi common stock for each share of NetSilicon common stock that they hold. Instead of stock, each NetSilicon stockholder may elect to receive cash for some or all of his shares by following the procedures discussed in this document. Elections for cash may be reduced on a proportionate basis, however, if the elections by all NetSilicon stockholders would cause Digi to pay more than $15 million in cash in the merger. Because Sorrento Networks Corporation, NetSilicon's largest stockholder, has agreed to elect to receive the maximum amount of cash to which it is entitled in the merger, we expect this reduction to occur. A NetSilicon stockholder who does not make a cash election will receive Digi common stock for all of that holder's NetSilicon shares. The amount of the per-share cash payments will be determined by multiplying .65 times the average per-share closing price of Digi common stock on the Nasdaq National Market System over the period of ten trading days ending on the third trading day before closing of the merger.

     Digi will not issue fractional shares in the merger. As a result, the total number of shares of Digi common stock that you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of the remaining fraction of a share of Digi common stock that you would otherwise have received, based on the average of the trading prices of Digi common stock on the Nasdaq National Market System over the period of ten trading days ending on the third trading day before the closing of the merger.

OWNERSHIP OF DIGI FOLLOWING THE MERGER (SEE PAGE   .)

     We anticipate that former NetSilicon stockholders will own approximately 29% of the outstanding shares of Digi common stock following the merger.

REASONS FOR THE MERGER (SEE PAGES   .)

     Digi. Digi's board of directors unanimously agreed that the merger is advisable and in the best interests of Digi and its stockholders. In reaching its decision, Digi's board of directors considered a number of factors, including the following:

     - the expectation of Digi's management that, although immediately dilutive, the merger will be accretive to Digi's earnings per share in later years;

     - the overall strategic fit between Digi and NetSilicon in view of their respective product lines and markets;

     - that the complementary nature of the two companies' device connectivity products will give the combined company an expanded range of products and technology; and

     - that NetSilicon's position as an early entrant in the small but growing embedded systems market will allow Digi to further reposition its business to address growth markets in device connectivity.

     NetSilicon. The NetSilicon board of directors believes that the terms of the merger and the merger agreement are fair to, and in the best interests of, NetSilicon and its stockholders. In reaching its decision, the NetSilicon board of directors considered numerous factors, including the following:

     - the financial condition, results of operations, and businesses of NetSilicon and Digi before and after giving effect to the merger;

     - the near- and long-term prospects of NetSilicon as an independent company and of the combined company;

     - the opportunity for NetSilicon stockholders to participate in the potential for greater growth, operational efficiencies, financial strength, and earning power of the combined company after the merger;

     - industry trends toward consolidation and the advantages that might be expected to accrue to the combined company through the creation of a larger customer base, a higher market profile, greater financial strength, and broader customer offerings, which could enhance the ability of the combined company to compete in the marketplace; and

     - the opinion of Thomas Weisel Partners LLC dated October 29, 2001 to the NetSilicon board of directors to the effect that as of that date, and based upon and subject to the matters described in their opinion, the consideration to be received by the stockholders of NetSilicon was fair, from a financial point of view, to such stockholders.

RECOMMENDATIONS OF BOARDS OF DIRECTORS (SEE PAGES   .)

     Digi Stockholders. After careful consideration, the Digi board of directors unanimously recommends that you vote "FOR" the proposal to approve the issuance of shares of Digi common stock in the merger.

     NetSilicon Stockholders. The NetSilicon board of directors believes that the merger is in the best interests of NetSilicon and its stockholders and, after careful consideration, recommends that you vote "FOR" approval of the merger agreement and the merger.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES   .)

     Digi. BMO Nesbitt Burns Corp. has given a written opinion, dated October 30, 2001, to the Digi board of directors as to the fairness on that date, from a financial point of view, of the consideration to be paid in the merger. The full text of this opinion is attached to this joint proxy statement/prospectus as Annex E. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered, and limitations on the review undertaken by Nesbitt Burns in providing its opinion. The opinion of Nesbitt Burns is directed to the Digi board of directors and does not constitute a recommendation to any Digi stockholder as to any matter relating to the merger.

     NetSilicon. Thomas Weisel Partners LLC has given a written opinion, dated October 29, 2001, to the NetSilicon board of directors as to the fairness on that date, from a financial point of view, of the consideration to be received by the holders of NetSilicon common stock in the merger. The full text of this opinion is attached to this joint proxy statement/prospectus as Annex F. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Thomas Weisel Partners in providing its opinion. The opinion of Thomas Weisel Partners is directed to the NetSilicon board of directors and does not constitute a recommendation to any NetSilicon stockholder as to any matter relating to the merger.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF NETSILICON IN THE MERGER (SEE
PAGES   .)

     In considering the recommendation of NetSilicon's board of directors in favor of approval of the merger agreement and the merger, NetSilicon stockholders should be aware that some of NetSilicon's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of NetSilicon stockholders generally. NetSilicon's board of directors was aware of and considered these interests when it considered and approved the merger agreement. The interests include the potential for those individuals to obtain positions as directors or officers of Digi, the acceleration of vesting of certain stock options, the receipt of severance and other benefits under employment agreements, and the right to continued indemnification and insurance coverage for the benefit of current and former NetSilicon directors and officers.

     In addition, Daniel J. Sullivan, NetSilicon's Executive Vice President of Finance and Operations and Chief Financial Officer, will receive a transaction
bonus of approximately $          after the closing of the merger under his
employment agreement. Under this agreement, Mr. Sullivan will be employed by Digi as Transition Manager. Digi has also agreed that Cornelius Peterson, VIII, currently the Chairman of the Board and Chief Executive Officer of NetSilicon, will be appointed as a director and officer of Digi at the completion of the merger. Additionally, NetSilicon has agreed to forgive the payment obligations of two promissory notes in the aggregate principal amount of $871,207.80 plus interest made by Mr. Peterson and provide additional payments necessary to cover any taxes owed by Mr. Peterson as a result of the forgiveness and the additional payment. Mr. Peterson will also receive a one-time payment of $740,000 on December 28, 2001.

THE STOCKHOLDERS MEETINGS (SEE PAGES   .)

     Digi Stockholders.  Digi will hold a special stockholders meeting at
               ,           , Minnesota, at 9:00 a.m., Central Time, on
          , 200 . You may vote at the Digi stockholders meeting if you owned shares of Digi common stock at the close of business on the record date, which is

, 200  . At the Digi stockholders meeting, you will be entitled to cast one vote
for each share of Digi common stock that you owned on           , 200  . At the
close of business on           , 200  , there were           shares of Digi
common stock outstanding.

     In order for us to complete the merger, Digi stockholders must approve the issuance of shares of Digi common stock in the merger. The affirmative vote of the holders of a majority of the total number of shares of Digi common stock present in person or by proxy at the Digi stockholders meeting is required to approve the issuance of shares in the merger.

     On           , 200  , Digi directors and executive officers and persons and entities affiliated with them owned and were entitled to vote 87,682 shares of Digi common stock. These shares represented less than one percent of the
outstanding shares of Digi common stock on           , 200  .

     NetSilicon Stockholders. The special meeting of NetSilicon stockholders will be held at the offices of NetSilicon, 411 Waverley Oaks Road, Bldg. 227,
Waltham, Massachusetts 02452 at 10:00 a.m., Eastern Time, on           , 200  .
You may vote at this meeting if you owned shares of NetSilicon common stock at
the close of business on the record date of           , 200  . In order to
complete the merger, NetSilicon stockholders must vote to approve the merger agreement and the merger. The affirmative vote of the holders of two-thirds of the outstanding shares of NetSilicon common stock entitled to vote at the meeting is required to approve the merger agreement and the merger. If you do not vote your NetSilicon shares, the effect will be a vote against the approval of the merger agreement and the merger.

     On           , 200  , directors and executive officers of NetSilicon owned and were entitled to vote 100,531 shares of NetSilicon common stock. These shares represented approximately 1.4% of the outstanding voting shares of
NetSilicon common stock on           , 200  .

VOTING AGREEMENTS (SEE PAGE  .)

     Digi. The nine directors and executive officers of Digi, owning, in the aggregate, less than one percent of the outstanding Digi common stock on the record date, have entered into a voting agreement with NetSilicon and have delivered irrevocable proxies granting to NetSilicon the right to vote all of the Digi common stock owned by them in favor of the issuance of Digi common stock in the merger. We have attached a copy of the Digi voting agreement as Annex B to this joint proxy statement/prospectus.

     NetSilicon. Each of the seven directors and executive officers of NetSilicon, owning in the aggregate approximately 1.4% of the outstanding NetSilicon voting common stock on the record date, have entered into a voting agreement with Digi and have delivered irrevocable proxies granting to Digi the right to vote all of the NetSilicon voting common stock owned by them in favor of the approval of the merger agreement and the merger. We have attached a copy of the NetSilicon voting agreement as Annex C to this joint proxy statement/prospectus.

STOCKHOLDER AGREEMENT (SEE PAGES  .)

     In connection with the execution of the merger agreement, Digi entered into a stockholder agreement with Sorrento Networks Corporation, holder of all of the outstanding shares of NetSilicon's non-voting common stock and NetSilicon's largest stockholder. In that agreement, Sorrento Networks has agreed to the following terms, among others:

     - Sorrento Networks will not seek any offer for an acquisition of NetSilicon by anyone other than Digi;

     - Sorrento Networks will not exercise any statutory appraisal rights to which it may be entitled under Massachusetts law;

     - Sorrento will elect to receive the maximum amount of cash available to it under the merger agreement;

     - following consummation of the merger, Sorrento Networks will not acquire any additional shares of Digi common stock and will not seek to change Digi's board of directors; and

     - Sorrento will be subject to limitations on its ability to sell the shares of Digi common stock that it receives in the merger.

     A copy of the stockholder agreement is attached to this joint proxy statement/prospectus as Annex D.

NETSILICON STOCK OPTIONS (SEE PAGE   .)

     The merger agreement provides for differing treatment of options to purchase shares of NetSilicon common stock based on the exercise price of those options. Options with a per-share exercise price of $7.00 or less will be assumed by Digi and converted into the right to receive shares of Digi common stock upon exercise. The terms of the options will remain the same except that the number of Digi shares issuable upon exercise will be .65 times the number of NetSilicon shares that were issuable upon exercise of the options and that the per-share exercise price will equal the pre-merger exercise price divided by
 .65. Except for options held by Cornelius Peterson, VIII, to purchase 150,000 shares of NetSilicon common stock at an exercise price of $18.00 per share, which will also be assumed by Digi in the merger, options with a per-share exercise price of more than $7.00 will not be assumed by Digi in the merger and will become exercisable in full for a period of 30 days and then will expire by their terms, unless those options are exercised during the 30-day period.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGES   .)

     The merger will be treated as a "purchase" for accounting purposes.

TAX CONSEQUENCES OF THE MERGER (SEE PAGES   .)

     The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. That means that NetSilicon stockholders would generally not recognize gain or loss on the receipt of shares of Digi common stock in the merger. Payments of cash under the cash-election option and cash received in lieu of fractional shares generally would be taxable. You are urged to consult with your tax advisor to determine the specific tax consequences of the merger to you.

APPRAISAL RIGHTS (SEE PAGES   .)

     Digi. Under Delaware law, Digi stockholders will not have any appraisal rights in connection with the merger.

     NetSilicon. NetSilicon stockholders are entitled under Massachusetts law to appraisal rights in connection with the merger. To exercise appraisal rights, a NetSilicon stockholder must:

     - provide written notice to NetSilicon before the taking of the vote of the stockholders on the merger proposal, stating his intention to exercise appraisal rights;

     - vote against approval of the merger proposal or abstain from voting; and

     - comply with the other procedures required by Sections 85 to 98 of the Massachusetts Business Corporation Law.

     A copy of the applicable sections of Massachusetts law is attached to this joint proxy statement/prospectus as Annex G.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (SEE PAGE   .)

     We are not aware of any significant regulatory approvals currently required for the merger.

MATERIAL TERMS OF THE MERGER AGREEMENT

     Conditions to Completion of the Merger (See page   .)  Digi and NetSilicon
will not be required to complete the merger unless specified conditions are satisfied, including:

     - approval by Digi stockholders of the issuance of Digi common stock in the merger and approval by NetSilicon stockholders of the merger agreement and the merger;

     - the effectiveness of the registration statement (which includes this document) relating to the Digi shares to be issued in the merger;

     - the authorization for listing on the Nasdaq National Market System, subject to official notice of issuance, of the shares of Digi common stock to be issued in the merger;

     - all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act having expired or having been terminated and all material foreign antitrust approvals having been obtained;

     - there not being an injunction prohibiting the merger, nor any litigation or administrative proceeding by any governmental, regulatory, or administrative entity pending that is reasonably likely to prohibit the merger or to have a material adverse effect on the combined company;

     - compliance in all material respects by Digi and NetSilicon with their respective agreements and obligations under the merger agreement, and the truth and correctness of the representations made by each of them under the merger agreement, both as of the date of the merger agreement and immediately before the merger, except to the extent that any inaccuracy in any representation, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on Digi or NetSilicon, as the case may be;

     - there not having occurred any event that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on Digi or NetSilicon; and

     - each party receiving an opinion of counsel that the merger will be treated as a reorganization for federal income tax purposes.

     Termination of the Merger Agreement (See page   .)  Digi and NetSilicon can
jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either company can terminate the merger agreement if:

     - the merger has not been completed by March 15, 2002;

     - the NetSilicon stockholders fail to approve the merger agreement and the merger or the Digi stockholders fail to approve the issuance of Digi shares in the merger;

     - any of the conditions set forth in the second, third, fourth or fifth bullet points of "Conditions to Completion of the Merger" above become impossible to fulfill on or before March 15, 2002;

     - either of the conditions set forth in the sixth or seventh bullet points of "Conditions to Completion of the Merger" above become, with respect to the other party, impossible to fulfill on or before March 15, 2002; or

     - the other company's board of directors withdraws or adversely modifies its recommendation that its stockholders vote in favor of the proposal required to complete the merger.

     The merger agreement may also be terminated by NetSilicon if, at any time before the NetSilicon stockholders meeting, NetSilicon receives an unsolicited acquisition offer from a third party, and the board of directors of NetSilicon determines the offer is reasonably likely to be more favorable to NetSilicon's stockholders than the merger with Digi. However, before terminating the merger agreement, NetSilicon must have given Digi at least five business days' notice and, during that period, a chance to propose such amendments to the terms of the merger agreement as would enable NetSilicon's board of directors to determine that the merger with Digi, as so amended, is at least as favorable to NetSilicon's stockholders as the third party's offer.

     A Termination Fee Will Be Payable by NetSilicon Under Certain Circumstances
(See page   .) NetSilicon will be obligated to pay Digi a termination fee of
$2.5 million, plus an amount, not to exceed $750,000, to reimburse Digi's expenses relating to the merger, if:

     - Digi terminates the agreement as a result of the NetSilicon board of directors having withdrawn or adversely modified its recommendation of approval of the merger agreement and the merger;

     - NetSilicon terminates the merger agreement in order to enter into an alternative transaction that the NetSilicon board of directors has determined is reasonably likely to be more favorable to NetSilicon's stockholders than the merger with Digi, as described in the second paragraph under "-- Termination of the Merger Agreement" above; or

     - if the following conditions occur:

      - an alternative transaction is proposed to NetSilicon and becomes publicly known before termination of the merger agreement;

      - NetSilicon or Digi terminates the merger agreement as a result of the merger not having been completed by March 15, 2002, or the stockholders of either company having failed to approve the proposal relating to the merger on which they are voting; and

      - within 12 months after termination, NetSilicon completes an alternative transaction with a third party.

     Restrictions on Alternative Transactions (See page   .)  NetSilicon has
agreed not to solicit an acquisition proposal from a third party while the merger is pending. NetSilicon has also agreed not to engage in discussions or negotiations concerning an acquisition proposal unless the NetSilicon board of directors determines that the unsolicited proposal is reasonably likely to be more favorable to NetSilicon's stockholders than the merger with Digi and that any required financing is committed or reasonably capable of being obtained by the third party. In addition, NetSilicon has agreed to keep Digi informed about any inquiries or discussions relating to any alternative transaction that is proposed by a third party.

RESTRICTIONS ON THE ABILITY OF NETSILICON AFFILIATES TO SELL DIGI STOCK (SEE
PAGE   .)

     All shares of Digi common stock that NetSilicon stockholders receive in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of NetSilicon or Digi for purposes of the federal securities laws. Shares of Digi common stock held by these affiliates may be sold only pursuant to a registration statement or an exemption under the Securities Act of 1933. Sorrento Networks is not considered an affiliate of NetSilicon or Digi.

STOCK PRICE AND DIVIDEND INFORMATION (SEE PAGE   .)

     Both Digi's and NetSilicon's shares of common stock are listed and trade on the Nasdaq National Market System. Digi trades under the symbol "DGII," and NetSilicon trades under the symbol "NSIL." The following table presents the last reported sale price for Digi common stock and for NetSilicon common stock on October 30, 2001, the last trading day before our announcement of the signing of
the merger agreement, and on                , 200 , the last trading day before
the printing of this document.

The table also sets forth the value of the merger consideration NetSilicon stockholders would have received for one share of NetSilicon common stock assuming the merger had taken place on those dates.

                                                                                EQUIVALENT PRICE PER
                                                      DIGI        NETSILICON    SHARE OF NETSILICON
DATE                                              COMMON STOCK   COMMON STOCK       COMMON STOCK
----                                              ------------   ------------   --------------------
October 30, 2001................................     $5.43          $2.60              $3.53
           , 200 ...............................     $              $                  $

     Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of NetSilicon and Digi common stock.

     Neither Digi nor NetSilicon has ever paid cash dividends to its stockholders. Digi does not anticipate paying cash dividends in the foreseeable future.

DIGI SELECTED HISTORICAL FINANCIAL INFORMATION

     You should read the following selected historical financial data in conjunction with the historical financial statements and accompanying notes that Digi has included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, which is incorporated by reference and attached to this joint proxy statement/prospectus as Annex H, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which is incorporated by reference and attached to this joint proxy statement/prospectus as Annex I. Statement of operations information for the years ended September 30, 1997 and 1996, and balance sheet information at September 30, 1998, 1997 and 1996 are not incorporated by reference. The unaudited interim financial information for the nine months ended June 30, 2001 and 2000 reflects, in the opinion of Digi management, all adjustments necessary for a fair presentation of the consolidated financial position and the consolidated results of operations of Digi.

                            DIGI INTERNATIONAL INC.

                                     YEAR ENDED SEPTEMBER 30,                  NINE MONTHS      NINE MONTHS
                       ----------------------------------------------------       ENDED            ENDED
                         1996       1997       1998       1999       2000     JUNE 30, 2000   JUNE 30, 2001(1)
                       --------   --------   --------   --------   --------   -------------   ----------------
                                                                               (UNAUDITED)      (UNAUDITED)
                                       (IN THOUSANDS EXCEPT PER-SHARE AMOUNTS AND PERCENTAGES)
Net Sales............  $193,151   $165,598   $182,932   $193,506   $132,525     $ 98,294          $ 98,104
Net income
  (loss)(2)..........     9,300    (15,791)       (71)     3,192    (16,825)      (9,751)              274
Net income (loss) per
  share-basic........      0.70      (1.18)     (0.01)      0.22      (1.12)       (0.65)             0.02
Net income (loss) per
  share-assuming
  dilution...........      0.68      (1.18)     (0.01)      0.22      (1.12)       (0.65)             0.02
Total assets.........   129,939    118,311    191,521    176,330    142,922      155,510           145,003
Long-term debt.......        --         --     11,124      9,206      7,081        8,033             6,567
Stockholders'
  equity.............   109,943     95,471    121,251    127,164    113,459      117,965           114,866

---------------

(1) The June 30, 2001 amounts have been retroactively restated to reflect the adoption of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." The cumulative effect of this accounting change was a charge of $1,902, or $0.12 per diluted share.

(2) Net income for the years presented include the following items:

                                              1996       1997       1998     1999      2000
                                             -------   --------   --------   -----   --------
   AetherWorks Corporation net operating
     loss..................................  $(3,624)  $ (5,764)
   AetherWorks Corporation gain
     (write-off)...........................            $ (5,759)  $  1,350
   Restructuring charges...................             (10,471)    (1,020)  $(607)  $ (1,382)
   Acquired in-process research and
     development charge....................                        (16,065)
   AetherWorks Corporation note recovery
     gain..................................                                             8,000
   Impairment loss.........................                                           (26,146)

RECENT DEVELOPMENTS

     On November 6, 2001, Digi reported in a press release its earnings for the fiscal year ended September 30, 2001. Digi adopted the provisions of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," during the fourth quarter of fiscal 2001. The implementation guidelines of SAB 101 require that the accounting effects of the adoption of SAB 101 must be reflected retroactively to October 1, 2000, the first day of fiscal 2001.

     Digi's fiscal 2001 revenue, including the impact of the adoption of SAB 101, was $130.4 million, compared to revenue of $132.5 million in fiscal 2000. Excluding the impact of the adoption of SAB 101, fiscal 2001 revenue was $124.1 million, compared to $132.5 million in fiscal 2000. Revenue for the fourth quarter ended September 30, 2001 was $32.3 million, including the impact of the adoption of SAB 101, and $26.4 million excluding the impact of adoption of SAB 101, compared to revenue of $34.2 million in the fourth quarter of fiscal 2000.

     Digi's fiscal 2001 net loss, including the impact of SAB 101 was $1,783,304, or $0.12 per diluted share, compared to a net loss of $16,824,680, or $1.12 per diluted share for fiscal 2000. Digi's fiscal 2001 income before the cumulative effect of accounting change, was $118,549, or $0.00 per diluted share.

     Digi's fiscal 2001 gross margin was 49.2%, compared to 52.6% for fiscal
2000.

     Digi's fiscal 2001 operating expenses were $66,424,084, or 50.9% of fiscal 2001 revenue, compared to $101,483,877 for fiscal 2000, or 76.6% of fiscal 2000 revenue.

NETSILICON SELECTED HISTORICAL FINANCIAL INFORMATION

     The table below presents a summary of selected historical consolidated financial data with respect to NetSilicon as of the dates and for the periods indicated. You should read the following selected historical financial information together with the consolidated financial statements and accompanying notes contained in NetSilicon's Annual Report on Form 10-K for its fiscal year ended January 31, 2001 and NetSilicon's Quarterly Report on Form 10-Q for its fiscal quarter ended July 28, 2001, from which the selected historical consolidated financial data below is derived, which are attached to, and incorporated by reference in, this joint proxy statement/prospectus. Statement of operations information for the years ended January 31, 1998 and 1997, and balance sheet information at January 31, 1999, 1998 and 1997 are not incorporated by reference. The unaudited interim financial information for the six months ended July 28, 2001 and July 29, 2000 reflects, in the opinion of NetSilicon management, all adjustments necessary for a fair presentation of the consolidated financial position and the consolidated results of operations of NetSilicon.

                                NETSILICON, INC.

                                     FISCAL YEARS ENDED JANUARY 31,             SIX MONTHS      SIX MONTHS
                             -----------------------------------------------       ENDED           ENDED
                              1997      1998      1999      2000      2001     JULY 29, 2000   JULY 28, 2001
                             -------   -------   -------   -------   -------   -------------   -------------
                                                                                (UNAUDITED)     (UNAUDITED)
                                                 (IN THOUSANDS EXCEPT PER-SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:
Net sales..................  $ 7,445   $ 7,920   $13,373   $31,841   $37,382      $18,867         $14,030
Cost of sales..............    4,616     4,337     7,521    15,423    15,188        7,640           6,381
                             -------   -------   -------   -------   -------      -------         -------
Gross profit...............    2,829     3,583     5,852    16,418    22,194       11,227           7,649
                             -------   -------   -------   -------   -------      -------         -------
Operating expenses:
  Selling and marketing....    1,563     1,810     3,336     7,560    10,753        5,332           5,369
  Engineering, research and
     development...........      706     1,206     1,903     3,083     7,054        2,793           3,832
  General and
     administrative........    1,502     1,795     2,194     3,551     4,690        2,040           2,704
  Amortization of
     intangible assets.....       --        --        --        --       338           --             305
  Intangible and other
     asset impairment
     charges...............       --        --        --        --     1,498           --              --
                             -------   -------   -------   -------   -------      -------         -------
Total operating expenses...    3,771     4,811     7,433    14,194    24,333       10,165          12,210
                             -------   -------   -------   -------   -------      -------         -------
Operating income (loss)
  from continuing
  operations...............     (942)   (1,228)   (1,581)    2,224    (2,139)       1,062          (4,561)
Interest income (expense),
  net......................     (136)     (118)     (551)     (206)      882          464             272
                             -------   -------   -------   -------   -------      -------         -------
Income (loss) from
  continuing operations
  before taxes on income
  (income tax benefit).....   (1,078)   (1,346)   (2,132)    2,018    (1,257)       1,526          (4,289)
(Taxes on income) income
  tax benefit..............      969       493        --        --        --           --             (65)
                             -------   -------   -------   -------   -------      -------         -------
Income (loss) from
  continuing operations....  $  (109)  $  (853)  $(2,132)  $ 2,018   $(1,257)     $ 1,526         $(4,354)
                             =======   =======   =======   =======   =======      =======         =======

                                     FISCAL YEARS ENDED JANUARY 31,             SIX MONTHS      SIX MONTHS
                             -----------------------------------------------       ENDED           ENDED
                              1997      1998      1999      2000      2001     JULY 29, 2000   JULY 28, 2001
                             -------   -------   -------   -------   -------   -------------   -------------
                                                                                (UNAUDITED)     (UNAUDITED)
                                                 (IN THOUSANDS EXCEPT PER-SHARE AMOUNTS)
Income (loss) from
  continuing operations per
  share:
  Basic....................  $ (0.01)  $ (0.09)  $ (0.21)  $  0.18   $ (0.09)     $  0.11         $ (0.31)
  Diluted..................  $ (0.01)  $ (0.09)  $ (0.21)  $  0.17   $ (0.09)     $  0.10         $ (0.31)
Weighted average number of
  shares outstanding:
  Basic....................    8,285    10,000    10,000    11,327    13,674       13,595          14,014
  Diluted..................    8,285    10,000    10,000    11,978    13,674       15,910          14,014

                                            JANUARY 31,
                           ---------------------------------------------    JULY 29,      JULY 28,
                            1997     1998     1999      2000      2001        2000          2001
                           ------   ------   -------   -------   -------   -----------   -----------
                                                                           (UNAUDITED)
                                     (IN THOUSANDS EXCEPT PER-SHARE AMOUNTS)             (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash
  equivalents............  $  394   $  185   $   583   $11,097   $ 5,999     $ 5,716       $ 8,173
Working capital
  (deficit)..............    (241)    (787)   (3,471)   19,515    19,102      20,352        14,991
Total assets.............   7,615    7,933    11,648    29,781    31,401      31,887        27,653
Due to affiliate.........     948    1,812     5,885        57        --           1            --
Total debt (including
  short-term debt).......   3,338    3,005     3,191       983        10          --            --
Stockholders' equity
  (deficit)..............     763      586    (1,836)   22,483    24,713      24,768        21,575

RECENT DEVELOPMENTS

     On November 28, 2001, NetSilicon issued a press release reporting its financial results for the third quarter of fiscal 2002, which ended October 27, 2001. NetSilicon reported revenue for the third quarter of fiscal 2002 of $7.2 million, compared with $10.7 million in the third quarter of fiscal 2001 and $7.1 million in the second quarter of fiscal 2002. NetSilicon posted a net loss of $1.2 million, or $0.08 per share, excluding certain non-recurring operating expenses of approximately $1.8 million primarily related to legal costs, costs associated with the proposed acquisition by Digi, and severance expenses. Including the non-recurring items, net loss for the third quarter was $3.0 million, or $0.21 per share. This net loss compares with net income of $672,000, or $0.04 per diluted share, for the same period a year ago and a net loss of $2.3 million, or $0.16 per share, for the second quarter of fiscal 2002. Cash and short-term investments totaled $10.8 million at October 27, 2001, compared with $11.3 million as of July 28, 2001.

COMPARATIVE PER SHARE DATA

     Set forth below are the net income (loss) and net book value per common share data separately for Digi on a historical basis, for NetSilicon on a historical basis, for the combined company on a pro forma combined basis and for the combined company on an unaudited pro forma combined basis per NetSilicon equivalent share, for the periods, and as of the dates, indicated.

     Digi has not declared or paid any cash dividends on its common stock, and Digi does not anticipate doing so in the foreseeable future.

     The unaudited pro forma combined data below are for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

     You should read the information below together with our respective historical financial statements and related notes contained in the annual reports and information that have been filed with the SEC and that are incorporated into this joint proxy statement/prospectus by reference. To obtain copies of these documents, please see "Where You Can Find More Information" on
page   .

                                                                 YEAR ENDED       NINE MONTHS ENDED
                                                             SEPTEMBER 30, 2000     JUNE 30, 2001
                                                             ------------------   -----------------
DIGI HISTORICAL PER COMMON SHARE DATA:
Net income (loss) per share from continuing
  operations -- basic......................................        $(1.12)             $ 0.14
Net income (loss) per share from continuing
  operations -- diluted....................................        $(1.12)             $ 0.14
Cash dividends.............................................            --                  --
Net book value per common share............................        $ 7.53              $ 7.66

NETSILICON HISTORICAL PER COMMON SHARE DATA:
Net income (loss) per share -- basic.......................        $ 0.07              $(0.46)
Net income (loss) per share -- diluted.....................        $ 0.06              $(0.46)
Cash dividends.............................................            --                  --
Net book value per common share............................        $ 1.58              $ 1.61

UNAUDITED PRO FORMA COMBINED PER DIGI COMMON SHARE DATA:
Net income (loss) per share from continuing
  operations -- basic......................................        $(1.00)             $(0.19)
Net income (loss) per share from continuing
  operations -- diluted....................................        $(1.00)             $(0.19)
Cash dividends.............................................            --                  --
Net book value per common share............................        $ 7.19              $ 7.11

UNAUDITED PRO FORMA CONSOLIDATED PER NETSILICON EQUIVALENT
  COMMON SHARE DATA:
Net income (loss) per share -- basic.......................        $(0.57)             $(0.12)
Net income (loss) per share -- diluted.....................        $(0.57)             $(0.12)
Cash dividends.............................................            --                  --
Net book value per common share............................        $ 4.67              $ 4.62

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposal relating to the merger to be voted on at your company's meeting of stockholders.

RISKS RELATING TO THE MERGER

  DIGI MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

     The merger involves the integration of two companies that have previously operated independently. The success of the merger will depend, in part, on the ability of Digi to realize the anticipated growth opportunities and synergies from combining the businesses of Digi with the businesses of NetSilicon. For Digi to realize the anticipated benefits of this combination, members of its management team must develop strategies and implement a business plan that will effectively:

     - take advantage of the anticipated synergies related to the companies' product lines, markets, and distribution channels;

     - realize the anticipated opportunities for selling, joint-product development, and joint-marketing and distribution of the products of Digi and NetSilicon;

     - increase revenues from new products;

     - take advantage of cost savings through reductions in costs;

     - integrate the policies, procedures, and operations of Digi and NetSilicon;

     - retain and attract key employees of the combined company, including technical and sales personnel, during a period of transition and in light of the competitive employment market; and

     - while integrating the combined company's operations, maintain adequate focus on the companies' core businesses in order to take advantage of competitive opportunities and to respond to competitive challenges.

     If members of the management team of Digi are not able to develop strategies and implement a business plan that achieve these objectives, the anticipated benefits of the merger may not be realized. In particular, anticipated growth in earnings per share may not be realized, which could have an adverse impact on the market price of shares of Digi common stock.

 THE RISKS ASSOCIATED WITH THE COMBINED COMPANY WILL BE GREATER IN NUMBER THAN THOSE ASSOCIATED WITH EACH COMPANY INDIVIDUALLY, AND SOME OF THESE RISKS MAY BE EXACERBATED BY THE COMBINATION OF THE TWO COMPANIES.

     Digi and NetSilicon each face a number of risks in the operation of their businesses. Some of these risks are common to both companies, but some are specific to each particular company. The risks associated with the combined company will therefore be greater in number than those associated with each company individually. Digi may not be successful in addressing these risks, and some of these risks may be exacerbated by reason of the merger.

 BECAUSE THE MARKET PRICE OF DIGI COMMON STOCK WILL VARY, NETSILICON STOCKHOLDERS CANNOT BE SURE OF THE VALUE OF THE CONSIDERATION THEY WILL RECEIVE IN THE MERGER.

     For each share of NetSilicon common stock they hold at the effective time of the merger, NetSilicon stockholders will receive .65 shares of Digi common stock (or an approximately equivalent value in cash). There is no maximum or minimum value imposed on the per-share consideration that NetSilicon stockholders will receive in the merger. Because the market price of Digi common stock will fluctuate based on general market and economic conditions, Digi's business and prospects, and other factors, the value of the shares of Digi common stock actually received by NetSilicon stockholders will vary, even after the date of the NetSilicon stockholders meeting.

 FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT NETSILICON'S OR DIGI'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

     If the merger is not completed for any reason, NetSilicon or Digi, or both, may be subject to the following risks:

     - if the merger is terminated and NetSilicon's board of directors determines to seek another business combination, NetSilicon may not be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger;

     - if the merger is terminated and Digi's board of directors determines to seek another business combination, Digi may not be able to find a business opportunity as attractive as is presented by the merger;

     - various costs related to the merger, including legal, accounting, and financial advisory fees, must be paid by each company even if the merger is not completed and, in some cases, a termination fee and expense reimbursement must be paid by NetSilicon to Digi; and

     - the price of the common stock of either or both companies may decline to the extent that the current market price reflects an assumption that the merger will be completed.

 OUR COSTS RELATED TO THE MERGER MAY BE SIGNIFICANT.

     We expect to incur merger-related expenses of approximately $6.5 million through the quarter in which the merger occurs. These expenses include legal, financial advisory, and accounting fees for both companies, regulatory filing fees, financial printing, and listing fees. This estimate does not include the anticipated costs associated with restructuring, integrating, and consolidating the operations of the two companies. Digi expects that the savings from the elimination of duplicative expenses and the realization of other efficiencies related to the integration of the businesses may offset or exceed any additional expenses in the future. However, Digi may not be able to achieve a net benefit in the near future, or at all. Moreover, combining the businesses, even if achieved in an efficient and effective manner, may not result in combined financial results that are better than those that Digi and NetSilicon would have accomplished independently.

RISKS RELATING TO DIGI

 DIGI'S DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES DIGI'S INDUSTRY MAKE IT SUSCEPTIBLE TO LOSS OF MARKET SHARE RESULTING FROM COMPETITORS' PRODUCT INTRODUCTIONS AND SIMILAR RISKS.

     The data communications industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. Digi's future success will depend on its ability to enhance its existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of its products over competing products. Any failure by Digi to modify its products to support new alternative technologies or any failure to achieve widespread customer acceptance of such modified products could cause Digi to lose market share and cause its revenues to decline.

     Digi may experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that Digi will not experience difficulties that could delay or prevent the successful development, introduction, and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant or sustainable degree of market acceptance in existing or additional markets. Failure by Digi, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner could have a material adverse effect on Digi. In addition, the future introductions or announcements of products by Digi or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render Digi's then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by Digi or one or more of its competitors will not cause customers to defer the purchase of Digi's existing products, which could cause its revenues to decline.

 DIGI INTENDS TO CONTINUE TO DEVOTE SIGNIFICANT RESOURCES TO ITS RESEARCH AND DEVELOPMENT, WHICH, IF NOT SUCCESSFUL, COULD CAUSE A DECLINE IN ITS REVENUES AND HARM ITS BUSINESS.

     Digi intends to continue to devote significant resources to research and development in the coming years to enhance and develop additional products. For the fiscal years ended 2000, 1999, and 1998, Digi's research and development expenses comprised 15.2%, 11.3%, and 8.7%, respectively, of total net sales. If Digi is unable to develop new products as a result of its research and development efforts, or if the products Digi develops are not successful, its business could be harmed. Even if Digi develops new products that are accepted by its target markets, the net revenues from these products may not be sufficient to justify its investment in research and development.

 CERTAIN OF DIGI'S PRODUCTS THAT GENERATE A SUBSTANTIAL AMOUNT OF ITS REVENUE ARE SOLD INTO MATURE MARKETS, WHICH COULD LIMIT DIGI'S ABILITY TO GENERATE REVENUE FROM THESE PRODUCTS.

     Certain of Digi's products provide asynchronous and synchronous data transmissions via add-on cards. The market for add-on asynchronous and synchronous data communications cards is a mature market. These products currently generate a substantial majority of Digi's revenues. As the overall market for these products decreases due to the adoption of newer technologies, Digi expects that its revenues from these products will continue to decline. As a result, Digi's future prospects depend in large part on its ability to acquire or develop and successfully market additional products that address growth markets.

 DIGI'S FAILURE TO EFFECTIVELY MANAGE PRODUCT TRANSITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON DIGI'S REVENUES AND PROFITABILITY.

     From time to time, Digi or its competitors may announce new products, capabilities, or technologies that may replace or shorten the life cycles of Digi's existing products. Announcements of currently planned or other new products may cause customers to defer or stop purchasing Digi's products until new products become available. Furthermore, the introduction of new or enhanced products requires Digi to manage the transition from older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. Digi's failure to effectively manage transitions from older products could have a material adverse effect on Digi's revenues and profitability.

 DIGI'S FAILURE TO COMPETE SUCCESSFULLY IN ITS HIGHLY COMPETITIVE MARKET COULD RESULT IN REDUCED PRICES AND LOSS OF MARKET SHARE.

     The market in which Digi operates is characterized by rapid technological advances and evolving industry standards. The market can be significantly affected by new product introductions and marketing activities of industry participants. Digi competes for customers on the basis of product performance in relation to compatibility, support, quality and reliability, product development capabilities, price, and availability. Certain of Digi's competitors and potential competitors have greater financial, technological, manufacturing, marketing, and personnel resources than Digi. Present and future competitors may be able to identify new markets and develop more quickly products which are superior to those developed by Digi. They may also adapt new technologies faster, devote greater resources to research and development, promote products more aggressively, and price products more competitively than Digi. There are no assurances that competition will not intensify or that Digi will be able to compete effectively in the markets in which Digi competes.

 DIGI'S CONCENTRATED CUSTOMER BASE INCREASES THE POTENTIAL ADVERSE EFFECT ON DIGI FROM THE LOSS OF ONE OR MORE CUSTOMERS.

     Digi's products have historically been sold into highly concentrated customer markets. Two customers comprised more than 10% of net sales each during the fiscal years ended 2000, 1999, and 1998: Tech Data at 13.4%, 15.4%, and 13.7%, respectively, and Ingram Micro at 10.0%, 13.4%, and 15.5%, respectively. Digi's sales are primarily made on the basis of purchase orders rather than under long-term agreements, and therefore, any customer could cease purchasing Digi's products at any time without penalty. The decision of any key customer to cease using Digi's products or a material decline in the number of units purchased by a significant customer could have a material adverse effect on Digi's revenues.

  THE LONG AND VARIABLE SALES CYCLE FOR DIGI'S PRODUCTS MAKES IT MORE DIFFICULT FOR DIGI TO PREDICT ITS OPERATING RESULTS AND MANAGE ITS BUSINESS.

     The sale of Digi's products typically involves a significant technical evaluation and commitment of capital and other resources by potential customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to test and accept new technologies. For these and other reasons, the sales cycle associated with Digi's products is typically lengthy and is subject to a number of significant risks, including customers' internal acceptance reviews, that are beyond Digi's control. Because of the lengthy sales cycle and the large size of customer orders, if orders forecasted for a specific customer for a particular quarter are not realized in that quarter, Digi's operating results for that quarter could be materially adversely affected.

 DIGI DEPENDS ON MANUFACTURING RELATIONSHIPS AND ON LIMITED-SOURCE SUPPLIERS, AND ANY DISRUPTIONS IN THESE RELATIONSHIPS MAY CAUSE DAMAGE TO DIGI'S CUSTOMER RELATIONSHIPS.

     Digi procures all parts and certain services involved in the production of its products and subcontracts most of its product manufacturing to outside firms that specialize in such services. Although most of the components of Digi's products are available from multiple vendors, Digi has several single-source supplier relationships, either because alternative sources are not available or because the relationship is advantageous to Digi. There can be no assurance that Digi's suppliers will be able to meet Digi's future requirements for products and components in a timely fashion. In addition, the availability of many of these components to Digi is dependent in part on Digi's ability to provide its suppliers with accurate forecasts of its future requirements. Delays or lost sales could be caused by other factors beyond Digi's control, including late deliveries by vendors of components. If Digi is required to identify alternative suppliers for any of its required components, qualification and pre-production periods could be lengthy and may cause delays in providing products to customers. Any extended interruption in the supply of any of the key components currently obtained from limited sources could disrupt Digi's operations and have a material adverse effect on Digi's customer relationships and profitability.

  DIGI'S ABILITY TO COMPETE COULD BE JEOPARDIZED IF DIGI IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS.

     Digi's ability to compete depends in part on its proprietary rights and technology. Although Digi has certain patents and patent applications and may seek additional patents where appropriate for proprietary technology, Digi's proprietary technology and products are generally not patented. Digi relies primarily on the copyright, trademark, and trade secret laws to protect its proprietary rights in its products.

     Digi generally enters into confidentiality agreements with its employees, and sometimes with its customers and potential customers, and limits access to the distribution of its proprietary information. There can be no assurance that the steps taken by Digi in this regard will be adequate to prevent the misappropriation of its technology. Digi's pending patent applications may be denied and any patents, once issued, may be circumvented by Digi's competitors. Furthermore, there can be no assurance that others will not develop technologies that are superior to Digi's. Despite Digi's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that Digi regards as proprietary. In addition, the laws of some foreign countries do not protect Digi's proprietary rights as fully as do the laws of the United States. There can be no assurance that Digi's means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. Digi's failure to adequately protect its proprietary rights could have a material adverse effect on Digi's competitive position and result in loss of revenue.

 FROM TIME TO TIME, DIGI IS SUBJECT TO CLAIMS AND LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM DIGI AND REQUIRE DIGI TO INCUR SIGNIFICANT COSTS.

     The data communications industry is characterized by frequent litigation regarding patent and other intellectual property rights. From time to time, Digi receives notification of a third-party claim that its products infringe other intellectual property rights. Any litigation to determine the validity of third-party infringement claims, whether or not determined in Digi's favor or settled by Digi, would at a minimum be costly and divert the efforts and attention of Digi's management and technical personnel from productive tasks, which could have a material adverse effect on Digi's ability to operate its business and service the needs of its customers. There can be no assurance that any infringement claims by third parties, if proven to have merit, will not materially adversely affect Digi's business or financial condition. In the event of an adverse ruling in any such matter, Digi may be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or be required to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance that a license would be available on reasonable terms or at all. Any limitations on Digi's ability to market its products, or delays and costs associated with redesigning its products or payments of license fees to third parties, or any failure by Digi to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on its business and financial condition.

 DIGI FACES RISKS ASSOCIATED WITH ITS INTERNATIONAL OPERATIONS AND EXPANSION THAT COULD IMPAIR ITS ABILITY TO GROW ITS REVENUES ABROAD.

     In the fiscal years ended September 30, 2000, 1999, and 1998, net sales to customers outside the United States, primarily in Europe, were approximately 34.8%, 34.8%, and 25.5%, respectively, of total net sales.

     Digi believes that its future growth is dependent in part upon its ability to increase sales in international markets. These sales are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles and potentially adverse tax consequences, and export license requirements. In addition, Digi is subject to the risks inherent in conducting business internationally, including political and economic instability and unexpected changes in diplomatic and trade relationships. There can be no assurance that one or more of these factors will not have a material adverse effect on Digi's business strategy and financial condition.

  IF DIGI LOSES KEY PERSONNEL IT COULD PREVENT DIGI FROM EXECUTING ITS BUSINESS STRATEGY.

     Digi's business and prospects depend to a significant degree upon the continuing contributions of its executive officers and its key technical personnel. Competition for such personnel is intense, and there can be no assurance that Digi will be successful in attracting and retaining qualified personnel. Failure to attract and retain key personnel could result in Digi's failure to execute its business strategy.

 ANY ACQUISITIONS DIGI HAS MADE OR WILL MAKE COULD DISRUPT ITS BUSINESS AND SERIOUSLY HARM ITS FINANCIAL CONDITION.

     Digi will continue to consider acquisitions of complementary businesses, products or technologies. In the event of any future purchases, Digi could:

     - issue stock that would dilute Digi's current stockholders' percentage ownership;

     - incur debt;

     - assume liabilities; or

     - incur large and immediate write-offs.

     Digi's operation of any acquired business will also involve numerous risks, including:

     - problems combining the purchased operations, technologies, or products;

     - unanticipated costs;

     - diversion of management's attention from Digi's core business;

     - difficulties integrating businesses in different countries and cultures;

     - adverse effects on existing business relationships with suppliers and customers;

     - risks associated with entering markets in which Digi has no or limited prior experience; and

     - potential loss of key employees, particularly those of the purchased organization.

     Digi cannot assure you that it will be able to successfully integrate any businesses, products, technologies, or personnel that Digi has acquired or that Digi might acquire in the future and any failure to do so could disrupt its business and have a material adverse effect on its financial condition and results of operations. Moreover, from time to time Digi may enter into negotiations for a proposed acquisition, but be unable or unwilling to consummate the acquisition under consideration. This could cause significant diversion of management's attention and out-of-pocket expenses to Digi. Digi could also be exposed to litigation as a result of an unconsummated acquisition, including claims that it failed to negotiate in good faith or misappropriated confidential information.

RISKS RELATING TO NETSILICON

 NETSILICON HAS A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT THAT MAKE FUTURE OPERATING RESULTS AND PROFITABILITY DIFFICULT TO PREDICT.

     NetSilicon incurred net losses from continuing operations for the fiscal years ended January 31, 1997, 1998, 1999 and 2001. At January 31, 2001,
NetSilicon had an accumulated deficit of $3.6 million. There can be no assurance that NetSilicon will be able to achieve profitability on a quarterly or annual basis in the future. In addition, revenue growth is not necessarily indicative of future operating results and there can be no assurance that NetSilicon will be able to sustain revenue growth. NetSilicon continues to invest significant financial resources in product development, marketing and sales, and a failure of such expenditures to result in significant increases in revenue could have a material adverse effect on NetSilicon. Due to the limited history and undetermined market acceptance of its new products, the rapidly evolving nature of its business and markets, potential changes in product standards that significantly influence many of the markets for its products, the high level of competition in the industries in which it operates and the other factors described elsewhere in "Risks Relating to NetSilicon," there can be no assurance that NetSilicon's investment in these areas will result in increases in revenue or that any revenue growth that is achieved can be sustained. NetSilicon's history of losses, coupled with the factors described below, make future operating results difficult to predict. NetSilicon and its future prospects must be considered in light of the risks, costs and difficulties frequently encountered by emerging companies. As a result, there can be no assurance that NetSilicon will be profitable in any future period.

 THE UNPREDICTABILITY OF NETSILICON'S QUARTERLY RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF ITS COMMON STOCK.

     NetSilicon's net sales and operating results have in the past and may in the future fluctuate substantially from quarter to quarter and from year to year. These results have varied significantly due to a number of factors, including:

     - market acceptance of and demand for NetSilicon's products and those of its customers;

     - unanticipated delays or problems in the introduction of its products;

     - the timing of large customer orders;

     - the timing and success of its customers' development cycles;

     - NetSilicon's ability to introduce new products in accordance with customer design requirements and design cycles;

     - new product announcements or product introductions by NetSilicon and its competitors;

     - availability and cost of manufacturing sources for NetSilicon's products;

     - the volume of orders that are received and can be filled in a quarter;

     - the rescheduling or cancellation of orders by customers;

     - changes in product mix;

     - timing of "design wins" with NetSilicon's customers and related revenue; and

     - changes in currency exchange rates.

     NetSilicon's operating results could also be harmed by:

     - the growth rate of markets into which NetSilicon sells its products;

     - changes in the mix of sales to customers and sales representatives;

     - costs associated with protecting NetSilicon's intellectual property; and

     - changes in product costs and pricing by NetSilicon and its competitors.

     NetSilicon budgets expenses based in part on future revenue projections. NetSilicon may be unable to adjust spending in a timely manner in response to any unanticipated declines in revenues.

     As a result of these and other factors, investors should not rely solely upon period-to-period comparisons of NetSilicon's operating results as an indication of future performance. It is likely that in some future period NetSilicon's operating results or business outlook will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of the shares of common stock.

 NETSILICON'S FAILURE TO INCREASE SALES TO MANUFACTURERS OF INTELLIGENT, NETWORK-ENABLED DEVICES AND OTHER EMBEDDED SYSTEMS WILL ADVERSELY AFFECT ITS FINANCIAL RESULTS.

     NetSilicon's financial performance and future growth are dependent upon its ability to sell its products to manufacturers of intelligent, network-enabled devices and other embedded systems in various markets, including markets in which networking solutions for embedded systems have not historically been sold, such as the industrial automation equipment, data acquisition and test equipment, Internet devices and security equipment markets. A substantial portion of NetSilicon's recent development efforts have been directed toward the development of new products for markets that are new and rapidly evolving. There can be no assurance that:

     - the additional intelligent device markets targeted by NetSilicon for its products and services will develop;

     - developers within each market targeted by NetSilicon will choose its products and services to meet their needs;

     - NetSilicon will successfully develop products to meet the industry-specific requirements of developers in its targeted markets or that design wins will result in significant sales; or

     - developers in NetSilicon's targeted markets will gain market acceptance for their devices which incorporate its products.

     NetSilicon has limited experience in designing its products to meet the requirements of developers in these industries. Moreover, NetSilicon's products and services have, to date, achieved limited acceptance in these industries.

  NETSILICON IS DEPENDENT ON THE IMAGING MARKET FOR A LARGE PORTION OF ITS REVENUES.

     The imaging market has historically accounted for substantially all of NetSilicon's revenues. In the fiscal years ended January 31, 2001, 2000 and 1999, 79%, 95% and 95%, respectively, of NetSilicon's revenues were generated from customers in the imaging market. NetSilicon's success has been and continues to be dependent on the continued success of the imaging market. Many of NetSilicon's customers face competition from larger, more established companies which may exert competitive or other pressures on them. Any decline in sales to the imaging market would have a material adverse effect on NetSilicon's business, results of operations and financial condition.

     Due in part to an economic slowdown affecting NetSilicon's imaging customers, NetSilicon anticipates a decline in imaging revenue growth in fiscal year 2002 which will adversely affect its results of operations and financial condition.

     The imaging market is characterized by declining prices of existing products and a transition from higher priced network interface cards to semiconductor devices. Therefore, continual improvements in manufacturing efficiencies and the introduction of new products and enhancements to existing products are required for NetSilicon to maintain its gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities, NetSilicon may take certain pricing or marketing actions, such as price reductions or volume discounts. These actions could have a material adverse effect on NetSilicon.

     A significant amount of NetSilicon's customers in the imaging market are headquartered in Japan. NetSilicon's customers are subject to declines in their local economies, which have affected them from time to time in the past and may affect them in the future. The success of NetSilicon's customers affects their purchases from NetSilicon.

 NETSILICON'S HIGHLY CONCENTRATED CUSTOMER BASE INCREASES THE POTENTIAL ADVERSE EFFECT ON NETSILICON FROM THE LOSS OF ONE OR MORE CUSTOMERS.

     NetSilicon's products have historically been sold into the imaging markets for use in products such as printers, scanners, fax machines, copiers and multi-function peripherals. This market is highly concentrated. Accordingly, NetSilicon's sales are derived from a limited number of customers, with the top five OEM customers accounting for 55%, 72% and 52% of total revenues for the fiscal years ended 2001, 2000 and 1999, respectively. In particular, sales to Dimatech, which was acquired by NetSilicon in February 2001, and Ricoh accounted for 23% and 20% of total revenues, respectively, for the fiscal year ended January 31, 2001. NetSilicon expects that a small number of customers will continue to account for a substantial portion of its total revenues for the foreseeable future. All of NetSilicon's sales are made on the basis of purchase orders rather than under long-term agreements, and therefore, any customer could cease purchasing NetSilicon's products at any time without penalty. The decision of any key customer to cease using NetSilicon's products or a material decline in the number of units purchased by a significant customer would have a material adverse effect on NetSilicon.

 THE LONG AND VARIABLE SALES CYCLE FOR NETSILICON'S PRODUCTS MAKES IT MORE DIFFICULT FOR NETSILICON TO PREDICT ITS OPERATING RESULTS AND MANAGE ITS BUSINESS.

     The sale of NetSilicon's products typically involves a significant technical evaluation and commitment of capital and other resources by potential customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to test and accept new technologies. For these and other reasons, the sales cycle associated with NetSilicon's products is typically lengthy, lasting nine months or longer, and is subject to a number of significant risks, including customers' internal acceptance reviews, that are beyond NetSilicon's control. Because of the lengthy sales cycle and the large size of customer orders, if orders forecasted for a specific customer for a particular quarter are not realized in that quarter, NetSilicon's operating results for that quarter could be materially adversely affected.

 NETSILICON'S RELATIVELY LOW LEVEL OF BACKLOG INCREASES THE POTENTIAL VARIABILITY OF NETSILICON'S QUARTERLY OPERATING RESULTS.

     NetSilicon's backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve its sales objectives, NetSilicon is dependent upon obtaining orders during each quarter for shipment during that quarter. Furthermore, NetSilicon's agreements with its customers typically permit them to change delivery schedules.

     Non-imaging customers may cancel orders within specified time frames (typically 30 days or more prior to the scheduled shipment date under NetSilicon's policies) without significant penalty. NetSilicon's customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major products or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in their purchases from NetSilicon. These reductions, in turn, have caused and could cause adverse fluctuations in NetSilicon's operating results.

 NETSILICON'S DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES NETSILICON'S INDUSTRY MAKE IT SUSCEPTIBLE TO LOSS OF MARKET SHARE RESULTING FROM COMPETITORS' PRODUCT INTRODUCTIONS AND SIMILAR RISKS.

     The semiconductor and networking industries are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. NetSilicon's future success will depend on its ability to enhance its existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of our products over competing products. Any failure by NetSilicon to modify its products to support new local-area network, or LAN, wide-area network, or WAN, and Internet technologies, or alternative technologies, or any failure to achieve widespread customer acceptance of such modified products could have a material adverse effect on NetSilicon.

     NetSilicon has in the past and may in the future experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that NetSilicon will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant or sustainable degree of market acceptance in existing or additional markets. Failure by NetSilicon, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on NetSilicon. In addition, the future introductions or announcements of products by NetSilicon or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render NetSilicon's then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by NetSilicon or one or more of its competitors will not cause customers to defer the purchase of NetSilicon's existing products. Such deferment of purchases could have a material adverse effect on NetSilicon.

 NETSILICON'S FAILURE TO EFFECTIVELY MANAGE PRODUCT TRANSITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON NETSILICON.

     From time to time, NetSilicon or its competitors may announce new products, capabilities or technologies that may replace or shorten the life cycles of NetSilicon's existing products. Announcements of currently planned or other new products may cause customers to defer or stop purchasing NetSilicon's products until new products become available. Furthermore, the introduction of new or enhanced products requires NetSilicon to manage the transition from older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. NetSilicon's failure to effectively manage transitions from older products could have a material adverse effect on NetSilicon's business, results of operations and financial condition.

 NETSILICON'S FAILURE TO COMPETE SUCCESSFULLY IN ITS HIGHLY COMPETITIVE MARKET COULD RESULT IN REDUCED PRICES AND LOSS OF MARKET SHARE.

     The markets in which NetSilicon operates are intensely competitive and characterized by rapidly changing technology, evolving industry standards, declining average selling prices and frequent new product introductions. A number of companies offer products that compete with one or more elements of NetSilicon's products. NetSilicon believes that the competitive factors affecting the market for its products include product performance, price and quality, product functionality and features, the availability of products for existing and future platforms, the ease of integration with other hardware and software components of the customer's products, and the quality of support services, product documentation and training. The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that NetSilicon will be able to compete successfully against current and future competitors, or that competitive factors faced by NetSilicon will not have a material adverse effect on NetSilicon.

     NetSilicon primarily competes with the internal development departments of large manufacturing companies that have developed their own networking solutions, as well as established developers of embedded systems software and chips such as Axis Communications, Echelon, Emulex, Hitachi, Intel, MiLAN Technology (a division of Digi), Motorola, Peerless Systems, Samsung and Wind River. In addition, NetSilicon is aware of certain companies which have recently introduced products that address the markets targeted by NetSilicon. NetSilicon has experienced and expects to continue to experience increased competition from current and potential competitors, many of which have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and larger customer bases than NetSilicon. In particular, established companies in the networking or semiconductor industries may seek to expand their product offerings by designing and selling products using competitive technology that could render NetSilicon's products obsolete or have a material adverse effect on NetSilicon's sales. Increased competition may result in further price reductions, reduced gross margins and loss of market share.

 NETSILICON DEPENDS ON THIRD-PARTY SOFTWARE THAT NETSILICON USES UNDER LICENSES THAT MAY EXPIRE, WHICH COULD RESULT IN INCREASED COSTS, DELAYS OR REDUCTIONS IN PRODUCT SHIPMENTS.

     NetSilicon relies on certain software that NetSilicon licenses from third parties, including software that is integrated with internally developed software and used in NetSilicon's products to perform key functions. These software license agreements are with Express Logic, Inc., Allegro Software Development Corporation and Wind River, each of which terminates only if NetSilicon defaults under the respective agreement; with Novell, Inc., which is renewable annually at the option of both parties; with InterNiche Technologies, Inc., which renews until terminated by either party; and with Peerless Systems Corporation, which expires in 2004 and is subject to year-to-year renewals thereafter at the option of both parties. These third-party software licenses may not continue to be available to NetSilicon on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to use, or the inability of licensors to support, maintain, and enhance any of such software, could result in increased costs, delays or reductions in product shipments until equivalent software is developed or licensed, if at all, and integrated.

 NETSILICON DEPENDS ON MANUFACTURING, ASSEMBLING AND PRODUCT TESTING RELATIONSHIPS AND ON LIMITED SOURCE SUPPLIERS, AND ANY DISRUPTIONS IN THESE RELATIONSHIPS MAY CAUSE DAMAGE TO NETSILICON'S CUSTOMER RELATIONSHIPS.

     NetSilicon does not have its own semiconductor fabrication assembly or testing operations or contract manufacturing capabilities. Instead, NetSilicon relies upon independent contractors to manufacture its components, subassemblies, systems and products. Currently, all of NetSilicon's semiconductor devices are being manufactured, assembled and tested by Atmel Corporation in the United States and Europe, and NetSilicon expects that it will continue to rely upon Atmel, or a similar manufacturer, to manufacture, assemble and test a significant portion of its semiconductor devices in the future. In the past, NetSilicon experienced a delay in the introduction of one of its products due to a problem with Atmel's design tools. While NetSilicon is in the process of qualifying other suppliers, any qualification and pre-production periods could be lengthy and may cause delays in providing products to customers in the event that the sole source supplier of the semiconductor devices fails to meet NetSilicon's requirements. For example, Atmel uses its manufacturing facilities for its own products as well as those it manufactures on a contract basis. There is no assurance that Atmel will have adequate capacity to meet the needs of its contract manufacturing customers. In addition, semiconductor manufacturers generally experience periodic constraints on their manufacturing capacity.

     NetSilicon also relies upon limited-source suppliers for a number of other components used in its products. There can be no assurance that these independent contractors and suppliers will be able to meet NetSilicon's future requirements for manufactured products, components and subassemblies in a timely fashion. NetSilicon generally purchases limited-source components under purchase orders and has no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to NetSilicon is dependent in part on NetSilicon's ability to provide its suppliers with accurate forecasts of its future requirements. Any extended interruption in the supply of any of the key components currently obtained from limited sources would disrupt NetSilicon's operations and have a material adverse effect on NetSilicon's business, results of operations and financial condition.

     Delays or lost sales have been and could be caused by other factors beyond NetSilicon's control, including late deliveries by vendors of components, changes in implementation priorities or slower than anticipated growth in the market for networking solutions for embedded systems. Operating results in the past have also been adversely affected by delays in receipt of significant purchase orders from customers. In addition, NetSilicon has experienced delays as a result of the need to modify its products to comply with unique customer specifications. In general, the timing and magnitude of NetSilicon's revenues are highly dependent upon its achievement of design wins, the timing and success of its customers' development cycles, and its customers' product sales. Any of these factors could have a material adverse effect on NetSilicon's business, results of operations and financial condition.

 THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY MAY RESULT IN SUBSTANTIAL PERIOD-TO-PERIOD FLUCTUATIONS.

     NetSilicon's semiconductor products provide networking capabilities for intelligent, network-enabled devices and other embedded systems. The semiconductor industry is highly cyclical and subject to rapid technological change and has been subject to significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices and production overcapacity. The semiconductor industry also periodically experiences increased demand and production capacity constraints. As a result, NetSilicon may experience substantial period-to-period fluctuations in future operating results due to general semiconductor industry conditions, overall economic conditions or other factors.

 NETSILICON'S ABILITY TO COMPETE COULD BE JEOPARDIZED IF NETSILICON IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS.

     NetSilicon's ability to compete depends in part on its proprietary rights and technology. NetSilicon has one patent and relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect it proprietary rights.

     NetSilicon generally enters into confidentiality agreements with its employees, and sometimes with its customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by NetSilicon in this regard will be adequate to prevent the misappropriation of its technology. NetSilicon's patents may be circumvented by NetSilicon's competitors, and its current and future patent applications may be denied. Furthermore, there can be no assurance that others will not develop technologies that are superior to NetSilicon's. Despite NetSilicon's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that NetSilicon regards as proprietary. In addition, the laws of some foreign countries do not protect NetSilicon's proprietary rights as fully as do the laws of the United States. There can be no assurance that NetSilicon's means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. NetSilicon's failure to adequately protect its proprietary rights could have a material adverse effect on its business, results of operations and financial condition.

     NetSilicon exclusively licenses the right to use the NET+ARM trademark from ARM Limited according to a royalty-free agreement expiring in 2008. NetSilicon depends on ARM to enforce its rights to the trademark against third-party infringement. There can be no assurance that ARM will promptly and adequately enforce these rights, which could have a material adverse effect on NetSilicon's business, results of operations and financial condition.

 NETSILICON COULD BECOME SUBJECT TO CLAIMS AND LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM NETSILICON AND REQUIRE NETSILICON TO INCUR SIGNIFICANT COSTS.

     The semiconductor and networking industries are characterized by frequent litigation regarding patent and other intellectual property rights. Although NetSilicon has not been notified that its products infringe any third-party intellectual property rights, there can be no assurance that NetSilicon will not receive such notification in the future. Any litigation to determine the validity of third-party infringement claims, whether or not determined in NetSilicon's favor or settled by NetSilicon, would at a minimum be costly and divert the efforts and attention of NetSilicon's management and technical personnel from productive tasks, which could have a material adverse effect on its business, results of operations and financial condition. There can be no assurance that any infringement claims by third parties or any claims for indemnification by customers or end users of NetSilicon's products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to have merit, will not materially adversely affect NetSilicon's business, results of operations or financial condition. In the event of an adverse ruling in any such matter, NetSilicon would be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or be required to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance that a license would be available on reasonable terms or at all. Any limitations on NetSilicon's ability to market its products, or delays and costs associated with redesigning its products or payments of license fees to third parties, or any failure by NetSilicon to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on its business, results of operations and financial condition.

 NETSILICON FACES RISKS ASSOCIATED WITH ITS INTERNATIONAL OPERATIONS AND EXPANSION THAT COULD IMPAIR ITS ABILITY TO GROW ITS REVENUES ABROAD.

     In the fiscal years ended January 31, 2001, 2000 and 1999, international sales constituted approximately 55%, 50% and 51% of NetSilicon's net sales, respectively, and approximately 68%, 77% and 46% of NetSilicon's domestic sales were to customers headquartered in Asia during the fiscal years ended January 31, 2001, 2000 and 1999, respectively.

     NetSilicon believes that its future growth is dependent in part upon its ability to increase sales in international markets, and particularly to manufacturers located in Japan, which sell their products worldwide. These sales are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles and potentially adverse tax consequences and export license requirements. In addition, NetSilicon is subject to the risks inherent in conducting business internationally, including political and economic instability and unexpected changes in diplomatic and trade relationships. In particular, the economies of certain countries in the Asia-Pacific region are experiencing considerable economic instability and downturns. Because NetSilicon's sales to date have been denominated in United States dollars, increases in the value of the United States dollar could increase the price in local currencies of NetSilicon's products in non-US markets and make its products more expensive than competitors' products denominated in local currencies. In addition, an integral part of NetSilicon's business strategy is to form strategic alliances for the manufacture and distribution of its products with third parties, including foreign corporations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on NetSilicon's business, results of operations and financial condition.

     NetSilicon intends to expand its presence in Europe to address new markets. One change resulting from the formation of a European Economic and Monetary Union ("EMU") required EMU member states to irrevocably fix their respective currencies to a new currency, the euro, as of January 1, 1999. Business in the EMU member states will be conducted in both the existing national currency such as the French franc or the Deutsche mark, and the euro through 2002. As a result, companies operating or conducting business in EMU member states will need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the euro. There can be no assurance that the conversion to the euro will not have a material adverse effect on NetSilicon's business, results of operations and financial condition.

 IF NETSILICON LOSES KEY PERSONNEL IT COULD PREVENT NETSILICON FROM EXECUTING ITS BUSINESS STRATEGY.

     NetSilicon's business and prospects depend to a significant degree upon the continuing contributions of its executive officers and its key technical personnel. Competition for such personnel is intense, and there can be no assurance that NetSilicon will be successful in attracting and retaining qualified personnel. NetSilicon's stock price and the number of options outstanding with exercise prices in excess of their market price could make it more difficult to attract and retain key personnel. Failure to attract and retain key personnel could result in NetSilicon's failure to execute its business strategy and have a material adverse effect on NetSilicon. NetSilicon has employment contracts with its Vice President, Intelligent Device Markets Europe; Vice President, Imaging; Executive Vice President, Finance and Operations and Chief Financial Officer; and the Chairman and Chief Executive Officer. NetSilicon does not maintain any key-man life insurance policies.

  ANY FAILURE TO COMPLY WITH SIGNIFICANT REGULATIONS AND EVOLVING INDUSTRY STANDARDS COULD DELAY INTRODUCTION OF NETSILICON'S PRODUCTS.

     The market for NetSilicon's products is subject to a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, its products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters' Laboratories. Some of NetSilicon's products may not comply with current industry standards, and this noncompliance must be addressed in the design of

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those products. Standards for networking are still evolving. As the standards evolve, NetSilicon may be required to modify its products or develop and support new versions of its products. The failure of NetSilicon's products to comply, or delays in compliance, with the various existing and evolving industry standards could delay introduction of its products, which could have a material adverse effect on NetSilicon's business, results of operations and financial condition.

  ANY MATERIAL PRODUCT DEFECTS COULD RESULT IN LOSS OF MARKET SHARE, DELAY OF MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS OR LOSSES.

     Complex products such as those offered by NetSilicon may contain undetected or unresolved defects when first introduced or as new versions are released. The occurrence of material errors in the future could, and the failure or inability to correct such errors would, result in the loss of market share, the delay or loss of market acceptance of NetSilicon's products, material warranty expense, diversion of engineering and other resources from NetSilicon's product development efforts, the loss of credibility with its customers or product recall. The use of NetSilicon's products for applications in devices that interact directly with the general public, where the failure of the embedded system could cause property damage or personal injury, could expose NetSilicon to significant product liability claims. Although NetSilicon has not experienced any product liability or economic loss claims to date, the sale and support of its products may entail the risk of such claims. Any of such occurrences could have a material adverse effect upon NetSilicon's business, results of operations and financial condition.

  NETSILICON'S FAILURE TO SUCCESSFULLY MANAGE ITS GROWTH COULD HAVE A MATERIAL ADVERSE EFFECT ON NETSILICON.

     NetSilicon has limited internal infrastructure and any significant growth would place a substantial strain on its financial and management personnel and information systems and controls. Such growth would require NetSilicon to implement new and enhance existing financial and management information systems and controls and add and train personnel to operate such systems effectively. NetSilicon's intention to continue to pursue its growth strategy through efforts to increase sales of existing products and new products can be expected to place even greater pressure on its existing personnel and compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that NetSilicon will be able to successfully manage expanding operations. NetSilicon's inability to manage its expanded operations effectively could have a material adverse effect on NetSilicon's business, results of operations and financial condition.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 with respect to the merger and financial condition, results of operations, plans, objectives, future performance, and business of Digi and NetSilicon, which are usually identified by the use of words such as "will," "may," "anticipates," "believes," "estimates," "expects," "projects," "plans," "predicts," "continues," "intends," "should," "would," or similar expressions. Digi and NetSilicon intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe-harbor provisions.

     These forward-looking statements reflect current views and expectations about the relevant company's plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

     Although each company believes that its plans, intentions, and expectations as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that the plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from those discussed as a result of various factors including those factors described in the "Risk Factors" section of this joint proxy
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

statement/prospectus. Listed below and discussed elsewhere in this joint proxy statement/prospectus are some important risks, uncertainties, and contingencies that could cause actual results, performances or achievements of Digi, NetSilicon, or the combined company to be materially different from the forward-looking statements made in this joint proxy statement/prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

     - the risk that the merger may not be completed due to the failure to obtain necessary stockholder approvals or other conditions to completion of the transactions not being satisfied;

     - the possibility that the combined company will be unable to realize the anticipated benefits and synergies of the merger;

     - difficulties associated with successfully integrating Digi's and NetSilicon's businesses and technologies and the costs associated with this integration;

     - the possible failure of the combined company to retain and hire key executives, technical personnel, and other employees;

     - difficulties associated with the combined company managing its growth and the difficulty of successfully managing a larger organization;

     - the possible failure of the combined company to successfully manage its changing relationships with customers, suppliers, distributors, and strategic partners;

     - risks relating to Digi's and NetSilicon's businesses and how they could affect the operations of the combined company;

     - the combined company's ability to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements;

     - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, and taxes;

     - competitive factors and industry trends, technological advances achieved, and patents obtained by competitors and the relevant company's ability to respond to those actions; and

     - economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of these fluctuations on revenues, expenses, and resulting margins.

     In addition, events may occur in the future that we are not able to accurately predict or control and that may cause actual results to differ materially from the expectations described in the forward-looking statements.

     Readers should not place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Digi's and NetSilicon's reports and documents filed with the SEC.

     NEITHER DIGI NOR NETSILICON ASSUMES ANY OBLIGATION TO UPDATE ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

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

                         THE DIGI STOCKHOLDERS MEETING

TIME AND PLACE; MATTERS TO BE CONSIDERED

     The enclosed proxy is solicited by the board of directors of Digi for use
at the special meeting of stockholders to be held on           , 200  at 9:00
a.m., Central Time, at           ,           , Minnesota, and at any
adjournments of the meeting. At the Digi special stockholders meeting, stockholders of Digi will vote on a proposal to approve the issuance of shares in the merger.

     THE DIGI BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT STOCKHOLDERS OF DIGI VOTE "FOR" THE PROPOSAL.

RECORD DATE; QUORUM

     Only holders of record of Digi common stock at the close of business on
          , 200  are entitled to receive notice of and vote at the Digi special
stockholders meeting. As of that date, there were      shares of Digi common
stock entitled to vote, held by      holders of record. Each share of Digi
common stock is entitled to one vote. Holders of a majority of the outstanding shares of Digi common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Digi special stockholders meeting.

     We will have a list of Digi stockholders entitled to vote at the Digi special stockholders meeting available during normal business hours at the offices of Digi, 11001 Bren Road East, Minnetonka, Minnesota 55343, for the ten-day period before the Digi special stockholders meeting, and also at the special stockholders meeting.

VOTES REQUIRED

     Stock Issuance. The affirmative vote of the holders of a majority of the total number of shares of Digi common stock present in person or by proxy at the Digi special stockholders meeting is required to approve the issuance of shares in the merger.

     On           , 200  , Digi directors and executive officers and persons and
entities affiliated with them owned and were entitled to vote      shares of
Digi common stock. These shares represented less than one percent of the outstanding shares of Digi common stock on the record date. All of the directors and executive officers of Digi, have entered into a voting agreement with NetSilicon in which they have agreed to vote all of their shares of Digi common stock in favor of the issuance of shares in connection with the merger.

     Votes at the special stockholders meeting will be tabulated by an independent inspector of election appointed by Digi or by Digi's transfer agent.

HOW PROXIES WILL BE VOTED

     Joseph Dunsmore and Subramanian Krishnan, both of whom are executive officers of Digi, have been named as proxies in the Digi proxy. Shares represented by a proxy will be voted at the special stockholders meeting as specified in the proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of the issuance of shares in the merger. The proxies will be entitled to vote in their discretion on any other matters that may properly come before the meeting.

TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

     If you submit a proxy that indicates an abstention from voting, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the merger proposal.

     Under NASD rules, if you hold your shares in "street name," your bank or broker cannot vote your shares of Digi common stock without specific instructions from you. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your
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

shares; this indication that a bank or broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not be voted on the merger proposal.

     Because the affirmative vote of a majority of shares of Digi common stock present in person or represented by proxy is necessary for the approval of the proposals submitted to Digi stockholders, an abstention or broker non-vote will have no effect on the outcome of the proposal.

HOW TO REVOKE YOUR PROXY

     Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person at the special stockholders meeting, which would automatically revoke your proxy. If your shares are held in the name of your broker, bank, or other nominee and you wish to vote at the annual stockholders meeting, you will need to obtain a proxy from the institution that holds your shares.

     In addition, a Digi stockholder may revoke a proxy at any time before it is voted at the Digi special stockholders meeting by delivering a later-dated signed proxy or a written notice of revocation to James E. Nicholson, Secretary of Digi, at the offices of Digi, 11001 Bren Road East, Minnetonka, Minnesota 55343.

SOLICITATION OF PROXIES

     Each of Digi and NetSilicon will bear its own cost of soliciting proxies from its stockholders, except that the cost of printing and mailing this joint proxy statement/prospectus to Digi and NetSilicon stockholders is being shared by the companies equally. In addition to solicitation by mail, Digi directors, officers, and employees may solicit proxies from stockholders by telephone, in person, or through other means. Digi will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses that they have incurred in connection with this solicitation. Digi will also arrange for brokerage firms, fiduciaries, and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. Digi will reimburse these brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses. Digi has retained MacKenzie Partners, Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $5,000, plus reimbursement of out-of-pocket expenses.

                      THE NETSILICON STOCKHOLDERS MEETING

TIME AND PLACE; MATTERS TO BE CONSIDERED

     The special meeting of NetSilicon, Inc. stockholders will be held on
          , 200 at 10:00 a.m., Eastern Time, at the offices of NetSilicon, 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452. At the meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, to approve the merger of NetSilicon with and into a subsidiary of Digi upon the terms and subject to the conditions of the merger agreement, and to transact any other and further business as may properly come before the special meeting or any adjournments or postponements of the special meeting, including without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the merger agreement and merger. If the merger is consummated, NetSilicon will effectively become a wholly owned subsidiary of Digi.

     NETSILICON'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL.

RECORD DATE; QUORUM

     Only holders of record of NetSilicon voting common stock at the close of
business on           , 200 are entitled to receive notice of and vote at the
special meeting of NetSilicon stockholders or any adjournments or postponements
of the special meeting. As of that date, there were   shares of NetSilicon
common stock outstanding, of which                are entitled to vote, held by
approximately   holders of record. Each voting share is entitled to one vote.
Holders of at least one-third of the outstanding shares of NetSilicon common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the NetSilicon meeting.

VOTES REQUIRED

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of NetSilicon common stock entitled to vote at the special meeting is required to approve the merger agreement and the merger. If you abstain or fail to vote your shares on this proposal, it will have the same effect as voting against the merger.

     On           , 200 , directors and executive officers of NetSilicon owned
and were entitled to vote   shares of NetSilicon common stock. These shares
represented approximately 1.4% of the outstanding voting shares of NetSilicon common stock on the record date. Each of the directors and executive officers of NetSilicon who owns NetSilicon shares has agreed to vote for the approval of the merger agreement and the merger. Consequently, holders of approximately 65.3% of NetSilicon voting common stock who are not party to a voting agreement must vote in favor of the merger agreement and the merger in order for stockholder approval to be obtained.

HOW PROXIES WILL BE VOTED

     Cornelius Peterson, VIII and Daniel J. Sullivan, both of whom have been named as proxies in the NetSilicon proxy, are directors and/or executive officers of NetSilicon. Shares represented by a proxy will be voted at the special meeting as specified in the proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" each of the proposals to be considered at the special meeting.

TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

     If you submit a proxy that indicates an abstention from voting on any of the proposals being submitted to stockholders for a vote, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the proposal or proposals as to which you are abstaining from voting. An abstention from voting on the merger proposal will have the same effect as a vote against the merger.

     Under NASD rules, your broker cannot vote your shares of NetSilicon common stock without specific instructions from you. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is not voting your shares; this indication that a broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the existence of a quorum but will not be voted on the merger proposal. A broker non-vote will therefore have the same effect as a vote against the merger.

HOW TO REVOKE YOUR PROXY

     A NetSilicon stockholder may revoke a proxy at any time before it is voted at the NetSilicon special meeting by delivering a written notice of revocation to the Clerk of NetSilicon at NetSilicon, Inc., 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452, by attending the special meeting and voting in person. Mere attendance at the special meeting will not in and of itself revoke a proxy. Stockholders that have instructed a broker to vote their shares must follow directions received from their broker in order to change their vote, revoke their proxy or vote at the special meeting. If you are not the registered direct holder of your shares, you must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

SOLICITATION OF PROXIES

     Each of NetSilicon and Digi will bear the cost of soliciting proxies from its own stockholders, except that the cost of printing and mailing this joint proxy statement/prospectus to each company's stockholders is being shared by NetSilicon and Digi equally. In addition to solicitation by mail, NetSilicon's directors, officers, and employees may solicit proxies from stockholders by telephone, in person, or through other means. NetSilicon will not compensate these people for this solicitation, but NetSilicon will reimburse them for reasonable out-of-pocket expenses they have incurred in connection with this solicitation. NetSilicon will also arrange for brokerage firms, fiduciaries, and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. NetSilicon will reimburse these brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses. NetSilicon has retained Mackenzie Partners, Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $6,500, plus reimbursement of out-of-pocket expenses.

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

                                   THE MERGER

GENERAL

     The merger agreement provides for the merger of NetSilicon with and into Dove Sub Inc., a Delaware corporation and a wholly owned subsidiary of Digi. As a result of the merger, NetSilicon will effectively become a wholly owned subsidiary of Digi.

     The discussion in this joint proxy statement/prospectus of the merger and the description of the principal terms of the merger agreement and the merger are summaries only. You should read the merger agreement in its entirety. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference in this joint proxy statement/prospectus.

WHAT NETSILICON STOCKHOLDERS WILL RECEIVE IN THE MERGER

     NetSilicon stockholders will receive .65 shares of Digi common stock for each share of NetSilicon common stock that they hold. There is no minimum or maximum value imposed on the fraction of a share of Digi common stock to be issued for each share of NetSilicon common stock in the merger.

     Digi will not issue fractional shares in the merger. As a result, the total number of shares of Digi common stock that you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of the remaining fraction of a share of Digi common stock that you would otherwise have received, based on the average of the trading prices of Digi common stock on the Nasdaq National Market System over the period of ten trading days ending on the third trading day before the closing of the merger.

     Instead of stock, each NetSilicon stockholder may elect to receive cash for some or all of his shares. Detailed instructions regarding making your election between receiving the merger consideration in stock, in cash, or in a mix of both are provided on the enclosed election form. If you do not make an election, you will receive Digi shares in exchange for all of your NetSilicon shares. Also enclosed are detailed instructions regarding the method of surrendering your certificates representing shares of NetSilicon common stock for the merger consideration. Your election may be altered, however, if the elections by all NetSilicon stockholders would cause Digi to pay more than $15 million in cash in the merger. If the cash option is over-subscribed, then the cash payable to each NetSilicon stockholder electing to receive cash will be cut back on a proportionate basis. NetSilicon stockholders holding shares that are subject to the cut-back provisions will be entitled to receive the same consideration for those shares in the merger as if those holders had elected to receive stock in exchange for those shares. Because Sorrento Networks Corporation, a significant stockholder of NetSilicon, has agreed to elect the maximum amount of cash to which it is entitled in the merger, we expect that the cash option will be over-subscribed, and, therefore, the cut-back provisions will be applicable. The amount of the per-share cash payments will be determined by multiplying .65 times the average per-share closing price of Digi common stock on the Nasdaq National Market over the period of ten trading days ending on the third trading day before closing of the merger.

     After the merger is completed, each record holder who has not previously surrendered the holder's certificates previously representing shares of outstanding NetSilicon common stock will be entitled, upon the surrender of the certificates to Wells Fargo Bank Minnesota, N.A., Digi's stock transfer agent and the exchange agent for the merger, to receive Digi shares in exchange for all of the holder's NetSilicon shares. Until surrendered, each certificate previously representing shares of NetSilicon common stock will be deemed for all corporate purposes, other than the payment of dividends, to evidence the cash and/or the ownership of the number of whole shares of Digi common stock into which those shares of NetSilicon capital stock have been converted.

     The stockholders of Digi will continue to hold their shares of common stock of Digi without any change.

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

OWNERSHIP OF DIGI AFTER THE MERGER

     Based on the number of outstanding shares of NetSilicon common stock on
          , 200 , and assuming Digi pays a total of $15 million in cash in lieu of stock to NetSilicon stockholders, the maximum amount of cash payable in the merger, NetSilicon stockholders will be entitled to receive approximately shares of Digi common stock in the merger. Based on that number and on
the number of outstanding shares of Digi common stock on           , 200 , we
anticipate that former NetSilicon stockholders will own approximately 29% of the outstanding shares of Digi common stock following the merger.

BACKGROUND OF THE MERGER

     NetSilicon and Digi have had a business relationship since July 1998, and Digi, through its MiLAN division, purchases products from NetSilicon. Additionally, Digi has previously explored the possibility of using NetSilicon products in some of Digi's principal products.

     The NetSilicon board of directors from time to time had considered the desirability of exploring strategic alternatives with potential business partners. Among the reasons for this were:

     - the relatively small size of NetSilicon;

     - its needs for expansion in certain key business areas, including sales and marketing and research and development investment, would be difficult for NetSilicon to achieve on a stand-alone basis;

     - uncertainties in certain of its product markets;

     - the instability of the financial markets and the anticipated difficulty that NetSilicon would have in raising outside capital; and

     - the elimination or management of the overhang associated with Sorrento Networks' ownership position.

     On April 27, 2001, NetSilicon's board of directors authorized the retention of Thomas Weisel Partners to act as its investment banker and assist management in identifying and considering strategic transactions involving NetSilicon. On May 4, 2001, NetSilicon entered into an engagement letter with Thomas Weisel Partners.

     On May 3, 2001, James Tucker (Digi's Vice President, Business Development) called Cornelius "Pete" Peterson (NetSilicon's Chief Executive Officer) to express Digi's interest in acquiring NetSilicon. Mr. Peterson agreed to consider Mr. Tucker's request for information about NetSilicon. Mr. Peterson also agreed to meet with Mr. Tucker on May 9, 2001 for further discussions.

     On May 9, 2001, Mr. Peterson met with Mr. Tucker, Joseph Dunsmore (Digi's Chief Executive Officer) and Subramanian Krishnan (Digi's Chief Financial Officer) for further strategic discussions about the possibility of a business combination between the two companies. After the meeting, representatives of both companies agreed to set up a meeting at NetSilicon's principal offices in Waltham, Massachusetts in order for the management teams to meet and discuss the high-level strategic direction of the two companies.

     On May 17, 2001, Digi and NetSilicon entered into a confidentiality agreement pursuant to which each of them agreed to treat confidentially certain information provided by the other in connection with determining whether a transaction between them would be desirable. Digi and NetSilicon thereafter exchanged confidential information relating to their business and strategic initiatives.

     On May 21, 2001, members of the Digi management team, Messrs. Dunsmore, Krishnan and Tucker, as well as Joel Young (Digi's Vice President, Engineering), met with members of the NetSilicon management team, Mr. Peterson, Daniel Sullivan (NetSilicon's Chief Financial Officer) and William Peisel (NetSilicon's Chief Technology Officer). The purpose of the initial meeting was to discuss the embedded microprocessor market in general, the internal structure of both organizations and, at a high level, the strategic direction of both companies. At the meeting, representatives of both companies considered whether there were any synergies between the management teams and the companies' respective strategic directions. Representatives from Thomas Weisel Partners also attended the meeting. The representatives of both companies agreed to review possible strategic alternatives and to meet again. Mr. Peterson relayed information concerning the initial meeting with Digi to members of the NetSilicon board of directors.

     On June 4, 2001, members of the Digi and NetSilicon management teams met telephonically to continue discussions regarding a possible transaction between the two companies.

     On June 11, 2001, Digi's board of directors held a telephonic meeting to discuss a possible transaction with NetSilicon. Digi officers and James E. Nicholson of Faegre & Benson LLP, Digi's general counsel, were present at the meeting. Digi's officers summarized NetSilicon's business, as well as the results of Digi's preliminary due diligence investigation of NetSilicon. Digi's board of directors, by the unanimous vote of those members in attendance, authorized management to continue its due diligence investigation of NetSilicon and discussions relating to a proposed acquisition, with the condition that any definitive merger agreement negotiated by management would be subject to final approval by the Digi board of directors at a subsequent meeting.

     On June 12, 2001, Mr. Dunsmore called representatives of Thomas Weisel Partners and indicated that Digi was interested in pursuing a possible merger with NetSilicon and made a verbal proposal containing the broad terms of such a transaction. These broad terms included a stock component of the merger consideration, in response to the desire of NetSilicon's board of directors and senior management to receive stock in the merger, as well as a cash component, in response to the reported desire of Sorrento Networks to receive cash in the merger.

     On June 18, 2001, Digi's board of directors meet briefly to receive an update from members of Digi's management on the discussions with NetSilicon. By the unanimous vote of those members in attendance, the Digi board authorized management to continue negotiations with NetSilicon.

     On June 19, 2001, Digi and NetSilicon broke off their negotiations. The closing price of NetSilicon common stock on that date was $5.07.

     In early July 2001, NetSilicon's stock price had fallen to under $4.00 per share. Because of that, Mr. Dunsmore called Mr. Peterson at NetSilicon and Joe
R. Armstrong, Chief Financial Officer of Sorrento Networks, to determine whether negotiations should be re-opened. Shortly after these discussions, Digi and NetSilicon resumed their negotiations.

     On July 16, 2001, Messrs. Peterson, Sullivan and Peisel visited Digi's headquarters in Minnetonka, Minnesota to meet with members of Digi's management team, Messrs. Dunsmore, Krishnan, Young and Tucker as well as Burk Murray (Digi's Vice President, Marketing), for further discussion on each company's strategic vision and to provide each management team with further detail on high-level product direction. At the meeting, representatives of both companies also explored whether there were management-style and corporate-environment synergies. Both management teams agreed that further discussions regarding a possible merger were desirable and agreed to schedule a time for each company to perform its respective due diligence.

     On July 17, 2001, Mr. Peterson provided Mr. Dunsmore with a preliminary proposed term sheet for Digi to acquire NetSilicon under the following terms: each share of NetSilicon common stock outstanding as of the closing date would be exchanged for a fraction of a Digi share, determined by dividing $7.50 by the five-day trailing average of Digi stock prices ending one day prior to executing a definitive agreement. The merger agreement would provide for a cash election whereby Digi would pay up to $20 million of the purchase price in cash, with the remaining portion of the purchase price to be paid in Digi common stock. The closing prices of NetSilicon common stock and Digi common stock on July 17, 2001 were $3.82 and $9.03, respectively.

     On July 18, 2001, Mr. Peterson and Mr. Sullivan met telephonically with the NetSilicon board of directors to present and discuss the proposal from Digi. The NetSilicon board authorized senior management to continue negotiations with Digi. Also on July 18, 2001, the Digi board of directors met and received a report from Digi management with respect to the status of discussions and due diligence concerning the NetSilicon acquisition.

     On July 25, 2001, after continued discussions among representatives of Digi, NetSilicon and Thomas Weisel Partners, Mr. Dunsmore provided representatives of Thomas Weisel Partners with a revised draft of the preliminary term sheet for Digi to acquire NetSilicon. The basic terms of the deal were that each share of NetSilicon common stock outstanding as of the closing date would be exchanged for fraction of a Digi share, determined by dividing $5.40 by a Digi stock price of $8.70, resulting in an exchange ratio by which each share of NetSilicon would be exchanged for .6207 shares of Digi common stock. The merger agreement would provide for a cash election whereby Digi would pay up to $20 million of the purchase price in cash, with the remaining portion of the purchase price to be paid in Digi common stock. The closing prices of NetSilicon common stock and Digi common stock on July 25, 2001 were $4.00 and $8.80, respectively.

     On July 27, 2001, the NetSilicon board of directors held its quarterly meeting and discussed the Digi proposal. The NetSilicon board appointed a subcommittee comprised of Francis E. Girard, William R. Johnson and F. Grant Saviers to oversee the process. A representative from Thomas Weisel Partners reviewed the proposal with the board and discussed its financial, business and market analyses relating to the proposal. The NetSilicon board unanimously voted to continue discussions with Digi, preliminarily accepted the basic, broad terms of the proposal and authorized management to begin work on a definitive agreement.

     Over a period of time from the date of its engagement, representatives of Thomas Weisel Partners had also made contact with, and had been contacted by, several other prospective strategic buyers of NetSilicon. No serious continuing interest arose from those contacts.

     On August 6, 2001, the NetSilicon board subcommittee met telephonically and authorized Mr. Sullivan to enter into an exclusivity agreement with Digi that would last for at least 30 days. Digi and NetSilicon entered into the exclusivity agreement on August 7, 2001.

     On August 8, 2001, Digi entered into an engagement letter with Nesbitt Burns with an effective date of June 30, 2001, under which Nesbitt Burns would act as Digi's financial advisor with respect to the proposed merger.

     On August 9, 2001, multiple representatives of Digi and NetSilicon and their respective legal counsel and investment bankers held a telephonic meeting to discuss a timetable for closing the proposed merger.

     Between August 7, 2001 and August 13, 2001, the companies exchanged certain high-level due diligence requests and information.

     From August 13, 2001 through August 16, 2001, the Digi management team and Nesbitt Burns visited NetSilicon's Waltham, Massachusetts offices in order to perform further due diligence on NetSilicon. Representatives of Thomas Weisel Partners were also present at these meetings. The meetings ended satisfactorily and both management teams agreed to continue with merger discussions.

     Between August 15, 2001 and the next scheduled joint management team meeting on August 27, 2001, the companies exchanged additional information as part of the ongoing due diligence process and continued work on a definitive agreement. Additionally, each company made due diligence calls to the other company's respective customers.

     On August 17, 2001, counsel for Digi provided counsel for NetSilicon a first draft of a proposed form of merger agreement. The merger consideration was proposed to be payable in cash, stock or a combination of both, provided that the maximum cash payable by Digi would not exceed $20 million. NetSilicon stockholders would receive an amount in cash equal to a floating exchange ratio times the average per-share closing price of Digi common stock during a defined period ending shortly before the closing. The stock component of the merger consideration was to consist of a number of shares of Digi common stock equal to the floating exchange ratio. In either case, the floating exchange ratio would be adjusted upward or downward depending on the average per share closing price of Digi common stock, but would not exceed .6908 (if the average Digi common stock closing price was less than $7.60) or fall below .5928 (if the average Digi common stock closing price was greater than $9.70). The termination fee proposed was $3.25 million.

     The draft merger agreement was also accompanied by a draft stockholder agreement between Digi and NetSilicon's largest stockholder, Sorrento Networks Corporation. This draft stockholder agreement, among other things, granted Digi an option to purchase all of Sorrento's shares if the merger agreement were terminated under certain conditions.

     The companies thereafter engaged in additional due diligence exchanges, which included interviews of persons responsible for the financial affairs of Digi and NetSilicon, respectively, as well as due diligence regarding strategic, management, legal and business issues.

     On August 21, 2001, a proposed form of merger agreement and related ancillary agreements were forwarded to the NetSilicon board of directors for review and consideration.

     On August 27 and August 28, 2001, Messrs. Sullivan and Peisel and representatives of Thomas Weisel Partners visited Digi's offices in Minnetonka, Minnesota for further due diligence by NetSilicon on Digi's financial, engineering, sales and marketing strategies. Representatives of Nesbitt Burns were also present at these meetings.

     On August 27, 2001, the NetSilicon board of directors met telephonically and expressed some concern that there was no downside protection to the amount of Digi stock to be offered in the merger and no right for NetSilicon to terminate the agreement if Digi's stock price decreased significantly before completion of the merger. Representatives from Thomas Weisel Partners discussed with the NetSilicon board the possibility of including in the merger agreement a price-protection provision to ensure that the value of the merger would remain the same in the event of fluctuations within defined parameters in the price of Digi stock, commonly known as a collar provision. In addition, the NetSilicon board expressed a desire to remove the option contained in the stockholder agreement with Sorrento Networks. After lengthy discussion, the NetSilicon board authorized senior management to move forward with the term sheet and merger as proposed by Digi, with instructions to attempt to resolve the issues relating to downside protection and the Sorrento Networks option.

     On August 30, 2001, the companies extended their exclusivity agreement through at least September 14, 2001.

     On August 31, 2001, the board of directors of Digi held a special telephonic meeting to consider the results of Digi's due diligence investigation of NetSilicon and to consider the terms and conditions of the proposed merger negotiated by Digi management. Digi officers, Faegre & Benson, and representatives of Nesbitt Burns participated in the meeting. Digi's officers discussed with the board Digi's and NetSilicon's separate and pro forma combined financial and business information, the strategic rationale for a combination of the two companies, and the results of Digi's due diligence investigation of NetSilicon. Faegre & Benson discussed with the board the proposed terms of the merger agreement and the Sorrento Networks agreement and the board's fiduciary duties in considering approval of the proposed merger. At this meeting, Nesbitt Burns presented a summary of its financial analysis relating to the proposed merger and indicated to the board that it expected to be able to issue an opinion that, based upon and subject to the matters described in the opinion, the consideration to be issued in the merger was fair, from a financial point of view, to Digi. Faegre & Benson also discussed the status of various pending lawsuits against NetSilicon in connection with its initial public offering. After deliberations, subject to receipt of a written fairness opinion from Nesbitt Burns and a cap on the exchange ratio and the cash component of the merger consideration, the Digi board of directors unanimously approved the proposed merger, declared it to be advisable and in the best interest of Digi's stockholders, and resolved to recommend that Digi's stockholders vote in favor of the issuance of Digi common stock in the merger.

     From September 3, 2001 through September 7, 2001, the parties continued to interview each other's customers and conduct extensive due diligence.

     Both management teams agreed to work on the definitive agreement in order to close and announce the deal on or about on September 11, 2001. Due to the tragic events of September 11, 2001, both management teams agreed to slow the merger discussions until each team could assess the impact of those events on their respective businesses.

     On September 19, 2001, the companies extended their exclusivity agreement through at least October 1, 2001. After October 1, 2001, NetSilicon had the option to terminate the exclusivity agreement but did not elect to do so.

     On September 28, 2001, Digi's board of directors held a regular telephonic meeting. Digi management reported on the status of negotiations and due diligence with respect to NetSilicon and reported on general industry conditions after the tragic events of September 11.

     On October 18, 2001, management of both companies attended a full-day video conference and determined to move forward with a transaction using a fixed exchange ratio. The parties agreed to recommend to their respective boards that each share of NetSilicon common stock would be exchanged for .65 shares of Digi common stock, cash in the amount of .65 multiplied by the average per-share closing price of Digi common stock during the ten trading days ending on the third trading day before the date of closing, or a combination of both stock and cash. The merger agreement would provide for a cash election whereby Digi would pay up to $15 million of the purchase price in cash, with the remaining portion of the purchase price to be paid in Digi common stock. The closing prices of NetSilicon common stock and Digi common stock on October 18, 2001 were $2.42 and $5.09, respectively. The parties also agreed to eliminate the Sorrento Networks option from the stockholder agreement and, following discussion of Digi's proposal to set the termination fee at $3.25 million, decided on a termination fee of $2.5 million. Finally, Digi agreed to revise the merger agreement so that in certain circumstances the termination fee would be payable only upon consummation of a third-party acquisition, rather than upon the signing of an agreement.

     By a unanimous written action dated October 18, 2001, Digi's board of directors approved the final pricing terms of the transaction, with a fixed exchange ratio of .65 shares of Digi common stock for each share of NetSilicon common stock and a $15 million limit on the cash component of the merger consideration.

     The NetSilicon board of directors met on October 24, 2001 to review the progress of negotiations and the proposed terms of the merger. Messrs. Peterson and Sullivan gave oral and written presentations to the NetSilicon board and representatives of Thomas Weisel Partners updated and supplemented the financial and other information and analyses they had provided to the NetSilicon board at earlier meetings. Legal advisors for NetSilicon reviewed with the NetSilicon board the results of their due diligence review and the terms of the proposed transaction. Legal counsel also reviewed with the board its fiduciary duties with respect to the transaction. At the meeting, the NetSilicon board received Thomas Weisel Partners' verbal opinion that, as of that date and subject to the matters described in the opinion, the consideration to be received by NetSilicon's stockholders in the merger was fair, from a financial point of view, to the stockholders. Following lengthy discussions, including a recommendation by the board subcommittee, the NetSilicon board approved the merger, the merger agreement and certain ancillary agreements, resolved to recommend that NetSilicon's stockholders approve the merger, and authorized senior management to proceed with the transaction. The closing price of NetSilicon common stock and Digi common stock on October 24, 2001 was $2.98 and $5.95, respectively. Thomas Weisel Partners subsequently restated its oral opinion, as of October 29, 2001, and also delivered to the board of directors of NetSilicon its written opinion, dated October 29, 2001, confirming its oral opinion.

     The NetSilicon board of directors also authorized an amendment to the NetSilicon rights agreement, exempting the transactions contemplated by the merger agreement from the rights agreement.

     On October 24, 2001, Nesbitt Burns delivered to members of Digi's board of directors its updated analysis with respect to the NetSilicon acquisition, supplementing and updating information previously delivered to the board of directors in connection with its presentation at the August 31 board meeting. On October 30, 2001, Nesbitt Burns delivered its written opinion to Digi's board of directors that, as of that date and subject to the matters discussed in the opinion, the consideration to be paid by Digi under the merger agreement was fair to Digi from a financial point of view.

     The parties executed the merger agreement and various related agreements, including voting agreements whereby certain directors and executive officers of each company agreed to vote all of their shares of stock in favor of the merger, on October 30, 2001. The transaction was announced through a joint press release following the close of the market on the same day.

DIGI'S REASONS FOR THE MERGER; RECOMMENDATION OF THE DIGI BOARD OF DIRECTORS

     The Digi board of directors unanimously recommends that the stockholders of Digi vote "FOR" the issuance of Digi common stock in the merger.

     In reaching its decision to approve the merger agreement and the merger, the Digi board of directors consulted with:

     - its legal counsel regarding the legal terms of the transaction;

     - its financial advisors regarding the financial aspects of the proposed transaction and the fairness of the merger consideration, including the exchange ratio, to Digi from a financial point of view; and

     - the management of Digi.

     Among the information and factors that the Digi board of directors considered in its deliberations were the following:

     - management's expectation that, although immediately dilutive, the merger will be accretive to Digi's earnings per share in later years;

     - the overall strategic fit between Digi and NetSilicon in view of their respective product lines and markets;

     - that the complementary nature of the two companies' device connectivity products will give the combined company an expanded range of products and technology;

     - that NetSilicon's position as an early entrant in the small but growing embedded systems market will allow Digi to further reposition its business to address growth markets in device connectivity;

     - the expected enhancement of Digi's research and development capability and an economical and efficient means to expand Digi's device connectivity business;

     - access to NetSilicon's proprietary embedded device expertise and capability and other proprietary technologies;

     - that Digi's strong balance sheet and net cash position should enable the combined company to pursue development and marketing of NetSilicon's embedded device server products;

     - the maximum cash component of the merger consideration and aggregate number of Digi shares to be delivered to NetSilicon stockholders in connection with the merger; and

     - that the increased float of Digi common stock resulting from the merger should afford stockholders of the combined company an opportunity to benefit from some greater trading liquidity and may, with the greater size and scale of the combined company, potentially increase research coverage.

     In its deliberations, the Digi board carefully considered the following additional factors and information:

     - the financial analyses and presentations that Digi management and Nesbitt Burns made at the August 31, 2001 meeting of the Digi board of directors;

     - the statement of representatives of Nesbitt Burns, at the August 31, 2001 meeting of the Digi board of directors, that Nesbitt Burns expected to be able to issue its opinion that the consideration offered in the merger was fair, from a financial point of view, to Digi (Nesbitt Burns subsequently delivered its written opinion, dated October 30, 2001, to the effect that, as of that date, and subject to the assumptions, qualifications, and limitations expressed in that opinion, the consideration to be paid in the merger was fair, from a financial point of view, to Digi);

     - information concerning the business, earnings, operations, financial condition, and prospects of Digi and NetSilicon, both individually and on a combined basis, including information with respect to the past earnings performance of each of Digi and NetSilicon;

     - reports from management and legal advisors as to the results of their due diligence investigation of NetSilicon;

     - the belief that the terms of the merger agreement, including the parties' representations, warranties, and covenants, and the conditions to the parties' respective obligations, are not unusual; and

     - the termination fee and expense reimbursement payable by NetSilicon under some circumstances.

     The board of directors of Digi also considered a variety of risks and other potentially negative factors in its deliberations concerning the merger. In particular, the board of directors of Digi considered:

     - the risks associated with integrating the operations of NetSilicon with Digi's existing operations;

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

     - the possible effect of the public announcement of the merger on the market price of Digi common stock in the short term; and

     - competition from new and existing technologies.

     The board of directors of Digi concluded that the anticipated benefits of the merger outweighed the possible detriments.

     The foregoing discussion of factors considered by the Digi board of directors is not intended to be exhaustive, but includes the material information and factors considered by the Digi board of directors in its consideration of the merger. There can be no assurance that the strategic goals of the merger will be achieved. See "Risk Factors."

     In view of the wide variety of factors considered, the Digi board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in its deliberations and made its determination after consideration of all of the factors as a whole. In addition, individual members of the Digi board of directors may have given different weights to different factors. After taking into account all of the factors set forth above, the Digi board of directors unanimously agreed that the merger is advisable and in the best interests of Digi and its stockholders.

NETSILICON'S REASONS FOR THE MERGER; RECOMMENDATION OF NETSILICON'S BOARD OF DIRECTORS

     The NetSilicon board of directors has determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, NetSilicon and its stockholders. Accordingly, the NetSilicon board of directors has approved the merger agreement and recommends that stockholders of NetSilicon vote for approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     In reaching its decision to approve the merger agreement and the merger, the NetSilicon board of directors consulted with:

     - its legal counsel regarding the legal terms of the transaction and the obligations and duties of the NetSilicon board of directors in its consideration of the proposed transaction;

     - its financial advisors regarding the financial aspects of the proposed transaction and the fairness of the merger consideration, including the exchange ratio, to NetSilicon's stockholders from a financial point of view; and

     - the management of NetSilicon.

     Among the information and factors that the NetSilicon board of directors considered in its deliberations were the following:

     - Historical information concerning NetSilicon's and Digi's respective businesses, prospects, financial performance and condition, operations, technology, management, and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission.

     - The financial condition, results of operations, and businesses of NetSilicon and Digi before and after giving effect to the merger.

     - The near- and long-term prospects of NetSilicon as an independent company and of the combined company.

     - That NetSilicon's stockholders will have the opportunity to participate in the potential for the greater growth, operational efficiencies, financial strength, and earning power of the combined company after the merger.

     - The advantages that might be expected to accrue to the combined company in terms of the creation of a larger customer base, a higher market profile, greater financial strength, and broader customer offerings, which could enhance the ability of the combined company to compete in the marketplace.

     - Current financial market conditions, historical market prices, volatility, and trading information with respect to NetSilicon common stock and Digi common stock and historical price/earnings ratios of NetSilicon and Digi.

     - The consideration to be received by NetSilicon's stockholders in the merger and the relationship between the market value of Digi common stock to be issued in exchange for shares of NetSilicon common stock and the market value of NetSilicon common stock.

     - The market price of NetSilicon common stock and the potential for NetSilicon stockholders to receive a premium over the closing price of NetSilicon common stock on October 30, 2001, the last trading day before the public announcement of the merger. If, on the date the merger is completed, the closing price for shares of Digi common stock is the same as it was on October 30, 2001, NetSilicon stockholders will receive a premium of approximately 35.8% over the closing price of NetSilicon common stock on that date.

     - The cash component of the merger consideration, which provides some liquidity to NetSilicon stockholders.

     - Data involving a comparison of comparable merger transactions.

     - The belief that the terms of the merger agreement, including the parties' representations, warranties, and covenants, and the conditions to their respective obligations, are reasonable.

     - The strategic fit and compatibility of the two companies and the expectation that the merger would result in certain synergies that, if achieved, might improve the results of Digi.

     - The fact that representatives of Thomas Weisel Partners, on behalf of NetSilicon, had solicited interest in a possible acquisition of NetSilicon from third parties that NetSilicon and representatives of Thomas Weisel Partners believed were likely to have an interest in a potential transaction and that NetSilicon had not received any offers from other parties at prices in excess of the consideration to be received in the merger.

     - The ability of the NetSilicon board of directors, under the merger agreement, to respond to unsolicited requests for nonpublic information, to participate in discussions and negotiations with unsolicited potential third-party acquirors under certain circumstances, and to terminate the merger agreement under certain circumstances in order to accept third-party offers, subject to the payment of a termination fee.

     - Detailed financial analysis and other information with respect to the companies presented by representatives of Thomas Weisel Partners to the NetSilicon board of directors, including its opinion that, as of the date of the opinion and subject to the matters discussed in the opinion, the merger consideration in the merger is fair to the stockholders of NetSilicon from a financial point of view.

     - The impact of the merger on NetSilicon's customers and employees.

     - Reports from management and legal, accounting, and financial advisors as to the results of their due diligence investigation of Digi.

     - The parties' intent to treat the merger as a tax-free reorganization under the Internal Revenue Code.

     - The fact that Massachusetts law entitles NetSilicon stockholders who do not vote in favor of the merger and who file a written objection with NetSilicon to obtain the "fair value" of their shares, as determined by a court, if the merger is completed.

     The NetSilicon board of directors also considered potentially negative factors relating to the merger, including:

     - The risk that the potential benefits sought in the merger might not be fully realized.

     - The possibility that the merger might not be consummated and the effect of a public announcement of the merger or any failure to consummate the merger on:

      - NetSilicon's sales, operating results and stock price; and

      - NetSilicon's ability to attract and retain customers, suppliers, key management, and sales and marketing and technical personnel.

     - That the termination fee of $2.5 million and $750,000 expense reimbursement required to be paid by NetSilicon under the merger agreement under certain circumstances might discourage a third party from seeking to acquire NetSilicon.

     - The substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger.

     - The risk that despite the efforts of the combined company, key technical, sales, and management personnel might not remain employed by the combined company.

     - Risks associated with fluctuations in Digi's common stock price.

     - The fact that certain stockholders might prefer an all-cash transaction to a transaction in which a substantial portion of the merger consideration would be stock.

     The foregoing discussion of the information and factors considered by the NetSilicon board of directors is not intended to be exhaustive but is believed to include all material factors considered by the

NetSilicon board of directors. There can be no assurance that the strategic
goals of the merger will be achieved. See "Risk Factors" on page   of this joint
proxy statement/prospectus.

     In view of the wide variety of information and factors, both positive and negative, considered by the NetSilicon board of directors, the NetSilicon board of directors did not find it practical to, and did not, quantify or otherwise assign relative or specific weights to the foregoing factors considered. After taking into consideration all of the above factors, the NetSilicon board of directors determined that the merger agreement and the merger were in the best interests of NetSilicon and its stockholders and that NetSilicon should enter into the merger agreement and complete the merger.

     In considering the recommendation of the NetSilicon board of directors with respect to the merger agreement and the merger, you should be aware that certain directors and officers of NetSilicon have certain interests in the merger that are different from, and in addition to, the interests of NetSilicon stockholders generally. These interests are discussed in more detail in the section entitled "-- Interests of Directors and Executive Officers of NetSilicon in the Merger"
on page   of this joint proxy statement/ prospectus.

OPINION OF FINANCIAL ADVISOR TO DIGI

     On October 30, 2001, Nesbitt Burns delivered its written opinion to Digi's board of directors that, as of such date and subject to the matters discussed in the opinion, the consideration to be paid by Digi pursuant to the merger agreement was fair to Digi from a financial point of view.

     The full text of the written opinion of Nesbitt Burns, dated October 30, 2001, which sets forth assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex E and is incorporated by reference in this joint proxy statement/prospectus. You should read the opinion in its entirety. The opinion expressed by Nesbitt Burns was provided for the information and assistance of the board of directors of Digi in connection with its consideration of the transaction contemplated by the merger agreement, and such opinion does not constitute a recommendation as to any action the board of directors of Digi or any stockholder of Digi should take in connection with the merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the merger.

     In connection with its opinion, Nesbitt Burns reviewed, among other things:

     - a draft of the merger agreement dated October 23, 2001;

     - annual reports to stockholders of NetSilicon for the years ended January 31, 2000 and 2001;

     - annual reports on Form 10-K of NetSilicon for the years ended January 31, 2000 and 2001;

     - certain quarterly reports on Form 10-Q of NetSilicon;

     - annual reports to stockholders of Digi for the years ended September 30, 1999 and 2000;

     - annual reports on Form 10-K of Digi for the years ended September 30, 1999 and 2000;

     - certain quarterly reports on Form 10-Q of Digi;

     - certain other communications from NetSilicon and Digi to their respective stockholders;

     - certain internal financial analyses and forecasts for NetSilicon prepared by its management and Digi's management;

     - certain internal financial analyses and forecasts for Digi prepared by its management; and

     - independent third-party research and estimates.

     Nesbitt Burns also held discussions with members of the management of Digi and NetSilicon regarding the past and current business operations, financial condition and future prospects of their respective companies.

     In addition, Nesbitt Burns:

     - reviewed the reported price and trading activity for the common stock of NetSilicon and Digi;

     - compared certain financial and stock market information for NetSilicon and Digi with similar information for certain other companies, the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in NetSilicon's and Digi's industries specifically and in other industries generally; and

     - performed such other studies and analyses as Nesbitt Burns considered appropriate.

     Nesbitt Burns assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Digi and NetSilicon or obtained from other sources, and upon the assurance of Digi's management that they were not aware of any information or facts that would make the information provided to Nesbitt Burns incomplete or misleading. Nesbitt Burns did not independently verify such information, undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of Digi or NetSilicon, or receive any such appraisals. With respect to financial forecasts for NetSilicon and Digi, Nesbitt Burns has been advised by Digi, and has assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of management as to the expected future financial performance of NetSilicon and Digi.

     The opinion of Nesbitt Burns does not address the relative merits of the transaction contemplated pursuant to the merger agreement as compared to any alternative business transaction that might be available to Digi. The opinion expressed by Nesbitt Burns was provided for the information and assistance of the board of directors of Digi in connection with its consideration of the merger, and such opinion does not constitute a recommendation as to any action the board of directors of Digi or any stockholder of Digi should take in connection with the merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the merger. Although Nesbitt Burns evaluated the merger consideration from a financial point of view, Nesbitt Burns was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiations between Digi and NetSilicon. Nesbitt Burns' opinion relates solely to the fairness, from a financial point of view, of the merger consideration to Digi. Nesbitt Burns has expressed no opinion as to the structure, terms or effect of any other aspect of the merger or the other transactions contemplated by the merger agreement.

     The following is a summary of certain financial analyses used by Nesbitt Burns in connection with providing its opinion to Digi's board of directors dated October 30, 2001.

     THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     Closing Price and Exchange Ratio Analysis. Nesbitt Burns calculated the merger price ($3.54 based on the exchange ratio of .65 as set forth in the merger agreement and the average closing price of Digi for the 10-trading day period ending October 29, 2001). Although the merger price is subject to change based upon fluctuations in the price of Digi common stock, Nesbitt Burns used a per-share merger price of $3.54 for purposes of its financial analyses.

     Nesbitt Burns reviewed the average closing price of NetSilicon common stock over various periods ending on October 29, 2001. These average prices are referred to as the "period average closing prices." Nesbitt Burns compared the merger price to the period average closing prices.

     Nesbitt Burns also reviewed the average of the ratio of the closing price of NetSilicon common stock divided by the closing price of Digi common stock over various selected periods ending on October 29, 2001. These ratios are referred to as the "period average exchange ratios." Nesbitt Burns examined the premiums represented by the exchange ratio (.65) set forth in the merger agreement over the period average exchange ratios.

     This analysis indicated the following:

                                                                             PREMIUM OF
                                          PREMIUM OF                          EXCHANGE
                         NETSILICON     MERGER PRICE TO                    RATIO (.65) TO
PERIOD ENDING          PERIOD AVERAGE   PERIOD AVERAGE    PERIOD AVERAGE   PERIOD AVERAGE
OCTOBER 29, 2001       CLOSING PRICE     CLOSING PRICE    EXCHANGE RATIO   EXCHANGE RATIO
----------------       --------------   ---------------   --------------   --------------
1 trading day              $2.40              47.5%           0.4364            49.0%
Last 5 trading days        $2.75              28.9%           0.4775            36.1%
Last 10 trading days       $2.62              35.3%           0.4817            35.0%
Last 20 trading days       $2.51              41.2%           0.4790            35.7%
Last 30 trading days       $2.35              50.8%           0.4278            51.9%
Last 60 trading days       $2.94              20.3%           0.4145            56.8%
Last 90 trading days       $3.35               5.7%           0.4361            49.1%
Last 180 trading days      $3.84              -7.8%           0.5418            20.0%
Last calendar year         $4.27             -17.0%           0.6066             7.2%

     Selected Premiums Paid Analysis. Nesbitt Burns reviewed 142 selected stock-for-stock transactions involving technology companies effected since January 1, 2000. Thirty transactions within this selected set involved publicly traded target companies. Nesbitt Burns reviewed the purchase prices and implied premiums paid in these 30 transactions, as reported by Thomson Financial Securities Data Corporation. For these 30 selected precedent transactions, Nesbitt Burns calculated the mean and median implied premiums paid. Nesbitt Burns then compared the mean and median implied premiums paid in the selected transactions with the premium implied in the merger based on the merger price.

     For each selected transaction or group of transactions, the following table presents the premiums implied in each transaction based on the final price paid and the stock prices for the targets at various points in time prior to the public announcement of the transaction.

                    MEAN PREMIUM(1) IN   MEDIAN PREMIUM(1) IN
PERIOD PRIOR           30 SELECTED           30 SELECTED            PREMIUM TO
TO PUBLIC               PRECEDENT             PRECEDENT         NETSILICON CLOSE(2)
ANNOUNCEMENT         STOCK-FOR-STOCK       STOCK-FOR-STOCK        REPRESENTED BY
OF THE TRANSACTION     TRANSACTIONS          TRANSACTIONS         MERGER PRICE(3)
------------------  ------------------   --------------------   -------------------
One day prior              45.4%                 18.9%                 37.5%
One week prior             42.6%                 16.3%                  6.5%
Four weeks prior           37.9%                 17.5%                 61.8%

---------------

(1) Premiums reported by Thomson Financial Securities Data Corporation.

(2) NetSilicon closing price on 10/29/01.

(3) Assumes per-share merger price of $3.54, based upon the average closing price of Digi common stock for the period of 10 trading days ending October 29, 2001.

     Nesbitt Burns applied these premiums to the corresponding NetSilicon stock prices as of October 29, 2001 to derive an implied equity reference range for NetSilicon of approximately $2.40 to $4.42 per share.

     Selected Comparable Company Analysis. Nesbitt Burns reviewed and compared selected financial information, ratios and public market multiples for NetSilicon to corresponding financial information, ratios and public market multiples for the following selected publicly traded companies (collectively, the "comparable companies"):

     - Broadcom Corporation (BRCM)

     - Centillium Communications, Inc. (CTLM)

     - Cirrus Logic, Inc. (CRUS)

     - Conexant Systems, Inc. (CNXT)

     - Echelon Corporation (ELON)

     - Lantronix, Inc. (LTRX)

     - Transwitch Corporation (TXCC)

     - Vitesse Semiconductor Corporation (VTSS)

     - Wind River Systems, Inc. (WIND)

     The selected companies were chosen because they are publicly traded companies that, for purposes of analysis, may be considered similar to NetSilicon. Nesbitt Burns calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for each of the selected companies on October 29, 2001 and the merger price for NetSilicon. Earnings estimates utilized for the selected comparable companies were based on estimates obtained from I/B/E/S International, Inc. ("IBES"), a provider of financial information, as of October 29, 2001. Revenue and earnings estimates utilized for NetSilicon were based on estimates obtained from Digi management. Certain other estimates were obtained from published stock analyst reports.

     Nesbitt Burns' analysis of the selected comparable companies compared the following to the results or estimates for NetSilicon:

     - Closing price as a multiple of forecasted next fiscal year ("NFY") + 1 earnings per share ("EPS"); and

     - Enterprise value (calculated as equity market value plus debt, less cash) as a multiple of latest twelve month ("LTM") and estimated current fiscal year ("CFY") and next fiscal year revenue.

     The results of these analyses are summarized as follows:

                                        ENTERPRISE     ENTERPRISE     ENTERPRISE
                                          VALUE          VALUE          VALUE            PRICE
                                            TO             TO             TO              TO
                                           LTM            CFY            NFY            NFY + 1
(STOCK PRICES AS OF OCTOBER 29, 2001)    REVENUES       REVENUES       REVENUES        EARNINGS
-------------------------------------  ------------   ------------   ------------   ---------------
Comparable Company Mean(1)                     4.1x           3.9x           3.2x             29.9x
Comparable Company Median(1)                   3.1x           3.4x           2.7x             23.8x
Comparable Company Range(1)            0.7x to 9.2x   0.6x to 8.7x   1.1x to 7.4x    13.8x to 52.1x
NetSilicon Implied Multiple at
  Merger Price(2)                              1.2x           1.4x           1.0x   5.8x to 6.0x(3)

---------------

(1) Multiples that do not provide a meaningful comparison and companies with negative earnings have been excluded from the range and mean and median calculations.

(2) Assumes merger price of $3.54 per share based on the average closing price of Digi for the 10-trading day period ending October 29, 2001.

(3) Price for NFY + 1 earnings is based on present value of merger price discounted back one year at discount rates ranging from 17% to 21% to make resulting multiples comparable to NFY multiples.

     Nesbitt Burns applied a range of selected multiples derived from the selected companies to corresponding financial data of NetSilicon in order to derive an implied equity reference range for NetSilicon of approximately $8.16 to $10.72 per share.

     Selected Precedent Transactions Analysis. Nesbitt Burns analyzed certain information relating to 10 selected proposed, pending or completed transactions (the "selected transactions") that were considered to be in the same or similar lines of business as NetSilicon, from January 1, 2001 to present. Nesbitt Burns calculated various financial multiples and premiums over market value based on publicly available information for each of the selected transactions. Financial estimates utilized for NetSilicon were based on estimates obtained from Digi management. Earnings estimates utilized for the selected transactions were based on estimates obtained from IBES, as of the time each respective transaction was announced. Certain other estimates were obtained from published stock analyst reports at the time each respective transaction was announced.

     Nesbitt Burns' analysis of the selected transactions compared the following to the results or estimates for NetSilicon:

     - Closing price as a multiple of forecasted NFY + 1 EPS; and

     - Enterprise value as a multiple of LTM and estimated CFY and NFY revenue.

     The results of these analyses are summarized as follows:

                                 ENTERPRISE
                                  VALUE TO      ENTERPRISE     ENTERPRISE       PRICE TO
                                    LTM        VALUE TO CFY   VALUE TO NFY      NFY + 1
                                  REVENUES       REVENUES       REVENUES        EARNINGS
                                ------------   ------------   ------------   --------------
Selected Transaction Mean(1)        3.3x           3.9x           3.1x           18.8x
Selected Transaction Median(1)      2.7x           3.1x           2.3x           17.6x
Selected Transaction Range(1)   1.0x to 9.8x   0.9x to 9.2x   0.8x to 6.4x   12.7x to 27.3x
NetSilicon Implied Multiple at
  Merger Price(2)                   .2x            1.4x           1.0x       5.8x to 6.0x(3)

---------------

(1) Multiples that do not provide a meaningful comparison and companies with negative earnings have been excluded from the range and mean and median calculations.

(2) Assumes merger price of $3.54 per share based on the average closing price of Digi for the 10-trading day period ending October 29, 2001.

(3) Price for NFY+1 earnings is based on present value of the merger price discounted back one year at discount rates ranging from 17% to 21% to make resulting multiples comparable to NFY multiples.

     Nesbitt Burns applied a range of selected multiples derived from the selected transactions to corresponding financial data of NetSilicon in order to derive an implied equity reference range for NetSilicon of approximately $7.07 to $8.43 per share.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Nesbitt Burns calculated the present value of the estimated unlevered free cash flows of NetSilicon for the fiscal years 2002 to 2006 and a residual value at 2006, based upon estimates prepared by the management of Digi. Nesbitt Burns determined certain equity value reference ranges for NetSilicon based upon the sum of: (i) the discounted value (using discount rates ranging from 17.0% to 21.0%) of the estimated unlevered free cash flows of NetSilicon, plus (ii) the discounted value (using various discount rates from 17.0% to 21.0%) of the product of (a) estimated revenue for NetSilicon for fiscal year 2006 and (b) various residual value multiples (ranging from 1.75x to 2.50x), less (iii) total debt net of cash and short-term investments.

     This analysis resulted in an implied equity value reference range per share of NetSilicon common stock of $4.63 to $6.91.

     Contribution Analysis.  Nesbitt Burns computed the following:

     - The relative contributions of Digi and NetSilicon to the estimated revenue and gross profit of the combined company for Digi's fiscal years ended on or about September 2001 through 2003, based on management forecasts provided by Digi.

     - The relative current market capitalization of Digi and NetSilicon to the sum of the two companies' combined market capitalizations, as of October 29, 2001.

     Nesbitt Burns then computed, assuming an all-stock transaction, the fully diluted ownership of NetSilicon stockholders in the combined company implied by NetSilicon's relative contribution as well as the resulting implied exchange ratio.

     Based on this analysis, Nesbitt Burns observed the following:

                                          IMPLIED NETSILICON STOCKHOLDERS
                                              FULLY DILUTED OWNERSHIP       IMPLIED ZERO PREMIUM
                                                    PERCENTAGE                 EXCHANGE RATIO
                                          -------------------------------   --------------------
Revenue
  Estimated FYE 9/2001..................               19.0%                       0.2556
  Estimated FYE 9/2002..................               22.4%                       0.3153
  Estimated FYE 9/2003..................               27.7%                       0.4177
Gross Profit
  Estimated FYE 9/2001..................               20.9%                       0.2877
  Estimated FYE 9/2002..................               24.0%                       0.3436
  Estimated FYE 9/2003..................               30.6%                       0.4801
Equity Market
  Capitalization -- Diluted.............               28.5%                       0.4353

     Nesbitt Burns noted that the estimated pro forma fully diluted ownership, assuming an all-stock transaction, of NetSilicon stockholders in the combined company implied by the exchange ratio in the merger was 37.3% and that the exchange ratio was .65.

     Pro Forma Earnings Analysis. Nesbitt Burns analyzed the potential pro forma effect of the merger on Digi's estimated earnings per share for Digi's fiscal years ending September 30, 2002 and 2003, taking into consideration various financial effects which will result from consummation of the merger. This analysis relies upon financial and operating assumptions provided by Digi management and publicly available data about NetSilicon and Digi.

     Nesbitt Burns noted that, without giving effect to any potential cost savings and other synergies identified by the management of Digi, the transaction would have the following impact on Digi's estimated EPS:

    Fiscal year 2002 estimated EPS accretion/(dilution) (171.2)%

    Fiscal year 2003 estimated EPS accretion/(dilution) 41.9%

     The actual results achieved by the combined companies may vary from projected results, and such variations may be material.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Nesbitt Burns' opinion. In arriving at its fairness determination, Nesbitt Burns considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to NetSilicon, Digi or the contemplated transaction.

     The analyses were prepared solely for purposes of providing an opinion to Digi's board of directors as to the fairness from a financial point of view to Digi of the merger consideration as of October 30, 2001.

     The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Digi, Nesbitt Burns or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Nesbitt Burns' opinion to Digi's board of directors was one of many factors taken into consideration by Digi's board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Nesbitt Burns.

     Nesbitt Burns' opinion was necessarily based upon financial, economic, market and other conditions as they existed, and the information made available to Nesbitt Burns, as of the date of the opinion. Nesbitt Burns disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to Nesbitt Burns' attention after the date of the opinion.

     Nesbitt Burns, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Nesbitt Burns may have in the past provided certain investment banking services to Digi, and certain of its affiliates may have provided corporate banking services to Digi and NetSilicon from time to time for which they have received or will receive customary fees. Nesbitt Burns and certain of its affiliates may provide investment and corporate banking services to Digi and its affiliates in the future. Nesbitt Burns provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Digi or NetSilicon for its own account and for the accounts of customers.

     Pursuant to a letter agreement effective as of June 30, 2001, Digi engaged Nesbitt Burns to act as its financial advisor in connection with the possible acquisition of, or merger with, NetSilicon. Pursuant to the terms of the letter agreement, upon the consummation of the merger, Nesbitt Burns will be entitled to receive a fee of $575,000 from Digi in connection with the merger (a portion of which has been previously earned in connection with the engagement of Nesbitt Burns as financial advisor). Digi also has agreed to reimburse Nesbitt Burns for its reasonable out-of-pocket expenses, including counsel fees, and to indemnify Nesbitt Burns against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF FINANCIAL ADVISOR TO NETSILICON

     Thomas Weisel Partners LLC has acted as financial advisor to NetSilicon in connection with the merger. On October 24, 2001, Thomas Weisel Partners delivered to the board of directors of NetSilicon its oral opinion that, as of that date, the consideration to be received by the stockholders of NetSilicon was fair to such stockholders from a financial point of view. Thomas Weisel Partners subsequently restated its oral opinion, as of October 29, 2001, and also delivered to the board of directors of NetSilicon its written opinion, dated October 29, 2001, confirming its oral opinion. NetSilicon did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion.

     The full text of the Thomas Weisel Partners opinion is attached as Annex F to this joint proxy statement/prospectus. Stockholders of NetSilicon are urged to, and should, read this opinion carefully and in its entirety. We have, however, included the following summary of the Thomas Weisel Partners opinion.

     Thomas Weisel Partners directed its opinion to the board of directors of NetSilicon. The opinion does not constitute a recommendation to you as to how you should vote with respect to the transaction. The opinion addresses only the fairness of the consideration to be received by stockholders of NetSilicon from a financial point of view. It does not address the relative merits of the merger or any alternatives to the merger. Further, it does not address NetSilicon's underlying decision to proceed with or effect the merger. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act of 1933, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act of 1933. The Thomas Weisel Partners opinion includes statements to this effect.

     In connection with its opinion, Thomas Weisel Partners, among other things:

     - reviewed certain publicly available financial and other data with respect to NetSilicon and Digi, including the consolidated financial statements for recent years and interim periods to July 28, 2001 with respect to NetSilicon and June 30, 2001 with respect to Digi, and certain other relevant financial and operating data relating to NetSilicon and Digi made available to Thomas Weisel Partners from published sources and from the internal records of both companies;

     - reviewed the financial terms and conditions of the merger agreement;

     - reviewed certain publicly available information concerning the trading of, and the trading market for, NetSilicon's and Digi's common stock;

     - compared NetSilicon and Digi from a financial point of view with certain other companies in the communication technology industry generally which Thomas Weisel Partners deemed to be relevant;

     - considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the communication technology industry generally which Thomas Weisel Partners deemed to be relevant, in whole or in part, to the merger;

     - reviewed and discussed with representatives of the management of NetSilicon and Digi certain information of a business and financial nature regarding NetSilicon and Digi, furnished to Thomas Weisel Partners by them, including financial forecasts and related assumptions for NetSilicon and Digi;

     - made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with NetSilicon's counsel; and

     - performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

     In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify the information referred to above. Instead, with NetSilicon's consent, Thomas Weisel Partners relied on the information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions, in each case with NetSilicon's consent:

     - with respect to the financial forecasts for NetSilicon and Digi described above, Thomas Weisel Partners assumed for purposes of its opinion, upon the advice of management of NetSilicon and Digi, that (a) these forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management of NetSilicon and Digi at the time of preparation as to the future financial performance of NetSilicon and Digi, and (b) these forecasts provide a reasonable basis upon which Thomas Weisel Partners could form its opinion;

     - that there have been no material changes in NetSilicon's or Digi's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Thomas Weisel Partners;

     - that the merger that will be consummated in a manner that complies in all material respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations;

     - that the merger will be recorded as a purchase under generally accepted accounting principles;

     - that all non-voting shares of NetSilicon's common stock will convert into Digi's common stock or cash in connection with the merger on the same terms as the voting stock; and

     - that the transaction will be consummated in accordance with the terms described in the merger agreement without further amendment thereto, and without any waiver by NetSilicon of any of the conditions to any party's obligations thereunder.

     In addition, for purposes of its opinion:

     - Thomas Weisel Partners relied on advice of NetSilicon's counsel and independent accountants as to all legal and financial reporting matters with respect to NetSilicon, the merger and the merger agreement, including the legal status and financial reporting of litigation involving NetSilicon; and

     - Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of NetSilicon or Digi, nor was Thomas Weisel Partners furnished with any such appraisals.

     The Thomas Weisel Partners opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. The opinion expressed by Thomas Weisel Partners was rendered during a period of unusual volatility in the financial markets and may be affected by material developments in the economic, monetary and market and other conditions from those prevailing on the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the board of directors of NetSilicon. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

     Comparable Company Valuation Analysis. Based on public and other available information, Thomas Weisel Partners calculated the aggregate value, which Thomas Weisel Partners defined as equity value plus total debt less cash and cash equivalents, as a multiple of estimated revenue for companies in the communication technology industry for calendar years 2001 and 2002. Thomas Weisel Partners believes that the following 11 companies listed below have operations similar to some of the operations of NetSilicon, but noted that none of these companies has the same management, composition, size or combination of businesses as NetSilicon: 3Com Corporation, Advanced Electronics, Avocent Corporation, Cirrus Logic, Inc., Echelon Corporation, Lantronix, Inc., Network Technologies, Inc., Oak Technology, Inc., Peerless Systems Group, RadiSys Corporation and Standard Microsystems.

     The following table sets forth the multiples indicated by this analysis and the price per share range implied by the proposed merger:

                                                          IMPLIED PRICE PER
  AGGREGATE VALUE TO     NETSILICON     VALUATION RANGE      SHARE RANGE
  ------------------    -------------   ---------------   -----------------
2001 Estimated Revenue  $28.6 million      0.6x-6.3x        $2.01-$11.70
2002 Estimated Revenue  $37.4 million      0.5x-4.8x        $2.19-$11.70

     Thomas Weisel Partners noted that the per-share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, fell within the ranges indicated by this analysis.

     While the comparable company valuation analysis compared NetSilicon to 11 public companies in the communication technology industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

     Comparable Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated aggregate value as a multiple of revenue for the last 12 months, or LTM, and for the next 12 months, or NTM, in 11 particularly comparable acquisitions of communication technology companies that have been announced since March 2, 1998:

ANNOUNCEMENT DATE           NAME OF ACQUIROR                  NAME OF TARGET COMPANY
-----------------           ----------------                  ----------------------
October 1, 2001    GlobeSpan, Inc.                      Virata Corporation
July 2, 2001       RadiSys Corporation                  Microware Systems Corporation
October 27, 2000   Microchip Technology, Inc.           TelCom Semiconductor, Inc.
August 24, 2000    Zoran Corporation                    Nogatech, Inc.
January 28, 2000   International Rectifier Corporation  Zing Technologies, Inc.
July 29, 1999      Oak Technology, Inc.                 Xionics Document Technologies, Inc.
May 3, 1999        Texas Instruments Inc.               Integrated Sensor Solutions, Inc.
February 22, 1999  LSI Logic Corporation                SEEQ Technology, Inc.
December 22, 1998  STMicroelectronics NV                Vision Group PLC
November 2, 1998   Integrated Device Technology, Inc.   Quality Semiconductor, Inc.
March 2, 1998      Unitrode Corporation                 Benchmarq Microelectronics, Inc.

          The following table sets forth the multiples indicated by this analysis and the price per share range implied by the proposed merger:

                                                                             IMPLIED PRICE PER
AGGREGATE VALUE TO                          NETSILICON     VALUATION RANGE      SHARE RANGE
------------------                         -------------   ---------------   -----------------
LTM Revenue..............................  $32.6 million      0.6x-3.8x         $2.26-$8.66
NTM Revenue..............................  $31.2 million      1.3x-2.1x         $3.73-$5.36

     Thomas Weisel Partners observed that while the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, with respect to LTM revenue was within the range indicated by comparable transactions, such per share value with respect to NTM revenue fell below the range indicated by comparable transactions. Thomas Weisel Partners noted this fact, but as discussed below, comparable transactions analysis was just one of several analyses used by Thomas Weisel Partners to reach its fairness determination. No company or transaction used in the comparable company or comparable transactions analyses is identical to NetSilicon, Digi or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which NetSilicon, Digi and the transaction are being compared.

     Thomas Weisel Partners also calculated for these same 11 transactions premiums paid over the average share price of the acquired company as of five trading days and 20 trading days prior to the announcement of the acquisition offer, as well as the premiums paid over the average exchange ratio as of one trading day, five trading days and 20 trading days prior to the announcement of the acquisition offer.

     The following table shows the premiums paid over the share price of the acquired company with respect to these comparable acquisition transactions:

                                                                              IMPLIED PRICE PER
                                               NETSILICON   VALUATION RANGE      SHARE RANGE
                                               ----------   ---------------   -----------------
Premium Five Days Prior To Announcement......    $2.75          (3)%-79%         $2.65-$4.92
Premium 20 Days Prior To Announcement........    $2.51         (14)%-86%         $2.17-$4.66

     Thomas Weisel Partners noted that the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, fell within these ranges.

     The following table shows the premiums paid over the average exchange ratio with respect to these comparable acquisition transactions:

                                                                              IMPLIED PRICE PER
                                               NETSILICON   VALUATION RANGE      SHARE RANGE
                                               ----------   ---------------   -----------------
Premium One Day Prior To Announcement........    0.44x          (8)%-66%         $2.22-$3.98
Premium Five Days Prior To Announcement......    0.48x            4%-67%         $2.74-$4.39
Premium 20 Days Prior To Announcement........    0.48x         (12)%-82%         $2.32-$4.81

     Thomas Weisel Partners noted that the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, fell within these ranges.

     Technology Transactions Analysis. Thomas Weisel Partners reviewed the consideration and premiums paid in comparable acquisitions by acquirors in 63 selected transactions involving technology companies. The transactions selected were those with an aggregate value of at least $20 million and announced since January 1, 2000. Thomas Weisel Partners calculated the premiums paid in these transactions over the share price of the acquired company as of five trading days and 20 trading days prior to the announcement of acquisition offer, as well as the premiums paid over the average exchange ratio as of one trading day, five trading days and 20 trading days prior to the announcement of the acquisition offer.

     The following table shows the premiums paid over the average share price of the acquired company with respect to these technology transactions:

                                                                              IMPLIED PRICE PER
                                               NETSILICON   VALUATION RANGE      SHARE RANGE
                                               ----------   ---------------   -----------------
Premium Five Days Prior To Announcement......    $2.75        (52)%-141%         $1.32-$6.62
Premium 20 Days Prior To Announcement........    $2.51        (48)%-130%         $1.30-$5.77

     Thomas Weisel Partners noted that the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, fell within these ranges.

     The following table shows the premiums paid over the average exchange ratio with respect to these technology transactions:

                                                                              IMPLIED PRICE PER
                                               NETSILICON   VALUATION RANGE      SHARE RANGE
                                               ----------   ---------------   -----------------
Premium One Day Prior To Announcement........    0.44x        (54)%-120%         $1.10-$5.27
Premium Five Days Prior To Announcement......    0.48x        (58)%-113%         $1.11-$5.60
Premium 20 Days Prior To Announcement........    0.48x        (56)%-129%         $1.17-$6.03

     Thomas Weisel Partners noted that the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, fell within these ranges.

     Contribution Analysis. Based on public and other available information, Thomas Weisel Partners reviewed the estimated contribution of each of NetSilicon and Digi to estimated total revenues for the combined company for calendar year 2002. Thomas Weisel Partners then compared these contributions to the forecasted share ownership of the combined company to be owned by the stockholders of NetSilicon, assuming consummation of the merger as described in the merger agreement. This analysis indicated an implied percentage revenue contribution range for NetSilicon of approximately 10% to 37% in the combined company, as compared to the forecasted share ownership by the stockholders of NetSilicon of approximately 29.7% in the combined company based on the exchange ratio.

     Thomas Weisel Partners noted that with respect to this revenue contribution analysis, the implied per share value for NetSilicon ranged from (a) $1.15 to $2.62, based on Digi's aggregate value, which is calculated as equity value plus total debt less cash and cash equivalents and (b) $0.67 to $3.50, based on Digi's equity value, which is calculated on the basis of the closing stock price on October 29, 2001.

Thomas Weisel Partners observed that the per share value of the consideration to be received by the stockholders of NetSilicon in connection with the merger, $3.58, exceeded these ranges.

     The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the board of directors of NetSilicon. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of NetSilicon.

     In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NetSilicon and Digi. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the consideration to be received by NetSilicon's stockholders pursuant to the transaction, and were provided to the board of directors of NetSilicon in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     As described above, Thomas Weisel Partners' opinion and presentation were among the many factors that the board of directors of NetSilicon took into consideration in making its determination to approve, and to recommend that NetSilicon's stockholders approve, the merger agreement and the merger.

     Pursuant to the terms of an engagement letter, NetSilicon agreed to pay to Thomas Weisel Partners a customary financial advisory fee, a substantial portion of which will be received upon the consummation of the merger. The board of directors of NetSilicon was aware of this fee structure and took it into account in considering the Thomas Weisel Partners opinion and in approving the merger. Further, NetSilicon has agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

     NetSilicon selected Thomas Weisel Partners to act as its financial advisor in connection with the merger based on Thomas Weisel Partners' experience, expertise and reputation, and its familiarity with NetSilicon's business. Thomas Weisel Partners is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of NetSilicon for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

NETSILICON PROJECTIONS PROVIDED TO DIGI

     NetSilicon provided Digi with projections that NetSilicon prepared of its future financial performance for the fiscal years ending January 31, 2003 and 2004. The material portions of these projections reflected projected total revenues of approximately $39.0 million, and $62.0 million respectively, total costs and expenses of approximately $38.0 million and $59.0 million respectively, and earnings from operations of approximately $1.0 million and $3.0 million, respectively.

     The statements regarding NetSilicon's financial projections constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are subject to the safe harbors created under these sections. In light of the significant uncertainties inherent in forward-looking financial information of any kind, our including this information in this joint proxy statement/prospectus should not be regarded as a representation that the financial projections will be achieved. You are cautioned that these financial projections should not be regarded as fact and should not be relied upon as an accurate representation of future results. The projections were not examined, reviewed, or compiled by BDO Seidman, LLP, NetSilicon's independent auditors. BDO Seidman assumes no responsibility for the projections, they do not express any opinion or any other form of assurance on the projections, and they disclaim any association with the projections. The projections were not prepared in accordance with the standards for prospective financial information established by the American Institute of Certified Public Accountants. The financial projections were prepared by, and are the sole responsibility of, NetSilicon's management for internal budgeting and planning purposes and not for the purposes of the proposed merger. They were based on numerous subjective estimates and other assumptions and are inherently subject to significant uncertainties and contingencies. Further, there have been and will be differences between actual and forecasted results, and these differences may be material. As disclosed elsewhere in this joint proxy statement/prospectus under "Cautionary Statement Concerning Forward-Looking Statements," NetSilicon's business and operations are subject to substantial risks that increase the uncertainty inherent in the financial projections. Any of the factors disclosed under "Cautionary Statement Concerning Forward-Looking Statements" could cause the actual results to differ materially from the financial projections described above.

     The financial projections were prepared by NetSilicon in September 2001 as part of NetSilicon's normal forecasting process for 2003 and 2004, and do not reflect or take into account any circumstances or events occurring after that date. In addition, the financial projections were prepared on the assumption that NetSilicon remained an independent company, and it is highly likely that the contribution of NetSilicon's business to Digi's consolidated results will be different from NetSilicon's performance on a stand-alone basis. In analyzing the potential benefits of the transaction with NetSilicon, Digi did not assume that the financial projections provided by NetSilicon would be achieved. Digi and NetSilicon disclaim any duty to update or otherwise publicly revise the projections and make no representations as to whether the projections will be achieved.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF NETSILICON IN THE MERGER

     When considering the recommendation of NetSilicon's board of directors regarding the merger, NetSilicon stockholders should be aware that some of NetSilicon's directors and officers have interests in the merger that are different from, or in addition to, other stockholders' interests. NetSilicon's board of directors was aware of these interests before approving the merger agreement. The interests include the following:

     Ownership and Voting Stock.  As of                , 200  , the directors
and executive officers beneficially owned                shares of NetSilicon
common stock, including stock options to purchase                shares of
NetSilicon common stock, exercisable within 60 days of                , 200  ,
representing in the aggregate approximately      % of the outstanding shares of
NetSilicon common stock. Additionally, each of the directors and executive officers of NetSilicon who owns NetSilicon stock has agreed, pursuant to the terms of a voting agreement, to vote for the approval of the merger agreement and the merger.

     Accelerated Stock Option Vesting.  Assuming the completion of the merger as
of                , 2002, unvested options to purchase shares of NetSilicon
common stock held by NetSilicon's directors will vest and become immediately exercisable upon the completion of the merger and will be exercisable for the balance of their scheduled terms.

     Peterson Employment Agreement. NetSilicon has entered into an amended employment agreement with NetSilicon's Chairman and Chief Executive Officer, Cornelius Peterson, VIII, which takes effect on December 28, 2001 if the merger agreement has not been terminated and if Digi has no right to terminate the merger agreement on that date. This agreement provides that, in the event of a change of control, such as the merger, Mr. Peterson's unvested stock options will vest immediately and all of Mr. Peterson's stock options will remain in full force and effect and may be exercised at any time up to their latest possible date of expiration as set forth in each stock option agreement. Mr. Peterson will also receive a one-time payment of $740,000 on December 28, 2001. If the merger is not subsequently consummated, Mr. Peterson will receive an additional payment of $10,000, which, along with the $740,000, would constitute prepaid salary for a period of three years. If Mr. Peterson voluntarily terminates his employment prior to the end of that three-year period, he must repay the unearned portion of that prepaid salary.

     Additionally, pursuant to that agreement, NetSilicon has agreed to forgive the payment obligations of two promissory notes in the aggregate principal amount of $871,207.80 plus interest made by Mr. Peterson and provide additional payments necessary to cover any taxes owed by Mr. Peterson as a result of the forgiveness and the additional payment. These payments will be made on December 28, 2001 if the amended employment agreement takes effect.

     Under the agreement, if Mr. Peterson terminates his employment for good reason (as defined in the agreement) or is terminated without cause, Mr. Peterson is entitled to receive payment for accrued but unused vacation time, payment for unpaid reimbursable expenses, acceleration of unvested options and continuation of health coverage including obtaining a medicare supplement policy for Mr. Peterson and his spouse subject to the specific terms of the agreement. If, and only if, the merger is not consummated, he will also be entitled to receive continuation of his base salary (as defined in the agreement) for two years and a lump-sum cash payment equal to one year of salary (which payments will each be offset by the unearned portion of the prepaid salary described above).

     Additionally, if any payment or benefit to which Mr. Peterson is entitled under the employment agreement constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and as a result Mr. Peterson is subject to an excise tax, NetSilicon will pay to Mr. Peterson an additional amount, which is intended to make Mr. Peterson whole for payment of the excise tax. This "gross-up" amount will equal the amount of the excise tax (including the aggregate amount of any interest, penalties, fines or additions imposed in connection with the imposition or such excise tax), plus all income, excise and other applicable taxes imposed on Mr. Peterson under any federal, state or local government or taxing authority by reason of those payments.

     Finally, Mr. Peterson has also entered into an amended and restated employment agreement with Digi that will become effective only upon consummation of the merger and will continue for eighteen months after the consummation of the merger unless sooner terminated. Under this agreement, Mr. Peterson will serve as Digi's Senior Vice President of Business Development. The other terms of this agreement are substantially similar to the agreement Mr. Peterson currently has with NetSilicon.

     Sullivan Employment Agreement. NetSilicon and Digi have entered into an amended employment agreement with Daniel J. Sullivan, NetSilicon's Chief Financial Officer, in connection with the merger. Under this agreement, Mr. Sullivan's unvested stock options will vest immediately upon the consummation of a change of control, such as the merger. Mr. Sullivan's options with a per-share exercise price of $7.00 or less will become exercisable for Digi common stock for a period of 24 months following the consummation of the merger. Upon consummation of the merger, Digi will pay Mr. Sullivan a retention bonus of $80,000, which will be paid bi-weekly over a period of six months, provided that, if Mr. Sullivan's employment is terminated prior to the end of such six-month period for any reason other than termination by Digi without cause, Mr. Sullivan would not be entitled to any such payment and would be required to repay any amounts already paid to him. If Mr. Sullivan is terminated without cause during the six-month period, he would be entitled to the entire retention bonus. Additionally, Mr. Sullivan will receive a bonus of $80,000 upon consummation of the merger and an additional $80,000 six months following the consummation of the merger.

     In addition, Mr. Sullivan is entitled to receive a bonus equal to .0025% of the total merger consideration paid upon the successful completion of the merger.

     Finally, if any payment or benefit to which Mr. Sullivan is entitled constitutes a "parachute payment" pursuant to the Internal Revenue Code, and as a result is subject to an excise tax, Mr. Sullivan will receive an additional amount that is intended to make Mr. Sullivan whole for payment of the excise tax. This "gross-up" amount will equal the amount of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (including any interest or penalties imposed with respect to such taxes) and excise tax imposed upon the gross-up amount.

     Other Executive Officers' Employment Agreements. Digi has entered into other employment agreements with certain NetSilicon employees, which will take effect upon consummation of the merger. Digi has entered into an employment agreement with William Peisel which provides for 12 months of severance if he is terminated at any time without cause. In addition, Digi will recommend the issuance to him of stock options to purchase 50,000 shares of Digi common stock. Mr. Peisel's existing stock option agreements have also been amended in connection with the merger. Under the amendments, if Mr. Peisel's employment is terminated without cause or if he terminates his employment for good reason (as such terms are defined in the amended stock option agreements), his stock options will immediately vest and become exercisable for a period of 24 months following the date of termination.

     Pursuant to an amended employment agreement between Michael Evensen, NetSilicon and Digi, Digi will recommend the issuance to him of stock options to purchase 50,000 shares of Digi common stock that would vest and become exercisable for 24 months from the consummation of the merger. The agreement also provides for Mr. Evensen to be employed as a General Manager of Digi for a term of 24 months, and entitles him to participate in Digi's sales compensation plan. The agreement will automatically renew for successive one year periods unless terminated 60 days before the end of the term.

     Pursuant to an amended employment agreement between Hiroyuki Kataoka, NetSilicon and Digi, Mr. Kataoka will be entitled to received a gross payment of $500,000 immediately prior to the consummation of the merger. NetSilicon previously agreed to make this payment to Mr. Kataoka in connection with NetSilicon's purchase of certain assets of Dimatech Corp. In addition, Digi will recommend the issuance to him of stock options to purchase 50,000 shares of Digi common stock that would vest and become exercisable for 24 months from the consummation of the merger. The agreement provides for a 24-month employment term for Mr. Kataoka, unless he is sooner terminated, and entitles him to participate in Digi's sales compensation plan. The agreement will automatically renew for successive one year periods unless terminated 60 days before the end of the term.

     Directorship. After completion of the merger, Digi has agreed to appoint Cornelius Peterson, VIII, the Chairman of the Board and Chief Executive Officer of NetSilicon, to Digi's board of directors.

     Indemnification and Insurance. Under the merger agreement, for six years after the closing of the merger, Digi will cause the surviving company to indemnify NetSilicon's (or any of its subsidiaries') present and former directors, officers or employees for acts or omissions occurring before the completion of the merger to the extent provided under NetSilicon's articles of incorporation, bylaws or similar organizational document in effect on the date of the merger agreement. For six years after the closing of the merger, Digi will cause the surviving company to provide directors' and officers' liability insurance for acts or omissions occurring at or before the completion of the merger covering each such person currently covered by NetSilicon's directors' and officers' liability insurance policy on terms with respect to coverage and amount no less favorable than those in effect on the date of the merger agreement, but only to the extent that the cost of such insurance does not exceed 200% of the average annual premium currently paid by NetSilicon.

ACCOUNTING TREATMENT

     The merger will be accounted for as a "purchase" for financial reporting purposes. After the completion of the merger, the results of operations of NetSilicon will be included in the consolidated financial statements of Digi. The purchase price will be allocated to the acquired assets and liabilities based on their fair values. Any excess of cost over the fair value of the net tangible and identifiable intangible assets of NetSilicon acquired will be recorded as goodwill. No amortization expense will be recognized for the goodwill generated as a result of the merger, although such goodwill will be subject to periodic reviews for impairment. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this joint proxy statement/prospectus are preliminary and have been made solely for purposes of developing the unaudited pro forma financial information. For financial reporting purposes, the results of operations of NetSilicon will be included in Digi's statement of operations following the effective time of the merger and Digi's historical statements of operations will not be restated.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes material federal income tax consequences of the merger to holders of NetSilicon common stock, and to Digi, Dove Sub, and NetSilicon. The discussion is based on the current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations, interpretive rulings of the Internal Revenue Service, and court decisions, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the continuing validity of this summary.

     Holders of NetSilicon common stock should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to all stockholders in light of their particular circumstances. For example, the discussion may not be applicable to insurance companies, tax-exempt organizations, financial institutions, nonresident alien individuals, or foreign entities. Others with special considerations include those who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who acquired their shares in connection with stock options or in other compensatory transactions, who hold shares in a hedging transaction or as part of a straddle or conversion transaction, or who hold NetSilicon stock options to be assumed by Digi in the merger. In addition, the following discussion does not address the tax consequences of the merger under foreign, state, local, and other tax laws. The discussion assumes that the NetSilicon common stock is a capital asset in the hands of the holder.

     ACCORDINGLY, HOLDERS OF NETSILICON COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither Digi nor NetSilicon will request a ruling from the Internal Revenue Service in connection with the merger. The merger agreement provides that the obligation of NetSilicon and Digi to complete the merger is subject to the receipt of a written opinion from their respective legal counsel that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code. The condition regarding the receipt of the tax opinion may be waived, but neither NetSilicon nor Digi has any current intention to do so.

     The tax opinions will not bind the IRS or any court, and the IRS may assert a contrary position. The tax opinions will be subject to assumptions and qualifications, including the truth and accuracy of representations made by NetSilicon, Digi, and Dove Sub in certificates to be delivered to counsel.

     Subject to the limitations and qualifications referred to in this section and assuming that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the merger will generally result in the following federal income tax consequences to the holders of NetSilicon common stock and to Digi, Dove Sub, and NetSilicon:

     1. A holder of NetSilicon common stock generally will not recognize gain or loss with respect to shares of Digi common stock received in the merger.

     2. A holder of NetSilicon common stock generally will recognize gain, but not loss, equal to the lesser of the gain realized or the cash (other than cash received in lieu of a fractional share) received in the merger. The gain realized will equal the fair market value of the total consideration received in the merger minus the adjusted tax basis of the holder's NetSilicon common stock exchanged therefor.

     3. Gain recognized by a holder of NetSilicon common stock will generally be capital gain, but may, under some circumstances, constitute dividend income. See paragraph 9 below.

     4. The tax basis of the Digi common stock to be received by a holder of NetSilicon common stock (including fractional shares that are deemed to be issued) will be equal to the tax basis of the NetSilicon common stock surrendered in the merger, decreased by the cash received in the merger and increased by the amount of gain recognized as a result of the merger.

     5. The holding period of the Digi common stock received by a holder of NetSilicon common stock will include the holding period for the NetSilicon common stock exchanged therefor.

     6. A holder of NetSilicon common stock who receives cash in lieu of a fractional share of Digi common stock will be treated as having received a fractional share in the merger and then having received cash in exchange for the fractional share in a redemption described in
         Section 302(a) of the Internal Revenue Code. As a result, the holder will generally recognize capital gain or loss, measured by the difference, if any, between the amount of cash received in lieu of the fractional share and the holder's tax basis in the fractional share treated as having been redeemed.

     7. A holder of NetSilicon common stock who exercises appraisal rights and receives a cash payment for his or her stock generally should recognize capital gain or loss measured by the difference between the holder's tax basis in the stock and the amount of cash received, other than any amounts treated as interest.

     8. Gain or loss will generally not be recognized by Digi, Dove Sub, or NetSilicon as a result of the merger.

     9. Although gain recognized by a holder of NetSilicon common stock who exchanges such stock for Digi common stock and cash in the merger or who exercises appraisal rights and receives a cash payment may be capital gain, there are circumstances, in which all or part of the gain recognized by such holder would be treated as a dividend rather than capital gain. Such circumstances depend on the number of shares of NetSilicon common stock as to which NetSilicon stockholders elect to receive cash or exercise appraisal rights, the market price of Digi common stock as of the effective time of the merger, the number of Digi and NetSilicon common shares held by a holder and related parties, whether such NetSilicon shares are held at a gain and the amount thereof, and the amount of the accumulated earnings and profits of NetSilicon for federal income tax purposes. Because the application of dividend treatment depends in part upon each holder's particular circumstances, holders should consult their own tax advisors regarding the tax consequences of the merger to them. Holders who wish to avoid dividend treatment should consider forgoing the election to receive cash in the merger and instead sell on the open market some or all of the Digi common stock received in the merger.

     10. Certain noncorporate holders of NetSilicon common stock may be subject to backup withholding at a 30% rate on reportable payments received in exchange for NetSilicon common stock, including any amount received in lieu of fractional shares, or received by a noncorporate holder who exercises his or her dissenters' rights. Backup withholding generally will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies under penalties of perjury that such number is correct and that he or she is not subject to backup withholding on the substitute Form W-9 included in the enclosed letter of transmittal, or is otherwise exempt from backup withholding.

     If the merger fails to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, then NetSilicon stockholders would recognize taxable gain or loss with respect to each share of NetSilicon common stock surrendered equal to the difference between the stockholder's basis in the share and the sum of the cash and the fair market value, as of the effective time of the merger, of the Digi common stock received in exchange for the share. In such an event, a stockholder's aggregate basis in the Digi common stock so received would equal its fair market value and the stockholder's holding period for that stock would begin on the day after the effective time of the merger. In addition, NetSilicon would be treated as if it made a taxable sale or exchange of its assets.

     Each holder of NetSilicon common stock who participates in the merger will be required to incorporate in the holder's federal income tax return for the taxable year that includes the effective time of the merger a complete statement of facts relating to the merger and to retain permanent records showing the holder's tax basis in the NetSilicon common stock exchanged in the merger and the amount of Digi common stock and cash received therefor.

     THE PRECEDING DISCUSSION IS NOT A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. HOLDERS OF NETSILICON COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS, AND THE EFFECTS OF ANY CHANGES IN THE TAX LAWS.

REGULATORY MATTERS

     We are not aware of any significant regulatory approvals currently required for the merger. The present aggregate value of the merger consideration is such that the companies are not required to make the notice filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If the value increases materially, then we may have to make those filings.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

     All shares of Digi common stock received by NetSilicon stockholders in the merger are registered under the Securities Act and will be freely tradable without restriction by people who will not be "affiliates" of Digi after the merger or who were not "affiliates" of NetSilicon on the date of the NetSilicon stockholders meeting. Any of these "affiliates" may resell the Digi common stock received by him in the merger only if the shares are registered for resale under the Securities Act or an exemption from registration under the Securities Act is available. Those people may be permitted to effect resales under the safe-harbor provisions of Rule 145 under the Securities Act, or Rule 144 in the case of persons who become "affiliates" of Digi, or as otherwise permitted under the Securities Act. People who may be deemed to be "affiliates" of NetSilicon or Digi generally include individuals or entities that control, are controlled by, or are under common control with, NetSilicon or Digi, as applicable, and may include some officers and all directors of that party as well as principal stockholders of NetSilicon or Digi, as applicable. Sorrento Networks Corporation, as a holder of NetSilicon non-voting common stock, is not considered to be an affiliate of NetSilicon, and will not be considered an affiliate of Digi after the merger. We recommend that any of those people obtain advice of securities counsel before making any resale.

     The merger agreement provides that,

     - on or before the date of the NetSilicon stockholders meeting, NetSilicon will deliver to Digi a letter identifying all people who may be deemed to be affiliates of NetSilicon for purposes of Rule 145 under the Securities Act; and

     - on or before the date of the NetSilicon stockholders meeting, NetSilicon will use reasonable best efforts to cause each of its "affiliates" to deliver a written agreement to the effect that the "affiliate" will not offer or sell or otherwise dispose of any shares of Digi common stock received in the merger in violation of the Securities Act or the rules and regulations under the Securities Act.

     This joint proxy statement/prospectus does not cover resales of Digi common stock received by any person who may be deemed to be an "affiliate" of Digi or NetSilicon.
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                              THE MERGER AGREEMENT

GENERAL

     The following is a summary of the material terms of the merger agreement. The complete text of the merger agreement is incorporated by reference and attached as Annex A to this joint proxy statement/ prospectus. We encourage you to read the merger agreement in its entirety.

STRUCTURE OF THE MERGER

     Under the merger agreement, NetSilicon will merge with and into a wholly owned subsidiary of Digi. As a result of the merger, NetSilicon will effectively become a wholly owned subsidiary of Digi.

CLOSING; EFFECTIVE TIME

     The merger will become effective when we file certificates of merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts. However, we may agree to a later time and specify that time in the certificates of merger. We expect to file the certificates of merger and to complete the merger shortly after the stockholders meetings of Digi and NetSilicon, assuming the stockholders of both companies approve the merger and the other conditions in the merger agreement are satisfied or waived. See "-- Conditions to the Completion of the Merger" on
page   for a discussion of these conditions.

NETSILICON STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     Digi will assume 4,086,064 unexercised stock options to purchase shares of NetSilicon common stock with a per-share exercise price of $7.00 or less and 150,000 of such options issued to Cornelius Peterson, VIII with a per-share exercise price of $18.00. Once assumed, those options will be converted into options to acquire, on substantially the same terms as under the NetSilicon stock plan and related agreements under which they were granted, shares of Digi common stock equal to the number of shares of NetSilicon common stock subject to the options multiplied by .65. Those assumed options will have a per-share exercise price equal to the exercise price per share for the shares of NetSilicon common stock which were purchasable pursuant to the NetSilicon stock option divided by .65.

     Except as discussed above, Digi will not assume 1,044,525 NetSilicon stock options with a per-share exercise price greater than $7.00. These options are immediately exercisable in full until they terminate, by their terms, 30 days after the date of NetSilicon's notice to that effect, which will be mailed shortly after this joint proxy statement/prospectus is mailed.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary reciprocal representations and warranties by each of us to the other relating to:

     - corporate organization, standing, and qualification;

     - capitalization;

     - authorization, execution, and enforceability of the merger agreement;

     - whether entering into the merger agreement will conflict with our charter or bylaws, require consents or governmental approvals, or violate any laws, regulations or existing agreements;

     - documents filed by each of us with the SEC, including financial statements, and disclosure of liabilities;

     - the contents of the registration statement and this joint proxy statement/prospectus;

     - the absence of material changes or events;

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     - tax matters;

     - owned property;

     - material contracts;

     - intellectual property matters;

     - litigation;

     - compliance with applicable laws, and permitting and licensing requirements;

     - brokers and finders fees with respect to the merger;

     - employee benefit plans;

     - environmental matters;

     - insurance;

     - opinions of financial advisors;

     - required stockholder votes in connection with the merger;

     - relationships with our distributors, suppliers, and customers; and

     - in the case of NetSilicon, the amendment of its rights agreement to exempt the merger.

These representations and warranties do not survive the consummation of the merger.

CONDUCT OF BUSINESS

     During the period from the date of the merger agreement to the consummation of the merger, each of us must comply with agreements relating to the conduct of our respective businesses, except as otherwise permitted by the merger agreement or as consented to by the other party.

     Each of us has agreed that we will:

     - use our reasonable best efforts to preserve our assets, technology, and business organizations and to maintain our respective rights and franchises;

     - use our reasonable best efforts to keep available the services of our officers and key employees;

     - use our reasonable best efforts to maintain our existing relationships with customers, suppliers, and others having significant business relationships with us; and

     - conduct our business and operations in the ordinary and usual course consistent with past practice.

     The merger agreement prohibits each of us, except as otherwise permitted by the merger agreement or as consented to by the other party, from taking specific actions, including:

     - making any changes in our equity capital structure;

     - purchasing any shares of our capital stock or any options to purchase our capital stock or any securities convertible into our capital stock;

     - declaring any dividend or making any other distribution with respect to shares of our capital stock;

     - amending our organizational documents;

     - purchasing capital assets or making capital expenditures, with specified permitted exceptions;

     - purchasing any business or the stock of any corporation, or merging or consolidating with any person;

     - leasing, encumbering or otherwise disposing of our assets, except in the ordinary course of business consistent with past practice; or
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     - taking or omitting to take actions that would be reasonably likely to result in any of the conditions to the merger not being satisfied, or preventing, materially delaying, or materially impeding the consummation of the merger, with specified permitted exceptions.

     In addition, NetSilicon is prohibited from taking the following actions, except as permitted by the merger agreement or as consented by Digi:

     - issuing shares of NetSilicon capital stock or options to purchase its capital stock or securities convertible into its capital stock, with specified permitted exceptions, or designating any class or series of capital stock from its authorized but undesignated preferred stock;

     - incurring, assuming, or guaranteeing indebtedness for money borrowed, with specified permitted exceptions;

     - entering into new benefit plans or programs or severance or employment agreements;

     - granting increases in compensation or benefits of employees, officers, or directors, except as required by existing agreements or in the ordinary course of business consistent with past practice;

     - entering into or negotiating collective bargaining agreements, except as required by law;

     - changing or modifying existing accounting methods, principles, or practices, other than as required by generally accepted accounting principles;

     - entering into or adversely modifying material contracts;

     - paying or satisfying any material claims, with specified permitted exceptions;

     - releasing, granting, or transferring rights of material value, other than in the ordinary course of business consistent with past practice;

     - entering into agreements or arrangements with affiliates other than NetSilicon's wholly owned subsidiaries;

     - relinquishing material contractual or other rights or claims, with specified permitted exceptions; or

     - knowingly disposing of or permitting to lapse any of NetSilicon's material propriety rights, with specified permitted exceptions.

     Each of us has also agreed that we will not, other than in the ordinary course of business consistent with past practice, make any material tax election or settle or compromise any tax liability, and that we will notify each other of any request to extend the time to file any of our tax returns.

     In addition, we have each agreed to use reasonable efforts to obtain any third-party consents necessary to consummate the merger, and to notify each other of the failure to obtain any necessary consents.

ADDITIONAL AGREEMENTS

     Board of Directors' Covenant to Recommend. NetSilicon has agreed that its board of directors will recommend approval of the merger agreement and the merger by NetSilicon stockholders and will use its reasonable best efforts to solicit proxies in connection with the NetSilicon stockholders meeting in favor of the merger proposal. However, NetSilicon's board need not recommend approval of the merger agreement and the merger nor need it solicit those proxies if NetSilicon has received a superior acquisition proposal and the board determines that it wishes to recommend approval of the superior acquisition proposal. The concept of a "superior acquisition proposal" is explained below under "-- No Solicitation."

     Digi has agreed that its board of directors will recommend approval of the issuance of common stock in the merger by stockholders of Digi and will use it reasonable best efforts to solicit proxies in connection with the Digi stockholders meeting in favor of approval of the stock issuance.

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     No Solicitation.  NetSilicon may not, and may not permit any of its officers, directors, financial advisors, or other agents or representatives to, take any action to solicit any third-party acquisition offer. In the merger agreement, we define a third-party acquisition offer as any offer to:

     - acquire any shares of capital stock of NetSilicon or its subsidiaries;

     - merge or consolidate with NetSilicon or any of its subsidiaries; or

     - otherwise acquire, except to the extent not prohibited by the merger agreement, any significant portion of the assets of NetSilicon and its subsidiaries, taken as whole.

     If NetSilicon receives a third-party acquisition offer from any person or group that is an offer to acquire, by tender offer, merger, acquisition of assets, or otherwise, 40% or more of the outstanding shares or assets of NetSilicon, then NetSilicon and its officers, directors, financial advisors, or other agents or representatives to, may, directly or indirectly:

     - engage in discussions or negotiations concerning the offer;

     - disclose financial information, or any confidential or proprietary trade or business information, relating to NetSilicon;

     - afford access to its properties, books, or records; or

     - otherwise cooperate in any way with any person or group that it has reason to believe is considering a third-party acquisition offer;

only if NetSilicon has received from the offeror an executed confidentiality and standstill agreement that is no less favorable to NetSilicon than the confidentiality agreement dated May 17, 2001, between Thomas Weisel Partners and Digi and the Mutual Non-Disclosure Agreement dated May 25, 2001, between NetSilicon and Thomas Weisel Partners, and NetSilicon must provide to Digi all information provided to the offeror on a substantially concurrent basis and, before entering into discussions with such an offeror, the NetSilicon board determines in good faith, after consulting with its outside legal counsel and financial advisor, that the offer is reasonably likely to be more favorable to NetSilicon's stockholders than the merger with Digi and that financing, to the extent required, is committed or, in the good faith judgment of NetSilicon's board, is reasonably capable of being obtained by the offeror. We sometimes refer to a third-party acquisition offer that meets this requirement as a "superior acquisition proposal."

     NetSilicon has also agreed to advise Digi promptly of any third-party acquisition offer or any inquiry or request for information that NetSilicon reasonably believes could lead to or contemplates a third-party acquisition offer and the terms and conditions thereof, including the identity of the person making the offer, request or inquiry. NetSilicon is required to keep Digi informed in all material respects of the status and details of any third-party acquisition offer.

     NetSilicon has also agreed not to release any party from, or waive any provision of, any standstill agreement or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a third-party acquisition offer, unless its board of directors determines in good faith, after consultation with its outside legal counsel, that the action is necessary for it to comply with its fiduciary duties under Massachusetts law. NetSilicon is not required to refuse a request from any person who has signed a standstill agreement with NetSilicon to make a third-party acquisition offer to the Chief Executive Officer or the board of directors of NetSilicon if the board of directors determines in good faith, after consultation with its outside legal counsel, that the action is necessary for it to comply with its fiduciary duties under Massachusetts law.

     Employee Benefit Arrangements. Digi has agreed that, following the consummation of the merger, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full time by NetSilicon or its subsidiaries before the merger, all active NetSilicon employees employed full time by Digi or its subsidiaries after the merger will receive credit for all pre-merger service with NetSilicon or any subsidiary under any compensation, severance, welfare, pension, benefit, or savings plan of the surviving company, Digi, or any of its subsidiaries.
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     Indemnification and Insurance.  Digi has agreed that all rights to indemnification, expense advancements, and exculpation existing in favor of present or former directors, officers, or employees of NetSilicon or any of its subsidiaries under the charter, bylaws, or similar organizational documents of NetSilicon or any of its subsidiaries or by law as in effect on the date of the merger agreement will continue in effect for a period of at least six years after the effective time of the merger. Digi has also agreed, for at least six years following the merger, to cause the surviving company to maintain in effect either:

     - the current policy of directors' and officers' liability insurance maintained by NetSilicon with respect to claims arising from facts or events that occurred at or before the merger; or

     - a run-off policy or endorsement with respect to the current policy maintained by NetSilicon for claims asserted within six years after the merger arising from facts or events that occurred at or before the merger.

     However, if the amount of the insurance coverage required to maintain the current NetSilicon policy exceeds 200% of the amount currently expended by NetSilicon for that insurance coverage, Digi is required to maintain or provide only the most advantageous policies obtainable for an annual premium equal to no more than 200% of the amount currently expended by NetSilicon for that insurance coverage. In each case, the policy will name as insureds all present and former directors and officers of NetSilicon or its subsidiaries.

     Satisfaction of Conditions to the Merger; Notification. Each of us has agreed to use our reasonable efforts to take all actions necessary or advisable under applicable laws and regulations to complete the merger, including using reasonable efforts to cause the conditions precedent set forth under "-- Conditions to the Completion of the Merger" below to be satisfied.

     Listing of Digi Common Stock. Digi is required to prepare and submit a listing application with respect to the shares of Digi common stock to be issued in connection with the merger and to use reasonable efforts to obtain approval for the listing of those shares of Digi common stock on the Nasdaq National Market System.

     Governance. Digi has agreed that, at the closing of the merger, it will appoint Cornelius Peterson, VIII as a member of the board of directors of Digi.

EXPENSES

     Whether or not the merger is completed, NetSilicon and Digi will each pay its own costs and expenses incurred in connection with the merger agreement and the merger, except:

     - expenses (excluding legal, accounting, and other advisors' fees and expenses) incurred in connection with the filing and printing of the registration statement and the mailing of this joint proxy statement/prospectus will be shared equally by NetSilicon and Digi; and

     - as otherwise provided in the merger agreement, including the termination provisions described below.

CONDITIONS TO THE COMPLETION OF THE MERGER

     We are required to complete the merger only if the following conditions are met:

     - NetSilicon stockholders have approved the merger agreement and the merger and Digi stockholders have approved the issuance of Digi common stock in the merger;

     - the registration statement, of which this joint proxy statement/prospectus is a part, is effective under the Securities Act;

     - the shares of Digi common stock to be issued in the merger are authorized for listing on Nasdaq National Market System, subject to official notice of issuance;

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     - all waiting periods, if any, under the Hart-Scott-Rodino Act have expired or been terminated and all material foreign antitrust approvals have been obtained;

     - there is no pending litigation or administrative proceeding by any governmental, regulatory or administrative entity requesting an injunction, writ, order, judgment, or decree that is reasonably likely to result in an order that restrains or prohibits the completion of the merger or would have a material adverse effect on the combined company if the merger is completed; and

     - there is no injunction, writ, order, judgment, or decree directing that any of the transactions contemplated by the merger agreement not be completed.

     The conditions described above may be waived by both Digi and NetSilicon together, to the extent permitted under applicable law.

     In addition, the obligations of each party to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party contained in the merger agreement are true and correct in all material respects both as of the date of the merger agreement and immediately before the merger as if made on the date of the merger;

     - all obligations and agreements required to be performed and complied with by the other party on or before the date of the merger have been performed and complied with in all material respects;

     - neither the other party nor any of its subsidiaries having, since the date of the merger agreement, suffered any business interruption, damage or destruction of its properties, or other event that would be reasonably likely to have a material adverse effect on that party and its subsidiaries, taken as a whole; and

     - each party receives an opinion of counsel to the effect that the merger will be treated as a reorganization for federal income tax purposes.

     These conditions may be waived by either Digi or NetSilicon, as applicable.

     It is also a condition of Digi's obligation to effect the merger that no rights have become exercisable under NetSilicon's rights agreement. This condition may be waived by Digi.

     For purposes of the merger agreement, a material adverse effect means, with respect to NetSilicon or Digi, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its subsidiaries taken as a whole, or on that party's ability to complete the merger, other than any such effect resulting from (1) any change, event, occurrence, or condition generally applicable to the industry in which the party and its subsidiaries operate, (2) general economic or market conditions, or (3) the public announcement of the merger agreement.

TERMINATION

     We may agree in writing to terminate the merger agreement at any time without completing the merger, even after the stockholders of both companies have approved it. In addition, either of us may terminate the merger agreement if:

     - the merger has not been completed by March 15, 2002, provided that the failure to complete the merger is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

     - any of the conditions set forth above in the first paragraph of the section entitled "-- Conditions to the Completion of the Merger" become impossible to fulfill on or before March 15, 2002, provided that the condition has not been waived pursuant to the merger agreement and that the failure to fulfill the condition is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

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     - any of the conditions set forth above in the third paragraph of the section entitled "-- Conditions to the Completion of the Merger" become, with respect to the other party, impossible to fulfill on or before March 15, 2002, provided that the condition has not been waived pursuant to the merger agreement and that the failure to fulfill the condition is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

     - the stockholders of either party fail to approve the merger-related proposal on which they are voting; or

     - the other company's board of directors withdraws or adversely modifies its recommendation that its stockholders vote in favor of the proposal required to complete the merger.

     NetSilicon may terminate the merger agreement if, at any time before the NetSilicon special stockholders meeting, the board of directors of NetSilicon approves a transaction other than the merger that it determines is a superior acquisition proposal. However, before terminating the agreement:

     - NetSilicon must have complied with the provisions of the merger agreement relating to not soliciting alternative proposals to acquire NetSilicon discussed under "-- Additional Agreements -- No Solicitation," above; and

     - NetSilicon must have provided Digi with five business days' prior notice of its intention to enter into an alternative transaction, during which time Digi may make any adjustments to the terms and conditions of the merger agreement as would enable NetSilicon to proceed with the merger.

     The notice of termination will not be effective if Digi submits to NetSilicon, within this five-day period, a legally binding offer to enter into an amendment to the merger agreement within the five-day period unless the NetSilicon board of directors determines in good faith, after consultation with its advisors, that Digi's proposed amendment is not as favorable to NetSilicon's stockholders as the alternative transaction.

     Termination Fee and Expenses. NetSilicon has agreed that it will pay Digi a $2.5 million termination fee and reimburse up to $750,000 of Digi's out-of-pocket expenses incurred in connection with the merger agreement if:

     - Digi terminates the agreement as a result of the NetSilicon board of directors having withdrawn or adversely modified its recommendation of approval of the merger agreement and the merger;

     - NetSilicon terminates the merger agreement in order to enter into an alternative transaction under the circumstances described in the third paragraph under "-- Termination," above; or

     - if the following conditions occur:

      - an alternative transaction is proposed to NetSilicon and becomes publicly known before the termination of the merger agreement,

      - either party terminates the merger agreement as a result of the merger not having been completed by March 15, 2002, or the stockholders of either party having failed to approve merger agreement and the merger, and

      - within 12 months after termination, NetSilicon completes an alternative transaction with a third-party.

     A third-party acquisition is defined in the merger agreement as:

     - a transaction in which any third party acquires at least 40% of the outstanding shares of NetSilicon common stock, either by tender offer, exchange offer, or otherwise;

     - a merger or other business combination in which stockholders other than stockholders of NetSilicon own at least 40% of the surviving entity immediately after the merger; or

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     - any transaction in which a third party acquires assets of NetSilicon having a fair market value equal to at least 40% of all of the assets of NetSilicon and its subsidiaries, taken as a whole.

AMENDMENTS

     We may amend the merger agreement at any time before the merger. However, after the NetSilicon stockholders meeting, the amount and form of consideration to be received by NetSilicon stockholders may not be decreased or altered from that provided in the merger agreement without the approval of the NetSilicon stockholders.

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                             THE VOTING AGREEMENTS

     The following is a summary of the material provisions of the voting agreements. The complete text of the voting agreements is incorporated by reference and attached as Annexes B and C to this joint proxy statement/prospectus. We encourage you to read the voting agreements in their entirety.

     As an inducement to NetSilicon to enter into the merger agreement, each of the nine directors and executive officers of Digi have entered into a voting agreement with NetSilicon under which they have agreed to vote all of the shares of Digi common stock owned by them in favor of the issuance of Digi common stock in connection with the merger. These Digi stockholders own a total of 87,682 shares of Digi common stock, representing less than one percent of the Digi
common stock outstanding as of           , 200 .

     In addition, as an inducement to Digi to enter into the merger agreement, seven NetSilicon stockholders, each a director or executive officer of NetSilicon, have entered into a voting agreement with Digi under which they have agreed to vote all of the shares of NetSilicon voting common stock owned by them in favor of the merger agreement and the merger. These NetSilicon stockholders own a total of 100,531 shares of NetSilicon voting common stock, representing approximately 1.4% of the NetSilicon voting common stock outstanding as of
          , 200 .

     Each of these stockholders has agreed that, during the term of the voting agreement, at each meeting of his company's stockholders convened to consider and vote upon the merger-related proposals, the stockholder will vote, to the extent not voted by the person or persons appointed under the proxy granted pursuant to the voting agreement, all shares of common stock of the company owned of record by the stockholder at the record date in favor of the merger-related proposals. These stockholders have also agreed not to transfer or encumber any of the shares owned by them unless they give the other company prior written notice and the intended transferee agrees in writing to be bound by the voting agreement.

     Pursuant to the voting agreements, each of the stockholders granted an irrevocable proxy to certain executive officers of the other company, the power to vote, at any time before the termination of the voting agreement, all shares of common stock owned by the stockholder in accordance with the voting agreement.

                           THE STOCKHOLDER AGREEMENT

     The following is a summary of the material provisions of the stockholder agreement. The complete text of the stockholder agreement is incorporated by reference and attached as Annex D to this joint proxy statement/prospectus. We encourage you to read the stockholder agreement in its entirety.

     In connection with the execution of the merger agreement, Digi entered into a stockholder agreement with Sorrento Networks Corporation, holder of all of the outstanding shares of NetSilicon's non-voting common stock and NetSilicon's largest stockholder. In that agreement, Sorrento Networks has agreed to the following terms, among others:

     - Sorrento Networks will not seek any alternative offer for an acquisition of NetSilicon by anyone other than Digi;

     - Sorrento Networks will not exercise any statutory appraisal rights to which it may be entitled under applicable law;

     - Sorrento will elect to receive the maximum amount of cash available to it under the merger agreement;

     - following consummation of the merger, Sorrento Networks will not acquire any additional shares of Digi common stock and will not seek to change Digi's board of directors; and

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     - Sorrento will be subject to the following limitations on its ability to sell the shares of Digi common stock that it receives in the merger:

      - for the first six months following the merger, Sorrento may sell in any three-month period a number of shares not to exceed two percent of Digi's total outstanding shares of common stock;

      - after the initial six-month period, it may sell in any three-month period a number of shares not to exceed three percent of Digi's total outstanding shares of common stock;

      - at any time, Sorrento may sell shares pursuant to block trades, so long as the buyer meets certain standards; and

      - after the initial six-month period, so long as Sorrento holds at least five percent of Digi's outstanding common stock, Sorrento may require Digi to prepare and file a registration statement for Sorrento's resale of some or all of its shares.

Sorrento's post-closing agreements and restrictions will terminate once it holds less than five percent of Digi's outstanding common stock.

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                                   NETSILICON
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On March 2, 2001, NetSilicon filed a Current Report on Form 8-K to report its acquisition of Dimatech Corporation. NetSilicon purchased all of the equity securities of Dimatech pursuant to a stock purchase agreement, dated as of February 16, 2001, among Dimatech, Hiroyuki Kataoka, and NetSilicon.

     On September 15, 2000, NetSilicon filed a Current Report on Form 8-K to report its acquisition of the strategic network technology assets of Pacific Softworks, Inc. a subsidiary of PASW, Inc. The purchased assets, which represented substantially all of the assets of Pacific, were acquired pursuant to an asset purchase agreement, dated as of August 31, 2000.

     The following unaudited pro forma combined condensed statement of operations for the twelve-month period ended September 30, 2000, give effect to the acquisitions of Dimatech and Pacific as if they had occurred as of October 1, 1999.

     The following unaudited pro forma combined condensed statement of operations for the nine-month period ended June 30, 2001, give effect to the acquisition of Dimatech as if it had occurred as of October 1, 2000.

     The unaudited pro forma information is based on the historical financial statements of NetSilicon, Dimatech, and Pacific and was prepared using the purchase method of accounting. The unaudited pro forma combined condensed statements of operations and accompanying notes are qualified in their entirety and should be read in conjunction with the historical financial statements and accompanying notes of NetSilicon.

     NetSilicon has a fiscal year end of January 31 and, prior to the acquisitions, Dimatech and Pacific had fiscal year ends of December 31. The unaudited pro forma combined condensed statement of operations for the twelve-month period ended September 30, 2000 includes NetSilicon's and Dimatech's unaudited statements of operations for the twelve months ended September 30, 2000, and Pacific's unaudited statement of operations for the eleven-month period from October 1, 1999 through August 31, 2000. Pacific's operations for the one-month period from September 1, 2000 through September 30, 2000 are included in the NetSilicon statement of operations for the twelve-month period ended September 30, 2000. The unaudited pro forma combined condensed statement of operations for the nine-month period ended June 30, 2001 includes NetSilicon's unaudited statements of operations for the nine months ended June 30, 2001, and Dimatech's statement of operations for the period from October 1, 2000 through February 16, 2001. Dimatech's operations for the period from February 17, 2001 through June 30, 2001 are included in the NetSilicon statement of operations for the nine-month period ended June 30, 2001.

     The unaudited pro forma combined condensed financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma combined condensed financial information is intended for informational purposes only and is not necessarily indicative of the future results of operations of the consolidated company after the acquisitions, or the results of operations of the consolidated company that would have actually occurred had the acquisitions been effected as of the dates indicated above.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000

                                                      DIMATECH         PACIFIC
                                  NETSILICON, INC.   CORPORATION   SOFTWORKS, INC.    PRO FORMA        PRO FORMA
                                     HISTORICAL      HISTORICAL     HISTORICAL(1)    ADJUSTMENTS       COMBINED
                                  ----------------   -----------   ---------------   -----------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.......................      $33,883          $12,926         $ 1,651        $(10,243)(a)(b)   $38,217
Cost of sales...................       14,899            9,437             104          (8,899)(a)       15,541
                                      -------          -------         -------        --------          -------
Gross margin....................       18,984            3,489           1,547          (1,344)          22,676
                                      -------          -------         -------        --------          -------
Operating expenses:
  Sales and marketing...........        9,856            1,395           2,985          (1,344)(b)       12,892
  Research and development......        4,838                            1,660                            6,498
  General and administrative....        4,252                              106           1,001(c)         5,359
                                      -------          -------         -------        --------          -------
Total operating expenses........       18,946            1,395           4,751            (343)          24,749
                                      -------          -------         -------        --------          -------
Operating income (loss).........           38            2,094          (3,204)         (1,001)          (2,073)
Other income (expense), net.....          941              (70)            128                              999
                                      -------          -------         -------        --------          -------
Income (loss) before income
  taxes.........................          979            2,024          (3,076)         (1,001)          (1,074)
Income tax provision............                           891                                              891
                                      -------          -------         -------        --------          -------
Net income (loss)...............      $   979          $ 1,133         $(3,076)       $ (1,001)         $(1,965)
                                      =======          =======         =======        ========          =======
Net income per share, basic.....      $   .07                                                           $  (.14)
Net income per share, assuming
  dilution......................          .06                                                              (.14)
Weighted average shares,
  basic.........................       13,589                                              326(d)        13,915
Weighted average shares,
  assuming dilution.............       15,744                                              326(d)        13,915
                                                                                        (2,155)(e)

---------------

(1) These amounts reflect Pacific Softworks, Inc. statement of operations for the period from October 1, 1999 through August 31, 2000. Pacific's operations for the period from September 1, 2000 through September 30, 2000 are included in the NetSilicon statement of operations.

     The accompanying notes are an integral part of the pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2001

                                                                DIMATECH
                                           NETSILICON, INC.    CORPORATION     PRO FORMA        PRO FORMA
                                              HISTORICAL      HISTORICAL(1)   ADJUSTMENTS       COMBINED
                                           ----------------   -------------   -----------       ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales................................      $24,513           $4,295         $(3,502)(a)(b)   $25,306
Cost of sales............................       10,357            3,009          (3,000)(a)       10,366
                                               -------           ------         -------          -------
Gross margin.............................       14,156            1,286            (502)          14,940
                                               -------           ------         -------          -------
Operating expenses:
  Sales and marketing....................        8,348            1,498            (502)(b)        9,344
  Research and development...............        8,617                                             8,617
  General and administrative.............        4,076                               45(c)         4,121
                                               -------           ------         -------          -------
Total operating expenses.................       21,041            1,498            (457)          22,082
                                               -------           ------         -------          -------
Operating loss...........................       (6,885)            (212)            (45)          (7,142)
Other income, net........................          507              159                              666
                                               -------           ------         -------          -------
Loss before income taxes.................       (6,378)             (53)            (45)          (6,476)
Income tax provision (benefit)...........           46              (62)                             (16)
                                               -------           ------         -------          -------
Net (loss) income........................      $(6,424)          $    9         $   (45)         $(6,460)
                                               =======           ======         =======          =======
Net loss per share, basic................      $  (.46)                                          $  (.46)
Net loss per share, assuming dilution....         (.46)                                          $  (.46)
Weighted average shares, basic...........       13,900                              129(d)        14,029
Weighted average shares, assuming
  dilution...............................       13,900                              129(d)        14,029

---------------

(1) These amounts reflect Dimatech Corporation statement of operations for the period from October 1, 2000 through February 16, 2001. Dimatech's operations for the period from February 17, 2001 through June 30, 2001 are included in the NetSilicon statement of operations.

     The accompanying notes are an integral part of the pro forma financial information.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

     The accompanying unaudited pro forma combined condensed financial statements and related notes of NetSilicon are unaudited. In the opinion of NetSilicon management, the pro forma financial statements include all adjustments necessary for a fair presentation of NetSilicon's results of operations for the periods presented. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included in NetSilicon's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on May 1, 2001.

     In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited combined financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management of NetSilicon believes that the notes to the combined financial statements contain disclosures adequate to make the information presented not misleading.

2.  PURCHASE PRICE ALLOCATION AND ACQUISITION COSTS

     On February 16, 2001, NetSilicon purchased all of the equity securities of Dimatech. Prior to the acquisition, Dimatech was a major distributor of NetSilicon's product in Japan. On August 31, 2000, NetSilicon purchased the strategic network technology assets of Pacific. The purchased assets, which represented substantially all of the assets of Pacific, were acquired pursuant to an asset purchase agreement.

     The purchase prices have been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The following represents the purchase price allocation.

Cash........................................................  $  762,000
Accounts receivable.........................................   1,110,000
Other tangible assets.......................................     266,000
Customer list...............................................     351,000
Completed technology........................................   2,417,000
Workforce...................................................     377,000
Goodwill....................................................     134,000
                                                              ----------
  Total purchase price......................................  $5,417,000
                                                              ==========

     The combined purchase prices consisted of 332,000 shares of the common stock of NetSilicon valued at $3,511,000 based on the average NetSilicon stock price during a period of five business days before and after the respective acquisition dates, $250,000 of cash and assumed liabilities of approximately $969,000. NetSilicon incurred approximately $687,000 of costs associated with the acquisition, including fees for investment banking, legal, accounting and consulting services. These unaudited pro forma combined condensed financial statements do not reflect the provisions of Statement of Financial Accounting Standards Board No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets."

3.  PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the historical financial statements of NetSilicon, Dimatech, and Pacific based upon assumptions made by NetSilicon management for the purpose of preparing the unaudited pro forma combined condensed statements of operations.

          (a)  To eliminate the effect of sales made by NetSilicon to Dimatech.

          (b) To eliminate the effect of commissions paid by NetSilicon to Dimatech.

          (c) To record amortization expense for acquired intangible assets of both Dimatech and Pacific.

          (d) To record NetSilicon common shares issued in connection with the acquisitions of Dimatech and Pacific.

          (e) To reduce common equivalent shares attributable to NetSilicon stock benefit plans because their effect was anti-dilutive to the pro forma combined results of operations.

4.  PRO FORMA EARNINGS PER SHARE

     Basic earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus the effect of shares issued in connection with the acquisitions of Dimatech and Pacific. Diluted earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus shares issued in connection with the acquisitions of Dimatech and Pacific and the effect of dilutive potential common shares which consist of shares issuable under stock benefit plans.

                                      DIGI
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On October 30, 2001, Digi announced its proposed acquisition of NetSilicon. The acquisition of NetSilicon is subject to the approval of the stockholders of Digi and NetSilicon. The following unaudited pro forma combined condensed balance sheet as of June 30, 2001, the unaudited pro forma combined condensed statement of operations for the year ended September 30, 2000, and unaudited pro forma combined condensed statement of operations for the nine-month period ended June 30, 2001, give effect to the acquisition of NetSilicon as if it had occurred on June 30, 2001 for purposes of the balance sheet, as of October 1, 1999 for purposes of the statement of operations for the year ended September 30, 2000, and as of October 1, 2000 for purposes of the statement of operations for the nine-month period ended June 30, 2001. The unaudited pro forma information is based on the historical financial statements of Digi and NetSilicon, giving effect to the acquisition of NetSilicon by Digi as well as the acquisitions of Dimatech and Pacific by NetSilicon, as described in the
preceding pro forma financial statements on pages   through   of this joint
proxy statement/prospectus, under the purchase method of accounting and the adjustments as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The pro forma combined condensed balance sheet and the pro forma combined condensed statements of operations and accompanying notes are qualified in their entirety and should be read in conjunction with the historical financial statements of Digi and NetSilicon.

     The pro forma adjustments are based on estimates and assumptions available at the time of the filing of this joint proxy statement/prospectus that Digi and NetSilicon believe are reasonable under the circumstances. The fair value of the consideration will be allocated to the assets and liabilities acquired based upon the fair values of such assets and liabilities at the effective date of the acquisition. The estimates and assumptions will be adjusted, among other things, based upon an independent third-party appraiser's determination of the fair value of acquired intangible assets.

     Digi has a fiscal year end of September 30 while NetSilicon has a fiscal year end of January 31. As a result, the unaudited pro forma combined condensed balance sheet includes unaudited balance sheet information of both Digi and NetSilicon as of June 30, 2001. The unaudited pro forma combined condensed statement of operations for the year ended September 30, 2000 includes NetSilicon's unaudited pro forma combined condensed statement of operations for the twelve months ended September 30, 2000. The unaudited pro forma combined condensed statement of operations for the nine-month period ended June 30, 2001 includes unaudited statement of operations information of Digi and unaudited pro forma combined condensed statement of operations information of NetSilicon for the nine months ended June 30, 2001.

     Statement of operations information for Digi for the nine-month period ended June 30, 2001 has been retroactively restated to reflect the adoption of Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements" (SAB
101). Digi adopted SAB 101 during the fourth quarter of the fiscal year ended September 30, 2001. However, the effects of SAB 101 must be reflected retroactively to October 1, 2000 (the first day of fiscal year 2001).

     The pro forma combined condensed financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The pro forma combined condensed financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition been effected as of the dates indicated above.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 2001

                                                 DIGI
                                          INTERNATIONAL INC.   NETSILICON, INC.    PRO FORMA      PRO FORMA
                                              HISTORICAL          HISTORICAL      ADJUSTMENTS     COMBINED
                                          ------------------   ----------------   -----------     ---------
                                                                   (IN THOUSANDS)
                                                  ASSETS
Current assets:
  Cash and cash equivalents.............       $ 13,150            $ 8,092         $(15,000)(a)   $  6,242
  Marketable securities.................         37,190              3,437                          40,627
  Accounts receivable, net..............         23,636              3,607                          27,243
  Inventories, net......................         20,342              5,534              177(b)      26,053
  Other.................................          3,940                666                           4,606
                                               --------            -------         --------       --------
     Total current assets...............         98,258             21,336          (14,823)       104,771
Property, equipment and improvements,
  net...................................         22,809              2,261                          25,070
Intangible assets, net..................         22,321              1,598           47,953(d)      70,274
                                                                                     (1,598)(b)
Other...................................          1,615              2,743           (2,615)(b)      1,743
                                               --------            -------         --------       --------
     Total assets.......................       $145,003            $27,938         $ 28,917       $201,858
                                               ========            =======         ========       ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit
     agreements.........................       $  1,728                                           $  1,728
  Current portion of long-term debt.....            194                                                194
  Accounts payable......................          6,250            $ 1,239                           7,489
  Income taxes payable..................          1,251                191                           1,442
  Accrued expenses......................         11,237              4,131         $  6,580(f)      21,948
  Restructuring reserves................             21                                                 21
                                               --------            -------         --------       --------
     Total current liabilities..........         20,681              5,561            6,580         32,822
Long-term debt..........................          6,567                                              6,567
Net deferred income taxes...............          1,101                               7,176(g)       8,277
                                               --------            -------         --------       --------
     Total liabilities..................         28,349              5,561           13,756         47,666
                                               --------            -------         --------       --------
Stockholders' equity:
  Common stock..........................            164                140               63(a)         227
                                                                                       (140)(e)
  Additional paid-in capital............         71,780             29,496           40,085(a)     111,865
                                                                                    (29,496)(e)
  Retained earnings.....................         63,469             (7,276)           7,276(e)      60,969
                                                                                     (2,500)(c)
  Accumulated other comprehensive
     income.............................             93                 17              (17)(e)         93
                                               --------            -------         --------       --------
                                                135,506             22,377           15,271        173,154
Unearned stock compensation.............                                               (110)(a)       (110)
Treasury stock..........................        (18,852)                                           (18,852)
                                               --------            -------         --------       --------
     Total stockholders' equity.........        116,654             22,377           15,161        154,192
                                               --------            -------         --------       --------
     Total liabilities and stockholders'
       equity...........................       $145,003            $27,938         $ 28,917       $201,858
                                               ========            =======         ========       ========

     The accompanying notes are an integral part of the pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000

                                                 DIGI
                                          INTERNATIONAL INC.   NETSILICON, INC.    PRO FORMA      PRO FORMA
                                              HISTORICAL          PRO FORMA       ADJUSTMENTS     COMBINED
                                          ------------------   ----------------   -----------     ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................       $132,525            $38,217                        $170,742
Cost of sales...........................         62,872             15,541                          78,413
                                               --------            -------                        --------
Gross margin............................         69,653             22,676                          92,329
                                               --------            -------                        --------
Operating expenses:
  Sales and marketing...................         34,423             12,892                          47,315
  Research and development..............         20,175              6,498                          26,673
  General and administrative............         19,358              5,359         $  4,355(h)      29,072
  Impairment loss.......................         26,146                                             26,146
  Restructuring.........................          1,382                                              1,382
                                               --------            -------         --------       --------
Total operating expenses................        101,484             24,749            4,355        130,588
                                               --------            -------         --------       --------
Operating loss..........................        (31,831)            (2,073)          (4,355)       (38,259)
Other income (expense), net.............          2,668                999             (600)(i)      3,067
AetherWorks Corporation note recovery...          8,000                                              8,000
                                               --------            -------         --------       --------
Loss before income taxes................        (21,163)            (1,074)          (4,955)       (27,192)
Income tax (benefit) provision..........         (4,338)               891           (2,330)(j)     (5,777)
                                               --------            -------         --------       --------
Net loss................................       $(16,825)           $(1,965)                       $(21,415)
                                               ========            =======         ========       ========
Net loss per share, basic...............       $  (1.12)           $  (.14)        $ (2,625)      $  (1.00)
Net loss per share, assuming dilution...          (1.12)              (.14)                          (1.00)
Weighted average shares, basic..........         15,062             13,915            6,295(k)      21,357
                                                                                    (13,915)(e)
Weighted average shares, assuming
  dilution..............................         15,062             13,915            6,295(k)      21,357
                                                                                    (13,915)(e)

     The accompanying notes are an integral part of the pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE-MONTH PERIOD ENDED JUNE 30, 2001

                                                DIGI
                                         INTERNATIONAL INC.   NETSILICON, INC.    PRO FORMA       PRO FORMA
                                             HISTORICAL          PRO FORMA       ADJUSTMENTS      COMBINED
                                         ------------------   ----------------   -----------      ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................       $98,104             $25,306                         $123,410
Cost of sales..........................        46,816              10,366                           57,182
                                              -------             -------                         --------
Gross margin...........................        51,288              14,940                           66,228
                                              -------             -------                         --------
Operating expenses:
  Sales and marketing..................        23,187               9,344                           32,531
  Research and development.............        14,216               8,617                           22,833
  General and administrative...........        11,916               4,121         $  3,266(h)       19,303
  Restructuring........................          (230)                                                (230)
                                              -------             -------         --------        --------
Total operating expenses...............        49,089              22,082            3,266          74,437
                                              -------             -------         --------        --------
Operating income (loss)................         2,199              (7,142)          (3,266)         (8,209)
Other income (expense), net............         2,068                 666             (450)(i)       2,284
                                              -------             -------         --------        --------
Income (loss) before income taxes and
  cumulative effect of accounting
  change...............................         4,267              (6,476)          (3,716)         (5,925)
Income tax provision (benefit).........         2,091                 (16)          (3,959)(j)      (1,884)
                                              -------             -------         --------        --------
Net income (loss) before cumulative
  effect of accounting change..........       $ 2,176             $(6,460)        $    243        $ (4,041)
                                              =======             =======         ========        ========
Net income (loss) per share from
  continuing operations, basic.........       $   .14             $  (.46)                        $   (.19)
Net income (loss) per share from
  continuing operations, assuming
  dilution.............................           .14                (.46)                            (.19)
Weighted average shares, basic.........        15,206              14,029            6,295(k)       21,501
                                                                                   (14,029)(e)
Weighted average shares, assuming
  dilution.............................        15,229              14,029            6,295(k)       21,501
                                                                                   (14,029)(e)
                                                                                       (23)(k)

     The accompanying notes are an integral part of the pro forma financial information.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

     The unaudited pro forma combined condensed financial statements of Digi have been prepared on the basis of assumptions relating to the allocation of consideration paid to the acquired assets and liabilities of NetSilicon based on management's best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma combined condensed financial statements after a third party valuation and other procedures have been completed. Below are tables of the estimated acquisition costs and estimated purchase price allocation for NetSilicon:

Cash and fair value of Digi's common stock and common stock
  options issued............................................   $55,148,000
Direct acquisition costs....................................     1,500,000
                                                               -----------
     Total purchase price...................................   $56,648,000
                                                               ===========
Estimated fair value of net tangible assets acquired........   $13,261,000
Unearned stock compensation related to unvested portion of
  stock options issued......................................       110,000
Estimated fair value of:
  Acquired in-process research and development..............     2,500,000
  Identifiable intangible assets, net of deferred tax
     liabilities of $7,176,000..............................    11,224,000
Goodwill and assembled workforce............................    29,553,000
                                                               -----------
                                                               $56,648,000
                                                               ===========

2.  PRO FORMA ADJUSTMENTS

     (a) Adjustment reflects the components of the purchase consideration and related transaction costs, which includes $15,000,000 in cash, Digi's common stock with a market value of $33,158,000 and replacement stock options issued by Digi to certain NetSilicon common stock option holders with an estimated fair value of $6,990,000. The cash and Digi's common stock were issued in exchange for outstanding shares of NetSilicon's common stock and Digi's common stock options were issued in exchange for certain outstanding NetSilicon common stock options. The value of the Digi common stock was based on a per share value of approximately $5.27, calculated as the average market price of Digi's common stock during the five business days immediately preceding and subsequent to the date the parties reached agreement on terms and announced the proposed acquisition. The value of Digi's common stock options is based on the estimated fair value of these options, as of the date the transaction was announced, using the Black-Scholes valuation model. Unearned compensation of $110,000 has been recorded related to the intrinsic value of the unvested replacement common stock options for which future services are required to vest in the replacement portion of options.

     (b) These amounts represent adjustments to increase the carrying values of inventories and reduce the carrying values of intangible and other assets to their estimated fair values.

     (c) Digi is utilizing the alternative income valuation approach to determine the estimated fair value of the purchased in-process research and development. Management estimates that $2,500,000 of the purchase price represents the fair value of purchased in-process research and development that has not yet reached technological feasibility and will have no alternative future uses as of the acquisition date. This amount has been expensed as a non-recurring, non tax-deductible charge upon consummation of the acquisition. This amount is subject to adjustment following completion of the valuation to be prepared by an independent appraiser.

     (d) Goodwill (including assembled workforce) and intangible asset adjustments represent the consideration paid in excess of the fair value of net tangible assets acquired. The identifiable intangible assets included in the estimated purchase price allocation set forth in Note 1 is comprised principally of proven technology, customer maintenance contracts, license agreements, patents, trademark, and customer relationships with an estimated fair value of $18,400,000, and with estimated useful lives ranging from three to ten years. The remaining unallocated portion of the purchase price in excess of the fair value of tangible net assets represents goodwill and assembled workforce. Goodwill and assembled workforce are not amortized in accordance with the provisions of Statement of Financial Accounting Standards Board No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." Digi has not yet adopted Statement of Financial Accounting Standards Board No. 142 "Goodwill and Other Intangible Assets". The estimated fair value of intangible assets and goodwill is subject to adjustment following completion of the valuation to be prepared by an independent appraiser.

     (e) Adjustments reflect the elimination of the existing stockholders' equity of NetSilicon.

     (f)  Amount represents accrual for the following items:

Digi's direct acquisition costs.............................   $1,500,000
NetSilicon's acquisition related costs......................    2,500,000
Compensation payable to certain members of NetSilicon
  management upon change in control.........................    2,580,000
                                                               ----------
     Total..................................................   $6,580,000
                                                               ==========

     (g) Amount represents the deferred tax liabilities generated as a result of the acquisition of identifiable intangible assets assuming a blended U.S. federal and state statutory income tax rate of 39%.

     (h) Adjustment represents amortization of acquired identifiable intangibles of NetSilicon based on estimated lives ranging from three to ten years. In addition, the amortization of unearned stock compensation (as the stock options vest) of $55,000 and $41,000 for the year ended September 30, 2000 and the nine-month period ended June 30, 2001, respectively, is included in this adjustment. The amortization of acquired identifiable intangibles will differ when the purchase price allocation is finalized based on the completion of the independent third party valuation and other procedures. Goodwill amortization is not recorded in accordance with the provisions of Statement of Financial Accounting Standards Board No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets."

     (i) Adjustments represent interest income assumed to be foregone at a weighted-average rate of 4% due to the cash paid for the acquisition of NetSilicon.

     (j) Adjustments to income tax provision relating to intangible asset amortization and adjustment (i) assuming a blended U.S. federal and state statutory income tax rate of 39%. In addition, the utilization of NetSilicon operating losses in the Digi consolidated income tax provision is reflected in this adjustment.

     (k)  Adjustment relates to the following items:

     - To reflect the increase in weighted average basic shares and weighted average dilutive shares outstanding for the common stock and common stock options issued in connection with the acquisition. Pro forma basic earnings per common share for the periods presented were calculated assuming that 6,295,000 shares of Digi common stock issued in connection with the acquisition were issued at the beginning of the periods presented.

     - For the nine-month period ended June 30, 2001, pro forma diluted earnings per common share excludes 23,000 shares of Digi historical common equivalent shares because their effect was antidilutive on a combined pro-forma basis.

     - Common equivalent shares attributable to the common stock options issued by Digi in connection with the acquisition, to replace existing NetSilicon common stock options (2,900,000 Digi common stock options), were excluded in determining the weighted average dilutive shares outstanding for the year ended September 30, 2000 and the nine-month period ended June 30, 2001, because their effect was antidilutive.

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          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES AND DIVIDENDS

     Digi's common stock is listed on the Nasdaq National Market System under the symbol "DGII," and NetSilicon's common stock is listed on the Nasdaq National Market System under the symbol "NSIL." The table below sets forth, for the calendar periods indicated, the high and low sale prices of NetSilicon's common stock and Digi's common stock as reported on the Nasdaq National Market System, in each case based on published financial sources. Neither company has ever paid dividends on its common stock.

                                                               DIGI COMMON       NETSILICON
                                                                  STOCK         COMMON STOCK
                                                              --------------   ---------------
                                                               HIGH     LOW     HIGH     LOW
                                                              ------   -----   ------   ------
2000:
First Quarter...............................................  $15.13   $8.19   $49.00   $15.38
Second Quarter..............................................  $ 9.63   $4.63   $35.00   $14.19
Third Quarter...............................................  $ 9.06   $6.00   $35.94   $18.06
Fourth Quarter..............................................  $ 9.25   $5.38   $21.38   $ 2.25
2001:
First Quarter...............................................  $ 8.13   $5.41   $ 8.13   $ 3.38
Second Quarter..............................................  $10.40   $4.50   $ 6.08   $ 2.50
Third Quarter...............................................  $ 9.50   $4.70   $ 5.35   $ 1.66
Fourth Quarter (through                , 2001)..............  $        $       $        $

     On October 30, 2001, the last trading day before the public announcement of the execution of the merger agreement, the closing price of Digi common stock was $5.43 per share, and the closing price of NetSilicon common stock was $2.60
per share. On                , 200 , the last trading date before the printing
of this joint proxy statement/prospectus, the closing price of Digi common stock
was $     per share, and the closing stock price of NetSilicon common stock was
$     per share. You should obtain current market quotations before making any decisions with respect to the merger.

POST-MERGER DIVIDEND POLICY

     Digi has never declared or paid any cash dividends on its common stock and does not anticipate declaring or paying dividends on its common stock in the foreseeable future.

                                 THE COMPANIES

DIGI

     This joint proxy statement/prospectus is accompanied by a copy of Digi's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and a copy of Digi's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, both of which are attached as Annex H and Annex I, respectively. Those documents contain detailed financial and other information about Digi and are hereby incorporated by reference in this joint proxy statement/prospectus.

     Digi is a leading provider of data communications hardware and software for server-based remote access, fax, routing, modem pooling and Web applications. Digi also provides serial port and local area network (LAN) connectivity solutions. Digi products enable a virtually unlimited number of users to be connected locally or remotely to a LAN or to multi-user systems. The company's products provide asynchronous and synchronous data transmissions for multiple connections. Digi's products are compatible with all personal computer platforms. Digi's primary product lines are its multi-port serial adapters, terminal servers, multi-function communications adapters, Universal Serial Bus, and LAN connectivity products.

     Digi sells its products through a global network of distributors, systems integrators, value added resellers and original equipment manufacturers. The company also sells direct to select accounts and the government. Internationally, Digi sells and markets its products through 180 distributors in more than 65 countries and has sales offices located throughout North America, Europe, Australia and Asia. More than 650 value added resellers participate in the Digi Partner Program. Digi maintains strategic partnerships with other industry leaders to develop and market technology solutions. These include most major communications software vendors, operating system suppliers, and computer hardware manufacturers. Digi's customer base includes many of the world's largest companies. The company has original equipment manufacturer relationships with leading vendors, allowing them to ship the company's boards with their systems.

NETSILICON

     NetSilicon develops and markets embedded Ethernet networking solutions, which combine advanced microprocessors and software, to manufacturers building intelligent, network-enabled devices. NetSilicon's products provide intelligent devices and embedded systems with the ability to communicate over standards-based local area networks, or LANs, and the Internet, enabling the development of new embedded systems applications. NetSilicon's customers operate in a broad array of markets including telecommunications and telephony, industrial automation, office imaging, building automation and control, home automation, data acquisition, point-of-sale, and wireless access. NetSilicon's devices are incorporated into office imaging equipment, including printers, scanners, fax machines, copiers and multi-function devices manufactured by over 20 original equipment manufacturers including Minolta, Ricoh, Sharp and Xerox. NetSilicon's products are also in various stages of incorporation into the design and manufacture of other intelligent devices including power plant automation equipment, medical data collection and monitoring devices, Internet/Ethernet cameras for security, voice-over-IP telephones, point-of-sale scanners, scales and teller machines, networked exercise equipment, and utility measurement and environment monitoring equipment.

     NetSilicon was incorporated in Massachusetts in April, 1984 under the name of Digital Products, Inc. In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc., acquired sole ownership of the NetSilicon through a merger with a newly formed corporation in exchange for Sorrento common stock in a transaction accounted for as a pooling of interests. NetSilicon was a wholly owned subsidiary of Sorrento from the date of the acquisition through NetSilicon's initial public offering on September 15, 1999.

                       DESCRIPTION OF DIGI CAPITAL STOCK

     The authorized capital stock of Digi consists of 60 million shares of
common stock, par value $.01 per share, of which                shares were
outstanding on                , 200  , and 2 million shares of preferred stock,
par value $.01 per share, none of which is outstanding.

COMMON STOCK

     Each holder of Digi common stock is entitled to one vote per share on all matters voted upon by Digi's stockholders. Common stockholders have no preemptive or other rights to subscribe for additional shares or other securities of Digi. There are no cumulative voting rights, and, accordingly, holders of a majority of the outstanding shares of Digi common stock will be able to elect all of the members of Digi's board of directors.

     Common stockholders are entitled to dividends in any amounts as may be declared by Digi's board of directors from time to time from funds legally available therefor, but Digi has no present intention of paying any dividends. In the event of a liquidation, the common stockholders are entitled to share ratably in any of Digi's assets remaining after payment in full of creditors and preferred stockholders to the extent of any liquidation preferences.

     The outstanding shares of Digi common stock are validly issued, fully paid, and nonassessable.

PREFERRED STOCK

     Digi's board of directors is authorized, pursuant to Digi's restated certificate of incorporation, to issue one or more series of preferred stock with respect to which the board, without stockholder approval, may determine voting, conversion and other rights which could adversely affect the rights of holders of common stock. The rights of the holders of the common stock would generally be subject to the prior rights of the preferred stock with respect to dividends, liquidation preferences and other matters. Among other things, preferred stock could be issued by Digi to raise capital or to finance acquisitions. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of Digi. Digi has no present plans to issue any shares of preferred stock.

SHARE RIGHTS PLAN

     Under the rights agreement dated as of June 10, 1998 between Digi and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as amended by an amendment dated as of January 26, 1999, each share of Digi common stock has attached one preferred-share purchase right. Each right entitles the registered holder to purchase from Digi one one-hundredth of a Series A Junior Participating Preferred Share, $.01 per share par value, at a price of $115 per one one-hundredth of a preferred share, subject to adjustment.

     Until the distribution date, as described below:

     - the rights will be evidenced by common stock certificates and will be transferred with, and only with, the shares of common stock,

     - new common stock certificates issued after the record date upon transfer or new issuance of shares of common stock will contain a notation incorporating the rights agreement by reference, and

     - the surrender for transfer of any common stock certificate, even without the notation or a copy of the summary of rights attached to the certificate, will also constitute the transfer of the rights associated with the shares of common stock represented by the certificate.

     As promptly as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the shares of common stock as of the close of business on the distribution date and the separate rights certificates alone will evidence the rights.

     The rights will separate from the shares of common stock and a distribution date for the rights will occur upon the earlier of:

     - the close of business on the fifteenth day following a public announcement that a person or group of affiliated or associated persons has become an "acquiring person" -- i.e., has become, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding shares of common stock, or

     - the close of business on the fifteenth day following the commencement or public announcement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding shares of common stock, or any later date as may be determined by the board of directors prior to a person or group of affiliated or associated persons becoming an acquiring person.

     The rights are not exercisable until the distribution date. The rights will expire on June 30, 2008, unless extended or earlier redeemed or exchanged by Digi as described below.

     If any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights that are or were beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise thereof at the then current exercise price of the right that number of shares of common stock having a market value of two times the exercise price of the right, subject to certain possible adjustments.

     If after the distribution date or within 15 days prior thereto, Digi is acquired in certain mergers or other business combination transactions, other than a transaction for at least the same per-share consideration with a person who acquired shares of common stock through a tender offer or exchange offer for all outstanding shares of common stock approved by the board of directors in accordance with the preceding paragraph or any wholly owned subsidiary of the person, or 50% or more of the assets or earning power of Digi and its subsidiaries, taken as a whole, are sold after the distribution date or within 15 days prior thereto, in one or a series of related transactions, each holder of a right, other than rights which have become void under the terms of the rights agreement, will thereafter have the right to receive, upon exercise of the right at the then current exercise price, that number of common shares of the acquiring company or, in certain cases, one of its affiliates, having a market value of two times the exercise price of the right.

     At any time prior to the close of business on the twentieth day after a public announcement that a person or group of affiliated or associated persons has become an acquiring person, the board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right, subject to adjustment, payable in cash; provided, however, that any redemption may occur after any person becomes an acquiring person only if there has not been a change in control of the board of directors. The period of time during which the rights may be redeemed may be extended by the board of directors if no change of control has occurred or if no person has become an acquiring person. The redemption of the rights may be made effective at the time, on the basis and with the conditions that the board of directors, in its sole discretion, may establish.

     The terms of the rights may be amended by the board of directors, subject to certain limitations after the distribution date, without the consent of the holders of the rights, including an amendment prior to the date a person or group of affiliated or associated persons becomes an acquiring person to lower the 20% threshold for exercisability of the rights to not less that the greater of:

     - the sum of .001% and the largest percentage of the outstanding shares of common stock then known by Digi to be beneficially owned by any person or group of affiliated or associated persons, subject to certain exceptions, or

     - 10%.

     Until a right is exercised, the holder will have no rights as a stockholder of Digi, including, without limitation, the right to vote or to receive dividends.

CERTAIN CHARTER AND BY-LAW PROVISIONS

     Digi's restated certificate of incorporation and amended and restated by-laws contain certain provisions, described below, that could delay, defer or prevent a change in control of Digi if the board determines that a change in control is not in the best interests of Digi and its stockholders, and could have the effect of making it more difficult to acquire Digi or remove incumbent management.

     Classified Board. Pursuant to the restated certificate of incorporation, directors of Digi are divided into three classes and elected to serve staggered three-year terms. Under Delaware law, directors serving staggered terms can be removed from office only for cause.

     Action by Written Consent. Digi's restated certificate of incorporation provides that all stockholder action by written consent must be unanimous.

     Special Meetings of Stockholders. Special meetings of stockholders may be called for any purpose by the chairman of the board of directors or the president of Digi, and must be called by either of those officers upon the written request of a majority of the board or a duly authorized committee of the board. Stockholders do not have the power to call a special meeting.

     Nomination Procedures. The amended and restated by-laws establish procedures, including advance-notice procedures, with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. In general, notice must be received by Digi not less than 60 days prior to meetings of stockholders of Digi.

     Vacancies. A vacancy on the board of directors occurring for any reason, including vacancies due to removal for cause, death, resignation or a newly created directorship, may be filled for the remainder of the term by the stockholders or by the board by vote of a majority of the remaining directors, though less than a quorum.

     Amendment of By-Laws. Digi's restated certificate of incorporation gives the board of directors of Digi the power to adopt, amend, and repeal Digi's amended and restated by-laws. This authority gives the board of directors flexibility by enabling it to amend the amended and restated by-laws in response to changed circumstances without waiting for the next annual meeting of stockholders or incurring the delay and expense associated with calling and holding a special meeting of stockholders. Stockholders of Digi have the power to adopt, amend, or repeal the amended and restated by-laws of Digi, but only with the affirmative vote of at least 80% of the outstanding voting stock.

     Limitations of Liability. Digi's restated certificate of incorporation limits the liability of directors, in their capacity as directors, to the full extent permitted by Delaware law. It provides that directors shall not be liable to Digi and its stockholders for monetary damages for a breach of their fiduciary duty, except:

     - for any breach to the director's duty of loyalty to Digi or its stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

     - for dividends, stock repurchases, and other distributions made in violation of Delaware law, and

     - for any transaction from which the director derived an improper personal benefit.

     These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. The above provisions also may not limit director liability for violations of, or relieve them from the necessity of complying with, federal securities laws.

     Restrictions on Transactions with Affiliates. Generally, the affirmative vote of the holders of a majority of the outstanding shares of Digi's voting stock entitled to vote on the merger is necessary to authorize any agreement for consolidation, merger, or sale or other disposition of all or substantially all of Digi's assets. However, Digi's restated certificate of incorporation provides that if any transactions involve a beneficial holder of 20% or more of Digi's outstanding voting stock or a liquidation or dissolution of Digi proposed by a substantial stockholder, or in the case of certain other specified transactions involving a substantial stockholder, whether or not they otherwise require a stockholder vote, the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of Digi is required to authorize the transactions. The special voting requirements do not apply if the transaction is first approved by a majority of the directors, other than the 20% stockholder or related parties, who were members of the board of directors prior to the time that the substantial stockholder acquired his or her stock holdings, or whose election or nomination for election to the board was approved by a majority of the directors, or if the consideration required to be paid in the transaction meets certain fair price criteria and is either cash or the same type of consideration used by the substantial stockholder in acquiring beneficial ownership of its largest portion of Digi's capital stock. A vote of at least 80% of the outstanding shares of Digi's voting stock is required to amend this special voting provision. Other amendments to Digi's restated certificate of incorporation require an affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

     The requirement of a supermajority vote to approve certain corporate transactions and certain amendments to Digi's restated certificate of incorporation and amended and restated by-laws could enable a minority of Digi's stockholders to exercise veto powers over any transactions and amendments.

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

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock of Digi is Wells Fargo Bank Minnesota, N.A.

                                APPRAISAL RIGHTS

DIGI STOCKHOLDERS

     Under Delaware law, Digi's stockholders will not have any appraisal rights in connection with the merger.

NETSILICON STOCKHOLDERS

     If the merger becomes effective, a stockholder of NetSilicon who does not vote in favor of the merger and who follows the procedures prescribed under the Massachusetts Business Corporation Law ("MBCL") may require NetSilicon to pay the fair value, determined as provided under the MBCL, for the dissenting shares held by the stockholder. The following is a summary of Sections 85 through 98 of the MBCL, which sets forth the procedures for NetSilicon stockholders to object to the proposal to approve the merger agreement and the merger and demand statutory appraisal rights. The full text of Sections 85 through 98 is attached as Annex G to this joint proxy statement/prospectus. Failure to follow those provisions exactly could result in the loss of your appraisal rights. You should
also refer to "The Merger -- Federal Income Tax Consequences" on page      for a
discussion of the tax consequences of exercising appraisal rights.

     NetSilicon stockholders who desire to exercise their appraisal rights must satisfy each of the applicable conditions of Sections 85 through 98. A written objection to the proposed merger agreement stating that the stockholder intends to demand payment for his shares must be filed with NetSilicon before the vote on the proposal relating to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy vote abstaining from or voting against the merger agreement. Voting against, abstaining from voting, or failing to vote with respect to the merger agreement alone will not constitute a demand for appraisal for purposes of Massachusetts law. NetSilicon stockholders electing to exercise their appraisal rights must not vote for approval of the merger agreement. If a stockholder returns a signed proxy but does not specify a vote against approval of the merger agreement or a direction to abstain, the proxy will be voted "FOR" the merger agreement, which will have the effect of waiving that stockholder's appraisal rights.

     A demand for appraisal must reasonably inform NetSilicon of the identity of the NetSilicon stockholder and that the NetSilicon stockholder intends to demand the appraisal of his shares. Accordingly, a demand for appraisal must be executed by or for the NetSilicon stockholder of record, fully and correctly, as that stockholder's name appears on the certificate evidencing the dissenting shares. If the dissenting shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the demand must be executed by or for the fiduciary. If the dissenting shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorizing agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

     A NetSilicon stockholder who elects to exercise appraisal rights should deliver his written demand to NetSilicon, Inc., 411 Waverley Oaks Road, Bldg. 227, Waltham, MA 02452, Attn: Chief Financial Officer, prior to the vote concerning approval of the merger agreement and the merger taken at the special meeting. The written demand for appraisal should specify the stockholder's name and mailing address, that the NetSilicon stockholder objects to the proposal regarding the merger agreement and the merger, and that he is demanding appraisal of his shares of NetSilicon common stock.

     Within 10 days after the merger becomes effective, NetSilicon must notify by registered or certified mail each stockholder who has satisfied the requirements for demanding appraisal that the merger has become effective. The notice from NetSilicon will not create any rights in its recipient to demand payment for his shares of NetSilicon common stock.

     If, within 20 days after the date NetSilicon mails the notice, any stockholder to whom NetSilicon was required to give notice demands in writing payment from NetSilicon for his shares of NetSilicon common stock, NetSilicon shall pay to such objecting stockholder the fair value of his NetSilicon common stock within 30 days after the expiration of the period during which such demand may be made. These written demands may be filed with NetSilicon c/o Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attn: Chief Financial Officer. If during this 30-day period NetSilicon and the objecting stockholder are unable to agree as to the value of the NetSilicon common stock, either party may, within four months after the expiration of the 30-day period, demand a determination of the value of the shares of NetSilicon common stock of all such objecting stockholders by filing a bill in equity in the superior court in Middlesex County, Massachusetts.

     Any objecting stockholder who decides to file a bill in equity must do so on his own behalf and on behalf of all other objecting stockholders who have demanded payment for their shares and with whom NetSilicon has not reached an agreement as to the value thereof. Service of the bill must be made upon NetSilicon by subpoena with a copy of the bill attached. NetSilicon will file with its answer a duly verified list of all other objecting stockholders and the objecting stockholders will then be deemed to have been added as parties to the bill. NetSilicon will then give notice in the form, and returnable on the date, ordered by the court to each objecting stockholder by registered or certified mail to the last known address as shown in the records of NetSilicon and by publication or otherwise as the court may order.

     After a hearing, the court shall enter a decree determining the fair value of the NetSilicon common stock owned by the objecting stockholders who have become entitled to the valuation of and payment for their shares and shall order NetSilicon to make payment, together with interest, if any, to the objecting stockholders entitled thereto upon the transfer by them of the certificates representing their shares of NetSilicon common stock to NetSilicon if certificated, or if uncertificated, upon receipt of an instruction to transfer such stock to NetSilicon. The value of such shares shall be determined as of the day preceding the date of the stockholder vote approving the merger agreement and shall be exclusive of any element of value arising from the expectation or accomplishment of the merger.

     The costs associated with the bill in equity, exclusive of fees of counsel and experts retained by any party, shall be taxed upon the parties to the bill as the court deems equitable. All costs associated with giving notice to stockholders, however, shall be borne by NetSilicon. Interest shall be paid on any award from the date of the vote approving the merger agreement and the merger and the court may, upon application of any interested party, determine the amount of interest to be paid.

     Any objecting stockholder who has demanded payment for his NetSilicon common stock shall not thereafter be entitled to notice of any stockholders meeting, to vote such stock for any purpose, or to receive any dividends or distributions on the stock (except dividends or distributions payable to stockholders of record as of a date prior to the date of the vote approving the merger agreement) unless:

     - a bill in equity to determine the fair value of the NetSilicon common stock is not filed within the statutory time period;

     - a bill in equity, if filed, has been dismissed as to that stockholder; or

     - that stockholder has, with the written approval of NetSilicon, delivered a written withdrawal of his objections and an acceptance of such corporate action.

The enforcement by an objecting stockholder of his right to receive payment for his shares in this manner shall be an exclusive remedy, except that the stockholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the corporate action giving rise to such right will be or is illegal or fraudulent as to him.

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                        COMPARISON OF STOCKHOLDER RIGHTS

     At the time the merger becomes effective, the stockholders of NetSilicon who do not perfect and exercise their statutory appraisal rights will become stockholders of Digi. As stockholders of Digi, their rights will be governed by the Delaware General Corporation Law ("DGCL") and Digi's restated certificate of incorporation and amended and restated by-laws, which differ in certain respects from NetSilicon's articles of organization and bylaws.

     The following is a summary of the material differences between the rights of the holders of Digi common stock and NetSilicon common stock. You might regard as important other differences that we do not include here. You should refer to the documents and statutory sections we mention in this section if you want more information.

     The following summary does not purport to be a complete statement of the rights of Digi's stockholders as compared with the rights of NetSilicon's stockholders. Further, the following summary does not purport to be a complete description of the specific provisions referred to in this section. In addition, the identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to Massachusetts and Delaware law, and the governing corporate instruments of Digi and NetSilicon to which stockholders are referred.

AUTHORIZED CAPITAL

     NetSilicon's authorized capital stock consists of 35 million shares of common stock, par value $0.01 per share, consisting of voting common stock and non-voting common stock, and 5 million shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which, as of the date of this proxy
statement/prospectus, is issued and outstanding. At           ,
200               there were           shares of NetSilicon voting common stock
outstanding and           shares of NetSilicon non-voting common stock, of which
no shares were held in the treasury. Holders of NetSilicon voting common stock are entitled to one vote for each share and to receive such dividends as may from time to time be declared by the NetSilicon Board out of funds legally available for this purpose. Upon dissolution of NetSilicon or any distribution of its assets, and in accordance with the relevant provisions of the Massachusetts Business Corporation Law ("MBCL"), the holders of NetSilicon common stock are entitled to all assets of NetSilicon available for distribution to stockholders after the satisfaction of all known creditors' claims against NetSilicon and payment to any preferred stockholders to the extent of any liquidation preference. The holders of NetSilicon common stock have no preemptive rights to purchase shares of NetSilicon. The authorized capital stock
of Digi is set forth under "Description of Digi Capital Stock" on page     .

SHAREHOLDER RIGHTS PLAN

     On September 12, 2000, the NetSilicon Board adopted a shareholder rights plan under which common stock purchase rights were distributed as a rights dividend on September 23, 2000 at the rate of one right for each share of NetSilicon common stock held as of the close of business on that date. The rights plan is designed to prevent an acquiror from gaining control of NetSilicon without offering a fair price to all of NetSilicon's stockholders. The rights plan was not adopted by the NetSilicon board in response to any specific offer or threat, but rather was intended to protect the interests of stockholders if NetSilicon was confronted with hostile takeover activities in the future.

     The NetSilicon board has amended the rights plan to make it inapplicable to the merger.

     Digi also has a share rights plan, a description of which is included under
"Description of Digi Capital Stock -- Share Rights Plan" on page      .

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INDEMNIFICATION AND LIMITATION OF LIABILITY

     Section 145 of the DGCL generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in connection with a derivative action and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements incurred in connection with a third-party action provided that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation (and, with respect to any third-party criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful). Indemnification under Section 145 is not exclusive of any other rights to which those persons seeking indemnification may be entitled.

     Massachusetts law similarly permits indemnification of directors, officers, employees and agents of a corporation, except that no indemnification can be provided for any person for any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan. Indemnification permitted by statute does not limit any rights of indemnification existing independently of the statute.

     Delaware law requires indemnification when the individual being indemnified has successfully defended the action on the merits or otherwise. Massachusetts law merely permits indemnification to the extent authorized in the corporation's articles of organization or its bylaws or as set forth in a vote of stockholders.

     Expenses incurred by an indemnified person in defending an action may be paid in advance under Delaware and Massachusetts law if the person undertakes to repay those amounts should it be determined ultimately that he or she is not entitled to indemnification. In addition, both Delaware and Massachusetts law permit a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     Both Delaware and Massachusetts corporations may include in their corporate charters a provision eliminating or limiting the liability of a director in certain circumstances to the corporation or its stockholders for monetary damages for a breach of certain fiduciary duties as a director regardless of any provision of law imposing that liability. Both the NetSilicon articles and the Digi restated certificate include those provisions. In addition, the Digi amended and restated by-laws require the indemnification of officers and directors to the maximum extent permissible under Delaware law. See "The
Merger -- Interests of Directors and Executive Officers of NetSilicon in the
Merger" on page      for a description of indemnification of directors and
officers of NetSilicon to be in effect following the time the merger becomes effective.

INSPECTION RIGHTS

     Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder lists and other books and records. Under Massachusetts law, a corporation's stockholders have a right to inspect only the corporation's charter, bylaws, records of all meetings of incorporators and stockholders and transfer records.

MEETINGS OF STOCKHOLDERS

     The NetSilicon bylaws provide that a special meeting of stockholders of NetSilicon may be called by the holders of shares entitled to cast not less than two-thirds of the votes at the meeting. Digi's amended and restated by-laws state that a special meeting of the stockholders may only be called by the chairman, the board of directors, a board committee, or the president. The DGCL permits special meetings of stockholders to be called by the board of directors or as stated in the corporation's bylaws.

     Under Delaware law, unless directors are elected by written consent, an annual meeting of stockholders must be held as directed in the bylaws. A meeting may be ordered by the Court of Chancery, upon application of any stockholder or director, if an annual meeting is not held within 30 days after the date designated in the bylaws; or no date has been designated for a period of 13 months after either the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, whichever is later. Under Massachusetts law, the time and place of an annual meeting of stockholders will be fixed as directed in the corporation's bylaws.

ACTION BY CONSENT OF STOCKHOLDERS

     Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its charter documents or bylaws. Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all of the stockholders were present and voted consent to the action in writing. The Digi restated certificate, however, states that stockholder action without a meeting can only be taken with the unanimous consent of all stockholders entitled to vote on the action.

PROXIES

     Massachusetts law permits the authorization by a stockholder to vote by proxy to be valid for no more than six months. Delaware law permits a proxy to be valid for up to three years unless the proxy provides for a longer period.

APPROVAL OF BUSINESS COMBINATIONS AND ASSET SALES

     Generally, under Massachusetts law, the affirmative vote of two-thirds of the shares outstanding and entitled to vote of each class of stock or which would be adversely affected by a merger or asset sale is necessary to approve a merger or a sale of all or substantially all of the corporation's assets unless the articles of organization provide for a lesser proportion of each class entitled to vote, but not less than a majority. The NetSilicon articles do not provide for a lesser proportion, so the approval of any such merger or sale, including the merger, requires the vote of two-thirds of the shares of each class outstanding and entitled to vote. Under Delaware law, the affirmative vote of only a majority of the shares of stock outstanding and entitled to vote is necessary to approve a merger or asset sale. Digi's restated certificate, however, requires a higher vote for such transactions with certain affiliates. See "Description of Digi Capital Stock -- Certain Charter and By-Law Provisions."

ANTI-TAKEOVER LEGISLATION

     Under Section 203 of the DGCL, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Massachusetts law contains an analogous anti-takeover law set forth in Chapter 110F of the General Laws of Massachusetts. Chapter 110F does not apply to the merger because the NetSilicon board has approved the merger agreement and merger.

     The MBCL contains another anti-takeover law, Chapter 110D of the Massachusetts General Laws, relating to control share acquisitions. In general, the statute provides that any stockholder who acquires 20% or more of the outstanding voting stock of a corporation subject to this statute may not vote any stock of the corporation acquired within 90 days of triggering the 20% threshold, including the stock acquired in the transaction that crossed the threshold, unless the stockholders of the corporation so authorize. In addition, Chapter 110D permits the corporation to provide in its articles of organization or bylaws that the corporation may redeem (for fair value) all the shares thereafter acquired in a control share acquisition if voting rights for those shares were not authorized by the stockholders or if no control share acquisition statement was delivered. NetSilicon's bylaws include a provision opting out of the provisions of Chapter 110D, as permitted under Massachusetts law.

     Section 50A of the MBCL requires, in general, that publicly held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible. Once a corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholders only for cause.

     NetSilicon has a classified board of directors consisting of three classes. At each year's annual meeting of stockholders, one of the classes of directors of the NetSilicon board of directors is elected to serve for a three year term unless the director is removed or resigns. Digi also has a classified board of directors consisting of three classes. At each year's annual meeting of stockholders, one of the classes of directors of the Digi board of directors is elected to serve for a three-year term unless the director is removed or resigns.

APPRAISAL RIGHTS

     Under Massachusetts law, dissenting stockholders who follow prescribed statutory procedures are entitled to appraisal rights in connection with any merger or sale of substantially all the assets of a corporation and in connection with certain mergers, reclassifications and other transactions which may adversely affect the rights or preferences of stockholders.

     Delaware provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided as to shares of a corporation listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders where such stockholders are required to accept in such a merger only (i) shares of the surviving or resulting corporation, (ii) shares of a corporation listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares, or (iv) any combination thereof. Delaware law does not provide dissenters' rights in connection with sales of substantially all of the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock; provided, however, that a corporation may provide in its certificate of incorporation that appraisal rights shall be available as a result of an amendment to its certificate of incorporation, to a merger or a sale of all or substantially all of its assets. The Digi restated certificate does not provide for the appraisal rights described in the preceding sentence.

REMOVAL OF DIRECTORS

     Under Delaware law, a director serving on the board that is not classified may be removed with or without cause by the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having a classified board, stockholders may effect that removal only for cause unless the certificate of incorporation otherwise provides. The Digi restated certificate and amended and restated by-laws provide for a classified board. Under Massachusetts law, any director or the entire board of directors may be removed, except as otherwise provided in the articles of organization or bylaws, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares entitled to vote for the election of those directors. Under Massachusetts law, any director may be removed for cause by a majority vote of the directors then in office. NetSilicon's bylaws state that stockholders may remove a director from office only for cause.

CHANGE IN NUMBER OF DIRECTORS

     Under Massachusetts law, the number of directors is determined in the manner provided in the corporation's bylaws. The board of directors may be enlarged by the stockholders or, if authorized by the bylaws as is the case for NetSilicon, by vote of a majority of directors. The NetSilicon bylaws fix the number of directors at not less than three, unless there are fewer than three stockholders, in which case there can be as few directors as stockholders. Under Delaware law, the number of directors shall be fixed by or in the manner provided in the bylaws unless the number of directors is fixed in the corporation's certificate of incorporation. Under the Digi amended and restated bylaws, the board may fix the number of directors.

INTERESTED DIRECTOR TRANSACTIONS

     Delaware law provides that no transaction between a corporation and a director or officer, or any entity in which any of them has an interest, is void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because of his or their votes are counted for such purpose if (i) after full disclosure the transaction is approved by the disinterested directors, which may be less than a quorum, or the stockholders or (ii) the transaction is fair to the corporation at the time it is approved. Massachusetts law only expressly provides that directors who vote for and officers who knowingly participate in loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans, or (ii) the holders of a majority of the shares entitled to vote for such directors, have approved or ratified the loan as one which in the judgment of such directors or stockholders, as the case may be, may reasonably be expected to benefit the corporation.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Massachusetts law, unless the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from enlargement of the board and any vacancy in any other office, may be filled in the manner prescribed in the bylaws, or, in the absence of any such provision in the bylaws, by the directors. The NetSilicon bylaws provide that vacancies may be filled by a majority of directors then in office.

     Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's certificate of incorporation or bylaws, provided that if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

PAYMENT OF DIVIDENDS

     There are no restrictions on authorized dividend payments under Massachusetts law if these actions are taken while the corporation is solvent. Under Delaware law, a Delaware corporation may make a distribution, subject to restrictions and the certificate of incorporation, out of either its surplus or if there is no surplus, its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. All dividend payments are subject to limitations for the benefit of preference shares. A Delaware corporation may also repurchase shares of its capital stock if it complies with statutory standards.

AMENDMENTS TO GOVERNING DOCUMENTS

     Under the MBCL, there are two stockholder voting thresholds for amending the articles of incorporation. Generally, an amendment to the articles of incorporation requires a two-thirds vote of the corporation's stockholders, unless the corporation's articles of incorporation provide that a lesser proportion, but no less than a majority, may amend the corporation's articles of organization. NetSilicon's articles do not so provide for a lesser percentage vote. Alternatively, pursuant to Section 70 of the MBCL, a majority of the stockholders may amend the articles to increase or reduce the authorized capital stock, change the par value of its capital stock, change the corporation's name and effect other changes to the corporation's capital stock.

     Under Delaware law, the certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of a corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's charter. Digi's restated certificate requires the affirmative vote of at least 80% of votes entitled to be cast to alter, amend or repeal, or adopt any provisions inconsistent with, Article Sixth or Article Seventh of the Digi restated certificate, which pertain to business combinations with interested stockholders and the ability of stockholders to change the Digi restated certificate. This special voting requirement will not apply to any alteration, amendment, repeal or adoption recommended by Digi's board of directors and approved by a majority of the continuing directors (as set forth in the Digi restated certificate).

     Under the MBCL, the stockholders of the corporation generally have the power to make, amend, or repeal bylaws unless the articles of organization also permit the directors to make, amend or repeal bylaws in whole or in part, except with respect to any provision of the bylaws which by law, the articles of organization or the bylaws requires action by the stockholders. Any bylaw adopted by the directors may be amended or repealed by the stockholders. NetSilicon's articles and bylaws permit NetSilicon's board of directors to make, amend or repeal its bylaws, which is permitted under the MBCL.

     Under the DGCL, a corporation's stockholders have the exclusive power to adopt, amend, or repeal bylaws, unless the certificate of incorporation also grants this power to the board of directors. Digi's restated certificate does grant the board of directors the power to make, alter, or repeal its bylaws. Digi's restated certificate also provides that the stockholders may not so adopt or change the amended and restated bylaws except upon the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all the outstanding shares entitled to vote.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

NETSILICON

     The following table sets forth certain information regarding beneficial
ownership of NetSilicon's common stock as of           , 200  : (i) by each
person who, to the knowledge of the NetSilicon, owned beneficially more than 5%
of the      shares of common stock of NetSilicon outstanding at such date; (ii)
by each director; (iii) by each executive officer, and (iv) by the directors and executive officers of NetSilicon as a group. Unless otherwise indicated, the mailing address for each person listed in the table is 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts, 02452.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                             OF BENEFICIAL
BENEFICIAL OWNER                                               OWNERSHIP(1)(2)    PERCENT OF CLASS
-------------------                                           -----------------   ----------------
Sorrento Networks Corporation(3)............................       6,972,656               %
  2800 28th Street, Suite 100                                   (non-voting)
  Santa Monica, California 90405
Firsthand Capital Management, Inc.(4).......................                               %
  101 Park Center Plaza, Suite 1300
  San Jose, California 95113
Cornelius Peterson, VIII(5).................................                               %
William E. Peisel(6)........................................                               %
Daniel J. Sullivan(7).......................................                               %
Michael Evensen(8)..........................................                              *
Richard C. Andersen(9)......................................                              *
Michael K. Ballard(10)......................................                              *

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                             OF BENEFICIAL
BENEFICIAL OWNER                                               OWNERSHIP(1)(2)    PERCENT OF CLASS
-------------------                                           -----------------   ----------------
John Brennan(11)............................................                              *
Francis E. Girard(12).......................................                              *
William Johnson(13).........................................                              *
Edward B. Roberts(14).......................................                              *
F. Grant Saviers(15)........................................                              *
All executive officers and directors as a group (11                                        %
  persons)(16)..............................................

---------------

  *  Less than 1% of the outstanding common stock.

 (1) The persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

 (2) The number of shares of common stock deemed outstanding includes (i)
     shares of common stock outstanding as of           , 200  and (ii) shares
     of common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days, as set forth below.

 (3) All shares owned by Sorrento Networks Corporation, formerly Osicom Technologies, Inc., are shares of non-voting common stock.

 (4) Based on a Schedule 13F dated           , 200 filed by Firsthand Capital
     Management, Inc. reflecting beneficial ownership as of              , 200 .
     According to the Schedule 13F, Firsthand Capital exercises sole voting power and sole disposition power to all such shares. Kevin Michael Landis, President of Firsthand Capital, disclaims beneficial ownership of all such shares.

 (5) Mr. Peterson's beneficial ownership includes      options to purchase
     shares of common stock that may be exercised within 60 days.

 (6) Mr. Peisel's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

 (7) Mr. Sullivan's beneficial ownership includes      options to purchase
     shares of common stock that may be exercised within 60 days.

 (8) Mr. Evensen's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

 (9) Mr. Andersen's beneficial ownership includes      options to purchase
     shares of common stock that may be exercised within 60 days.

(10) Mr. Ballard's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(11) Mr. Brennan's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(12) Mr. Girard's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(13) Mr. Johnson's beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(14) Mr. Roberts' beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(15) Mr. Saviers' beneficial ownership includes      options to purchase shares
     of common stock that may be exercised within 60 days.

(16) All current directors and executive officers as a group hold options to
     purchase      shares of common stock that may be exercised within 60 days.

DIGI

     The following table sets forth, as of           , 200 , the beneficial
ownership of Digi common stock by each director and executive officer of Digi, by all directors and executive officers as a group, and by each stockholder who is known by Digi to own beneficially more than 5% of the outstanding Digi common stock. Unless otherwise indicated, the mailing address for each person listed in the table is 11001 Bren Road East, Minnetonka, Minnesota 55343.

NAME AND ADDRESS                                         AMOUNT AND NATURE OF         PERCENTAGE OF
OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP(1)     OUTSTANDING SHARES
-------------------                                     -----------------------     ------------------
Directors and executive officers:
Bruce H. Berger.......................................               (2)                      *
Joseph T. Dunsmore....................................               (3)                      *
Douglas J. Glader.....................................               (4)                       %
Subramanian Krishnan..................................               (5)                      *
Kenneth E. Millard....................................               (6)                      *
Mykola Moroz..........................................               (7)                      *
Michael S. Seedman....................................               (8)                      *
David Stanley.........................................               (9)                      *
Bradley J. Williams...................................                                        *
All directors and executive officers as a group (9
  persons)............................................               (10)                      %
Other beneficial owners:
  John P. Schinas.....................................               (11)                      %
  P.O. Box 187
  Rangeley, ME 04970
  Dimensional Fund Advisors Inc. .....................               (12)                      %
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

  * Less than one percent.

 (1) Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (3) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (4) Includes           shares covered by options which are exercisable within
     60 days of the record date. Includes           shares held by Mr. Glader's
     spouse's IRA. Mr. Glader disclaims beneficial ownership for the shares held by his spouse's IRA.

 (5) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (6) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (7) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (8) Includes           shares covered by options which are exercisable within
     60 days of the record date.

 (9) Includes           shares covered by options which are exercisable within
     60 days of the record date.

(10) Includes           shares covered by options which are exercisable within
     60 days of the record date held by five non-employee directors of Digi and shares covered by options which are exercisable within 60 days of the record date held by four executive officers of Digi.

(11) Based on the information received by Digi from a questionnaire dated
               , 200 , completed by the stockholder as to the stockholder's
     beneficial ownership as of           , 200 .

(12) Based on information received by Digi on           , 200 from Dimensional
     Fund Advisors Inc. Dimensional, an investment advisor registered under
     Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment adviser and investment manager, Dimensional possessed both voting and
     investment power over           shares of Digi common stock as of
               , 200 . The shares are owned by Dimensional's portfolios and Dimensional claims beneficial ownership of the shares held by the portfolios.

                      WHERE YOU CAN FIND MORE INFORMATION

     Both Digi and NetSilicon file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These SEC filings are available to the public over the Internet at the SEC's web site (http://www.sec.gov). You may also read and copy any document that either company files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

     Both Digi and NetSilicon "incorporate by reference" into this joint proxy statement/prospectus the information in documents they file with the SEC, which means that they can disclose important business and financial information about themselves to you by referring you to those documents. The information incorporated by reference is an important part of this joint proxy statement/prospectus, and information that they file subsequently with the SEC will automatically update this joint proxy statement/prospectus. The companies incorporate by reference the documents listed below and any filings they make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the filing of this joint proxy statement/prospectus and before the special meetings of both companies' stockholders.

FOR DIGI:

     - Annual Report on Form 10-K for the fiscal year ended September 30, 2000, including information incorporated by reference into that report from portions of Digi's definitive proxy statement for its 2001 annual meeting of stockholders;

     - Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31 and June 30, 2001; and

     - Current Report on Form 8-K filed October 13, 2000.

     You may request a copy of these filings, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into the filing, at no cost by contacting Digi orally or in writing at:

         Digi International Inc.
         11001 Bren Road East
         Minnetonka, Minnesota 55343
         Attention: Chief Financial Officer
         (952) 912-3444

FOR NETSILICON:

     - Annual Report on Form 10-K for the fiscal year ended January 31, 2001, including information incorporated by reference into that report from portions of NetSilicon's definitive proxy statement for its 2001 annual meeting of stockholders;

     - Quarterly Reports on Form 10-Q for the quarters ended April 28 and July 28, 2001;

     - Current Reports and Amended Current Reports on Form 8-K filed March 2, May 1, and November 5, 2001; and

     - the description of NetSilicon's common stock and related rights to purchase preferred stock contained in NetSilicon's registration statement on Form S-1 (Reg. No. 333-62231).

     You may request a copy of these filings, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into the filing, at no cost by contacting NetSilicon orally or in writing at:
         NetSilicon, Inc.
         411 Waverley Oaks Road, Bldg. 227
         Waltham, Massachusetts 02452
         Attention: Investor Relations
         (781) 647-1234

     IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST COPIES OF DIGI'S OR
NETSILICON'S SEC FILINGS NO LATER THAN             , 200 .

     You should rely only on the information delivered with, or stated or incorporated by reference in, this joint proxy statement/prospectus. Neither Digi nor NetSilicon has authorized anyone else to provide you with different information. You should not assume that the information in this joint proxy statement/ prospectus is accurate as of any date other than the date on the cover page of this document.

                                    EXPERTS

     The financial statements of Digi International Inc. as of September 30, 2000 and 1999 and for each of the three years in the period ended September 30, 2000 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited consolidated financial statements of NetSilicon, Inc. incorporated by reference in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of Digi common stock to be issued in the merger will be passed upon for Digi by Faegre & Benson LLP, Minneapolis, Minnesota. Tax consequences of the merger will be passed upon for Digi by Faegre & Benson and for NetSilicon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

     James E. Nicholson, Secretary of Digi, is a partner of Faegre & Benson. Mr. Nicholson holds options to purchase 70,500 shares of common stock of Digi, 63,000 of which are exercisable within 60 days of the date of this proxy statement/prospectus. Such options are held by Mr. Nicholson under nominee agreements for the benefit of Faegre & Benson. In addition, attorneys at Faegre & Benson participating in matters relating to the merger beneficially own 11,685 shares of Digi common stock. An attorney at Testa,

Hurwitz & Thibeault, LLP participating in matters relating to the merger beneficially owns 6,400 shares of NetSilicon common stock.

                   STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

     Digi. Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by Digi at its principal executive office no later than August 23, 2002 for inclusion in the proxy statement for that meeting. Any other stockholder proposals for Digi's 2003 Annual Meeting of Stockholders must be received by Digi at its principal executive office not less than 60 days prior to the date fixed for the annual meeting, unless the company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the company publicly discloses the meeting date. The notice must set forth certain information concerning the proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, the name and record address of the stockholder proposing the business, the class and number of shares of Digi which are beneficially owned by the stockholder, and any material interest of the stockholder in the business.

     NetSilicon. Due to the anticipated merger, NetSilicon does not currently expect to hold a 2002 annual meeting of stockholders because NetSilicon will be owned by Digi if the merger is completed. If the merger is not completed and an annual meeting is later held, stockholder proposals for inclusion in the proxy materials for that meeting would have to be submitted to the Clerk of NetSilicon at NetSilicon's principal executive offices no later than April 17, 2002. Under NetSilicon's bylaws, stockholders who wish to make a proposal at the next annual meeting -- other than one that will be included in NetSilicon's proxy materials -- must notify NetSilicon no earlier than March 18, 2002 and no later than April 17, 2002. These proposals also must meet the other requirements of the rules of the SEC relating to stockholder proposals. In order to curtail controversy as to the date upon which such written notice is received by NetSilicon, it is suggested that such notice be submitted by certified mail, return receipt requested.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            DIGI INTERNATIONAL INC.,
                                 DOVE SUB INC.
                                      AND
                                NETSILICON, INC.
                                  DATED AS OF
                                OCTOBER 30, 2001

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I -- THE MERGER....................................................    A-5
Section 1.1    The Merger..................................................    A-5
Section 1.2    Closing.....................................................    A-5
Section 1.3    Effective Time of the Merger................................    A-5
Section 1.4    Effects of the Merger.......................................    A-5
Section 1.5    Directors and Officers......................................    A-6
Section 1.6    Obligations of the Surviving Corporation....................    A-6

ARTICLE II -- EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES...................................    A-6
Section 2.1    Manner of Converting Shares.................................    A-6
Section 2.2    Exchange of Certificates....................................    A-9

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-12
Section 3.1    Organization, Standing, Qualification.......................   A-12
Section 3.2    Capitalization..............................................   A-13
Section 3.3    Authorization and Execution.................................   A-13
Section 3.4    No Conflicts................................................   A-13
Section 3.5    SEC Reports; Financial Statements; No Undisclosed              A-14
               Liabilities.................................................
Section 3.6    Registration Statement; Joint Proxy Statement...............   A-15
Section 3.7    Absence of Certain Changes or Events........................   A-15
Section 3.8    Tax Matters.................................................   A-16
Section 3.9    Owned Property..............................................   A-17
Section 3.10   Material Contracts..........................................   A-17
Section 3.11   Intellectual Property.......................................   A-18
Section 3.12   Litigation..................................................   A-19
Section 3.13   Permits, Licenses, Authorizations; Compliance with Laws.....   A-20
Section 3.14   No Brokers or Finders.......................................   A-20
Section 3.15   Benefit Plans...............................................   A-20
Section 3.16   Environmental Matters.......................................   A-22
Section 3.17   Insurance...................................................   A-23
Section 3.18   Amendment to Company Rights Agreement.......................   A-24
Section 3.19   Opinion of Financial Adviser................................   A-24
Section 3.20   Voting Requirements.........................................   A-24
Section 3.21   Distributors, Suppliers and Customers.......................   A-24
Section 3.22   Stockholder Agreement.......................................   A-24
Section 3.23   Key Employees...............................................   A-24

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER
  SUBSIDIARY...............................................................   A-24
Section 4.1    Organization, Standing, Qualification.......................   A-24
Section 4.2    Capitalization..............................................   A-25
Section 4.3    Authorization and Execution.................................   A-25
Section 4.4    No Conflicts................................................   A-26
Section 4.5    SEC Reports; Financial Statements; No Undisclosed              A-26
               Liabilities.................................................
Section 4.6    Registration Statement; Joint Proxy Statements..............   A-27
Section 4.7    Absence of Certain Changes or Events........................   A-27
Section 4.8    Tax Matters.................................................   A-28

                                                                              PAGE
                                                                              ----
Section 4.9    Owned Property..............................................   A-29
Section 4.10   Material Contracts..........................................   A-29
Section 4.11   Intellectual Property.......................................   A-30
Section 4.12   Litigation..................................................   A-31
Section 4.13   Permits, Licenses, Authorizations; Compliance with Laws.....   A-31
Section 4.14   No Brokers or Finders.......................................   A-31
Section 4.15   Benefit Plans...............................................   A-31
Section 4.16   Environmental Mattes........................................   A-33
Section 4.17   Insurance...................................................   A-34
Section 4.18   Opinion of Financial Adviser................................   A-34
Section 4.19   Voting Requirements.........................................   A-34
Section 4.20   Distributors, Suppliers and Customer........................   A-34

ARTICLE V -- OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME.....   A-34
Section 5.1    Preservation of Business....................................   A-34
Section 5.2    Ordinary Course.............................................   A-35
Section 5.3    Negative Covenants of the Company...........................   A-35
Section 5.4    Tax Covenant................................................   A-36
Section 5.5    Third-Party Consents........................................   A-36

ARTICLE VI -- OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME..........   A-36
Section 6.1    Preservation of Business....................................   A-36
Section 6.2    Ordinary Course.............................................   A-37
Section 6.3    Negative Covenants of Buyer.................................   A-37
Section 6.4    Tax Covenant................................................   A-37
Section 6.5    Third-Party Consents........................................   A-37

ARTICLE VII -- ADDITIONAL AGREEMENTS.......................................   A-38
Section 7.1    Shareholders' Meetings; Registration Statement and Joint       A-38
               Proxy Statement.............................................
Section 7.2    No Shopping.................................................   A-39
Section 7.3    Access to Information.......................................   A-40
Section 7.4    Amendment of the Company's Employee Plans...................   A-40
Section 7.5    Certain Resignations........................................   A-40
Section 7.6    Confidentiality Agreements..................................   A-40
Section 7.7    Employee Benefits...........................................   A-40
Section 7.8    Indemnification.............................................   A-40
Section 7.9    Directors and Officers Liability Insurance..................   A-41
Section 7.10   Cooperation.................................................   A-41
Section 7.11   Satisfaction of Conditions to the Merger; Notification......   A-41
Section 7.12   Rule 145 Affiliates.........................................   A-41
Section 7.13   Listing of Buyer Common Stock...............................   A-42
Section 7.14   Section 16 Matters..........................................   A-42
Section 7.15   Buyer Board of Directors....................................   A-42
Section 7.16   Accounting Treatment........................................   A-42
Section 7.17   Company Employees...........................................   A-42

ARTICLE VIII -- CONDITIONS PRECEDENT.......................................   A-42
Section 8.1    Conditions to Each Party's Obligation to Effect the            A-42
               Merger......................................................
Section 8.2    Conditions to the Obligations of Buyer and Buyer               A-43
               Subsidiary..................................................

                                                                              PAGE
                                                                              ----
Section 8.3    Conditions to Obligations of the Company....................   A-43

ARTICLE IX -- TERMINATION AND AMENDMENT....................................   A-44
Section 9.1    Termination.................................................   A-44
Section 9.2    Procedure and Effect of Termination.........................   A-45
Section 9.3    Termination Fee; Expenses...................................   A-45

ARTICLE X -- GENERAL PROVISIONS............................................   A-46
Section 10.1   Termination of Representations and Warranties...............   A-46
Section 10.2   Amendment and Modification..................................   A-46
Section 10.3   Waiver of Compliance; Consents..............................   A-46
Section 10.4   Expenses....................................................   A-46
Section 10.5   Press Releases and Public Announcements.....................   A-47
Section 10.6   Additional Agreements.......................................   A-47
Section 10.7   Notices.....................................................   A-47
Section 10.8   Assignment..................................................   A-48
Section 10.9   Rules of Interpretation.....................................   A-48
Section 10.10  Governing Law...............................................   A-48
Section 10.11  Counterparts................................................   A-48
Section 10.12  Headings; Internal References...............................   A-48
Section 10.13  Entire Agreement............................................   A-48
Section 10.14  Severability................................................   A-49
Section 10.15  Equitable Remedies..........................................   A-49
Section 10.16  Disclosure Schedules........................................   A-49

EXHIBITS

Exhibit A      Stockholder Agreement

Exhibit B      Form of Non-Competition and Non-Solicitation Agreement

Exhibit C      Form of Affiliate Letter Agreement

Exhibit D      Form of Rule 145 Letter

     AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2001 (this "Agreement"), among Digi International Inc., a Delaware corporation ("Buyer"), Dove Sub Inc., a Delaware corporation formed and wholly owned by Buyer ("Buyer Subsidiary"), and NetSilicon, Inc., a Massachusetts corporation (the "Company" and, together with Buyer Subsidiary, sometimes hereinafter referred to as the "Constituent Corporations").

     WHEREAS, the respective Boards of Directors of the Company, Buyer and Buyer Subsidiary have determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of the Company with and into Buyer Subsidiary (the "Merger") and the other transactions contemplated by this Agreement; and

     WHEREAS, the Company, Buyer and Buyer Subsidiary desire to make certain representations, warranties and agreements in connection with, and to prescribe various conditions to, the Merger.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (defined in Section 1.3), the Company shall be merged with and into Buyer Subsidiary in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts. Buyer Subsidiary shall be the surviving corporation in the Merger. Throughout this Agreement, the term "Surviving Corporation" shall refer to Buyer Subsidiary in its capacity as the surviving corporation in the Merger. The effects and the consequences of the Merger shall be as set forth in Section 1.4.

     SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10.00 a.m. (Central Time), on the business day following the date on which the last of the closing conditions set forth in Article VIII have been met or waived in accordance with this Agreement (other than those that by their terms cannot be satisfied until the time of the Closing), or on such other date or at such other time as is agreed to in writing by the parties (the date of the Closing is referred to as the "Closing Date"). The Closing shall take place at the offices of Faegre & Benson LLP, 90 South Seventh Street, Minneapolis, Minnesota 55402, or at such other location as is agreed to in writing by the parties.

     SECTION 1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, an appropriate officer of each of the Constituent Corporations shall execute and acknowledge (i) a duly prepared certificate of merger, which shall be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger") and (ii) duly prepared articles of merger, which shall be filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the "Articles of Merger" and, together with the Certificate of Merger, the "Certificates of Merger"). The Certificates of Merger shall be filed as soon as practicable on the Closing Date (or such other date as is agreed to in writing by the parties) following the Closing. The Merger shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts in accordance with Section 252 of the Delaware General Corporation Law (the "DGCL") and Section 79 of the Massachusetts Business Corporation Law (the "MBCL") or at such time thereafter as is agreed by the parties and provided in the Certificates of Merger (the date and time the Merger becomes effective is referred to as the "Effective Time").

     SECTION 1.4  Effects of the Merger.  At the Effective Time:

     (a) The Company shall be merged with and into Buyer Subsidiary, the separate corporate existence of the Company shall cease, and Buyer Subsidiary shall be the Surviving Corporation;

     (b) the Certificate of Incorporation and the Bylaws of Buyer Subsidiary shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law or by the Certificate of Incorporation or the Bylaws of the Surviving Corporation; and

     (c) the Merger shall have all the effects prescribed in the DGCL and the MBCL.

     SECTION 1.5 Directors and Officers. As of the Effective Time, all of the directors of Buyer Subsidiary and the Company immediately prior to the Effective Time shall together be the directors of the Surviving Corporation and the officers of Buyer Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of the resignation or removal of such person or until his or her successor is duly elected or appointed and qualified, as the case may be.

     SECTION 1.6 Obligations of the Surviving Corporation. As of the Effective Time of the Merger, the Surviving Corporation hereby (a) agrees that, so long as any such liability of the Company or the Surviving Corporation remains outstanding in the Commonwealth of Massachusetts, it may be sued in the Commonwealth of Massachusetts for any prior obligation of the Company and any obligation of the Surviving Corporation thereafter incurred, including the obligation created by Massachusetts General Laws, Chapter 156B, Section 85 so long as such obligation remains outstanding in Massachusetts and (b) irrevocably appoints the Secretary of the Commonwealth of the Commonwealth of Massachusetts as its agent for service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Massachusetts General Laws, Chapter 181.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1 Manner of Converting Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, the shares of capital stock of the Constituent Corporations shall be converted or cancelled as follows:

          (a) Buyer Subsidiary's Common Stock. Each share of common stock of Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock of the Surviving Corporation and shall not be converted into any other securities or cash in the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the Merger. No stock of Buyer Subsidiary will be issued in the Merger.

          (b) Conversion of Company Common Stock. Subject to the other provisions of this Section 2.1, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than Dissenting Shares (as defined in Section 2.1(d)) and shares of Company Common Stock held of record immediately before the Effective Time by Buyer, Buyer Subsidiary or any direct or indirect wholly owned subsidiary of Buyer ("Excluded Shares"), issued and outstanding immediately prior to the Effective Time (collectively, the "Outstanding Shares") shall be converted into the right to receive from Buyer (A) an amount in cash equal to the Exchange Ratio (defined below) times the average per-share closing price of Buyer Common Stock on the Nasdaq National Market System during the period of ten trading days ending on the third trading day before the Closing Date ("Buyer's Average Price"), without interest (the "Cash Consideration"), (B) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock"), equal to the Exchange Ratio (the "Stock Consideration") or (C) the right to receive a combination of cash and shares of Buyer Common Stock determined in accordance with this Section (the "Mixed Consideration"). (The Cash Consideration, the Stock Consideration or the Mixed Consideration, together with any cash in lieu of fractional shares of Buyer Common Stock (the "Fractional Shares") to which a holder of Company Common Stock has the right to receive pursuant to Section 2.2(e), is each referred to herein as the "Merger Consideration.") The "Exchange Ratio" means .6500. Election of the Merger Consideration to be received upon conversion of the Outstanding Shares shall be governed by the following provisions:

             (i) Cash Election. Each record holder of Outstanding Shares shall be entitled to elect to receive the Cash Consideration for each of such holder's shares of Company Common Stock (a "Cash Election"). If the aggregate cash payment with respect to the shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares"), together with any cash payable with respect to Fractional Shares and Dissenting Shares, exceeds $15 million (the "Cash Election Number"), each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Buyer Common Stock equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"), which Form of Election shall be in such form as Buyer and the Company shall mutually agree. Solely for purposes of determining the cash payable with respect to Dissenting Shares in connection with the Cash Election Number, the holders of such Dissenting Shares shall be deemed to have made a Cash Election with respect to the Dissenting Shares.

             (ii) Stock Election. Each record holder of Outstanding Shares shall be entitled to elect to receive the Stock Consideration for each of such holder's shares of Company Common Stock (a "Stock Election"). Stock Elections shall be made on a Form of Election.

             (iii) Mixed Election. Subject to the limitation on the aggregate amount of cash payable in the Merger set forth in Section 2.1(b)(i), each record holder of Outstanding Shares shall be entitled to elect to receive the Stock Consideration for each share of a portion of such holder's shares of Company Common Stock and the Cash Consideration for the remainder (a "Mixed Election" and, collectively with a Stock Election and a Cash Election, an "Election"). Mixed Elections shall be made on a Form of Election. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Section 2.1(b)(i), and the shares such holder elects to be converted into the right to receive shares of Buyer Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Section 2.1(b)(ii).

             (iv) Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to Wells Fargo Bank Minnesota, N.A., transfer agent for Buyer Common Stock, or such other paying and exchange agent (which shall be a commercial bank or trust company) as Buyer may appoint (which shall be reasonably acceptable to the Company (the "Exchange Agent"), and accompanied by the certificates representing the shares of Company Common Stock ("Old Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such Old Certificate signed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Holder Representative") may submit multiple Forms of Election, provided that such Holder Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Holder Representative for a particular beneficial owner. Buyer shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of

        Election submitted to the Exchange Agent. Buyer (or the Exchange Agent) shall make all computations contemplated by this Section 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

             (v) Deemed Non-Election. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline (the "No Election Shares") shall be deemed to have made a Stock Election. If Buyer or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares.

             (vi) Election Deadline. Buyer and the Company shall each use reasonable efforts to cause copies of the Form of Election to be mailed on the Mailing Date (as defined below) to each holder of record of shares of Company Common Stock as of a record date that shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are first mailed to holders of shares of Company Common Stock. In order to be effective, a Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on the 20th calendar day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the "Election Deadline"). All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

          (c) Anti-Dilution Provisions. If Buyer changes (or establishes a record date for changing) the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor or the effective time thereof shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately. If, between the date of this Agreement and the Effective Time, Buyer shall merge or consolidate with or into any other corporation and the terms of that transaction shall provide that Buyer Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Buyer Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Buyer Common Stock issuable to that shareholder as provided in this Agreement, the same kind and amount of securities or assets as shall be distributable upon that merger or consolidation with respect to one share of Buyer Common Stock. Nothing stated herein shall permit Buyer to take any action that is not permitted under Section 6.3 hereof without the written consent of the Company.

          (d) Dissenting Shares. Each outstanding share of Company Common Stock the holder or beneficial owner of which has perfected such holder or beneficial owner's right to demand payment under Section 89 of the MBCL, and has not effectively withdrawn or lost that right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to those rights as are granted by the MBCL. If, after the Effective Time, a holder or beneficial owner of Dissenting Shares fails to perfect, withdraws or loses its right to demand payment, such Dissenting Shares shall be deemed to be converted into, as of the Effective Time, the right to receive the Stock Consideration as provided in Section 2.1(b), without interest thereon, upon surrender of the Old Certificates previously constituting Dissenting Shares in accordance with Section 2.2 of this Agreement. The Company shall give Buyer (i) prompt notice upon receipt by the Company of any notice of intent to demand payment of the fair value of any shares of Company Common Stock and of withdrawals of any of those notices of intent and any other instruments provided pursuant to the MBCL and received by the Company that relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of appraisal rights under the MBCL. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any exercise of appraisal rights or settle or offer to settle any demands for fair value of

     Dissenting Shares under Section 89 of the MBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     SECTION 2.2  Exchange of Certificates.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, Buyer and the Surviving Corporation jointly and severally agree to deposit with the Exchange Agent an amount of cash and certificates representing the shares of Buyer Common Stock required to effect the conversion of Outstanding Shares and the Dissenting Shares (presuming that they will lose the right to dissent) into cash and Buyer Common Stock in accordance with
Section 2.1. Buyer and the Surviving Corporation jointly and severally agree promptly to deposit with the Exchange Agent additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for Fractional Shares or Dissenting Shares and to effect the conversion of the Outstanding Shares, which payments shall be made by the Exchange Agent. The cash and Buyer Common Stock deposited with the Exchange Agent pursuant to this Section 2.2(a) may not be used for any other purpose, except as provided in this Agreement. All cash deposited with the Exchange Agent pursuant to this Section 2.2(a) shall be invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $50 million ("Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payments to persons entitled thereto pursuant to this Section 2.2. Any net profit resulting from, or interest or income produced by, such investments shall be distributed to Buyer by the Exchange Agent upon Buyer's request.

     (b) Exchange and Payment Procedures. Upon surrender of an Old Certificate for cancellation to the Exchange Agent or to another agent or agents as may be appointed by Buyer for that purpose, together with a letter of transmittal, duly executed, the holder of the Old Certificate (other than an Old Certificate representing Dissenting Shares) shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Buyer Common Stock ("Buyer Shares"), if any, into which the shares of Company Common Stock previously represented by the Old Certificate are converted in accordance with
Section 2.1, (y) cash, if any, to which that holder is entitled in accordance with Section 2.1 and (z) any cash in lieu of Fractional Shares that the holder has the right to receive pursuant to Section 2.2(e) (the Buyer Shares and cash described in clauses (x), (y) and (z) above being referred to collectively as the "Aggregate Consideration"). If the Aggregate Consideration is to be delivered to any person who is not the person in whose name the Old Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Aggregate Consideration may be delivered to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect that transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate (other than an Old Certificate representing Excluded Shares, which shall be canceled) shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Aggregate Consideration contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable to holders of the Old Certificates pursuant to provisions of this Article II.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or paid after the Effective Time with respect to Buyer Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the Buyer Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates representing whole Buyer Shares issued in exchange therefor (or the person who would be the record holder of the certificates representing fractional Buyer Shares if fractional Buyer Shares were issued in exchange therefor), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of Fractional Shares to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Buyer Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Buyer Shares.

     (d) No Further Ownership Rights in Company Common Stock.

     (i) After the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock.

     (ii) The payment of the Aggregate Consideration to be made to holders of Old Certificates upon conversion of shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to those shares of Company Common Stock.

     (iii) If, after the Effective Time, Old Certificates are presented to Buyer for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares.

     (i) No certificates or scrip representing Fractional Shares of Buyer Common Stock shall be issued upon the surrender for exchange of Old Certificates, and those Fractional Shares will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer.

     (ii) To the extent a holder of Company Common Stock would otherwise have been entitled to receive a Fractional Share of Buyer Common Stock, that holder shall be entitled to receive in lieu thereof a payment in cash, without interest, in an amount equal to (x) such fraction multiplied by (y) Buyer's Average Price. The Fractional Shares of Buyer Common Stock shall be aggregated and no holder of Company Common Stock shall be entitled to receive cash in lieu of Fractional Shares in an amount equal to or greater than the value of one full share of Buyer Common Stock as calculated above.

     (f) Termination of Exchange Agent. Any certificates representing Buyer Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to Buyer, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Old Certificates and Dissenting Shares and unclaimed at the end of one year from the Effective Time shall be returned to Buyer, after which time any holder of unsurrendered Old Certificates shall look, as a general creditor only, to Buyer for payment of those funds to which the holder may be due, subject to applicable law. Notwithstanding anything herein stated, Buyer and the Surviving Corporation shall continue to be liable, after the expiration of the one-year period, for any payments required to be made under Section 89 of the MBCL and Section 2.1(d) hereof.

     (g) Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock (or to any person pursuant to Section 2.2(i)) those amounts as it is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code of 1986 (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock (or to any person pursuant to Section 2.2(i)) in respect of which the deduction and withholding was made by Buyer.

     (h) Lost, Stolen or Destroyed Certificates. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to have been lost, stolen or destroyed, the amount to which such person would have been entitled under
Section 2.2 but for failure to deliver such certificate or certificates to the Exchange Agent shall nevertheless be paid to such person; provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation or Buyer with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     (i) Stock Plans of the Company. At the Effective Time, all outstanding options to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time ("Company Stock Options") under the Company's Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan, 1998 Director Stock Option Plan, as Amended and Restated, and 2001 Stock Option and Incentive Plan ("Company Stock Plans"):

          (i) for the 4,311,936 of such options with a per share exercise price of $7.00 or less and 150,000 of such options issued to Cornelius Peterson, VIII with a per share exercise price of $18.00, each of which is listed under the heading "Assumed Company Stock Options" on Schedule 3.2 of the Company Disclosure Schedule ("Assumed Company Stock Options"), shall be converted into options to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Buyer Common Stock equal to (A) the number of shares of Company Common Stock subject to the Company Stock Option, multiplied by (B) the Exchange Ratio (such product rounded up (or down as provided below with respect to "incentive stock options") to the nearest whole number) (all such new options of an option holder, a "Replacement Option"), at an exercise price per share (rounded up or down to the nearest whole cent) equal to (y) the exercise price per share for the shares of Company Common Stock which were purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio; or

          (ii) for the 1,121,025 of such options with a per share exercise price of greater than $7.00, each of which is listed under the heading "Non-Assumed Company Stock Options" on Schedule 3.2 of the Company Disclosure Schedule ("Non-Assumed Company Stock Options"), shall not be assumed by Buyer but shall terminate, by their terms, 30 days following the date of written notice from the Company, which notice shall be given by the Company promptly following the Mailing Date, and such Non-Assumed Company Stock Options shall be immediately exercisable in full until the date of such termination.

     Notwithstanding the foregoing, each Assumed Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At the Effective Time, Buyer shall assume the Company Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options resulting from the conversion of Assumed Company Stock Options issued under such plans and that Buyer shall have no obligation with respect to any awards under the Company Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Company Stock Plans. The Company shall not, and shall cause any plan committee or administrator not to, take any action prior to the Effective Time that will extend the exercise period of any Assumed Company Stock Option or cause the vesting period of any Assumed Company Stock Option to accelerate under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise amend the terms of outstanding Assumed Company Stock Options.

     (j) ESPP Options of the Company. At the Effective Time, each option ("ESPP Option") granted under the Company's 2000 Employee Stock Purchase Plan (the "Company ESPP") that is then outstanding shall be treated as an option to acquire, on the same terms and conditions as were applicable under such ESPP Option, the number of shares of Buyer Common Stock equal to (i) the number of shares of Company Common Stock subject to the ESPP Option, multiplied by (ii) the Exchange Ratio (such product rounded up to the nearest whole number).

     (k) Warrants of the Company. At the Effective Time, the warrants to purchase 20,000 shares of Company Common Stock issued to WireSpeed Communications Corp. dated May 22, 2000 (the "WireSpeed Warrants") shall be deemed to be assumed by Buyer and shall be converted into warrants to acquire, on the same terms and conditions as were applicable under the WireSpeed Warrants, the number of shares of Buyer Common Stock equal to (i) the number of shares of Company Common Stock subject to the WireSpeed Warrants, multiplied by
(ii) the Exchange Ratio (such product rounded up to the nearest whole number), at an exercise price per share (rounded up or down to the nearest whole cent) equal to (y) the exercise price per share for the shares of Company Common Stock that were purchasable pursuant to the WireSpeed Warrants divided by (z) the Exchange Ratio.

     (l) No Liability. No party to this Agreement shall be liable to any holder of shares of Company Common Stock for payment of the Merger Consideration (or dividends or distributions relating thereto) delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

     (m) Shares Held by Company Affiliates. Anything to the contrary in this Agreement notwithstanding, no shares of Buyer Common Stock (or certificates for such shares) shall be issued in exchange for any Old Certificate to any person who is expected to be an "affiliate" of the Company at the Effective Time (identified pursuant to Section 7.12) until such person shall have delivered to Buyer a duly executed letter agreement as contemplated by Section 7.12. Such person shall be subject to the restrictions described in such letter agreement, and such shares (or certificates for such shares) shall bear a legend describing such restrictions.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule") or as otherwise described in the Company SEC Reports (defined in Section 3.5(a) below), the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

     SECTION 3.1 Organization, Standing, Qualification. Each of the Company's Subsidiaries is listed in the Company Disclosure Schedule under the heading "Subsidiaries." Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Company Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (defined below). "Material Adverse Effect" shall mean, with respect to the Company, Buyer or the Surviving Corporation, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its Subsidiaries taken as a whole, or on that party's ability to consummate the Merger (other than any such effect resulting from (a) any change, event, occurrence, or condition generally applicable to the industry in which the party and its Subsidiaries operate, (b) general economic or market conditions, or (c) the public announcement of this Agreement). A Material Adverse Effect on the Company, the Buyer or the Surviving Corporation is referred to as a "Company Material Adverse Effect," a "Buyer Material Adverse Effect" or a "Surviving Corporation Material Adverse Effect," as applicable. The copies of the charter and bylaws (or similar organizational documents) of the Company and each of its Subsidiaries provided to Buyer are complete and correct as of the date of this Agreement. A "Subsidiary" means, with respect to any corporation or other entity, any corporation or other entity in which the first entity owns, directly or indirectly, fifty percent or more of the securities or other ownership interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions.

     SECTION 3.2 Capitalization. The authorized capital stock of the Company consists of (i) 35 million shares of Company Common Stock, consisting of 26 million shares of Voting Stock (the "Company Voting Stock") and 9 million shares of Non-Voting Stock (the "Company Non-Voting Stock"), of which, as of the date of this Agreement, 7,093,666 shares of Company Voting Stock and 6,972,656 shares of Company Non-Voting Stock are issued and outstanding, and (ii) 5 million shares of Preferred Stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"), none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which the Company or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 5,582,961 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Company Disclosure Schedule,
(b) the Rights Agreement dated as of September 12, 2000, as amended, between the Company and American Stock Transfer and Trust Company (the "Company Rights Agreement"), under which each outstanding share of Company Common Stock has attached to it certain rights (the "Company Rights"), including rights under certain circumstances to purchase one one-thousandth of a share of Series A Preferred Stock at $200 per right, subject to adjustment, (c) 41,875 shares of Company Common Stock issued pursuant to the Company's 2000 Employee Stock Purchase Plan, and (d) 20,000 shares of Company Common Stock issuable upon the exercise of the WireSpeed Warrants. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Company Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which the Company or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Company Disclosure Schedule).

     SECTION 3.3 Authorization and Execution. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of Company Common Stock at the Company Shareholders Meeting, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders and the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Buyer and Buyer Subsidiary set forth in Article IV, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     SECTION 3.4 No Conflicts. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (b) except for (i) compliance with the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section 7.1(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, (iii) any filings required by the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and comparable filings, if any, in foreign jurisdictions and (iv) the filings required under the rules and regulations of Nasdaq National Market System, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Company Material Contract (defined in Section 3.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.5  SEC Reports; Financial Statements; No Undisclosed Liabilities.

     (a) The Company has made available to Buyer, in the form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC from February 1, 2001 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings are collectively called the "Company SEC Reports" and each is individually called a "Company SEC Report"). No Company SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Company SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed before the date of this Agreement that has been superseded by a subsequent Company SEC Report filed before the date of this Agreement. From February 1, 2001 to the date of this Agreement, the Company has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

     (b) The consolidated financial statements contained in the Company SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and the consolidated cash flows of the Company and its Subsidiaries for the periods indicated and are consistent with the books and records of the Company and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

     (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Company SEC Reports (the "Company Balance Sheet"), neither the Company nor any of its Subsidiaries had, as of the date of such Company Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of the Company prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Company Balance Sheet to the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Company Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.6 Registration Statement; Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Company. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC and, after giving effect to all supplements and amendments thereto (if any), at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to shareholders of the Company and Buyer and, after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.7 Absence of Certain Changes or Events. From the date of the Company Balance Sheet to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither the Company nor any of its Subsidiaries has:

          (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

          (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of the Company's Subsidiaries to the Company or another of the Company's Subsidiaries;

          (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of options granted on or before the date of the Company Balance Sheet;

          (e) purchased any business, purchased any stock of any corporation other than the Company, or merged or consolidated with any person;

          (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to the Company and its Subsidiaries, taken as a whole;

          (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (i) borrowing incurred for working capital purposes under the Company's existing revolving credit facility and (ii) intercompany indebtedness;

          (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

          (i) except for this Agreement, entered into any commitment to do any of the foregoing;

          (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Company Material Adverse Effect;

          (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of the Company or its Subsidiaries ("Company Employee");

          (l) increased the compensation or benefits of any officer or director of the Company or any of its Subsidiaries, other than consistent with past practice; or

          (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Company Employee, except in the ordinary course of business consistent with past practice.

     SECTION 3.8  Tax Matters.

     (a) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, personal property, unclaimed property, real property, excise, sales, use, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise (collectively, "Taxes"). "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All such Tax Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes owed by any of them for all fiscal periods to and including the date of this Agreement.

     (b) There is no material dispute or claim concerning the Tax liability of any of the Company or its Subsidiaries claimed or raised by any authority in writing. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

     (c) The Company and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

     (d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was the Company.

     (e) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

     (g) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between the Company and its Subsidiaries.

     (h) The Company has delivered or made available to the Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to the Company and each of its Subsidiaries.

     (i) There is no contract, agreement, plan, or arrangement covering any Company Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

     (j) No written claims that, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect have been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (k) Neither the Company nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     (l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

     (m) Neither the Company nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

     SECTION 3.9 Owned Property. The Company Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. One or more of the Company and its Subsidiaries has good and valid title to all such real property, free and clear of all mortgages, liens, security interests, charges, and encumbrances, except (a) liens for Taxes, assessments, and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (b) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's, or other similar liens securing obligations that are not due and payable, that are due but not delinquent, or that are being contested in good faith and in respect of adequate reserves have been established, (c) mortgages, liens, security interests, charges, and encumbrances evidenced by any lease, contract, or agreement that is described in the Company Disclosure Schedule or in the Company SEC Reports or the non-disclosure of which therein does not constitute a misrepresentation under
Section 3.10(e), (d) imperfections of title and liens, charges, and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (e) in the case of any real property subject to a title commitment described in the Company Disclosure Schedule, imperfections of title and mortgages, liens, security interests, charges, and encumbrances that are shown on such title commitment or are otherwise of record. The Company and its Subsidiaries have sufficient title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Company Material Adverse Effect.

     Section 3.10 Material Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

          (a) employment, severance or non-competition agreements with Company Employees;

          (b) operating lease, whether as lessor or lessee, with respect to any real property;

          (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

          (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

          (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of the Company or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

          (f) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

          (g) plan of reorganization;

          (h) partnership or joint venture agreement;

          (i) collective bargaining agreement or agreement with any labor union or association representing the Company Employees;

          (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business, except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations of the Company remaining;

          (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

          (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

     All of the foregoing are collectively called "Company Material Contracts." To the extent Company Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to Buyer. To the extent Company Material Contracts are not evidenced by documents, written summaries have been delivered or made available to Buyer. Each Company Material Contract is in full force and effect, unless the failure of any Company Material Contracts to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Company Material Contracts, except for breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.11 Intellectual Property. The Company Disclosure Schedule contains a complete and correct list of all Company Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or copyrights, and all applications for any of the foregoing. The Company is the sole and exclusive owner of, or otherwise has a valid license or right to use, all the Company Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.9(a), except to the extent that such inability to use such Company Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation (currently and as anticipated for the future) of the Company's properties, assets and business, and the Company has the right to use all of the Company Proprietary Rights in all jurisdictions in which the Company conducts (or anticipates conducting in the future) its business except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each individual and entity, including each employee, agent, consultant and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice and/or development of the Company Proprietary Rights was at the time of such contribution or participation a party to and bound by a valid, enforceable, duly executed agreement with the Company containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of the Company as assignee that has conveyed to the Company all right, title and interest in and to all worldwide intellectual rights in the Company Proprietary Rights. No Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency and no party is currently pursuing or, to the Company's knowledge, threatening to pursue such action. There is, to the knowledge of the Company, no material existing infringement, misuse, or misappropriation of any Company Proprietary Rights by others. To the knowledge of the Company, the Company has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Company knows the Company proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, since January 1, 1998, the Company has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any offers to license, or any claim that the Company must license or refrain from using any Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Company Proprietary Rights. The Company has received no written opinion from counsel regarding the Proprietary Rights of third parties.

     "Company Proprietary Rights" means all Proprietary Rights owned, licensed or otherwise used by the Company in the operation of its business.

     "Proprietary Rights" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (f) of this paragraph (in whatever form or medium), and (h) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through
(f) of this paragraph.

     SECTION 3.12 Litigation. The Company Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against the Company or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

     SECTION 3.13  Permits, Licenses, Authorizations; Compliance with
Laws. Each of the Company and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither the Company nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 3.8) or, to the knowledge of the Company, threatened, and (ii) to the knowledge of the Company, no governmental authority has indicated an intention to conduct any such investigation or review.

     SECTION 3.14 No Brokers or Finders. Except for Thomas Weisel Partners LLC, the Company has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

     SECTION 3.15  Benefit Plans.

     (a) Each employee pension benefit plan ("Pension Plan"), as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3(1) of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement, funded or unfunded, written or oral ("Benefit Plan"), which is currently maintained by the Company or any of its ERISA Affiliates (defined in Section 3.15(n) below) or to which the Company or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which the Company or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "Company Employee Plans" and each, individually, a "Company Employee Plan"), and each management, employment, severance, consulting, non-compete or similar agreement or contract between the Company or any of its Subsidiaries and any Company Employee pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise ("Company Employee Agreement"), is listed in the Company Disclosure Schedule. True and complete copies have been delivered or made available to Buyer of (i) all material documents embodying or relating to each Company Employee Plan and each Company Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) a statement of alternative form of compliance pursuant to U.S. Department of Labor ("DOL") Regulation sec.2520.104-23, if any, filed for each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any, for each Company Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (vi) the most recent summary plan description together with all subsequent summaries of material modifications, if any, required under ERISA with respect to each Company Employee Plan; and (vii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, filed as required under ERISA in connection with each Company Employee Plan or related trust. None of the Company, nor any of its Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan, to enter into any Company Employee Agreement or to modify or to terminate any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Company Employees.

     (b) The Company and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Company Employee Plans, ERISA, the Code, or other applicable laws.

     (c) Each Company Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Employee Plan is so qualified and that each trust forming a part of any such Company Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which would adversely affect this qualification or exemption.

     (d) Each Company Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Company Employee Plan have been timely filed, other than filings that are inconsequential.

     (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the knowledge of the Company, any plan fiduciary by the IRS, the DOL, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary with respect to any Company Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Company Employee Plan that would result in the imposition of any material tax under Chapter 43 of Subtitle D of the Code. Neither the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan maintained by the Company or its Subsidiaries has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under
Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax imposed by the Code or ERISA with respect to any Company Employee Plan.

     (f) Each Company Employee Plan (other than Company Employee Agreements) can be amended, terminated or otherwise discontinued without liability to the Company, any of its Subsidiaries or any of its ERISA Affiliates, other than for benefits accrued to date and administrative costs.

     (g) No liability under any Company Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

     (h) Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (i) None of the Company, nor any of its Subsidiaries or ERISA Affiliates
(i) maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

     (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Buyer to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     (k) There is no commitment covering any Company Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

     (l) The Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

     (m) No work stoppage or labor strike against the Company or any of its Subsidiaries by Company Employees is pending or threatened. Neither the Company nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Company Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) is engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is presently, nor has been in the past six years, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates. No Company Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such Company Employees are threatened or ongoing.

     (n) For purposes of this Agreement, "ERISA Affiliate" means, with respect to the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, each trade, business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

     SECTION 3.16  Environmental Matters.

     (a) For purposes of Sections 3.16 and 4.16:

          (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. sec. 1201 et seq., the Clean Water Act, 33 U.S.C. sec. 1321 et seq., the Clean Air Act, 42 U.S.C.
     sec. 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. sec.sec. 641 et seq., and any other federal, state, local, or other governmental statute, regulation, law, published and legally binding guidance document, ordinance, common law cause of action, judicial or administrative decision, order or decree relating to Environmental Matters;

          (ii) "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, health or safety of employees or any matter arising out of, relating to, or resulting from emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

          (iii) "Hazardous Substance" means any pollutant, contaminant, hazardous or extremely hazardous substance, or waste, solid waste, asbestos and asbestos-containing material, polychlorinated biphenyls (PCBs) and PCB-containing equipment, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

     (b) The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (c) There are no written claims or notices (including notices that the Company or any of its Subsidiaries--or any person whose liability has been retained or assumed contractually by the Company or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened, that are based on or related to any Environmental Matters relating to the Company or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by the Company or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries).

     (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, no site at or to which the Company or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable state list of properties to be investigated and/or remediated.

     (f) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

     (g) The Company has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to the Company or its Subsidiaries.

     SECTION 3.17 Insurance. The Company Disclosure Schedule contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither the Company nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries.

     SECTION 3.18 Amendment to Company Rights Agreement. The Board of Directors of the Company has amended the Company Rights Agreement to provide that (a) neither Buyer nor Buyer Subsidiary will become an "Acquiring Person" (as defined in the Company Rights Agreement) as a result of the execution of this Agreement, or the consummation of the Merger, (b) no "Shares Acquisition Date," "Distribution Date" or "Section 11(a)(ii) Trigger Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger, and (c) all outstanding Company Rights issued and outstanding under the Company Rights Agreement will expire immediately before the Effective Time.

     SECTION 3.19 Opinion of Financial Adviser. The Company's Board of Directors has received the opinion of Thomas Weisel Partners LLC to the effect that, as of the date of this Agreement, the consideration to be received by the Company's shareholders in the Merger is fair to such shareholders from a financial point of view.

     SECTION 3.20 Voting Requirements. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Voting Stock, voting as a single class at the Company Shareholders Meeting to approve this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby. The holders of the issued and outstanding Company Non-Voting Stock are not entitled to vote to approve this Agreement and the transactions contemplated hereby.

     SECTION 3.21 Distributors, Suppliers and Customers. To the Company's knowledge, the relationships of the Company with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Company that supplied more than $50,000 of products to the Company during the year ended January 31, 2001 or is reasonably expected to supply more than $50,000 of products to the Company during the year ending January 31, 2002, or (ii) distributor or other customer who accounted for more than $50,000 of the Company's sales of Company Products or services during the year ended January 31, 2001, or is reasonably expected to account for more than $50,000 of such sales during the year ending January 31, 2002, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company.

     SECTION 3.22 Stockholder Agreement. As of the date of this Agreement, Sorrento Networks Corporation, a New Jersey corporation ("Sorrento"), has entered into the Stockholder Agreement with Buyer, in substantially the form of Exhibit A hereto (the "Stockholder Agreement"), with respect to the Buyer Common Stock issuable to Sorrento pursuant to Section 2.1.

     SECTION 3.23 Key Employees. The key employees of the Company identified by Buyer in Section 3.23 of the Buyer Disclosure Schedule have entered into non-compete and non-solicitation agreements with Buyer, substantially in the form of Exhibit B attached hereto.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

     Except as otherwise set forth in the disclosure schedule delivered by Buyer to the Company concurrently with the execution and delivery of this Agreement (the "Buyer Disclosure Schedule") or as otherwise described in the Buyer SEC Reports (defined in Section 4.5(a)), Buyer and Buyer Subsidiary represent and warrant to the Company as follows:

     SECTION 4.1 Organization, Standing, Qualification. Each of Buyer's Subsidiaries is listed in the Buyer Disclosure Schedule under the heading "Subsidiaries." Buyer and each of its Subsidiaries (including Buyer Subsidiary) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Buyer Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Buyer and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. The copies of the charter and bylaws (or similar organizational documents) of Buyer and each of its Subsidiaries provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary is newly formed and wholly owned by Buyer, has no employees and no material assets or liabilities, and has not engaged in any business except in connection with this Agreement.

     SECTION 4.2 Capitalization. The authorized capital stock of Buyer consists of (i) 60 million shares of Buyer Common Stock, of which, as of the date of this Agreement, 16,425,606 shares are issued, excluding 1,052,286 shares held in the treasury of the Buyer and (ii) 2 million shares of Preferred Stock, par value $0.01 per share, of which 200,000 have been designated as Series A Junior Participating Preferred Shares ("Buyer Series A Preferred Stock"), none of which, as of the date of this Agreement, is issued and outstanding. The authorized capital stock of Buyer Subsidiary consists of 10,000 shares of common stock, of which, as of the date of this Agreement, 1,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Buyer and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which Buyer or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, Buyer or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 3,797,929 shares of Buyer Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Buyer Disclosure Schedule and (b) the Rights Agreement dated as of June 10, 1998 between Buyer and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as amended by Amendment dated as of January 26, 1999 (the "Buyer Rights Agreement"), under which each outstanding share of Buyer Common Stock has attached to it certain rights (the "Buyer Rights"), including rights under certain circumstances to purchase one one-hundredth of a share of Buyer Series A Preferred Stock at $115 per right, subject to adjustment. There are no voting trusts, proxies or other agreements or understandings to which Buyer or Buyer Subsidiary is a party with respect to the voting of capital stock of Buyer or Buyer Subsidiary. Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Buyer Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which Buyer or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Buyer Disclosure Schedule).

     SECTION 4.3 Authorization and Execution. Each of Buyer and Buyer Subsidiary has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Buyer Common Stock at the Buyer Shareholders Meeting (defined in Section 7.1(a)), to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by Buyer as sole shareholder of Buyer Subsidiary and by their respective Boards of Directors, and no further corporate action of Buyer or Buyer Subsidiary, other than the approval of Buyer's shareholders and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties of the Company set forth in Article III, constitutes the legal, valid, and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against each of Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     SECTION 4.4 No Conflicts. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Buyer or any of its Subsidiaries, (b) except for (i) compliance with the Securities Act and the Exchange Act, including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section 7.1(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, (iii) any filings required by the pre-merger notification requirements of the HSR Act and comparable filings, if any, in foreign jurisdictions and (iv) the filings required under the rules and regulations of Nasdaq National Market System, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of Buyer or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to Buyer or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to Buyer or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of Buyer or any of its Subsidiaries under, any Buyer Material Contract (defined in Section 4.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.5  SEC Reports; Financial Statements; No Undisclosed Liabilities.

     (a) Buyer has made available to the Company, in the form filed with the SEC, all reports, registration statements, and other filings (including amendments to previously filed documents) filed by Buyer with the SEC from October 1, 2000 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings are collectively called the "Buyer SEC Reports" and each is individually called a "Buyer SEC Report"). No Buyer SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Buyer SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Buyer SEC Report filed before the date of this Agreement that has been superseded by a subsequent Buyer SEC Report filed before the date of this Agreement. From October 1, 2000 to the date of this Agreement, Buyer has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

     (b) The consolidated financial statements contained in the Buyer SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of Buyer and its Subsidiaries for the periods indicated and are consistent with the books and records of Buyer and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

     (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Buyer SEC Reports (the "Buyer Balance Sheet"), neither Buyer nor any of its Subsidiaries had, as of the date of such Buyer Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of Buyer prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Buyer Balance Sheet to the date of this Agreement, neither Buyer nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Buyer dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Buyer Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.6 Registration Statement; Joint Proxy Statements. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act or of the Exchange Act, as the case may be, applicable to Buyer. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC, after giving effect to all supplements and amendments thereto (if any), and at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to the shareholders of the Company and Buyer, and after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.7 Absence of Certain Changes or Events. From the date of the Buyer Balance Sheet to and including the date of this Agreement, Buyer and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither Buyer nor any of its Subsidiaries has:

          (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

          (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of Buyer's Subsidiaries to Buyer or another of Buyer's Subsidiaries;

          (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Buyer Common Stock upon the exercise of options, granted on or before the date of the Buyer Balance Sheet;

          (e) purchased any business, purchased any stock of any corporation other than Buyer, or merged or consolidated with any person;

          (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to Buyer and its Subsidiaries, taken as a whole;

          (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (A) borrowing incurred for working capital purposes under Buyer's existing revolving credit facility and (B) intercompany indebtedness;

          (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

          (i) except for this Agreement, entered into any commitment to do any of the foregoing;

          (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Buyer Material Adverse Effect;

          (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Buyer, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of Buyer or its Subsidiaries ("Buyer Employee");

          (l) increased the compensation or benefits of any officer or director of Buyer or any of its Subsidiaries, other than consistent with past practice; or

          (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Buyer Employee, except in the ordinary course of business consistent with past practice.

     SECTION 4.8  Tax Matters.

     (a) Buyer and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to Taxes. All Tax Returns were correct and complete in all material respects. Buyer and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes owed by any of them for all fiscal periods to and including the date of this Agreement.

     (b) There is no material dispute or claim concerning the Tax liability of any of Buyer or its Subsidiaries claimed or raised by any authority in writing. Neither Buyer nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

     (c) Buyer and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

     (d) Neither Buyer nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was Buyer.

     (e) Neither Buyer nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (f) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (g) Neither Buyer nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between Buyer and its Subsidiaries.

     (h) Buyer has delivered or made available to the Company true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Buyer and each of its Subsidiaries.

     (i) There is no contract, agreement, plan, or arrangement covering any Buyer Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

     (j) No written claims that, in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect have been made by an authority in a jurisdiction where any of Buyer or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (k) Neither Buyer nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     (l) Neither Buyer nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

     (m) Neither Buyer nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

     SECTION 4.9 Owned Property. Buyer and its Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.10 Material Contracts. Neither Buyer nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

          (a) employment, severance or non-competition agreements with Buyer Employees;

          (b) operating lease, whether as lessor or lessee, with respect to any real property;

          (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

          (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

          (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of Buyer or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

          (f) contract restricting Buyer or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

          (g) plan of reorganization;

          (h) partnership or joint venture agreement;

          (i) collective bargaining agreement or agreement with any labor union or association representing the Buyer Employees;

          (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations remaining;

          (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

          (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

     All of the foregoing are collectively called "Buyer Material Contracts." To the extent Buyer Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to the Company. To the extent Buyer Material Contracts are not evidenced by documents, written summaries have been delivered or made available to the Company. Each Buyer Material Contract is in full force and effect, unless the failure of any Buyer Material Contracts to be in full force and effect has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any other party is in breach of or in default under any of the Buyer Material Contracts, except for breaches or defaults that have not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     SECTION 4.11 Intellectual Property. The Buyer Disclosure Schedule contains a complete and correct list of all Buyer Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or copyrights, and all applications for any of the foregoing. Buyer is the sole and exclusive owner of, or otherwise has a valid license or right to use, all Buyer Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.9(a), except to the extent that such inability to use such Buyer Proprietary Rights would not have, individually or in the aggregate, a Buyer Material Adverse Effect. The Buyer Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation (currently and as anticipated for the future) of Buyer's properties, assets and business, and Buyer has the right to use all of the Buyer Proprietary Rights in all jurisdictions in which Buyer conducts (or anticipates conducting in the future) its business, except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Each individual and entity, including each employee, agent, consultant and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice and/or development of the Buyer Proprietary Rights was at the time of such contribution or participation a party to and bound by a valid, enforceable, duly executed agreement with Buyer containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of Buyer as assignee that has conveyed to Buyer all right, title and interest in and to all worldwide intellectual rights in the Buyer Proprietary Rights. No Buyer Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency and no party is currently pursuing or, to Buyer's knowledge, threatening to pursue such action. There is, to the knowledge of Buyer, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. To the knowledge of Buyer, Buyer has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Buyer knows the Buyer proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and, since January 1, 1998, Buyer has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any offers to license, or any claim that Buyer must license or refrain from using any Buyer Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. To the knowledge of Buyer, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Buyer Proprietary Rights. Buyer has received no written opinion from counsel regarding the Proprietary Rights of third parties.

     "Buyer Proprietary Rights" means all Proprietary Rights owned, licensed or otherwise used by Buyer in the operation of its business.

     SECTION 4.12 Litigation. The Buyer Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against Buyer or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

     SECTION 4.13  Permits, Licenses, Authorizations; Compliance with
Laws. Each of Buyer and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither Buyer nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to Buyer or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 4.8) or, to the knowledge of Buyer, threatened, and (ii) to the knowledge of Buyer, no governmental authority has indicated an intention to conduct any such investigation or review.

     SECTION 4.14 No Brokers or Finders. Except for BMO Nesbitt Burns Corp., Buyer has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

     SECTION 4.15  Benefit Plans.

     (a) Each Pension Plan, Welfare Plan and Benefit Plan, which is currently maintained by Buyer or any of its ERISA Affiliates or to which Buyer or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which Buyer or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "Buyer Employee Plans" and individually, a "Buyer Employee Plan"), and each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between Buyer or any of its Subsidiaries and any Buyer Employee pursuant to which Buyer or any of its Subsidiaries has or may have any liability, contingent or otherwise ("Buyer Employee Agreement"), is listed in the Buyer Disclosure Schedule. True and complete copies have been delivered or made available to the Company of (i) all material documents embodying or relating to each Buyer Employee Plan and each Buyer Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Buyer Employee Plan; (iii) a statement of alternative form of compliance pursuant to DOL Regulation sec. 2520.104-23, if any, filed for each Buyer Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the IRS, if any, for each Buyer Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Buyer Employee Plan is funded, the most recent annual and periodic accounting of Buyer Employee Plan assets; (vi) the most recent summary plan description together with all subsequent summaries of material modifications, if any, required under ERISA with respect to each Buyer Employee Plan; and (vii) the three most recent annual reports

(Series 5500 and all schedules thereto), if any, filed as required under ERISA, in connection with each Buyer Employee Plan or related trust. None of Buyer, Buyer Subsidiary or any of Buyer's Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Buyer Employee Plan, to enter into any Buyer Employee Agreement or to modify or to terminate any Buyer Employee Plan or Buyer Employee Agreement (except to the extent required by law or to conform any such Buyer Employee Plan or Buyer Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Buyer Employees.

     (b) Buyer and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Buyer Employee Plans, ERISA, the Code, or other applicable laws.

     (c) Each Buyer Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Buyer Employee Plan is so qualified and that each trust forming a part of any such Buyer Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of Buyer, no circumstances exist which would adversely affect this qualification or exemption.

     (d) Each Buyer Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Buyer Employee Plan have been timely filed, other than filings that are inconsequential.

     (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its ERISA Affiliates or, to the knowledge of Buyer, any plan fiduciary by the IRS, the DOL, the PBGC, or any participant or beneficiary with respect to any Buyer Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Buyer Employee Plan that would result in the imposition of any material tax under Chapter 43 of Subtitle D of the Code. Neither Buyer nor any of its ERISA Affiliates nor, to the knowledge of Buyer, any plan fiduciary of any Pension or Welfare Plan maintained by Buyer or its Subsidiaries has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax imposed by the Code or ERISA with respect to any Buyer Employee Plan.

     (f) Each Buyer Employee Plan (other than Buyer Employee Agreements) can be amended, terminated or otherwise discontinued without liability to Buyer, any of its Subsidiaries or any of its ERISA Affiliates, other than for benefits accrued to date and administrative costs.

     (g) No liability under any Buyer Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Buyer or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

     (h) Neither the Buyer nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (i) None of Buyer nor any of its Subsidiaries or ERISA Affiliates (i) maintains or contributes to any Buyer Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Buyer Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Buyer Employee (either individually or to Buyer Employees as a group) that such Buyer Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

     (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Buyer Employee Plan, Buyer Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Buyer Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Buyer or the Company to amend or terminate any Buyer Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     (k) There is no commitment covering any Buyer Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

     (l) Buyer and each of its Subsidiaries (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Buyer Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Buyer Employees.

     (m) No work stoppage or labor strike against Buyer or any of its Subsidiaries by Buyer Employees is pending or threatened. Neither Buyer nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Buyer Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or
(iii) is presently, nor has been in the past six years a party to, or bound by, any collective bargaining agreement or union contract with respect to Buyer Employees and no such agreement or contract is currently being negotiated by Buyer or any of its affiliates. No Buyer Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of Buyer, no activities the purpose of which is to achieve such representation of all or some of such Buyer Employees are threatened or ongoing.

     SECTION 4.16  Environmental Matters.

     (a) Buyer and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all Environmental Permits, and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     (b) There are no written claims or notices (including notices that Buyer or any of its Subsidiaries -- or any Person whose liability has been retained or assumed contractually by Buyer or any of its Subsidiaries -- is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Buyer, threatened that are based on or related to any Environmental Matters relating to Buyer or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     (c) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by Buyer or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by Buyer or any of its Subsidiaries (or, to the knowledge of Buyer, any real property formerly owned, leased or operated by Buyer or any of its Subsidiaries, or any predecessor of Buyer or any of its Subsidiaries).

     (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, no site at or to which Buyer or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the CERCLIS list, or any comparable state list of properties to be investigated and/or remediated.

     (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by Buyer or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

     (f) Buyer has delivered or made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Buyer or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to Buyer or its Subsidiaries.

     SECTION 4.17 Insurance. The Buyer Disclosure Schedule contains a list of all insurance policies maintained by Buyer and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither Buyer nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Buyer or its Subsidiaries.

     SECTION 4.18 Opinion of Financial Adviser. Buyer's Board of Directors has received the opinion of BMO Nesbitt Burns Corp. to the effect that, as of the date of this Agreement, the consideration to be paid by Buyer in the Merger is fair to Buyer's shareholders from a financial point of view.

     SECTION 4.19 Voting Requirements. The affirmative vote of the holders of a majority of the issued and outstanding shares of Buyer Common Stock present at the Buyer Shareholders Meeting, voting as a single class at the Buyer Shareholders Meeting, to approve the Stock Issuance (defined in Section 7.1(a)), is the only vote of the holders of any class or series of Buyer's capital stock necessary in connection with this Agreement and the transactions contemplated hereby.

     SECTION 4.20 Distributors, Suppliers and Customer. To the knowledge of Buyer, the relationships of Buyer with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Buyer that supplied more than $50,000 of products to Buyer during the year ended September 30, 2001 or is reasonably expected to supply more than $50,000 of products to Buyer during the year ending September 30, 2002, or (ii) distributor or other customer who accounted for more than $50,000 of Buyer's sales of Buyer Products or services during the year ended September 30, 2001 or is reasonably expected to account for more than $50,000 of such sales during the year ending September 30, 2002, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Buyer.

                                   ARTICLE V

           OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

     SECTION 5.1 Preservation of Business. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself and the Surviving Corporation the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with the Company or any of its Subsidiaries, except as otherwise consented to in writing by Buyer.

     SECTION 5.2 Ordinary Course. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer.

     SECTION 5.3 Negative Covenants of the Company. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer, the Company will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

          (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

          (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

          (d)  amend its charter, bylaws, or similar organizational documents;

          (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of any options or of any Company Rights under the Company Rights Agreement, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

          (f) purchase any capital assets or make any capital expenditures (except as set forth in the Company's current capital expenditures budget, a copy of which has been delivered to Buyer) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

          (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to the Company and its Subsidiaries, taken as a whole;

          (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under the Company's existing revolving credit facility or (ii) intercompany indebtedness;

          (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Company Employee, officer or director;

          (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

          (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

          (l) enter into any new Company Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to the Company or any of its Subsidiaries any existing Company Material Contract;

          (m) (i) pay, discharge, settle or satisfy any material claims against the Company or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

          (n) enter into any agreement with any of their respective affiliates (other than wholly owned Subsidiaries of the Company);

          (o) (i) relinquish, waive or release any material contractual or other right or claim of the Company or its Subsidiaries, or (ii) knowingly dispose of or permit to lapse any rights in any material Company Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or adviser to, the Company or any of its Subsidiaries of the Company or otherwise knowingly dispose of any trade secret, process or know-how not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

          (p) except pursuant to the fiduciary duties of the Board of Directors of the Company as set forth in Sections 7.1(a) and (b), or as expressly permitted pursuant to Sections 7.2 or 9.1, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or
     (ii) prevent, materially delay or materially impede the consummation of the Merger; or

          (q)  enter into any commitment to do any of the foregoing.

     SECTION 5.4 Tax Covenant. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to the Company or any of its Subsidiaries, and (ii) will promptly notify the Buyer of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

     SECTION 5.5 Third-Party Consents. The Company shall, and shall cause its Subsidiaries to, use reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to Buyer.

                                   ARTICLE VI

              OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

     SECTION 6.1 Preservation of Business. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with Buyer or any of its Subsidiaries, except as otherwise consented to in writing by the Company.

     SECTION 6.2 Ordinary Course. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company.

     SECTION 6.3 Negative Covenants of Buyer. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company, Buyer will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

          (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

          (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

          (d) amend its charter, bylaws, or similar organizational documents;

          (e) purchase any material business, purchase a material amount of any stock of any corporation, or merge or consolidate with any person;

          (f) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to Buyer and its Subsidiaries, taken as a whole;

          (g) except as expressly permitted pursuant to Section 9.1, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or (ii) prevent, materially delay or materially impede the consummation of the Merger; or

          (h) enter into any commitment to do any of the foregoing.

     SECTION 6.4 Tax Covenant. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to Buyer or any of its Subsidiaries, and (ii) will promptly notify the Company of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

     SECTION 6.5 Third-Party Consents. Buyer shall, and shall cause its Subsidiaries to, use reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger. Buyer shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to the Company.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 Shareholders' Meetings; Registration Statement and Joint Proxy Statement.

     (a) The Company shall cause a special meeting of its shareholders (the "Company Shareholders Meeting") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the Merger. Buyer shall cause a special meeting of its shareholders (the "Buyer Shareholders Meeting") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of the issuance of shares of Buyer Common Stock in the Merger as contemplated by this Agreement (the "Stock Issuance"). The Company Shareholders Meeting and the Buyer Shareholders Meeting are referred to together as the "Shareholder Meetings." The Board of Directors of the Company shall recommend to the Company's shareholders that they vote in favor of approval of this Agreement and the Merger; provided, however, that the Board of Directors of the Company shall not be obligated to recommend approval of this Agreement and the Merger to its shareholders if the Company has received a Company Superior Third-Party Acquisition Offer (defined in Section 7.2(a)) and the Board of Directors of the Company shall determine that it wishes to recommend approval of the Company Superior Third-Party Acquisition Offer, and, therefore, that the recommendation of this Agreement and the Merger should not be made. The Board of Directors of Buyer shall recommend to Buyer's shareholders that they vote in favor of approval of the Stock Issuance. The persons and entities owning shares of Buyer listed on Schedule 7.1(a) of the Buyer Disclosure Schedule (the "Named Buyer Stockholders") have delivered to the Company an agreement (the "Buyer Stockholder Agreement") among the Named Buyer Stockholders and the Company, dated the date of this Agreement, and irrevocable proxies granting to the Company, pursuant to the terms of the Buyer Stockholder Agreement, the right to vote all of the Buyer Common Stock of the Named Buyer Stockholders in favor of the Stock Issuance at the Buyer Shareholders Meeting. The persons and entities owning shares of the Company listed on Schedule 7.1(a) of the Company Disclosure Schedule (the "Named Company Stockholders") have delivered to Buyer an agreement (the "Company Stockholder Agreement") among the Named Company Stockholders and Buyer, dated the date of this Agreement, and irrevocable proxies granting to Buyer, pursuant to the terms of the Company Stockholder Agreement, the right to vote all of the Company Voting Stock of the Named Company Stockholders in favor of approval of this Agreement and the Merger at the Company Shareholders Meeting.

     (b) The Company and Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to the Company Shareholders Meeting and the Buyer Shareholders Meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "Joint Proxy Statement"). Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a registration statement on Form S-4 in connection with the issuance of shares of Buyer Common Stock in the Merger (the "Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus. The Company and Buyer
(i) shall use reasonable best efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and (ii) as soon as reasonably practicable thereafter, shall cause copies of the Joint Proxy Statement and form of proxy to be mailed to their respective shareholders in accordance with applicable provisions of law. The Joint Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company's and Buyer's shareholders of copies of the Joint Proxy Statement and form of proxy, the Company and Buyer shall use reasonable best efforts to solicit proxies in connection with the Company Shareholders Meeting and the Buyer Shareholders Meeting, respectively, in favor of, in the case of the Company, approval of this Agreement and, in the case of Buyer, approval of the Stock Issuance, unless, in the case of the Company, the Company has received a Company Superior Third-Party Acquisition Offer and the Board of Directors of the Company shall determine that it wishes to recommend approval of the

Company Superior Third-Party Acquisition Offer, and, therefore, that such solicitation should not be made. The Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

     (c) The Company and Buyer each shall engage a nationally recognized proxy solicitor (that is reasonably acceptable to the other) to solicit proxies in connection with the special meeting of its shareholders in favor of approval of, in the case of the Company, this Agreement, and, in the case of Buyer, the Stock Issuance.

     (d) The Company and Buyer will coordinate and cooperate with respect to the timing of the shareholder approvals and will use reasonable efforts to hold the Shareholder Meetings on the same day and to secure such approvals as soon as practicable after the date on which the Registration Statement becomes effective.

     SECTION 7.2  No Shopping.

     (a) From the date hereof until the Effective Time, the Company and its Subsidiaries will not, and will not permit any officer, director, financial adviser, or other agent or representative of the Company and its Subsidiaries, directly or indirectly, to:

          (i) take any action to seek, encourage, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company or any of its Subsidiaries, to merge or consolidate with the Company or any of its Subsidiaries, or to otherwise acquire, except to the extent not prohibited by Section 5.3, any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a "Company Third-Party Acquisition Offer"), or

          (ii) with respect to a Company Third-Party Acquisition Offer to acquire, by tender offer, merger, acquisition of assets or otherwise, 40% or more of the Outstanding Shares or assets of the Company, engage in discussions or negotiations concerning a Company Third-Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any of its Subsidiaries or any confidential or proprietary trade or business information relating to the business of the Company or any of its Subsidiaries, or afford access to the properties, books, or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, any person or group that the Company has reason to believe is considering a Company Third-Party Acquisition Offer; unless
     (A) before furnishing such non-public information or access to such person or group, the Company's Board of Directors shall receive from such person an executed confidentiality and standstill agreement that is no less favorable to the Company than the Confidentiality Agreement dated May 17, 2001 between the Company and Buyer, together with the Mutual Non-Disclosure Agreement dated May 25, 2001 between the Company and Thomas Weisel Partners LLC (together, the "Confidentiality Agreement") and all information provided to such person or group shall be provided on a substantially concurrent basis to Buyer, and (B) before entering into discussions or negotiations with such person or group, the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel and financial adviser, that such Company Third-Party Acquisition Offer is reasonably likely to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is committed or, in the good-faith judgment of the Company's Board of Directors, is reasonably capable of being obtained by the third party (a "Company Superior Third-Party Acquisition Offer").

     (b) In addition to the obligations of the Company set forth above, the Company promptly shall advise Buyer orally and in writing of any Company Third-Party Acquisition Offer or any inquiry or request for information that the Company reasonably believes could lead to or contemplates a Company Third-Party Acquisition Offer and the terms and conditions thereof, including the identity of the offeror or person making the request or inquiry, and the Company shall keep Buyer informed in all material respects of the status and details thereof (including changes or amendments thereto).

     (c) Nothing in this Section 7.2 shall operate to hinder or prevent the Company from fully complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Third-Party Acquisition Offer.

     (d) The Company shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a Company Third-Party Acquisition Offer, unless the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Massachusetts law. Notwithstanding anything stated in this Section 7.2(d), the Company need not refuse a request from any person who has signed a standstill agreement with the Company to make a Company Third-Party Acquisition Offer to the Chief Executive Officer or the Board of Directors of the Company if the Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Massachusetts law.

     SECTION 7.3 Access to Information. From the date hereof until the Effective Time, the Company and Buyer will each give the other and its respective counsel, financial advisers, auditors, and other authorized representatives and its financing sources reasonable access to its and its Subsidiaries' offices, properties, books, and records at all reasonable times and upon reasonable notice, and will instruct its and its Subsidiaries' employees, counsel, financial advisers, and auditors to cooperate with the other and each such representative and financing source in all reasonable respects in its investigation of the business of Buyer and the Company, as the case may be, and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the other and its Subsidiaries and will take all reasonable precautions to protect the confidentiality of any information of the other and its Subsidiaries disclosed to such persons during such investigation.

     SECTION 7.4 Amendment of the Company's Employee Plans. The Company will, effective at or immediately before the Effective Time, cause any Company Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Company Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger or to terminate any such Company Employee Plans prior to the Merger if requested by Buyer.

     SECTION 7.5 Certain Resignations. The Company will use reasonable efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company's Subsidiaries.

     SECTION 7.6 Confidentiality Agreements. The Confidentiality Agreement (except for Section 5 thereof) shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Confidentiality Agreement (except for Section 5 thereof).

     SECTION 7.7 Employee Benefits. From and after the Effective Time, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any of its Subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving Corporation, Buyer, or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate, service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Surviving Corporation, Buyer, or such affiliate.

     SECTION 7.8 Indemnification. All rights to indemnification, expense advancement, and exculpation existing in favor of any present or former director, officer, or employee of the Company or any of its Subsidiaries as provided in the charter, bylaws, or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 7.8.

     SECTION 7.9 Directors and Officers Liability Insurance. For a period of at least six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the amount of the insurance coverage required pursuant to clause
(a) of this Section 7.9 exceeds 200% of the amount currently expended by the Company for such insurance coverage, Buyer shall maintain or provide the most advantageous policies of directors' and officers' liability insurance for all present and former directors and officers of the Company or any of its Subsidiaries obtainable for an annual premium equal to no more than 200% of the amount currently expended by the Company for such insurance coverage.

     SECTION 7.10 Cooperation. Prior to the Effective Time, to the extent permitted by law, each of Buyer and the Company shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of the other to discuss material operational matters and the general status of its ongoing operations; (ii) promptly notify the other of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; and (iii) promptly provide the other (or the other's counsel) with copies of all filings made by it or any of its Subsidiaries with any state, federal or foreign court, administrative agency, commission or other governmental authority in connection with this Agreement and the transactions contemplated by this Agreement.

     SECTION 7.11  Satisfaction of Conditions to the Merger; Notification.

     (a) Subject to the terms and conditions of this Agreement and the fiduciary duties of the Boards of Directors of the Company and Buyer, each of the Company and Buyer agrees to use reasonable efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of Buyer and the Company, respectively, described in Section 7.1(a)), as promptly as practicable after the date of this Agreement, including using reasonable efforts to cause the conditions precedent set forth in Article VIII to be satisfied.

     (b) Each of the Company and Buyer shall, as promptly as reasonably practicable, give notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.2(a) or 8.3(a), as the case may be, would not be satisfied; provided, however, that no notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 7.12 Rule 145 Affiliates. Prior to the date of the Company Shareholders Meeting, the Company shall deliver to Buyer a letter, substantially in the form of Exhibit C attached hereto, identifying all persons who are expected to be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Company Affiliates"). The list of Company Affiliates shall be updated as necessary to reflect changes from the date of the letter. The Company shall use reasonable efforts to cause to be delivered to Buyer on or prior to the date of the Company Shareholders Meeting a letter agreement from each of the Company Affiliates, substantially in the form of Exhibit D attached hereto.

     SECTION 7.13 Listing of Buyer Common Stock. Buyer shall use reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Closing.

     SECTION 7.14 Section 16 Matters. Prior to the Effective Time, with respect to both derivative and non-derivative securities, as applicable, Buyer and the Company shall take all such steps as may be required or appropriate to cause any dispositions of Company Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company and Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act, and shall take those steps to be taken in accordance with the no-action letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 7.15 Buyer Board of Directors. Prior to, but effective at, the Effective Time, Buyer will appoint Cornelius Peterson, VIII as a member of the Board of Directors of Buyer.

     SECTION 7.16 Accounting Treatment. Buyer and the Company each agree to, and to cause the Surviving Corporation to, account for the Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

     SECTION 7.17 Company Employees. From and after the Effective Time Buyer will increase the base salaries of certain key employees of the Company, as set forth on Schedule 7.17. In addition, no later than the next meeting of the Compensation Committee of the Board of Directors of Buyer following the Effective Time, Buyer's management will recommend a grant of stock options to purchase shares of Buyer Common Stock to those key employees of the Company who accept offers of employment from Buyer, as set forth on Schedule 7.17. In its discretion, Buyer may condition such stock option awards upon the execution and delivery of a Non-Competition and Non-Solicitation Agreement, in substantially the form of Exhibit B.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by all of the parties to this Agreement:

          (a) Shareholder Approvals. This Agreement and the Merger shall have been adopted by the shareholders of the Company in accordance with the MBCL and the Company's Articles of Incorporation, and the Stock Issuance shall have been approved by the shareholders of Buyer in accordance with the DGCL and Buyer's Certificate of Incorporation.

          (b) Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

          (c) Listing. The shares of Buyer Common Stock issuable to holders of Company Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

          (d) HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (e) Injunctions or Restraints. There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting an injunction, writ, order, judgment, or decree (each, an "Injunction") that is reasonably likely to result in an order to restrain or prohibit the consummation of any of the transactions contemplated hereby or to require rescission of this Agreement or any such transactions or to have a Surviving Corporation Material Adverse Effect if the transactions contemplated hereby are consummated, nor shall there be in effect any Injunction directing that any of the transactions provided for herein not be consummated as so provided (it being agreed that each of the parties shall use all reasonable efforts to prevent the entry of any such Injunction and to appeal as promptly as possible any such Injunction that may be entered).

     SECTION 8.2  Conditions to the Obligations of Buyer and Buyer
Subsidiary. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by Buyer and Buyer Subsidiary:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date), except that any representation or warranty that is qualified by "materiality" or "Company Material Adverse Effect" or similar qualification shall be true and correct in all respects as of the applicable time; the Company shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 8.2(a).

          (b) Material Adverse Effect. Neither the Company nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would be reasonably likely to have (after giving effect to any insurance coverage) a Company Material Adverse Effect.

          (c) Company Rights Agreement. No Company Rights shall have become exercisable under the Company Rights Agreement.

          (d) Tax Opinion. Buyer shall have received a written opinion from Faegre & Benson LLP, counsel to Buyer, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being understood that Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations to Faegre & Benson LLP to enable them to render such opinion).

          (e) Corporate Authority Opinion. Buyer shall have received a written opinion from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, to the effect that the Merger and this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     SECTION 8.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by the
Company:

          (a) Representations and Warranties. The representations and warranties of Buyer and Buyer Subsidiary contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date), except that any representation or warranty that is qualified by "materiality" or "Buyer Material Adverse Effect" or similar qualification shall be true and correct in all respects as of the applicable time; Buyer and Buyer Subsidiary shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by them immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of Buyer to the effects set forth in this Section 8.3(a).

          (b) Material Adverse Effect. Neither Buyer nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Buyer Material Adverse Effect.

          (c) Tax Opinion. The Company shall have received a written opinion from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being understood that Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations to Testa, Hurwitz & Thibeault, LLP to enable them to render such opinion).

          (d) Corporate Authority Opinion. The Company shall have received a written opinion from Faegre & Benson LLP, counsel to Buyer and Buyer Subsidiary, to the effect that the Merger and the Stock Issuance have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Subsidiary.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     SECTION 9.1 Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company or approval of the Stock Issuance by the shareholders of Buyer (except as provided otherwise in Section 9.1(e)):

          (a) by written agreement of the respective Boards of Directors of Buyer and the Company;

          (b) by Buyer or the Company, if the transactions contemplated hereby shall not have been consummated on or before March 15, 2002 (the "End Date," as such date may be extended by written agreement of Buyer and the Company), provided that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

          (c) by Buyer, if (i) any of the conditions set forth in Sections 8.1 and 8.2 shall become impossible to fulfill on or prior to the End Date (provided, that such failure is not due to the failure of Buyer or Buyer Subsidiary to comply in all material respects with its obligations under this Agreement), and such conditions shall not have been waived under Sections 8.1 and 8.2, (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCL and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of the Company withdraws or modifies, in any manner adverse to Buyer, its recommendation of approval of this Agreement and the Merger;

          (d) by the Company, if (i) any of the conditions set forth in Sections
     8.1 and 8.3 shall become impossible to fulfill on or prior to the End Date (provided, that such failure is not due to the failure of the Company to comply in all material respects with its obligations under this Agreement) and such conditions shall not have been waived under Sections 8.1 and 8.3,
     (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCL and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of Buyer withdraws or modifies, in any manner adverse to the Company, its recommendation of the Stock Issuance; or

          (e) by the Company, at any time prior to the Company Shareholders Meeting, upon written notice to Buyer, if the Board of Directors of the Company shall have approved a Company Superior Third-Party Acquisition Offer; provided, however, that, prior to termination, (i) the Company shall have complied with Section 7.2(a), and (ii) the Company shall have notified Buyer in writing at least five business days before termination of its intention to enter into an agreement with respect to a Company Superior Third-Party Acquisition Offer (the "Intention Notice") and shall have provided Buyer with the proposed definitive documentation for such transaction; and provided, further, that, during the period of five business days following the Intention Notice, the Company shall have afforded Buyer a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and the notice of termination shall not be effective if Buyer submits to the Company during such period a legally binding, executed offer to enter into an amendment to this Agreement within such period unless the Company's Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that the amendment to this Agreement that Buyer has agreed to enter into during such period is not at least as favorable to the Company's shareholders as the Company Superior Third-Party Acquisition Offer.

     SECTION 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by the Company or Buyer under Section 9.1, written notice shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 9.3 or to the extent that the termination is a result of a willful and material violation by such party of a representation, warranty, covenant or agreement contained in this Agreement.

     SECTION 9.3  Termination Fee; Expenses.

     (a) If (i) this Agreement is terminated pursuant to Section 9.1(c)(iv) or 9.1(e); or (ii) (x) a Company Third-Party Acquisition Offer shall have been made to the Company and shall have become known publicly prior to the termination of this Agreement, (y) this Agreement shall have been terminated pursuant to
Section 9.1(b) (other than by reason of the failure of the conditions set forth in any of Sections 8.1(b), (c) or (d) to be fulfilled or the failure of the conditions set forth in Section 8.3 to be fulfilled), or pursuant to Section 9.1(c)(ii) or 9.1(d)(ii) and (z) within 12 months after termination the Company shall have consummated any Company Third-Party Acquisition (defined below), then, the Company shall pay to Buyer a fee equal to $2.5 million in cash (the "Termination Fee"), plus an amount, in cash (the "Expense Reimbursement Amount"), not to exceed $750,000, equal to all documented out-of-pocket expenses and fees incurred by Buyer (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to this Agreement, the Merger or the transactions contemplated by this Agreement. The Termination Fee and Expense Reimbursement Amount shall be paid by wire transfer of same day funds to an account designated by Buyer (x) in the case of Section 9.3(a)(i), upon termination of this Agreement, and (y) in the case of Section 9.3(a)(ii), upon consummation of a Company Third-Party Acquisition. It shall be a condition to termination of this Agreement by the Company pursuant to any paragraph of
Section 9.1 that requires payment of the Termination Fee and Expense Reimbursement Amount upon termination pursuant thereto, that such payment has been made. In no event shall more than one Termination Fee be payable under this Article IX. As used in Section 9.3(a)(ii)(z), a "Company Third-Party Acquisition" means (i) a transaction pursuant to any Company Third-Party Acquisition Offer in which any third party acquires at least 40% of the outstanding shares of Company Common Stock by tender offer, exchange offer or otherwise, (ii) a merger or other business combination (other than with Buyer or Buyer Subsidiary) in which, immediately after giving effect thereto, shareholders other than the shareholders of the Company immediately prior thereto own at least 40% of the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any third party acquires assets of the Company having a fair market value equal to at least 40% of all of the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

     (b) (i) The existence of the right to receive payment pursuant to this
Section 9.3 shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise; provided, however, the successful exercise of the right under this
Section 9.3 shall constitute an election of remedies and shall preclude that party from any other remedy against the other party to which it may otherwise be entitled under this Agreement, at law or in equity or otherwise.

     (ii) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and are an inducement to Buyer to enter into this Agreement and not a penalty.

     (iii) If the Company fails to pay promptly to Buyer any amount due under this Section 9.3, the Company shall pay the costs and expenses of Buyer (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime or base rate of Wells Fargo Bank Minnesota, N.A., from the date such fee was required to be paid.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Termination of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

     SECTION 10.2 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the Company Shareholders Meeting the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered from that provided for in this Agreement without the approval of the shareholders of the Company.

     SECTION 10.3 Waiver of Compliance; Consents. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived in writing by the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

     SECTION 10.4 Expenses. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring or required to pay such expenses as a matter of law, except (i) as otherwise provided in Section 9.3 or Schedule 10.4, and (ii) all expenses (excluding legal, accounting and other advisors' fees and expenses) incurred in connection with the preparation, printing, filing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by the Company and Buyer.

     SECTION 10.5 Press Releases and Public Announcements. Neither Buyer nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other; provided, however, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement and provide them with a reasonable period of time to comment before making the disclosure).

     SECTION 10.6 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper, or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement (subject to the Company's Board of Directors' and Buyer's Board of Directors' right to exercise in good faith its fiduciary duties). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

     SECTION 10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to the Company, to it at:

         NetSilicon, Inc.
         411 Waverly Oaks Road, Bldg. 227
         Waltham, MA 02452

         Telecopy:  (781) 398-4877
         Telephone: (781) 398-4514
         Attention:  Dan Sullivan, Chief Financial Officer

         with a copy to:

         Testa, Hurwitz, Thibeault, LLP
         125 High Street
         Boston, MA 02110

         Telecopy:  (617) 790-0191
         Telephone: (617) 248-7516
         Attention:  Edwin L. Miller, Jr., Esq.

     (b) If to Buyer of Buyer Subsidiary, to it at:

         Digi International Inc.
         11001 Bren Road East
         Minnetonka, MN 55343

         Telecopy:  (952) 912-4998
         Telephone: (952) 912-3125
         Attention:  Kris Krishnan, Senior Vice President
                     and Chief Financial Officer
          with a copy to:

          Faegre & Benson LLP
          2200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402

          Telecopy:  (612) 766-1600
          Telephone: (612) 766-8408
          Attention:  James E. Nicholson, Esq.

     SECTION 10.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties. Except for the provisions of Article II and Sections 7.7, 7.8 and 7.9, this Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

     SECTION 10.9  Rules of Interpretation.  As used in this Agreement,

          (a) "including" means "including without limitation";

          (b) "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, and a government or any department or agency thereof;

          (c) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

          (d) "business day" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the State of Massachusetts;

          (e) all dollar amounts are expressed in United States funds;

          (f) the phrase "to the knowledge of the Company" or "to the knowledge of the Buyer," or any similar phrase, means the actual knowledge of one or more of the executive officers of the Company or Buyer, as the case may be; and

          (g) all references to statutes or regulations are deemed to refer to such statutes and regulations as amended from time to time or as superseded by comparable successor statutory provisions.

     SECTION 10.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (except to the extent such matter is the proper subject of the MBCL, in which event the laws of the Commonwealth of Massachusetts shall govern) without giving effect to conflict-of-laws principles.

     SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     SECTION 10.12 Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.13 Entire Agreement. This Agreement, including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter including, specifically, the letter agreement dated August 7, 2001 between Buyer and the Company. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties in respect of the subject matter set forth herein, other than those expressly set forth or referred to in this Agreement, or the Confidentiality Agreement.

     SECTION 10.14 Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

     SECTION 10.15 Equitable Remedies. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

     SECTION 10.16 Disclosure Schedules. Matters reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. A disclosure made by the Company or Buyer in any Section of this Agreement or its Disclosure Schedule that is sufficient to reasonably inform the other of information required to be disclosed in another Section of this Agreement or the Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Section of this Agreement or the Disclosure Schedule.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

DIGI INTERNATIONAL INC.                          NETSILICON, INC.

By: /s/ Joseph T. Dunsmore                       By: /s/ Cornelius Peterson VIII
    ---------------------------------------      ---------------------------------------
Name: Joseph T. Dunsmore                         Name: Cornelius Peterson VIII
------------------------------------             ------------------------------------
Title: President & CEO                           Title: CEO
-------------------------------------            -------------------------------------
DOVE SUB INC.

By: /s/ Joseph T. Dunsmore
    ---------------------------------------
Name: Joseph T. Dunsmore
------------------------------------
Title: President & CEO
-------------------------------------

                             INDEX OF DEFINED TERMS

TERM                                                             SECTION
----                                                           -----------
Affiliate...................................................        10.9(c)
Aggregate Consideration.....................................         2.2(b)
Agreement...................................................      Preamble
Articles of Merger..........................................           1.3
Assumed Company Stock Options...............................         2.2(i)
Benefit Plan................................................        3.15(a)
Business day................................................        10.9(d)
Buyer.......................................................      Preamble
Buyer Balance Sheet.........................................         4.5(c)
Buyer Common Stock..........................................         2.1(b)
Buyer Disclosure Schedule...................................    Article IV
Buyer Employee..............................................         4.7(k)
Buyer Employee Agreement....................................        4.15(a)
Buyer Employee Plan.........................................        4.15(a)
Buyer Employee Plans........................................        4.15(a)
Buyer Material Adverse Effect...............................           3.1
Buyer Material Contracts....................................          4.10
Buyer Proprietary Rights....................................          4.11
Buyer Rights................................................           4.2
Buyer Rights Agreement......................................           4.2
Buyer SEC Report............................................         4.5(a)
Buyer SEC Reports...........................................         4.5(a)
Buyer Series A Preferred Stock..............................           4.2
Buyer Shareholders Meeting..................................         7.1(a)
Buyer Shares................................................         2.2(b)
Buyer Stockholder Agreement.................................         7.1(a)
Buyer Subsidiary............................................      Preamble
Buyer's Average Price.......................................         2.1(b)
Cash Consideration..........................................         2.1(b)
Cash Election...............................................         2.1(b)
Cash Election Number........................................         2.1(b)
Cash Election Shares........................................         2.1(b)
Cash Fraction...............................................         2.1(b)
CERCLIS.....................................................        3.17(e)
Certificate of Merger.......................................           1.3
Certificates of Merger......................................           1.3
Closing.....................................................           1.2
Closing Date................................................           1.2
Code........................................................         2.2(g)
Company.....................................................      Preamble
Company Affiliates..........................................          7.14
Company Balance Sheet.......................................         3.5(c)
Company Common Stock........................................         2.1(b)

TERM                                                             SECTION
----                                                           -----------
Company Disclosure Schedule.................................   Article III
Company Employee............................................         3.7(k)
Company Employee Agreement..................................        3.15(a)
Company Employee Plan.......................................        3.15(a)
Company Employee Plans......................................        3.15(a)
Company ESPP................................................         2.2(j)
Company Material Adverse Effect.............................           3.1
Company Material Contracts..................................          3.10
Company Non-Voting Stock....................................           3.2
Company Proprietary Rights..................................          3.11
Company Rights..............................................           3.2
Company Rights Agreement....................................           3.2
Company SEC Report..........................................         3.5(a)
Company SEC Reports.........................................         3.5(a)
Company Series A Preferred Stock............................           3.2
Company Shareholders Meeting................................         7.1(a)
Company Stock Options.......................................         2.2(i)
Company Stock Plans.........................................         2.2(i)
Company Stockholder Agreement...............................         7.1(a)
Company Superior Third-Party Acquisition Offer..............         7.2(a)
Company Third-Party Acquisition.............................         9.3(a)
Company Third-Party Acquisition Offer.......................         7.2(a)
Company Voting Stock........................................           3.2
Confidentiality Agreement...................................         7.2(a)
Constituent Corporations....................................      Preamble
DGCL........................................................           1.3
Dissenting Shares...........................................         2.1(d)
DOL.........................................................        3.15(a)
Effective Time..............................................           1.3
Election....................................................         2.1(b)
Election Deadline...........................................         2.1(b)
End Date....................................................         9.1(b)
Environmental Law...........................................        3.16(a)
Environmental Matter........................................        3.16(a)
Environmental Permits.......................................        3.16(b)
ERISA.......................................................        3.15(a)
ERISA Affiliate.............................................        3.15(o)
ESPP Option.................................................         2.2(j)
Exchange Act................................................           3.4
Exchange Agent..............................................         2.1(b)
Exchange Ratio..............................................         2.1(b)
Excluded Shares.............................................         2.1(b)
Expense Reimbursement Amount................................         9.3(a)
Form of Election............................................         2.1(b)

TERM                                                             SECTION
----                                                           -----------
Fractional Shares...........................................         2.1(b)
GAAP........................................................         3.5(b)
Hazardous Substance.........................................        3.16(a)
Holder Representative.......................................         2.1(b)
HSR Act.....................................................           3.4
including...................................................        10.9(a)
Injunction..................................................         8.1(e)
Intention Notice............................................         9.1(e)
IRS.........................................................        3.15(a)
Joint Proxy Statement.......................................         7.1(b)
Mailing Date................................................         2.1(b)
Material Adverse Effect.....................................           3.1
MBCL........................................................           1.3
Merger......................................................      Preamble
Merger Consideration........................................         2.1(b)
Mixed Consideration.........................................         2.1(b)
Mixed Election..............................................         2.1(b)
Named Buyer Stockholders....................................         7.1(a)
Named Company Stockholders..................................         7.1(a)
No Election Shares..........................................         2.1(b)
Non-Assumed Company Stock Options...........................         2.2(i)
Old Certificates............................................         2.1(b)
Outstanding Shares..........................................         2.1(b)
PBGC........................................................        3.15(e)
Pension Plan................................................        3.15(a)
Permitted Investments.......................................         2.2(a)
person......................................................        10.9(b)
Proprietary Rights..........................................          3.11
Registration Statement......................................         7.1(b)
Replacement Option..........................................         2.2(i)
SEC.........................................................         3.5(a)
Securities Act..............................................         3.5(a)
Shareholder Meetings........................................         7.1(a)
Sorrento....................................................          3.22
Stock Consideration.........................................         2.1(b)
Stock Election..............................................         2.1(b)
Stock Issuance..............................................         7.1(a)
Stockholder Agreement.......................................          3.22
Subsidiary..................................................           3.1
Surviving Corporation.......................................           1.1
Surviving Corporation Material Adverse Effect...............           3.1
Tax Return..................................................         3.8(a)
Taxes.......................................................         3.8(a)
Termination Fee.............................................         9.3(a)

TERM                                                             SECTION
----                                                           -----------
Welfare Plan................................................        3.15(a)
WireSpeed Warrants..........................................         2.2(k)

                                    ANNEX B

                                VOTING AGREEMENT

     This Voting Agreement is dated as of October 30, 2001, among Digi International Inc., a Delaware corporation (the "Company"), and the persons listed on Annex A hereto, each of whom is a stockholder (a "Stockholder") of NetSilicon, Inc., a Massachusetts corporation (the "Target").

                                    RECITALS

     A. The Company, Dove Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and the Target are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Target shall merge (the "Merger") with and into Merger Sub and the existing shareholders of the Target shall receive cash and common stock of the Company in exchange for their shares of common stock of the Target ("Target Common Stock").

     B. Each Stockholder is a director or executive officer of the Target.

     C. The execution and delivery of this Agreement is a condition precedent to the Company entering into the Merger Agreement.

                                   AGREEMENT

     Now, therefore, the parties hereby agree as follows:

     1.  Voting; Proxy.

          (a) During the term of this Agreement, at each meeting of the Target's stockholders convened to consider and vote upon the approval of the Merger Agreement, each Stockholder agrees to vote (to the extent not voted by the person or persons appointed under the proxy granted under Section 1(b)) all shares of Target Common Stock owned of record by the Stockholder at the record date for the vote (including, except for any shares for which the Stockholder's sole voting power results from his or her having been named as proxy pursuant to the proxy solicitation conducted by the Target's Board of Directors in connection with the meeting, any shares of Target Common Stock over which the Stockholder has voting power, by contract or otherwise) in favor of the approval of the Merger Agreement.

          (b) Each Stockholder acknowledges that he or she has executed and delivered to the Company an irrevocable proxy in the form of Annex B hereto.

     2. No Transfer. During the term of this Agreement, each Stockholder agrees that he or she shall not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his or her shares of Target Common Stock, unless (a) at least two business days' written notice of the proposed transfer is provided to the Company and (b) the intended transferee agrees in writing to be bound by this Agreement as if he or she were a Stockholder.

     3. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company with respect to himself or herself as follows:

          (a) Authority. He or she has the requisite power and authority to enter into this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          (b) Title; Authority to Vote Shares. He or she owns of record and has voting power over the number of shares of Target Common Stock set forth beside his or her name on Annex A hereto; and such shares are held by him or her free and clear of all liens, charges, pledges, restrictions, and encumbrances that would prevent him or her from performing his or her obligations hereunder.

          (c) Noncontravention. Neither his or her execution and delivery of this Agreement, nor his or her consummation of any of the transactions contemplated hereby, nor his or her compliance with any of the provisions hereof will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon, any of his or her properties or assets under any agreement or instrument to which he or she is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to him or her.

          (d) Litigation. (i) There is no claim, action, proceeding, or investigation pending or, to his or her knowledge, threatened against or relating to him or her before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and (ii) he or she is not subject to any outstanding order, writ, injunction, or decree, that, in the case of clause (i) or (ii), if determined adversely, would prohibit him or her from performing his or her obligations hereunder.

     4. Termination. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (a) the Effective Time or (b) the date and time the Merger Agreement is terminated pursuant to its terms. In the event of a termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided, however, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxies of the Stockholders delivered under
Section 1(b) hereof shall also terminate and be of no further force or effect, and the Company shall promptly return the proxies to the respective Stockholders.

     5. Director Matters Excluded. The Company acknowledges and agrees that, with respect to each Stockholder that is a member of the Target's Board of Directors, no provision of this Agreement shall limit or otherwise restrict such Stockholder with respect to any act or omission that he may undertake or authorize in his capacity as a member of the Target's Board of Directors, including, without limitation, any vote that such Stockholder may make as a director of the Target with respect to any matter presented to the Target's Board of Directors.

     6.  Miscellaneous.

          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             If to a Stockholder at the address and/or telecopy number set forth under his or her name on Annex A hereto;

           If to Company to:

           Digi International Inc.
           11001 Bren Road East
           Minnetonka, Minnesota 55343
           Telecopy: (952) 912-4998
           Telephone: (952) 912-3444
           Attention: Chief Financial Officer

          (b) Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

          (d) Entire Agreement. This Agreement (along with the documents and instruments referred to herein, including the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

          (f) Governing Law. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

          (g) Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements, and obligations of the Stockholders contained herein shall survive the death or incapacity of any Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of each Stockholder.

          (h) Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

          (i) Defined Terms. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first written above.

                                          DIGI INTERNATIONAL INC.

                                          By
                                            ------------------------------------
                                                Its Chief Financial Officer

                                          --------------------------------------
                                                 Cornelius Peterson VIII

                                          --------------------------------------
                                                     Michael Ballard

                                          --------------------------------------
                                                      Francis Girard

                                          --------------------------------------
                                                     William Johnson

                                          --------------------------------------
                                                     F. Grant Saviers

                                          --------------------------------------
                                                     Daniel Sullivan

                                          --------------------------------------
                                                       John Brennan

                                                                         ANNEX A

                                                              NUMBER OF SHARES OF
NAME                                                          TARGET COMMON STOCK
----                                                          -------------------
Cornelius Peterson VIII.....................................        62,285
Michael Ballard.............................................        10,000
Francis Girard..............................................         5,000
William Johnson.............................................         3,000
F. Grant Saviers............................................        18,300
Daniel Sullivan.............................................         1,000
John Brennan................................................           946

                                                                         ANNEX B

                               IRREVOCABLE PROXY

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints each of Joseph T. Dunsmore and Subramanian (Kris) Krishnan the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote, at any time before the Termination (defined below), all shares of common stock of NetSilicon, Inc., a Massachusetts corporation (the "Target"), or other shares of capital stock of the Target entitled to vote on the business to be transacted, (1) registered in the name of the undersigned at the record date for such vote, or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with the owner of record (collectively, the "Shares"), at any meeting of the stockholders of the Target, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise, in favor of approval of the Merger Agreement (defined below).

     This Proxy is given with respect to the approval of the Agreement and Plan of Merger among Digi International Inc., a Delaware corporation (the "Company"), Dove Sub Inc., a Delaware corporation and wholly owned subsidiary of the
Company, and the Target, dated as of October   , 2001 (the "Merger Agreement").
This Proxy is given to induce the Company to enter into the Merger Agreement, is coupled with an interest, and is irrevocable; provided, however, that this Proxy shall terminate automatically and without further action on behalf of the undersigned upon the termination of the Voting Agreement, dated as of the date hereof, among the Company and each of the persons and entities listed on Annex A thereto (the "Termination").

     Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Target that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from the undersigned having been named as proxy pursuant to the proxy solicitation conducted by the Target's Board of Directors in connection with a meeting of the stockholders of the Target and over which the undersigned does not otherwise have voting power with respect thereto.

     The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of
this      day of October, 2001.

                                          --------------------------------------

                                    ANNEX C

                                VOTING AGREEMENT

     This Voting Agreement is dated as of October 30, 2001, among NetSilicon, Inc., a Massachusetts corporation (the "Company"), and the persons listed on Annex A hereto, each of whom is a stockholder (a "Stockholder") of Digi International Inc., a Delaware corporation (the "Buyer").

                                    RECITALS

     A. The Buyer, Dove Sub Inc., a Delaware corporation and wholly owned subsidiary of the Buyer ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company shall merge (the "Merger") with and into Merger Sub and the existing shareholders of the Company shall receive cash and common stock of the Buyer ("Buyer Common Stock") in exchange for their shares of common stock of the Company.

     B. Each Stockholder is a director or executive officer of the Buyer.

     C. The execution and delivery of this Agreement is a condition precedent to the Company entering into the Merger Agreement.

                                   AGREEMENT

     Now, therefore, the parties hereby agree as follows:

     1.  Voting; Proxy.

          (a) During the term of this Agreement, at each meeting of the Buyer's stockholders convened to consider and vote upon the issuance of shares of Buyer Common Stock in the Merger, each Stockholder agrees to vote (to the extent not voted by the person or persons appointed under the proxy granted under Section 1(b)) all shares of Buyer Common Stock owned of record by the Stockholder at the record date for the vote (including, except for any shares for which the Stockholder's sole voting power results from his or her having been named as proxy pursuant to the proxy solicitation conducted by the Buyer's Board of Directors in connection with the meeting, any shares of Buyer Common Stock over which the Stockholder has voting power, by contract or otherwise) in favor of the approval of the stock issuance.

          (b) Each Stockholder acknowledges that he or she has executed and delivered to the Company an irrevocable proxy in the form of Annex B hereto.

     2. No Transfer. During the term of this Agreement, each Stockholder agrees that he or she shall not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his or her shares of Buyer Common Stock, unless (a) at least two business days' written notice of the proposed transfer is provided to the Company and (b) the intended transferee agrees in writing to be bound by this Agreement as if he or she were a Stockholder.

     3. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company with respect to himself or herself as follows:

          (a) Authority. He or she has the requisite power and authority to enter into this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          (b) Title; Authority to Vote Shares. He or she owns of record and has voting power over the number of shares of Buyer Common Stock set forth beside his or her name on Annex A hereto; and such shares are held by him or her free and clear of all liens, charges, pledges, restrictions, and encumbrances that would prevent him or her from performing his or her obligations hereunder.

          (c) Noncontravention. Neither his or her execution and delivery of this Agreement, nor his or her consummation of any of the transactions contemplated hereby, nor his or her compliance with any of the provisions hereof will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon, any of his or her properties or assets under any agreement or instrument to which he or she is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to him or her.

          (d) Litigation. (i) There is no claim, action, proceeding, or investigation pending or, to his or her knowledge, threatened against or relating to him or her before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and (ii) he or she is not subject to any outstanding order, writ, injunction, or decree, that, in the case of clause (i) or (ii), if determined adversely, would prohibit him or her from performing his or her obligations hereunder.

     4. Termination. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (a) the Effective Time or (b) the date and time the Merger Agreement is terminated pursuant to its terms. In the event of a termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided, however, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxies of the Stockholders delivered under
Section 1(b) hereof shall also terminate and be of no further force or effect, and the Company shall promptly return the proxies to the respective Stockholders.

     5. Director Matters Excluded. The Company acknowledges and agrees that, with respect to each Stockholder that is a member of the Buyer's Board of Directors, no provision of this Agreement shall limit or otherwise restrict such Stockholder with respect to any act or omission that he may undertake or authorize in his capacity as a member of the Buyer's Board of Directors, including, without limitation, any vote that such Stockholder may make as a director of the Buyer with respect to any matter presented to the Buyer's Board of Directors.

     6.  Miscellaneous.

          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             If to a Stockholder at the address and/or telecopy number set forth under his or her name on Annex A hereto;

          If to Company to:
           NetSilicon, Inc.
           411 Waverley Oaks Rd., Bldg. 227
           Waltham, Massachusetts 02452
           Telecopy: (781) 398-4877
           Telephone: (781) 647-1234
           Attention: Chief Financial Officer

          (b) Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

          (d) Entire Agreement. This Agreement (along with the documents and instruments referred to herein, including the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

          (f) Governing Law. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

          (g) Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements, and obligations of the Stockholders contained herein shall survive the death or incapacity of any Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of each Stockholder.

          (h) Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

          (i) Defined Terms. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first written above.

                                          NETSILICON, INC.

                                          By
                                            ------------------------------------
                                             Name: Daniel J. Sullivan
                                             Its:     Chief Financial Officer

                                          --------------------------------------
                                                    Joseph T. Dunsmore

                                          --------------------------------------
                                                   Subramanian Krishnan

                                          --------------------------------------
                                                    Douglas J. Glader

                                          --------------------------------------
                                                     Bruce H. Berger

                                          --------------------------------------
                                                    Kenneth E. Millard

                                          --------------------------------------
                                                       Mykola Moroz

                                          --------------------------------------
                                                    Michael S. Seedman

                                          --------------------------------------
                                                      David Stanley

                                          --------------------------------------
                                                   Bradley J. Williams

                                                                         ANNEX A

                                                              NUMBER OF SHARES OF
NAME                                                          BUYER COMMON STOCK
----                                                          -------------------
Joseph T. Dunsmore..........................................            4,500
c/o Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343
Telecopy: (952) 912-4949
Subramanian Krishnan........................................      18,405.4046
c/o Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343
Telecopy: (952) 912-4949
Douglas J. Glader...........................................      42,788.6324
c/o Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343
Telecopy: (952) 912-4949
Bruce H. Berger.............................................                0
c/o Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343
Telecopy: (952) 912-4949
Kenneth E. Millard..........................................                0
647 North Lakeview Parkway
Vernon Hills, IL 60061
Telecopy: (847) 247-1242
Mykola Moroz................................................            7,536
4160 Dallas Lane North
Plymouth, MN 55446
Telecopy: (763) 557-1062
Michael S. Seedman..........................................                0
2025 Hidden Ridge
Highland Park, IL 60035
Telecopy: (847) 831-8826
David Stanley...............................................           15,250
3424 Zenith Avenue South
Minneapolis, MN 55416
Telecopy: (612) 927-1085
Bradley J. Williams.........................................                0
111 NW 9th Street, Suite 5
Ankeny, IA 50021
Telecopy: (515) 963-3492

                                                                         ANNEX B

                               IRREVOCABLE PROXY

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints each of Cornelius Peterson VIII and Daniel J. Sullivan the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote, at any time before the Termination (defined below), all shares of common stock of Digi International Inc., a Delaware corporation (the "Buyer"), or other shares of capital stock of the Buyer entitled to vote on the business to be transacted, (1) registered in the name of the undersigned at the record date for such vote, or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with the owner of record (collectively, the "Shares"), at any meeting of the stockholders of the Buyer, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise, in favor of approval of the Stock Issuance (defined below).

     This Proxy is given with respect to the approval of the issuance of shares of common stock of the Buyer (the "Stock Issuance") pursuant to the Agreement and Plan of Merger among the Buyer, Dove Sub Inc., a Delaware corporation and wholly owned subsidiary of the Buyer, and NetSilicon, Inc., a Massachusetts corporation (the "Company"), dated as of October 30, 2001 (the "Merger Agreement"). This Proxy is given to induce the Company to enter into the Merger Agreement, is coupled with an interest, and is irrevocable; provided, however, that this Proxy shall terminate automatically and without further action on behalf of the undersigned upon the termination of the Voting Agreement, dated as of the date hereof, among the Company and each of the persons and entities listed on Annex A thereto (the "Termination").

     Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Buyer that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from the undersigned having been named as proxy pursuant to the proxy solicitation conducted by the Buyer's Board of Directors in connection with a meeting of the stockholders of the Buyer and over which the undersigned does not otherwise have voting power with respect thereto.

     The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of
this   day of October, 2001.

                                          --------------------------------------

                                    ANNEX D

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") is entered into as of the 30th day of October, 2001, between Digi International Inc., a Delaware corporation (the "Company"), and Sorrento Networks Corporation, a New Jersey corporation (the "Stockholder").

                                    RECITALS

     A. The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, among the Company, Dove Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Subsidiary"), and NetSilicon, Inc., a Massachusetts corporation (the "Target").

     B. The Merger Agreement provides for the merger of the Target with and into Merger Subsidiary, with the existing shareholders of the Target being entitled to receive cash and common stock of the Company in exchange for their shares of common stock of the Target.

     C. All shares of Buyer Common Stock issuable to the existing stockholders of the Target, including the Stockholder, pursuant to the Merger Agreement, shall be registered under the Securities Act.

     D. The Stockholder has no right to vote on the Merger Agreement or the Merger under Massachusetts law or the Articles of Incorporation of the Target.

     E. The Stockholder is a significant shareholder of the Target and will become a significant stockholder of the Company at the Effective Time.

     F. As a condition to the Company's willingness to enter into the Merger Agreement, the Company has required that, simultaneously with the execution of the Merger Agreement, the Stockholder agree to the terms hereof.

     G. The Stockholder has reviewed the Merger Agreement, approves of it, and, in order to induce the Company to enter into the Merger Agreement, is willing to agree to the terms hereof.

     H. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

                                   AGREEMENT

     Now, therefore, the parties hereby agree as follows:

     1. No Solicitation. The Stockholder will not, and will cause its officers, directors and employees, in their capacities as such, and its agents or representatives (including any investment banker or attorney retained by it) not to, initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any Company Third-Party Acquisition Offer or provide any confidential information or data to, or have any discussions with, any person relating to a Company Third-Party Acquisition Offer, or otherwise facilitate any effort or attempt to make or implement a Company Third-Party Acquisition Offer. The Stockholder shall notify the Company immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

     2. Standstill. Following the Stockholder's receipt of Buyer Common Stock pursuant to the consummation of the Merger (the "Merger Shares"), the Stockholder agrees that, until such time as the

Stockholder holds less than five percent of the then-outstanding shares of Buyer Common Stock, the Stockholder will not (and will not assist or encourage others to), directly or indirectly:

          (a) acquire or agree, offer, seek, or propose to acquire, or cause to be acquired, beneficial ownership of any of the Company's assets (other than acquisitions of inventory in the ordinary course of business) or businesses or any shares of Buyer Common Stock;

          (b) otherwise propose, offer, seek, or agree to the merger or consolidation of the Company or the entering into of any other business combination involving the Company;

          (c) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, or solicit, or participate in the solicitation of, proxies or consents with respect to any securities of the Company in connection with the election of directors or any other matter, or disclose to the public by press release or other communication its position concerning the election of directors or any other matter to be considered by the shareholders of the Company;

          (d) make any other public announcement with respect to any of the foregoing; or

          (e) enter into any discussions, negotiations, arrangements, or understandings with any third party with respect to any of the foregoing.

     3.  Restrictions on Transfer of Shares.

          (a) Restriction on Transfer. Except for sales to the Company and except as provided in Sections 4 and 5, the Stockholder may not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge, or grant any rights with respect to (collectively, a "Disposition") any Merger Shares, options or warrants to purchase any shares of Buyer Common Stock, or any securities convertible into or exchangeable for Buyer Common Stock (collectively, "Securities") during the term of this Agreement. The Stockholder agrees that the foregoing restriction precludes the Stockholder from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities, even if the Securities would be disposed of by someone other than the Stockholder. Prohibited hedging or other transactions include any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from Securities. Any Disposition or attempted Disposition in violation of this Agreement shall be void.

          (b) Stop-Transfer Instructions. The Stockholder consents to the entry of stop-transfer instructions with the Company's transfer agent and registrar against the Disposition of the Securities, except Dispositions of Merger Shares in compliance with Section 4 or 5.

          (c) Legend. Each certificate representing the Merger Shares shall be endorsed with the following legend:

        The shares evidenced by this certificate are subject to a Stockholder Agreement dated as of October 30, 2001 between Digi International Inc. (the "Company") and Sorrento Networks Corporation providing for, among other matters, certain restrictions on transfer of the shares represented by this certificate. A copy of the agreement is on file at the principal business office of the Company.

     4. Permitted Sales. Except for sales of Merger Shares to the Company and Dispositions permitted under Section 5, the Stockholder may effect a Disposition of Merger Shares only as follows:

          (a) from the Effective Time until the date that is six months after the Effective Time, the Stockholder may sell Merger Shares pursuant to "brokers' transactions," within the meaning of Section 4(4) of the Securities Act, or in transactions directly with a "market maker," as defined in Section 3(a)(38) of the Exchange Act, in an aggregate amount per three-month period not to exceed two percent of the shares of Buyer Common Stock outstanding, as shown on the most recent report or statement published by the Company;

          (b) following the date that is six months after the Effective Time, so long as the Stockholder holds five percent or more of the then-outstanding shares of Buyer Common Stock, the Stockholder may sell Merger Shares pursuant to brokers' transactions or in transactions directly with a market maker in an aggregate amount per three-month period not to exceed three percent of the shares of Buyer Common Stock outstanding, as shown on the most recent report or statement published by the Company; and

          (c) following the date that is six months after of the Effective Time, so long as the Stockholder holds five percent or more of the then-outstanding shares of Buyer Common Stock, the Stockholder may effect a Disposition of Merger Shares pursuant to an underwritten offering pursuant to the Company's registration statement discussed in Section 6; provided that the underwriters for such offering shall be reasonably acceptable to the Company and that such underwriters shall use reasonable efforts to seek a broad distribution of the Merger Shares.

     5. Extraordinary Corporate Transactions and Block Trades. The restrictions on Disposition of the Merger Shares set forth herein shall not apply to any of the following:

          (a) Dispositions made pursuant to a merger or consolidation, tender offer, exchange offer, or any other similar transaction involving Buyer Common Stock, or

          (b) Dispositions made pursuant to a block trade (as defined below) to either (1) an open-end investment company registered under the Investment Company Act of 1940, as amended (i.e., a mutual fund), or (2) to any other person, other than a person that the Stockholder knows, or after reasonable inquiry should know, (A) is, or is affiliated with any other person or is a member of a group that is, the beneficial owner (determined pursuant to Rule 13d-3 under the Exchange Act) of more than five percent of the then-outstanding shares of Buyer Common Stock, or (B) that would become, or is affiliated with any other person or is a member of a group that would become, the beneficial owner of more than five percent of the then-outstanding shares of Buyer Common Stock as a result of the purchase from the Stockholder.

          (c) For purposes of Section 5(b), a "block trade" means a single transaction involving the sale of at least 100,000 Merger Shares (as appropriately adjusted for stock splits, stock dividends, recapitalizations and other relevant changes in Buyer Common Stock), except that a block trade shall not include a sale to (1) a broker-dealer acting as a market maker or (2) a broker-dealer otherwise intending to resell the shares sold to such broker-dealer to a person that would not be permitted to purchase such shares directly pursuant to Section 5(b). As used in Section 5(b), the Stockholder shall be deemed to have made "reasonable inquiry" if the Stockholder shall have reviewed the Schedule 13D and 13G filings of the prospective purchaser on the SEC's EDGAR database and, if no such filings relating to the Company are found therein, if the Stockholder shall have inquired of the prospective purchaser whether it would be permitted to complete the proposed purchase under Section 5(b)(2).

     6.  Registration Rights.

          (a) Form S-3 Demand Registration. If the Company receives a written request therefor from the Stockholder, the Company shall prepare and file with the SEC a registration statement under the Securities Act covering the Merger Shares that are the subject of the request and shall use reasonable efforts to cause the registration statement to become effective; provided that if such request is received before the date that is six months after the Effective Time, the Company shall prepare such registration statement and shall seek to cause it to become effective on the date that is six months after of the Effective Time or as soon thereafter as is reasonably practicable. The Company shall be obligated to prepare, file, and cause to become effective only one registration statement (on Form S-3 or any other applicable form ("Form S-3")) under this Agreement, and to pay the expenses associated therewith that are listed below. If the Stockholder determines for any reason not to proceed with the registration at any time before the registration statement has been declared effective by the SEC, and the registration statement, if previously filed with the SEC, is withdrawn with respect to the Merger Shares covered thereby, and the Stockholder agrees to bear its own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of Merger Shares, then the Stockholder shall not be deemed to have exercised its right to require the Company to register the Merger Shares under this Agreement.

          (b) The Company's Right to Postpone or Suspend Registration. The Company may postpone compliance with a request for registration under
     Section 6(a) or may suspend the Stockholder's ability to make sales under the registration statement filed pursuant thereto, if (1) such compliance or sales would adversely affect or would be improper in view of (or improper without disclosure in a prospectus or other filing with the SEC) a proposed financing, reorganization, recapitalization, merger, acquisition, consolidation, or similar transaction or other development involving or with respect to the Company or its subsidiaries (including through the premature disclosure thereof), or (2) the Company is conducting a public offering of capital stock (including during the effectiveness of any registration statement pertaining thereto) and the managing underwriter concludes in its reasonable judgment that such compliance or sales would adversely affect the success of the offering. If the Company invokes this
     Section 6(b), then the Company shall give prompt oral notice, on a confidential basis, of the postponement and its general reasons therefor (subject to restrictions imposed by applicable federal securities laws and regulations) to the Chief Executive Officer of the Stockholder. The aggregate number of days for which registration may be postponed or sales suspended under clauses (1) and (2) of this Section 6(b) shall be 90 days. In addition, the Stockholder agrees to promptly suspend sales under the registration statement during any period that Company notifies the Stockholder that it is preparing and filing an amendment or supplement to the registration statement or prospectus under Section 6(c)(6) or (7).

          (c) The Company's Obligations.  When the Company is required by
     Section 6(a) to register the Merger Shares under the Securities Act, then the Company shall:

             (1) prepare and file with the SEC a registration statement on Form S-3 with respect to the Merger Shares and use reasonable efforts to cause this registration statement become and remain effective for such period as may be reasonably necessary to effect the sale of the Merger Shares, not to exceed 60 days from the effective date of the registration statement;

             (2) prepare and file with the SEC such amendments to the registration statement and supplements to the prospectus contained therein as may be necessary to keep the registration statement effective for such period as may be reasonably necessary to effect the sale of the Merger Shares, not to exceed 60 days from the effective date of the registration statement;

             (3) furnish to the Stockholder (and to the underwriter of the securities being registered) a reasonable number of copies of the registration statement, preliminary prospectus (if any), final prospectus, and such other documents as the Stockholder or the underwriter may reasonably request in order to facilitate the sale of the Merger Shares;

             (4) notify the Stockholder, promptly after the Company shall receive notice thereof, of the time when the registration statement has become effective or a supplement to any prospectus forming a part of the registration statement has been filed;

             (5) notify the Stockholder promptly of any request by SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

             (6) prepare and file with the SEC, promptly upon the request of the Stockholder, any amendments or supplements to the registration statement or prospectus that, in the reasonable opinion of counsel for the Stockholder (and agreed with by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Merger Shares;

             (7) prepare and promptly file with the SEC, and promptly notify the Stockholder of, any filing of the amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to those securities is required to be delivered under the Securities Act, the prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

             (8) advise the Stockholder, promptly after it receives notice of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if a stop order is issued.

          (d) Fees, Costs, and Expenses. With respect to a registration under this Section 6 (except as otherwise provided in Section 6(a) with respect to registrations voluntarily terminated at the request of the Stockholder) the Company shall bear the following fees, costs, and expenses: all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all internal expenses of the Company. Fees and disbursements of counsel and accountants for the Stockholder, any underwriting discounts, commissions, transfer taxes, and any other expenses not listed above shall be borne by the Stockholder.

          (e) Indemnification.  With respect to a registration under this
     Section 6:

             (1) the Company shall indemnify the Stockholder and the underwriter (as defined in the Securities Act) for the Stockholder and each person, if any, who controls the Stockholder or the underwriter within the meaning of the Securities Act, against any loss, damage, liability, cost, or expense to which the Stockholder or such underwriter or controlling person becomes subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by an untrue statement or alleged untrue statement of any material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder or such underwriter or controlling person in writing specifically for use in the preparation thereof.

             (2) The Stockholder shall indemnify the Company, its directors and officers, any controlling person, and any underwriter from any loss, damage, liability, cost, or expense to which the Company, any controlling person, or any such underwriter becomes subject under the Securities Act or otherwise, insofar as the losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Stockholder specifically for use in the preparation thereof, or the failure of the Stockholder to comply with the Securities Act, including the prospectus-delivery requirements thereof.

             (3) Promptly after receipt by an indemnified party under the provisions of paragraph (1) or (2) of this Section 6(e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, the indemnified party shall, if a claim thereof is to be made against the indemnifying party under the provisions of paragraph
        (1) or (2), promptly notify the indemnifying party of the commencement thereof; but any delay in so notifying the indemnifying party will not relieve it from any liability which it may have to any indemnified party, unless the indemnifying party is actually prejudiced by such delay. If such an action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, or if there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of the action on its behalf. After notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under the provisions of paragraph (1) or (2) for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party employs counsel in accordance with the proviso of the preceding sentence, the indemnifying party does not employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or the indemnifying party has authorized the employment of counsel for the indemnified party at its expense.

     7. No Exercise of Dissenters' Rights; Maximum Cash Election. The Stockholder agrees that it will not assert any dissenters' rights of appraisal under the Massachusetts Business Corporation Law to which it may be entitled in connection with the Merger or the Merger Agreement and further agrees to make a Cash Election for all of its shares of Company Common Stock in accordance with the procedures set forth in the Merger Agreement.

     8.  Stockholder Representations.

          (a) Authority. The Stockholder has the power and authority required to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Stockholder and the performance by it of the terms hereof have been duly authorized by all necessary corporate action on the part of the Stockholder.

          (b) Required Consents. Except for the consents that have been obtained and notices that have been given (copies of which have been delivered to the Company), no consent or approval of, nor any notice to, any person or governmental entity is necessary for the performance of the terms of this Agreement by the Stockholder.

          (c) No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the terms hereof will (1) violate any judicial, administrative, or arbitration order, writ, award, judgment, injunction or decree involving the Stockholder or (2) conflict with the Articles of Incorporation or Bylaws of the Stockholder.

          (d) No Ownership of Buyer Common Stock. The Stockholder does not beneficially own any shares of Buyer Common Stock.

     9.  Company Representations.

          (a) Authority. The Company has the power and authority required to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by it of the terms hereof have been duly authorized by all necessary corporate action on the part of the Company.

          (b) Required Consents. Except for the consents that have been obtained and notices that have been given (copies of which have been delivered to the Stockholder), no consent or approval of, nor any notice to, any person or governmental entity is necessary for the performance of the terms of this Agreement by the Company, other than applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

          (c) No Conflicts. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of the terms hereof will (1) violate any judicial, administrative, or arbitration order, writ, award, judgment, injunction or decree involving the Company or (2) conflict with the Certificate of Incorporation or Bylaws of the Company.

     10. Term of Agreement. This Agreement shall terminate upon the first to occur of any of the following:

          (a) the determination by the Board of Directors of the Company, in its sole discretion, that this Agreement should be terminated;

          (b) the dissolution or bankruptcy of the Company;

          (c) the termination of the Merger Agreement; or

          (d) the date on which, following the issuance of the Merger Shares, the Stockholder becomes the beneficial owner of five percent or less of the then-outstanding shares of Buyer Common Stock.

     11.  Miscellaneous Provisions.

          (a) Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the Company and the Stockholder.

          (b) Waiver. Any failure of the Stockholder to comply with any provision of this Agreement may be waived in writing by the Company, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          (c) Notices. All Notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if delivered by telecopy, effective when telecopied on a business day with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (1) If to the Company, to it at:

                 Digi International Inc.
                 11001 Bren Road East
                 Minnetonka, Minnesota 55343
                 Telecopy:  (952) 912-4998
                 Telephone: (952) 912-3125
                 Attention:  Chief Financial Officer

             (2) If to the Stockholder, to it at:

                 Sorrento Networks Corporation
                 9990 Mesa Rim Road
                 San Diego, California 92121
                 Telecopy:  (858) 558-3977
                 Telephone: (858) 558-3960
                 Attention:  Chief Financial Officer

          (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this

     Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the party.

          (e) Rules of Interpretation.  As used in this Agreement,

              "including" means "including without limitation";

              "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, and an incorporated organization;

              "or" is disjunctive and not exclusive; and

              "business day" means any day other than a Saturday, Sunday or a day that the Nasdaq National Market System is closed for trading.

          (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflict-of-laws principles.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

          (h) Section Headings. The section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) Integration. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties in respect of the subject matter set forth herein, other than those expressly set forth or referred to in this Agreement.

          (j) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

          (k) Equitable Relief. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of this Agreement by them, and that, in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach or violation (or threatened breach or violation) and to any other equitable relief, including specific performance, without bond or other security being required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          DIGI INTERNATIONAL INC.

                                          By
                                            ------------------------------------

                                          Its
                                            ------------------------------------

                                          SORRENTO NETWORKS CORPORATION

                                          By
                                            ------------------------------------

                                          Its
                                            ------------------------------------

                                    ANNEX E

                         [BMO NESBITT BURNS LETTERHEAD]

                                October 30, 2001

The Board of Directors of
Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343
Ladies and Gentlemen:

     You have requested that BMO Nesbitt Burns Corp. ("Nesbitt Burns") render an opinion, as investment bankers, as to the fairness from a financial point of view to Digi International, Inc. (the "Buyer") of the consideration to be paid by Buyer pursuant to the terms of the Agreement and Plan of Merger, dated as of October 30, 2001 (the "Merger Agreement"), among the Buyer, Dove Sub Inc. ("Buyer Subsidiary"), a corporation formed and wholly owned by Buyer, and NetSilicon, Inc., a Massachusetts corporation (the "Company"). As more fully described in the Merger Agreement, (i) the Company will be merged with and into Buyer Subsidiary (the "Merger") and (ii) each outstanding share of common stock, par value $0.01 per share, of the Company will be converted into the right to receive from Buyer an amount of cash and/or shares of Buyer common stock, par value $0.01 per share (the "Merger Consideration"), determined by reference to the Exchange Ratio of 0.6500 as set forth in the Merger Agreement.

     Nesbitt Burns, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Nesbitt Burns has acted as financial advisor to the Buyer with respect to the Merger for which we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We may have in the past provided certain investment banking services to the Buyer or the Company, and certain of our affiliates may have provided corporate banking services to the Buyer or the Company from time to time, for which they may have received or will receive customary fees and we may provide investment and corporate banking services to the Buyer or the Company and their respective affiliates in the future. Nesbitt Burns provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Buyer or Company for its own account and for the accounts of customers.

     In connection with our opinion, we reviewed, among other things:

     - a draft of the Merger Agreement dated October 23, 2001;

     - annual reports to stockholders of the Company for the years ended January 31, 2000 and 2001;

     - annual reports on Form 10-K of the Company for the years ended January 31, 2000 and 2001;

     - certain quarterly reports on Form 10-Q of the Company;

     - annual reports to stockholders of the Buyer for the years ended September 30, 1999 and 2000;

     - annual reports on Form 10-K of the Buyer for the years ended September 30, 1999 and 2000;

     - certain quarterly reports on Form 10-Q of the Buyer;

     - certain other communications from the Company and the Buyer to their respective stockholders;

The Board of Directors of
Digi International Inc.
October 30, 2001
Page  2

     - certain internal financial analyses and forecasts for the Company prepared by its management and the Buyer's management;

     - certain internal financial and analyses and forecasts for the Buyer prepared by its management; and

     - independent third party research and estimates.

     Nesbitt Burns also held discussions with members of the management of the Buyer and the Company regarding the past and current business operations, financial condition and future prospects of the Company and their respective companies.

     In addition, Nesbitt Burns:

     - reviewed the reported price and trading activity for the common stock of the Company and the Buyer;

     - compared certain financial and stock market information for the Company and the Buyer with similar information for certain other companies the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the Company's and the Buyer's industries specifically and in other industries generally; and

     - performed such other studies and analyses as Nesbitt Burns considered appropriate.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or the Buyer or obtained by us from other sources, and upon the assurance of the Company's and the Buyer's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, or been furnished with any such appraisals. With respect to financial forecasts for the Company prepared by the Company or the Buyer, we have been advised by the Company or the Buyer, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of Company management as to the expected future financial performance of the Company. With respect to financial forecasts for the Company or the Buyer prepared by the Buyer, we have been advised by the Buyer, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of Buyer management as to the expected future financial performance of the Company or the Buyer, as the case may be.

     Our opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to our attention after the date of the opinion.

     Our opinion does not constitute a recommendation as to any action the Board of Directors of the Buyer or any stockholder of the Buyer should take in connection with the Merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the Merger. Our opinion relates solely to the fairness, from a financial point of view, of the Merger Consideration to the Buyer. We express no opinion herein as to the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Buyer as alternatives to the Merger or the decision of the Board of Directors of the Buyer to proceed with the Merger, nor do we express any opinion on the structure, terms or effect of any other aspect of the Merger or the other transactions contemplated by the Merger Agreement.

The Board of Directors of
Digi International Inc.
October 30, 2001
Page  3

     Our opinion has been prepared at the request and for the use of the Board of Directors of the Buyer in evaluating the fairness from a financial point of view of the Merger Consideration to the Buyer, and shall not be reproduced, summarized, described or referred to, or provided to any other person, or used for any other purpose, without our prior written consent, except that this letter may be reproduced in full, subject to our review and consent to the manner of reproduction and distribution, in filings with the Securities and Exchange Commission that are necessary in connection with the Merger, including the joint proxy statement/prospectus relating to the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion, as investment bankers, that as of the date hereof the Merger Consideration to be paid by the Buyer in the Merger is fair from a financial point of view to the Buyer.

                                          Very truly yours,

                                          /s/ BMO NESBITT BURNS CORP.
                                          --------------------------------------
                                          BMO Nesbitt Burns Corp.

                                    ANNEX F

                    [THOMAS WEISEL PARTNERS LLC LETTERHEAD]

                                October 29, 2001

Board of Directors
NetSilicon, Inc.
411 Waverley Oaks Road, Bldg. 227
Waltham, Massachusetts 02452
Gentlemen:

     We understand that NetSilicon, Inc., a Massachusetts corporation ("Seller"), Digi International Inc., a Delaware corporation ("Buyer"), and Dove Sub, a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), have entered into a Merger Agreement dated October 30, 2001 (the "Merger Agreement"), pursuant to which Seller will be merged with and into Merger Sub, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $.01 par value per share (together with associated rights under the Seller's Rights Agreement, the "Seller Common Stock"), of Seller will be converted into and exchangeable at such holder's election for either (x) 0.6500 (the "Exchange Ratio") of a share of the common stock, $.01 par value per share (together with associated rights under the Buyer's Rights Agreement, the "Buyer Common Stock"), of Buyer (the "Stock Consideration") or (y) cash equal to the Exchange Ratio times the Buyer's Average Price (as defined in the Merger Agreement), subject to an aggregate cash payment limit not to exceed $15 million (the "Cash Consideration" and together with the Stock Consideration, the "Consideration"). The Merger is expected to be tax-free to the Seller's shareholders electing to receive shares of Buyer. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of Seller (other than Buyer and its affiliates) pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and interim periods to July 28, 2001 with respect to Seller and June 30, 2001 with respect to Buyer and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer;
(vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller and Buyer provided to us by their respective management, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have

Board of Directors
NetSilicon, Inc.
October 29, 2001
Page  2

been reasonably prepared on bases reflecting the best available estimates and judgments of their respective management at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement, including the legal status and financial reporting of litigation involving Seller. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a purchase under generally accepted accounting principles. We have assumed that all non-voting shares of Seller's common stock will convert into Buyer Common Stock or cash in connection with the Merger. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. The opinion expressed herein is being rendered during a period of unusual volatility in the financial markets and may be affected by material developments in the economic, monetary and market and other conditions from those prevailing on the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

     We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of Seller (other than Buyer and its affiliates) pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

     We are not expressing an opinion regarding the price at which the Buyer Common Stock may trade at any future time. The Consideration to be received by the shareholders of Seller pursuant to the Merger is based upon a fixed exchange ratio and, accordingly, the market value of the Consideration may vary significantly.

     This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders (other than Buyer and its affiliates) and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in

Board of Directors
NetSilicon, Inc.
October 29, 2001
Page  3

connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /s/ THOMAS WEISEL PARTNERS LLC
                                          --------------------------------------
                                          THOMAS WEISEL PARTNERS LLC

                                    ANNEX G

            MASSACHUSETTS GENERAL LAWS RELATING TO APPRAISAL RIGHTS

  C.156B SECTION 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

  C.156B SECTION 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the stockholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

  C.156B SECTION 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

  C.156B SECTION 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

  C.156B SECTION 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

  C.156B SECTION 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

  C.156B SECTION 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

  C.156B SECTION 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION
DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

  C.156B SECTION 93. REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

  C.156B SECTION 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

  C.156B SECTION 95. COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

  C.156B SECTION 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

  C.156B SECTION 97. STATUS OF SHARED PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

  C.156B SECTION 98. EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    ANNEX H
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 10-K
(MARK ONE)

[X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

             FOR THE FISCAL YEAR ENDED: SEPTEMBER 30, 2000

                                   OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

            FOR THE TRANSITION PERIOD FROM                TO
                                           .

                    COMMISSION FILE NUMBER:  0-17972

                            DIGI INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       41-1532464
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                      Identification Number)

            11001 BREN ROAD EAST
            MINNETONKA, MINNESOTA                                   55343
  (Address of principal executive offices)                       (Zip Code)

                                 (952) 912-3444
              (Registrant's telephone number, including area code)

       Securities registered pursuant to Section 12(b) of the Act:  None
          Securities registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                             (Title of each class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                            Yes [X]          No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     The aggregate market value of voting stock held by nonaffiliates of the Registrant, based on a closing price of $7.38 per share as reported on the National Association of Securities Dealers Automated Quotation System-National Market System on December 12, 2000 was $110,919,562.

     Shares of common stock outstanding as of December 8, 2000: 15,187,743
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INDEX

DOCUMENTS INCORPORATED BY REFERENCE

     The following table shows, except as otherwise noted, the location of information required in this Form 10-K, in the Registrant's Annual Report to Stockholders for the year ended September 30, 2000 and Proxy Statement for the Registrant's Annual Meeting of Stockholders scheduled for January 24, 2001, a definitive copy of which will be filed on or about December 21, 2000. All such information set forth below under the heading "Page/Reference" is incorporated herein by reference, or included in this Form 10-K on the pages indicated.

PART I.              ITEM IN FORM 10-K                            PAGE/REFERENCE
-------              -----------------                            --------------
Item 1.   Business                                   H-3
Item 2.   Properties                                 H-6
Item 3.   Legal Proceedings                          H-6
Item 4.   Submission of Matters to a Vote of         H-7
          Security Holders

PART II
--------
Item 5.   Market for Registrant's Common Equity      Stock Listing; Dividend Policy, pocket
          and Related Stockholder Matters            of Annual Report to Stockholders
Item 6.   Selected Financial Data: Financial         Page 1, Annual Report to Stockholders
          Highlights
          Selected Financial Information             H-8
Item 7.   Management's Discussion and Analysis of    H-8
          Financial Condition and Results of
          Operations
Item 7A.  Quantitative and Qualitative Disclosures   H-16
          About Market Risk
Item 8.   Financial Statements and Supplementary     H-16
          Data
Item 9.   Changes in and Disagreements with          H-41
          Accountants On Accounting and Financial
          Disclosure

PART
  III.
--------
Item 10.  Directors of the Registrant                Election of Directors, Proxy Statement
          Executive Officers of the Registrant       H-42
          Compliance with Section 16(a) of the       Section 16(a) Beneficial Ownership
          Exchange Act                               Reporting Compliance, Proxy Statement.
Item 11.  Executive Compensation                     Executive Compensation; Election of
                                                     Directors; Summary Compensation Table;
                                                     Option Grants in Last Fiscal Year;
                                                     Aggregated Option Exercises in the Last
                                                     Fiscal Year and Fiscal Year-end Option
                                                     Values; Employment Contracts; Severance,
                                                     Termination of Employment and Change-in-
                                                     Control Arrangements; Performance
                                                     Evaluation, Proxy Statement
Item 12.  Security Ownership of Certain Beneficial   Security Ownership of Principal
          Stockholders and Management, Owners and    Stockholders and Management, Proxy
          Management                                 Statement
Item 13.  Certain Relationships and Related          Not Applicable
          Transactions

PART IV
--------
Item 14.  Exhibits, Financial Statement Schedules    H-43
          and Reports on Form 8-K

                                     PART I

ITEM 1.  BUSINESS

     Digi International Inc. (Digi or the Company) was formed in 1985 as a Minnesota corporation and reorganized as a Delaware corporation in 1989 in conjunction with its initial public offering. The Company is a worldwide provider of communications hardware and software delivering seamless connectivity solutions for peripheral server-based remote access and local area networking (LAN) markets.

     The Company operates exclusively in a single business segment and sells its products through a global network of distributors, systems integrators, value-added resellers (VARs) and original equipment manufacturers (OEMs). The Company also sells direct to select accounts and the government.

     Digi International Inc. is traded on the Nasdaq National Market under the symbol DGII. The Company has its worldwide headquarters in Minnetonka, Minnesota, with regional and sales offices throughout the U.S. and worldwide, including Germany, Paris, Amsterdam, Copenhagen, Singapore, Hong Kong, and Sydney.

PRODUCTS

     Digi is the worldwide leader in connecting peripherals to networks. From multi-port serial control to Universal Serial Bus (USB) connectivity to remote access to LAN infrastructure, Digi's products enable a virtually unlimited number of devices or users to be connected locally or remotely to LANs, multi-user systems and the Internet. The Company's products are compatible with all PC platforms, including Compaq, IBM, Hewlett-Packard and Sun Microsystems, as well as popular operating systems, such as Microsoft Windows NT/95/2000, Novell NetWare, Linux and UNIX.

     The Company has sales offices located throughout North America, Europe, Australia and Asia. Digi products are available through 180 distributors in more than 65 countries. More than 650 VARs participate in the DigiVAR Program, introduced in July 1993.

     The application markets where these products are most prominently used are Point-of-Sales Systems (POS), industrial automation, remote access, network fax, and data acquisition/data polling. In addition, the Company has expanded into new applications such as console management and high-density internet point-of presence (POP) testing.

     The Company's primary product lines are its multi-port serial adapters, terminal servers, multi-function communications adapters, USB, and LAN connectivity products.

MULTI-PORT SERIAL ADAPTERS

     The Company is the leader in this product category and offers the most comprehensive multi-port serial adapter family of products. The Company's products support a wide range of operating systems, port-density, bus type, expansion options, and a wide range of applications.

     As Ethernet connections extend beyond current applications, the internal multi-port serial adapter products are expected to gradually transition to network-attached terminal server devices. The Company has strengthened its product offering to continue to successfully meet customer needs and believes that multi-port serial adapters will continue to be an important product category.

TERMINAL SERVER

     The Company's terminal server family offers flexible and easy solutions for providing access to serial devices over Ethernet networks. As Ethernet connections extend beyond their current applications and into new market uses such as console port management on servers, routers, switches, and other network equipment, the Company believes that terminal servers will continue to be a major growth area.

UNIVERSAL SERIAL BUS

     The Company expanded its product lines with its acquisition of Inside Out Networks, Inc. in October 2000. The acquisition creates the most comprehensive and complete USB product line in the industry, expanding on the USB technology acquired in the Central Data Corporation acquisition, and brings an extensive list of satisfied corporate customers such as Agilent, Gateway, Hewlett-Packard, IBM, Lucent Technologies, Microsoft, NCR Corporation, Sun Microsystems and others into the Company's customer base. The Company will also benefit from Inside Out Networks' pioneering EPIC software, which provides seamless transition between legacy software/systems and next-generation USB-attached devices, supporting feature-rich hardware and software flow control signaling. This provides ease of use and integration while protecting technology investments.

LAN CONNECTIVITY

     The Company entered the LAN market with its acquisition of MiLAN Technology Corporation (MiLAN) in November 1993. The Company's LAN business, MiLAN Technology, provides cost-effective and power-efficient Ethernet, Fast and Gigabit Ethernet networking connectivity products that are installed on a LAN to increase its productivity. The Company has recently been awarded a multi-million dollar contract to provide fiber-optic LAN connectivity for a major school district in California. MiLAN specializes in fiber optic modular switches and media converters. The product strengths range from switches (fiber and copper), media converters and print servers extending to USB and wireless LAN solutions. The products are engineered to increase network performance, flexibility and productivity of small and medium size organizations.

SERVER-BASED COMMUNICATIONS

     Server-based solutions benefit resellers and end users by presenting solutions that are easy to build, configure, and manage. They are comprised of a computer hardware platform and operating system (such as a PC running Windows
NT), one or more communications adapters (like Digi's DataFire and AccelePort products), and specialized communications software, available from a wide range of companies. Server-based communications solutions are ideal for applications such as remote access, advanced fax, virtual private networking, Internet connectivity, unified messaging, and Internet POP.

     Several significant alliances and agreements were announced in fiscal 2000 for Digi's multi-function communications adapters, including a marketing alliance between the Company and Compaq to jointly develop and market a family of server-based communications solutions. The solutions will incorporate Compaq Proliant servers, Digi DataFire RAS or AccelePort RAS communications adapters, Microsoft Windows NT and application software from Acotec, image LAN, and Compaq.

DISTRIBUTION AND PARTNERSHIPS

     Significant U.S. distributors include: Ingram Micro, Tech Data Corporation, Gates/Arrow Distributing, Merisel, Avnet/Hallmark, Ameriquest/Robec, and Jones Business Systems. Canadian distributors include Gates/Arrow Electronics, EMJ Data Systems, Ingram Micro Canada, Merisel Canada and Tech Data Canada.

     Significant European distributors include: Miel, Arecta, International Computer Products, Connect Service Riedlbauer, Mitrol, Euroline and Data Solutions.

     Significant Latin American and Asia Pacific distributors include: Tech Pacific, Sumisho Datacom, Lantech, Sealcorp Computer Products, Ingram Dicom and Unisel.

     Digi maintains strategic alliances with other industry leaders to develop and market technology solutions. These include most major communications software vendors, operating system suppliers, and computer hardware manufacturers. Key partners include: Citrix Systems, Compaq, Hewlett-Packard, IBM, Intel, Lotus, Micron, Motorola, Novell, Red Hat, Santa Cruz Operation, Sun Microsystems, and Tobit.

CUSTOMERS

     The Company's customer base includes many of the world's largest companies. Long time customer IBM made the Company's adapter boards the first integrated communications offering for the AS400 in 2000, in addition to the products currently being sold into the RS6000 group. The Company is engaged in several developmental alliances, including a relationship with Red Hat, among others. The Company has OEM relationships with leading vendors, allowing them to ship the Company's boards with their systems. These vendors include NCR, Sun Microsystems, Silicon Graphics, Compaq and Bull. Many of the world's leading telecommunications companies and Internet service providers also rely on the Company's products, including Lucent, Nortel, AT&T and Siemens.

     During the year ended September 30, 2000, two customers comprised more than 10% of net sales each: Tech Data at 13.4% and Ingram Micro at 10.0%. During the year ended September 30, 1999, two customers comprised more than 10% of net sales each: Tech Data at 15.4% and Ingram Micro at 13.4%. During the year ended September 30, 1998, two customers comprised more than 10% of net sales each:
Ingram Micro at 15.5% and Tech Data at 13.7%.

COMPETITIVE CONDITIONS

     The computer industry is characterized by rapid technological advances and evolving industry standards. The market can be significantly affected by new product introductions and marketing activities of industry participants. The Company competes for customers on the basis of product performance in relation to compatibility, support, quality and reliability, product development capabilities, price and availability.

     The Company believes that it is the global market leader in multi-port serial adapters. As this market continues to mature, the Company will focus on key applications, customers, and markets to drive additional growth and manage applications as they transition to other technologies such as Ethernet, USB, and wireless connectivity products. The Company also believes it is the leader in connecting peripheral devices to Ethernet LANs with its terminal server product line. With respect to the LAN business, the Company believes it commands less than a 5% market share. The Company is currently establishing its position in the remote access market for the Company's DSP-based RAS product lines.

     Many of the Company's competitors and potential competitors have greater financial, technological, manufacturing, marketing and personnel resources than the Company. Present and future competitors may be able to identify new markets and develop products more quickly which are superior to those developed by the Company. They may also adapt new technologies faster, devote greater resources to research and development, promote products more aggressively and price products more competitively than the Company. There are no assurances that competition will not intensify or that the Company will be able to compete effectively in the markets in which the Company competes.

AETHERWORKS CORPORATION

     In May 1998, the Company exchanged its previously purchased $13.8 million of convertible notes from AetherWorks Corporation, a development stage company engaged in the development of wireless and dial-up remote access technology, for a non-interest bearing $8.0 million non-convertible note. As a part of the exchange, the Company relinquished its rights to any future technology or claims on any of AetherWorks' intellectual properties. In exchange, the Company has been released from all of its guarantees of certain lease obligations of AetherWorks. Due to significant uncertainty as to its collectibility, the $8.0 million note, was recorded by the Company as having no carrying value. In March 2000, the Company received payment of $8.0 million, representing payment on the aforementioned non-convertible note of AetherWorks Corporation. The note was paid as a result of AetherWorks being acquired by Nx Networks, Inc. (See Note 6 to the consolidated financial statements.)

OPERATIONS

     The Company's manufacturing operations procure all parts and certain services involved in the production of products and subcontracts most of its product manufacturing to outside firms that specialize in such services. The Company believes that this approach is beneficial because the Company can reduce its fixed costs, maintain production flexibility and maximize its profit margins.

     The Company's products are manufactured to its designs with standard and semi-custom components. Most of these components are available from multiple vendors. The Company has several single-sourced supplier relationships, either because alternative sources are not available or because the relationship is advantageous to the Company. If these suppliers are unable to provide a timely and reliable supply of components, the Company could experience manufacturing delays adversely affecting its results of operations.

     During fiscal years 1998, 1999 and 2000, the Company's research and development expenditures were $15.9, $21.8, and $20.2 million, respectively.

     Due to rapidly changing technology in the computer industry, the Company believes that its success depends primarily upon the engineering, marketing, manufacturing and support skills of its personnel, rather than upon patent protection. Although the Company may seek patents where appropriate and has certain patent applications pending for proprietary technology, the Company's proprietary technology or products are generally not patented. The Company relies primarily on the copyright, trademark and trade secret laws to protect its proprietary rights in its products. The Company has established common law and registered trademark rights on a family of marks for a number of its products.

     As of September 30, 2000, the Company had backlog orders which management believed to be firm in the amount of $4.4 million. All of these orders are expected to be filled in the current fiscal year. Backlog as of September 30, 1999 was $5.0 million.

     The Company had 509 employees at September 30, 2000.

ITEM 2.  PROPERTIES

     The Company's headquarters and research facilities are located in a 130,000 square foot office building in Minnetonka, Minnesota which the Company acquired in August 1995 and has occupied since March 1996. The Company's primary manufacturing facility is located in a 58,000 square foot building in Eden Prairie, Minnesota, which the Company purchased in May 1993 and has occupied since August 1993. Additional office and research facilities include a 63,000 square foot facility in Dortmund, Germany, a 46,170 square foot facility in Sunnyvale, California, the lease for which expires in April 2002, and a 5,000 square foot facility in Champaign, Illinois, the lease for which expires in January 2002.

     The Company intends to sell the facility in Dortmund, Germany by the end of the second quarter of fiscal 2001.

     Management believes that the Company's facilities are suitable and adequate for current office, research and warehouse requirements, and that its manufacturing facilities provide sufficient production capacity to meet the Company's currently anticipated needs.

ITEM 3.  LEGAL PROCEEDINGS

     Between January 3, 1997 and March 7, 1997, the Company and certain of its previous officers were named as defendants in putative securities class action lawsuits filed in the United States District Court for the District of Minnesota by 21 lead plaintiffs on behalf of an alleged class of purchasers of the Company's common stock during the period January 25, 1996 through December 23, 1996. The putative class actions were thereafter consolidated (Master File No. 97-5 DWF/RLE). The Consolidated Amended Class Action Complaint (Consolidated Amended Complaint) alleges that the Company and certain of its previous officers violated the federal securities laws by, among other things, misrepresenting and/or omitting material information concerning the Company's operations and financial results.

     On February 25, 1997, the Company and certain of its previous officers also were named as defendants in a securities lawsuit filed in the United States District Court for the District of Minnesota by the Louisiana State Employees Retirement System (Civil File No. 97-440, Master File No. 97-5 DWF/ RLE) (the Louisiana Amended Complaint). The Louisiana Amended Complaint alleges that the Company and certain of its previous officers violated the federal securities laws and state common law by, among other things, misrepresenting and/or omitting material information concerning the Company's operations and financial results.

     In a decision issued on May 22, 1998, the Court dismissed without leave to replead all claims asserted in both cases, including all claims asserted against defendant Gary L. Deaner, except for certain federal securities law claims based upon alleged misrepresentations and/or omissions relating to the accounting treatment applied to the Company's AetherWorks investment. The Court also limited the claims asserted in the Louisiana Amended Complaint to the 11,000 shares of the Company's stock held subsequent to November 14, 1996, for which the Louisiana Amended Complaint claims damages of $184,276 and seeks an award of attorneys' fees, disbursements and costs. The Consolidated Amended Complaint seeks compensatory damages of approximately $43.1 million, plus interest, against all defendants, jointly and severally, and an award of attorneys' fees, experts' fees and costs.

     On August 17, 2000, the Court granted defendants' motions for summary judgment and dismissed with prejudice the Consolidated Amended Complaint and the Louisiana Amended Complaint. Although the 21 lead plaintiffs in the consolidated putative class actions had previously moved for class certification, the Court dismissed the actions before ruling on that motion.

     On September 1, 2000, the Louisiana State Employees Retirement System filed an appeal from the Court's August 17, 2000 decision. On September 14, 2000, the 21 lead plaintiffs in the consolidated putative class actions filed an appeal from both the Court's May 22, 1998 and August 17, 2000 decisions. The two appeals have been consolidated for briefing and argument, with briefing scheduled to be completed in January 2001, and oral argument to be held thereafter.

     The ultimate outcomes of these actions cannot be determined at this time, and no potential assessment of their effect, if any, on the Company's financial position, liquidity or future operations can be made.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     There were no matters submitted to the vote of security holders during the quarter ended September 30, 2000.

                                    PART II

ITEM 6.  SELECTED FINANCIAL DATA

SELECTED FINANCIAL INFORMATION          2000        1999        1998        1997        1996
------------------------------        --------    --------    --------    --------    --------
                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
Net sales...........................  $132,525    $193,506    $182,932    $165,598    $193,151
Percentage (decrease) increase......     (31.5)%       5.8%       10.5%      (14.3)%      17.1%
Net (loss) income...................   (16,825)      3,192         (71)    (15,791)      9,300
Percentage (decrease) increase......    (627.1)%   4,589.5%       99.6%     (269.8)%     (51.9)%
Net (loss) income per share-basic...     (1.12)       0.22       (0.01)      (1.18)       0.70
Percentage (decrease) increase......    (609.1)%   2,300.0%       99.2%     (268.6)%     (50.7)%
Net (loss) income per
  share -- assuming dilution........     (1.12)       0.22       (0.01)      (1.18)       0.68
Percentage (decrease) increase......    (609.1)%   2,300.0%       99.2%     (268.6)%     (51.1)%
Total assets........................   142,922     176,330     191,521     118,311     129,939
Percentage (decrease) increase......     (18.9)%      (7.9)%      61.9%       (8.9)%       3.1%
Long-term debt......................     7,081       9,206      11,124
Percentage (decrease)...............     (23.1)%     (17.2)%
Stockholders' equity................   113,459     127,164     121,251      95,471     109,943
Percentage (decrease) increase......     (10.8)%       4.9%       27.0%      (13.2)%       3.9%

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Annual Report contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "plan," "project," "should," "continue," or the negative thereof or other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

     The future operating results and performance trends of the Company may be affected by a number of factors, including, without limitation, the following:
(i) the highly competitive market in which the Company operates; (ii) the Company's ability to respond to rapidly developing changes in its marketplace;
(iii) delays in the Company's product development efforts; (iv) the useful life of products once developed; (v) the Company's ability to integrate its recent acquisitions and to develop marketable products from the acquired in-process research and development; (vi) the Company's reliance on distributors; (vii) declining prices of networking products; (viii) uncertainty in consumer acceptance of the Company's products; and (ix) changes in the Company's level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K and its quarterly report on Form 10-Q, could cause the Company's actual future results to differ materially from those projected in the forward-looking statements as a result of the factors set forth in the Company's various filings with the Securities and Exchange Commission and of changes in general economic conditions, changes in interest rates and/or exchange rates and changes in the assumptions used in making such forward-looking statements.

     The following table sets forth selected information from the Company's Consolidated Statements of Operations, expressed as a percentage of net sales.

                                                                    2000 OVER    1999 OVER
                                         2000     1999     1998       1999         1998
                                         -----    -----    -----    ---------    ---------
Net sales..............................  100.0%   100.0%   100.0%      (31.5)%        5.8%
Cost of sales..........................   47.4     49.3     48.4       (34.0)         7.7
                                         -----    -----    -----     -------      -------
Gross margin...........................   52.6     50.7     51.6       (29.1)         4.0
Operating expenses:
  Sales and marketing..................   26.0     22.7     21.0       (21.5)        14.4
  Research and development.............   15.2     11.3      8.7        (7.7)        37.3
  General and administrative...........   14.6     12.2      9.3       (18.2)        39.1
  Acquired in-process research and
     development.......................     --       --      8.8          --       (100.0)
  Impairment loss......................   19.7       --       --          --           --
  Restructuring........................    1.1      0.3      0.5       127.5        (40.5)
                                         -----    -----    -----     -------      -------
Total operating expenses...............   76.6     46.5     48.3        12.8          1.8
Operating (loss) income................  (24.0)     4.2      3.3      (486.5)        36.2
Other income (expense), net............    2.0     (0.1)     1.0     1,140.8       (114.1)
AetherWorks Corporation gain...........     --       --      0.7          --       (100.0)
AetherWorks Corporation note
  recovery.............................    6.0       --       --          --           --
(Loss) income before income taxes......  (16.0)     4.1      5.0      (365.2)       (13.4)
Income tax (benefit) provision.........   (3.3)     2.5      5.0      (190.6)       (48.4)
                                         -----    -----    -----     -------      -------
Net (loss) income......................  (12.7)%    1.6%     0.0%     (627.1)%    4,589.5%
                                         =====    =====    =====     =======      =======

NET SALES

     The $61.0 million or 31.5% decrease in net sales from 1999 to 2000 and the $10.6 million or 5.8% increase in net sales from 1998 to 1999 occurred within the Company's principal product groups as follows:

                                                                        ANNUAL NET SALES
                                                                            INCREASE
                                                                           (DECREASE)
                                                 PERCENT OF ANNUAL        RELATIVE TO
                                                     NET SALES             PRIOR YEAR
                                                --------------------    ----------------
                                                2000    1999    1998     2000      1999
                                                ----    ----    ----    ------    ------
Server Based..................................  90.0%   89.8%   79.8%   (31.3)%    18.9%
Physical Layer................................  10.0%   10.2%   20.1%   (33.0)%   (46.2)%

     Sales of Integrated Services Digital Network (ISDN) and Voice Over Internet Protocol (VoIP) products added in connection with the July 1998 acquisition of ITK and USB and Etherlite products added in connection with the July 1998 acquisition of CDC generated $25.2 million of net sales for the 2000 fiscal year, a decrease of $17.3 million relative to the net sales recognized during the year ago period from these products. The decrease in net sales of these products was primarily due to the elimination of the VoIP product line in the second quarter of fiscal 2000 and the slowdown in sales of the ISDN product line in Germany. The Company also experienced a decline in sales of its legacy products resulting in reduced revenues of $40.9 million due to an erosion in the asynchronous product market and the demand downturn associated with the post Year 2000 period, as well as a decline in sales of the Company's physical layer products of $6.5 million. Net sales of the Company's digital RAS products added $3.7 million during fiscal 2000. Net sales in fiscal 1999 increased from fiscal 1998 largely due to the full year impact of the acquisitions of ITK and CDC, as well as the ramp up in sales of new DSP RAS products in fiscal 1999. These events accounted for sales increases of $40.9 million. The increases were mitigated by a revenue decrease of $13.3 million in 1999 for legacy asynchronous products due to shrinking of the overall market, as well as a decrease of $17.0 million in the Company's physical layer product sales due principally to competitively lower prices.

     Net sales to OEMs decreased 19.4% over 1999, but as a percentage of total net sales, increased to 29.3% versus 24.9% in 1999. The OEM sales were less affected by Year 2000 factors than the sales through other channel partners. Net sales to OEMs for 1998 were 22.2% of total net sales.

     Net sales into the distribution channel declined 37.3% over 1999 and as a percentage of total net sales, declined 5.9% to 63.4% as compared to 69.3% in 1999. International distribution net sales decreased by 34.4% over fiscal 1999 primarily due to the decline in the overall asynchronous market and the post year 2000 effects experienced domestically. Domestic distribution net sales declined by 39.2% due to overall market conditions discussed previously. Net sales to the distribution market for 1998 represented 69.3% of total net sales.

     During fiscal years 2000, 1999 and 1998, the Company's net sales to customers outside the United States, primarily in Europe, were approximately $46.1 million, $67.4 million and $46.7 million, respectively, comprising approximately 34.8%, 34.8% and 25.5% of total net sales, respectively.

GROSS MARGIN

     Gross margin in 2000 improved to 52.6%, compared to 50.7% in 1999, primarily due to fewer pricing and volume discount incentives offered to channel partners in 2000, an increase in sales of higher margin DSP RAS products, and an improved mix of higher margin physical layer products compared to the previous year.

     Gross margin in 1999 decreased to 50.7% compared to 51.6% in 1998 due to the negative impact of lower gross margin ITK products, an increased percentage of lower margin OEM sales, market-driven erosion of gross margin on physical layer products and write-downs in the carrying value of certain inventories.

OPERATING EXPENSES

     Operating expenses in 2000, excluding restructuring, reorganization and asset impairment charges, decreased $15.4 million or 17.2% as compared to operating expenses for 1999. Sales and marketing expenses declined by $9.4 million, primarily in the areas of salaries, co-op advertising, commissions, and travel. Salaries decreased by $3.6 million, largely related to 1999 restructuring activities. Co-op advertising costs and commissions were lower than in 1999 by $1.1 million and $0.7 million, respectively, resulting primarily from the lower sales volumes in 2000. Travel expenses were lower by $0.6 million in response to cost control measures implemented due to the lower sales volumes experienced in 2000. Marketing expenses were lower than in 1999 by $3.4 million due to fewer new product introductions and less trade show activity. Research and development expenses in 2000 decreased by $1.7 million relative to 1999, largely due to the discontinuance of the NetBlazer technology and the elimination of the related VoIP product line in Germany. General and administrative expenses in 2000 decreased by $4.3 million relative to 1999, of which $2.7 million resulted from the decrease in amortization associated with the write-off of the VoIP identifiable intangibles and goodwill, and prior year restructuring activities which created cost reductions in 2000 of approximately $0.6 million. An additional $1.0 million in savings was realized due to cost controls implemented across the entire Company, at all locations.

     Operating expenses in 1999, excluding acquired in-process research and development charges of $16.1 million recorded in 1998, increased by 24.5% from 1998. Sales and marketing expenses increased by $5.5 million due to $6.2 million of expenses added by ITK and CDC, $3.0 million expended to promote new DSP RAS products, partially offset by a $3.7 million cost decline primarily due to reduced North American channel marketing efforts. Research and development expenses increased $5.9 million in 1999 as compared to 1998 due primarily to $3.5 million of additional costs added by the acquisitions of ITK and CDC with the remaining increase of $2.4 million primarily due to new product development costs for the DSP RAS products. General and administrative expenses increased by $6.6 million primarily due to increased amortization of acquisition-related goodwill and other identifiable intangibles of $8.0 million partially offset by $1.4 million of cost reductions related to reduced information systems implementation costs and other cost saving initiatives.

     The $1.5 million of restructuring charges recorded in fiscal 2000 were associated with the board-approved plan to restructure the European organization located in Dortmund, Germany and Bagshot, England, by transitioning all product development, technical support and manufacturing functions to the Company's corporate headquarters located in Minnetonka, Minnesota. The restructuring charge consists principally of severance and termination costs for the 75 positions affected by the restructuring.

     Restructuring activities are expected to be completed by end of the second quarter of fiscal 2001. The Company anticipates annual cost savings of approximately $3.0 million from these restructurings. (See Note 4 to the Company's consolidated financial statements.)

     The $1.2 million of net restructuring charges recorded in fiscal 1999 were associated with the board approved plan to reorganize the sales and marketing functions in Germany, England and the United States, by consolidating worldwide sales and marketing resources into strategic locations. The charges consist principally of existing commitments for rent on facilities vacated by the Company and termination payments associated with the elimination of 42 positions. These activities were completed by December 1999. The Company realized cost savings of approximately $2.2 million in fiscal year 2000 from these restructurings. (See Note 4 to the Company's consolidated financial statements.)

     The $1.0 million restructuring charge recorded in fiscal 1998 was associated with a board-approved plan to consolidate existing offices in Germany with those acquired from ITK. The charge consists principally of rent, contractual payments on office equipment, write-offs of leasehold improvements and termination costs associated with the elimination of six positions. Activities were completed by June 30, 1999. The Company realized cost savings of approximately $0.5 million in fiscal year 2000 from these restructurings. (See
Note 4 to the Company's consolidated financial statements.)

OTHER DEVELOPMENTS

     On October 2, 2000, the Company acquired Inside Out Networks, a leading developer of data connection products based in Austin, Texas. The acquisition provides a comprehensive suite of local connectivity solutions to the market. (See Note 17 to the Company's consolidated financial statements.)

ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

  ACQUISITION OF ITK INTERNATIONAL, INC.

     In July 1998, the Company acquired all of the outstanding common stock of ITK. The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed, including estimated restructuring and integration costs of $3.5 million. (See Note 4 to the Company's consolidated financial statements.)

     At the time of the Company's acquisition, ITK described itself as a Remote Access Server (RAS) product company. Although ITK did offer its own line of ISDN cards and networking boards, the Company's acquisition was made principally to acquire the VoIP technology under development by ITK. This VoIP technology, if successfully developed, would allow users to send packetized voice signals through the Internet. The Company believed that the VoIP technology under development at the time of the acquisition could provide for the development of products which would be a natural extension of the Company's current product offerings and could position the Company to address substantially larger markets than the markets served by the Company's current products.

     At the time of the acquisition, ITK had developed a proof of concept prototype product (NetBlazer 8500) which demonstrated that the method of voice and data compression under development by ITK and the method of combining VoIP and remote access functionality under development by ITK had the potential to be further developed into a product marketable to "Carrier Class" telephone companies. However, the NetBlazer 8500 required further development before it could meet the technical and functional requirements of such customers. Accordingly, the Company was uncertain whether the VoIP technology being developed would ultimately meet the technical requirements of Carrier Class telephony customers or whether it would be commercially viable.

     As of the date of the acquisition, the nature of the development efforts related to the purchased, in-process research and development projects, as well as the efforts required to complete development of those projects into commercially viable products, included development projects to address the following: (a) development of enhanced technical attributes, including enhanced port density, redundancy, network management capabilities, a higher fault tolerance, compliance with telephone industry standards such as "SS7" and "NEBS" compliancy; (b) development of significant hardware and software functions considered integral to a product with broad appeal to end users and the telephone companies, including computer-to-phone capabilities, interoperability with other vendor's gateways, one-stage dialing , local tone simulation and announcements, end-to-end transparent disconnect cause delivery and real-time FAX-over capabilities, among others; and (c) re-engineering of the prototype design to permit cost effective manufacture and commercial use, including migration from a UNIX operating system to a Windows NT operating system.

     Management estimated that $11.3 million of the purchase price represented the fair value of purchased in-process research and development related to the VoIP projects referred to above, that had not yet reached technological feasibility and had no alternative future uses. These amounts were expensed as a non-recurring, non-tax-deductible charge upon consummation of the acquisition.

     The identifiable intangible assets of $21.1 million included in the purchase price allocation were comprised of proven technology with an estimated fair value of $19.7 million and an assembled workforce with an estimated fair value of $1.4 million, which had estimated useful lives of five years and six years, respectively. The remaining unallocated purchase price represented goodwill of $17.7 million, which was being amortized over seven years. With regard to the proven technology, the Company intended to further enhance the strengths of this product range and implement a plan to gain leadership in the ISDN market. The Company's core asset was the comprehensive set of common application programming interface (CAPI) and CAPI-enhancing features combined with highly intelligent ISDN protocol implementation which provided for integration into server-based communication solutions for the media communication market.

     In the second quarter of fiscal 2000, the Company recorded an $18.1 million charge reflecting the write-down of the carrying value of all of the intangible assets associated with the NetBlazer technology and some of the goodwill acquired in the Company's July 1998 purchase of ITK. The write-down resulted from the Company's March 2000 decision to discontinue development of the NetBlazer technology when the key technical members of the NetBlazer technology team elected to leave the Company and the Company concluded that it would not be able to successfully develop a competitive product from the technology. Accordingly, the Company determined that future undiscounted cash flows from the acquired ITK assets would be substantially reduced, and therefore, the carrying value of the acquired ITK assets would be impaired. (See Note 3 to the Company's consolidated financial statements.)

     In September 2000, the Company recorded a charge of $5.8 million reflecting a write-down of the remaining carrying value of identifiable intangible assets and goodwill associated with the Integrated Services Digital Network (ISDN) technology and some of the other long-lived assets acquired in the Company's July 1998 purchase of ITK. The write-down resulted from the Company's September 2000 decision to discontinue all business activities in the ISDN market. The Company determined that it did not have the capability to invest at the levels necessary to achieve significant market share in the ISDN market and, therefore, has discontinued development activities associated with the ISDN product lines.

Accordingly, the Company determined that future undiscounted cash flows from the remaining acquired ITK intangible assets would be reduced and, therefore, the carrying value of the remaining acquired ITK intangible assets would be impaired.

  ACQUISITION OF CENTRAL DATA CORPORATION

     In July 1998, the Company acquired all of the outstanding common stock of CDC. The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed, including estimated restructuring and integration costs of $0.8 million. (See Note 4 to the Company's consolidated financial statements.)

     Although CDC did offer its own line of traditional serial port connectivity products, the Company's acquisition was made principally to acquire the USB technology under development by CDC. This USB technology, if successfully developed, would broaden the Company's product offerings to include this new, emerging industry-standard port technology. Management considers such a product offering integral to its future market share because the marketplace is migrating from the traditional serial I/O (input/output) technology (in which the Company has significant market share) to USB technology.

     At the time of acquisition, CDC had developed a prototype of both the 2-port and 4-port USB connectivity technologies that demonstrated the validity of CDC's product development plan. However, the USB technology development was still in process, and required significant development work and field testing before it could meet the technical and functional requirements of customers and achieve commercial viability. Accordingly, the Company was uncertain whether the technology being developed could ultimately meet the technical and economic requirements of the marketplace and become commercially viable.
As of the date of the acquisition, the nature of the development efforts related to the purchased, in-process research and development projects, as well as the efforts required to complete development of those projects into commercially viable products included: (a) development of new hardware designs and software engineering relating to a complete reengineering of the in-process USB technology; (b) development of new hardware designs for 8-port USB products; and
(c) development of a new "hub" architecture to support the CDC USB technology.

     Management estimated that $4.7 million of the purchase price represented the fair value of purchased in-process research and development related to the USB projects referred to above, that had not yet reached technological feasibility and had no alternative future uses. These amounts were expensed as a non-recurring, non-tax-deductible charge upon consummation of the acquisition.

     The identifiable intangible assets of $9.8 million included in the purchase price allocation were comprised of proven technology with an estimated fair value of $9.4 million, and an assembled workforce with an estimated fair value of $0.4 million, which had estimated useful lives of five years and six years, respectively. The remaining unallocated purchase price represented goodwill in the amount of $9.7 million, which was being amortized over seven years.

     The Company has developed the acquired in-process USB research and development and released USB products, with initial product revenues generated during November 1998. USB revenues of approximately $0.5 million and $0.3 million, for fiscal years 2000 and 1999, respectively, are included in revenues from the first release of certain USB products.

     Actual revenues are below original projections due to delays in the release and marketing of certain USB products. The Company's efforts have been more heavily focused on the terminal server technologies, which had already been developed and were generating most of the post-acquisition CDC revenues, and accordingly, the original revenue projections for USB have not been realized. On October 2, 2000, the Company acquired Inside Out Networks, a leading developer of data connection products. The acquisition will allow the Company to offer the most competitive and complete USB product line in the industry. As Inside Out Networks is the market leader in USB, the Company expects that the USB products currently being sold will eventually be superceded by the Inside Out Networks USB product lines. However, the Company expects to continue to utilize the USB technology purchased in the CDC acquisition.

OTHER INCOME (EXPENSE)

     Other income of $10.7 million in 2000 consisted primarily of an $8.0 million gain recognized when Nx Networks, which acquired AetherWorks Corporation, paid the note the Company had previously written off. (See Note 6 to the Company's consolidated financial statements.) In addition, the Company recognized $2.7 million from interest income on short-term investments and $0.6 million of miscellaneous other income. These items were partially offset by $0.7 million of interest expense on the Company's borrowings.

     Other expense of $0.3 million in 1999 consisted primarily of $1.0 million of interest expense on lines of credit and long-term debt partially offset by $0.9 million of interest income on short-term investments. Other income for 1998 included primarily interest income on cash equivalents and a fiscal 1998 third-quarter reversal of a $1.4 million previously accrued obligation related to lease guarantees for AetherWorks Corporation. As discussed in the next item below, the obligation was reversed because the Company is no longer the primary guarantor for these leases.

AETHERWORKS CORPORATION WRITE-OFF AND NOTE RECOVERY

     In connection with the Company's previously purchased $13.8 million of convertible notes from AetherWorks Corporation, in May 1998 the Company exchanged such notes for a non-interest bearing $8.0 million non-convertible note and was released from all of its guarantees of certain lease obligations of AetherWorks. Due to significant uncertainty as to its collectibility, the $8.0 million note was recorded by the Company as having no carrying value. In March 2000, the Company received payment of $8.0 million, representing payment on the aforementioned non-convertible note of AetherWorks Corporation. The note was paid as a result of AetherWorks Corporation being acquired by Nx Networks, Inc.

INCOME TAXES

     The Company recorded a $4.3 million tax benefit for 2000, and tax provisions of $4.8 million and $9.3 million for fiscal years 1999 and 1998, respectively. The tax benefit in 2000 is recorded at a rate less than the U.S. statutory rate primarily due to non-deductible charges and amortization, partially offset by the non-taxable gain recognized upon recovery of the AetherWorks Corporation note. For fiscal 1999, the Company recorded taxes at a rate in excess of the U.S. statutory rate primarily due to the amortization of the identifiable assets and goodwill acquired in the purchase of ITK and CDC which were not deductible for income tax reporting purposes. For fiscal 1998, the Company recorded a tax provision despite incurring a loss primarily due to the write-off of acquired in-process research and development which was not deductible for income tax reporting purposes.

INFLATION

     The Company believes inflation has not had a material effect on its operations or its financial condition.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its operations principally with funds generated from operations, and, in prior years, with proceeds from earlier public offerings.

     The Company's working capital increased from $59.9 million at September 30, 1999, to $78.1 million at September 30, 2000, as compared to an increase of $22.0 million, from $37.9 million to $59.9 million, at September 30, 1999 versus September 30, 1998, respectively. The Company maintains lines of credit with various financial institutions providing for borrowings of up to $14.5 million, depending upon levels of eligible accounts receivable and inventories. As of September 30, 2000, $3.1 million had been borrowed under these line of credit agreements.

     Net cash provided by operating activities totaled $27.4 million during fiscal 2000 as compared to $33.3 million during fiscal 1999. The decrease in net cash provided by operations during fiscal 2000 was primarily due to less favorable operating results as compared to fiscal 1999. Net cash provided by operating activities totaled $33.3 million during fiscal 1999 as compared to $10.4 million during fiscal 1998. The increase in net cash provided by operations during fiscal 1999 was due primarily to improved collections on accounts receivables balances.

     Investing activities in 2000 consisted of net investments of $6.4 million in marketable securities and purchases of $2.5 million of equipment, capital improvements and other intangible assets. In 1999 investing activities included net investments of $13.6 million in marketable securities and purchases of $4.8 million of equipment and capital improvements, and expansion of the Company's enterprise-wide Enterprise Resource Planning (ERP) software system. Investing activities in fiscal 1998 consisted of purchases of equipment, capital improvements and other intangible assets of $5.8 million, business acquisitions of $27.4 million and a $2.0 million investment in AetherWorks Corporation.

     Financing activities consisted of payments on line of credit and debt obligations totaling $1.4 million, $5.9 million and $0.1 million for 2000, 1999 and 1998, respectively. These payments were partially offset by $1.5 million, $3.0 million and $2.8 million in 2000, 1999 and 1998, respectively, received from the exercise of employee stock options and employee stock purchase plan transactions. In 1999 and 1998, the Company also repurchased $0.8 million and $0.2 million, respectively, to repurchase shares of its common stock.

     The Company's management believes that current financial resources, cash generated from operations and the Company's potential capacity for debt and/or equity financing will be sufficient to fund current and future business operations.

     Effective October 2, 2000, the Company acquired Inside Out Networks, a leading developer of data connection products based in Austin, Texas. The purchase price included an initial cash payment of $6.4 million, subject to possible post-closing adjustment, and additional contingent payments of up to $8.5 million over three years, depending upon whether Inside Out Networks achieves specific revenue and operating income targets during the next three years. The initial payment as well as any future additional contingent payments are expected to be paid using cash generated from operations. (See Note 17 to the Company's consolidated financial statements.)

FOREIGN CURRENCY TRANSLATION

     Effective January 1, 1999, eleven countries of the European Union converted to a common currency called the "Euro." This action caused some of the Company's European transactions to be negotiated, invoiced, and paid in "Euros." The conversion will most likely add currency exchange costs and risks, although such costs and risks are not quantifiable at this time.

     During 2000, the Company had approximately $46.1 million of net sales related to foreign customers, of which $41.0 million was denominated in U.S. dollars, $5.0 million was in Deutschemark- denominated sales, and $0.1 million was in Euro-denominated sales. During 2000, the average monthly exchange rate for the U.S. dollar to the Deutschemark dropped by approximately 17.0% from
 .5370 to .4455.

     In future periods, a significant portion of sales will be made in Deutschemarks until full integration of the "Euro" is achieved. The Company has not implemented a hedging strategy to reduce the risk of foreign currency translation exposures.

YEAR 2000 DISCLOSURE

     The Company experienced no adverse systems effects of the Year 2000 issue. While market stabilization has occurred in the last half of fiscal 2000, the Company experienced some adverse operational effects from the Year 2000 issue as a result of the industry wide slowdown in sales in the first and second quarters of fiscal 2000. While the Company has not been able to quantify the effects of the Year 2000 sales impact versus other market factors, management believes that there will be no further material adverse effects on sales from the Year 2000 issue.

RECENT ACCOUNTING DEVELOPMENTS

     See Note 1 to the Company's consolidated financial statements.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company does not have material exposure to market risk from market risk sensitive financial instruments other than the currency risk associated with certain transactions being denominated in Deutschemarks.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              FOR THE FISCAL YEARS ENDED SEPTEMBER 30
                                             ------------------------------------------
                                                 2000           1999           1998
                                             ------------   ------------   ------------
Net sales..................................  $132,524,630   $193,506,059   $182,931,670
Cost of sales..............................    62,871,689     95,313,636     88,539,156
                                             ------------   ------------   ------------
Gross margin...............................    69,652,941     98,192,423     94,392,514
Operating expenses:
  Sales and marketing......................    34,423,150     43,844,557     38,334,312
  Research and development.................    20,174,918     21,847,230     15,917,125
  General and administrative...............    19,357,867     23,657,586     17,011,504
  Acquired in-process research and
     development...........................                                  16,064,933
  Impairment loss..........................    26,146,300
  Restructuring............................     1,381,642        607,398      1,020,000
                                             ------------   ------------   ------------
       Total operating expenses............   101,483,877     89,956,771     88,347,874
                                             ------------   ------------   ------------
Operating (loss) income....................   (31,830,936)     8,235,652      6,044,640
Other income (expense), net................     2,667,816       (256,320)     1,818,286
AetherWorks Corporation gain...............                                   1,350,000
AetherWorks Corporation note recovery......     8,000,000
                                             ------------   ------------   ------------
(Loss) income before income taxes..........   (21,163,120)     7,979,332      9,212,926
Income tax (benefit) provision.............    (4,338,440)     4,787,599      9,284,020
                                             ------------   ------------   ------------
Net (loss) income..........................  $(16,824,680)  $  3,191,733   $    (71,094)
                                             ============   ============   ============
Net (loss) income per common share,
  basic....................................  $      (1.12)  $       0.22   $      (0.01)
                                             ============   ============   ============
Net (loss) income per common share,
  assuming dilution........................  $      (1.12)  $       0.22   $      (0.01)
                                             ============   ============   ============
Weighted average common shares, basic......    15,061,774     14,696,057     13,729,765
                                             ============   ============   ============
Weighted average common shares, assuming
  dilution.................................    15,061,774     14,831,242     13,729,765
                                             ============   ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                          CONSOLIDATED BALANCE SHEETS

                                                                   AT SEPTEMBER 30,
                                                              ---------------------------
                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 38,785,936   $ 20,963,607
  Marketable securities.....................................    20,150,132     13,714,422
  Accounts receivable, net..................................    18,175,226     33,955,669
  Inventories, net..........................................    19,700,010     22,446,667
  Other.....................................................     3,655,511      5,394,346
                                                              ------------   ------------
          Total current assets..............................   100,466,815     96,474,711
Property, equipment and improvements, net...................    24,408,384     30,242,877
Intangible assets, net......................................    16,397,744     47,804,611
Other.......................................................     1,649,252      1,807,829
                                                              ------------   ------------
          Total assets......................................  $142,922,195   $176,330,028
                                                              ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit agreements................  $  3,147,900   $  4,759,095
  Current portion of long-term debt.........................       330,305        330,028
  Accounts payable..........................................     6,275,995     10,779,998
  Income taxes payable......................................     1,328,481      5,274,181
  Accrued expenses:
     Advertising............................................     1,143,565      2,461,437
     Compensation...........................................     1,862,517      6,078,230
     Other..................................................     6,760,841      6,357,348
  Restructuring reserves....................................     1,531,992        488,298
                                                              ------------   ------------
          Total current liabilities.........................    22,381,596     36,528,615
                                                              ------------   ------------
Long-term debt..............................................     7,081,396      9,205,918
Net deferred income taxes...................................            --      3,431,133
                                                              ------------   ------------
          Total liabilities.................................    29,462,992     49,165,666
                                                              ------------   ------------
Commitments and contingencies Stockholders' equity:
     Preferred stock, $.01 par value: 2,000,000 shares
       authorized; none outstanding Common stock, $.01 par
       value; 60,000,000 shares authorized; 16,322,949 and
       16,192,997 shares issued.............................       163,229        161,930
     Additional paid-in capital.............................    71,851,928     71,460,612
     Retained earnings......................................    61,409,861     78,234,541
     Accumulated other comprehensive income (loss)..........       166,750     (1,027,533)
                                                              ------------   ------------
                                                               133,591,768    148,829,550
Unearned stock compensation.................................       (89,618)      (339,686)
Treasury stock, at cost, 1,196,463 and 1,271,612 shares.....   (20,042,947)   (21,325,502)
                                                              ------------   ------------
          Total stockholders' equity........................   113,459,203    127,164,362
                                                              ------------   ------------
          Total liabilities and stockholders' equity........  $142,922,195   $176,330,028
                                                              ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                          ------------------------------------------
                                                              2000           1999           1998
                                                          ------------   ------------   ------------
Operating activities:
  Net (loss) income.....................................  $(16,824,680)  $  3,191,733   $    (71,094)
  Adjustments to reconcile net (loss) income to cash
    provided by operating activities:
    Impairment loss.....................................    26,146,300
    Acquired in-process research and development........                                  16,064,933
    Restructuring.......................................     1,381,642       (672,167)     1,020,000
    Depreciation of property and equipment..............     4,296,143      5,988,640      5,174,725
    Amortization of intangibles.........................     8,463,573     12,807,568      3,665,879
    AetherWorks Corporation gain........................                                  (1,350,000)
    Loss on sale of fixed assets........................        85,809        243,524        159,498
    Provision for losses on accounts receivable.........     1,150,068        179,366        708,992
    Provision for inventory obsolescence................     1,632,685      6,218,261      3,414,270
    Deferred income taxes...............................    (5,234,720)    (2,119,056)    (1,251,611)
    Stock compensation..................................       164,909        582,981        895,401
    Changes in operating assets and liabilities:
       Accounts receivable..............................    12,792,380     12,359,264    (17,687,833)
       Inventories......................................       898,344     (1,618,415)      (569,839)
       Income taxes payable.............................    (3,943,276)     1,761,296        883,900
       Other assets.....................................     3,546,641      2,228,897     (3,227,695)
       Accounts payable.................................    (2,829,261)    (3,822,046)       279,236
       Accrued expenses.................................    (4,362,890)    (4,025,827)     2,280,156
                                                          ------------   ------------   ------------
           Total adjustments............................    44,188,347     30,112,286     10,460,012
                                                          ------------   ------------   ------------
           Net cash provided by operating activities....    27,363,667     33,304,019     10,388,918
                                                          ------------   ------------   ------------
Investing activities:
  Purchase of property and equipment and certain other
    intangible assets...................................    (2,544,171)    (4,759,893)    (5,816,163)
  Proceeds from sale of fixed assets....................                      843,995
  Proceeds from sale of held-to-maturity marketable
    securities..........................................    76,531,426      7,000,000
  Purchase of held-to-maturity marketable securities....   (82,967,136)   (20,633,113)
  Business acquisitions, net of cash acquired...........                                 (27,356,560)
  Investment in AetherWorks Corporation.................                                  (2,000,000)
                                                          ------------   ------------   ------------
           Net cash used in investing activities........    (8,979,881)   (17,549,011)   (35,172,723)
                                                          ------------   ------------   ------------
Financing activities:
  Payments on long-term debt............................      (859,264)    (1,072,747)       (73,000)
  Payments on line of credit............................      (508,317)    (4,843,096)
  Proceeds from the issuance of long-term debt..........                                   2,064,865
  Purchase of treasury stock............................                     (815,000)      (153,750)
  Stock option transactions.............................       937,723      2,381,422      2,310,572
  Employee stock purchase plan transactions.............       580,855        586,324        471,629
                                                          ------------   ------------   ------------
           Net cash provided by (used in) financing
              activities................................       150,997     (3,763,097)     4,620,316
                                                          ------------   ------------   ------------
Effect of exchange rates changes on cash and cash
  equivalents...........................................      (712,454)    (1,383,672)      (810,809)
Net increase (decrease) in cash and cash equivalents....    17,822,329     10,608,239    (20,974,298)
Cash and cash equivalents, beginning of period..........    20,963,607     10,355,368     31,329,666
                                                          ============   ============   ============
Cash and cash equivalents, end of period................  $ 38,785,936   $ 20,963,607   $ 10,355,368
                                                          ============   ============   ============
Supplemental Cash Flows Information:
Interest paid...........................................  $    699,228   $    937,306   $    224,730
Income taxes paid.......................................  $  4,358,892   $  3,742,898   $  7,463,578

   The accompanying notes are an integral part of the consolidated financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998

                                        COMMON STOCK             TREASURY STOCK                              TOTAL
                                   ----------------------   ------------------------     ADDITIONAL      STOCKHOLDERS'
                                     SHARES     PAR VALUE    SHARES        VALUE       PAID-IN-CAPITAL      EQUITY
                                   ----------   ---------   ---------   ------------   ---------------   -------------
BALANCES, SEPTEMBER 30, 1997.....  14,727,256   $147,273    1,269,492   $(22,405,588)    $44,403,102     $ 95,471,031
Issuance of stock for
  acquisitions...................     775,837      7,758                                  21,829,797       21,837,555
Purchase of treasury stock, at
  cost...........................                              15,000       (153,750)                        (153,750)
Employee stock purchase
  issuances......................                             (37,398)       664,526        (192,897)         471,629
Issuance of stock options at
  below market prices............                                                            977,697          895,401
Stock compensation...............
Issuance of stock upon exercise
  of stock options, net of
  withholding....................     287,882      2,879                                   2,307,742        2,310,621
Tax benefit realized upon
  exercise of stock options......                                                          1,305,001        1,305,001
Forfeiture of stock options......                                                           (169,319)        (815,809)
Foreign currency translation
  adjustment.....................
Net loss.........................                                                                             (71,095)
                                   ----------   --------    ---------   ------------     -----------     ------------
BALANCES, SEPTEMBER 30, 1998.....  15,790,975    157,910    1,247,094    (21,894,812)     70,461,123      121,250,585
Purchase of treasury stock, at
  cost...........................                             105,000       (815,000)                        (153,750)
Employee stock purchase
  issuances......................                             (80,482)     1,384,310        (797,986)         471,629
Stock compensation...............
Issuance of stock upon exercise
  of stock options, net of
  withholding....................     402,022      4,020                                   2,377,402        2,310,621
Tax benefit realized upon
  exercise of stock options......                                                            198,041        1,305,001
Forfeiture of stock options......                                                           (777,968)
Foreign currency translation
  adjustment.....................                                                                             815,809)
Net income.......................                                                                             (71,096)
                                   ----------   --------    ---------   ------------     -----------     ------------
BALANCES, SEPTEMBER 30, 1999.....  16,192,997    161,930    1,271,612    (21,325,502)     71,460,612
Employee stock purchase
  issuances......................                             (75,149)     1,282,555        (701,700)         580,855
Stock compensation...............
Issuance of stock upon exercise
  of stock options, net of
  withholding....................     129,952      1,299                                     936,424          937,723
Tax benefit realized upon
  exercise of stock options......                                                            241,751          241,751
Forfeiture of stock options......                                                            (85,159)
Foreign currency translation
  adjustment.....................                                                                           1,194,285
Net loss.........................                                                                         (17,008,589)
                                   ----------   --------    ---------   ------------     -----------     ------------
BALANCES, SEPTEMBER 30, 2000.....  16,322,949   $163,229    1,196,463   $(20,042,947)    $71,851,928     $113,275,248
                                   ==========   ========    =========   ============     ===========     ============

   The accompanying notes are an integral part of the consolidated financial statements.

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                        COMPREHENSIVE INCOME (CONTINUED)
             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998

                                                                   ACCUMULATED
                                                     UNEARNED         OTHER           TOTAL
                                      RETAINED        STOCK       COMPREHENSIVE   STOCKHOLDERS'   COMPREHENSIVE
                                      EARNINGS     COMPENSATION   INCOME (LOSS)      EQUITY       (LOSS) INCOME
                                    ------------   ------------   -------------   -------------   -------------
BALANCES, SEPTEMBER 30, 1997......  $ 75,113,902   $(1,787,658)                   $ 95,471,031
Issuance of stock for
  acquisitions....................                                                  21,837,555
Purchase of treasury stock, at
  cost............................                                                    (153,750)
Employee stock purchase
  issuances.......................                                                     471,629
Issuance of stock options at below
  market prices...................                    (977,697)
Stock compensation................                     895,401                         895,401
Issuance of stock upon exercise of
  stock options, net of
  withholding.....................                                                   2,310,621
Tax benefit realized upon exercise
  of stock options................                                                   1,305,001
Forfeiture of stock options.......                     169,319
Foreign currency translation
  adjustment......................                                 $  (815,809)       (815,809)       (815,809)
Net loss..........................       (71,094)                                      (71,094)        (71,094)
                                    ------------   -----------     -----------    ------------    ------------
BALANCES, SEPTEMBER 30, 1998......    75,042,808    (1,700,635)       (815,809)    121,250,585    $   (886,903)
                                                                                                  ============
Purchase of treasury stock, at
  cost............................                                                    (815,000)
Employee stock purchase
  issuances.......................                                                     586,324
Stock compensation................                     582,981                         582,981
Issuance of stock upon exercise of
  stock options, net of
  withholding.....................                                                   2,381,422
Tax benefit realized upon exercise
  of stock options................                                                     198,041
Forfeiture of stock options.......                     777,968
Foreign currency translation
  adjustment......................                                    (211,724)       (211,724)       (211,724)
Net income........................     3,191,733                                     3,191,733       3,191,733
                                    ------------   -----------     -----------    ------------    ------------
BALANCES, SEPTEMBER 30, 1999......    78,234,541      (339,686)     (1,027,533)    127,164,362    $  2,980,009
                                                                                                  ============
Employee stock purchase
  issuances.......................                                                     580,855
Stock compensation................                     164,909                         164,909
Issuance of stock upon exercise of
  stock options, net of
  withholding.....................                                                     937,723
Tax benefit realized upon exercise
  of stock options................                                                     241,751
Forfeiture of stock options.......                      85,159
Foreign currency translation
  adjustment......................                                   1,194,283       1,194,283       1,194,283
Net loss..........................   (16,824,680)                                  (16,824,680)    (16,824,680)
                                    ------------   -----------     -----------    ------------    ------------
BALANCES, SEPTEMBER 30, 2000......  $ 61,409,861   $   (89,618)    $   166,750    $113,459,203    $(15,630,397)
                                    ============   ===========     ===========    ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS DESCRIPTION

     Digi International is a worldwide provider of data communications products delivering seamless connectivity solutions for peripheral server-based remote access and LAN markets. Digi's communications products support a broad range of server platforms and network operating systems that enable people to access information.

     Digi's products are marketed through a global network of distributors, system integrators, original equipment manufacturers (OEMs), and value-added resellers (VARs).

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  CASH EQUIVALENTS AND MARKETABLE SECURITIES

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Those having original maturities in excess of three months are classified as marketable securities. Marketable securities consist of high-grade commercial paper and have maturities of less than one year. Marketable securities classified as held to maturity are carried at amortized cost. Gross unrealized holding gains and losses were $0 and $70,833, respectively, as of September 30, 2000, and were $10,561 and $5,383, respectively, as of September 30, 1999.

  RESTRICTIONS ON MARKETABLE SECURITIES

     The Company is required to maintain $5,000,000 deposited in a financial institution as a collateral pledge related to certain short-term borrowings at September 30, 2000. The collateral pledge is for a period of six months ending March 31, 2001.

  REVENUE RECOGNITION

     The Company recognizes revenue at the date that products are shipped to distributors or original equipment manufacturers. Sales to authorized domestic distributors and original equipment manufacturers are made with certain rights of return. Estimated reserves for future returns are established by the Company based on historical experience and current business factors and are charged against revenues in the same period as the corresponding sales are recorded. Estimated warranty costs are accrued based on historical experience and current business factors, and are recorded in the same period as the corresponding sales.

     The Company offers rebates to authorized domestic and international distributors and authorized resellers. The rebates are incurred based on the level of sales to the respective distributors and resellers, and are charged to operations in the same period as the corresponding sales.

  INVENTORIES

     Inventories are stated at the lower of cost or fair market value, with cost determined on the first-in, first-out method. Fair market value for raw materials is based on replacement cost and for other inventory classifications based on net realizable value. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

  PROPERTY, EQUIPMENT AND IMPROVEMENTS

     Property, equipment and improvements are carried at cost. Depreciation is provided by charges to operations using the straight-line method based on estimated useful lives.

     Furniture and fixtures and other equipment are depreciated over a period of three to five years. Building improvements and buildings are depreciated over 10 and 39 years, respectively.

     Expenditures for maintenance and repairs are charged to operations as incurred, while major renewals and betterments are capitalized. The assets and related accumulated depreciation accounts are adjusted for asset retirements and disposals with the resulting gain or loss included in operations.

     The Company's cost of business process reengineering activities, whether done internally or by third parties, is expensed as incurred.

  INTANGIBLE ASSETS

     Purchased proven technology, license agreements, covenants not to compete and other intangible assets are recorded at cost. Goodwill represents the excess of cost over the fair value of identifiable assets acquired and is being amortized on a straight-line basis over estimated useful life periods ranging from five to 15 years. Purchased in-process research and development costs (IPR&D) are expensed upon consummation of the purchase. All other intangible assets are amortized on a straight-line basis over their estimated useful lives of one to seven years.

     The Company periodically, at least quarterly, analyzes intangible assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with generally accepted accounting principles.

  RESEARCH AND DEVELOPMENT

     Research and development costs are expensed when incurred. Software development costs are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility and proven marketability of the product are established. Costs otherwise capitalized after such point also are expensed because they are insignificant.

  INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Tax credits are accounted for under the flow-through method, which recognizes the benefit in the year in which the credit is utilized.

  (LOSS) INCOME PER COMMON SHARE

     Basic net (loss) income per share is calculated based on the weighted average of common shares outstanding during the period. Net (loss) income per share, assuming dilution, is computed by dividing net (loss) income by the weighted average number of common and common equivalent shares outstanding. The Company's only common equivalent shares are those that result from dilutive common stock options.

     The following table is a reconciliation of the numerators and denominators in the (loss) income per share calculations:

                                                   FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                                 -----------------------------------------
                                                 INCOME (LOSS)      SHARES       PER SHARE
                                                  (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                                 -------------   -------------   ---------
BASIC LOSS PER SHARE
  Income available to common stockholders......  $(16,824,680)    15,061,774      $(1.12)
EFFECT OF DILUTIVE SECURITIES
  Common equivalent shares.....................
                                                 ------------     ----------      ------
DILUTED LOSS PER SHARE
  Income available to common stockholders......  $(16,824,680)    15,061,774      $(1.12)

                                                    FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                                  -----------------------------------------
                                                  INCOME (LOSS)      SHARES       PER SHARE
                                                    NUMERATOR     (DENOMINATOR)    AMOUNT
                                                  -------------   -------------   ---------
BASIC INCOME PER SHARE
  Income available to common stockholders.......   $3,191,733      14,696,057      $ 0.22
EFFECT OF DILUTIVE SECURITIES
  Common equivalent shares......................                      135,185
                                                   ----------      ----------      ------
DILUTED INCOME PER SHARE
     Income available to common stockholders....   $3,191,733      14,831,242      $ 0.22
For the year ended September 30, 1998
BASIC LOSS PER SHARE
  Income available to common stockholders.......   $  (71,094)     13,729,765      $(0.01)
EFFECT OF DILUTIVE SECURITIES
  Common equivalent shares......................
                                                   ----------      ----------      ------
DILUTED LOSS PER SHARE
     Income available to common stockholders....   $  (71,094)     13,729,765      $(0.01)

     Common equivalent shares of 160,853 and 835,670 at September 30, 2000 and 1998, respectively, were not included in the computation of diluted earnings per share because their effect is antidilutive.

     Options to purchase 1,230,224, 811,753, and 451,725 shares at September 30, 2000, 1999, and 1998, respectively, were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of common shares.

     FOREIGN CURRENCY TRANSLATION

     Financial position and results of operations of the Company's international subsidiaries are measured using local currencies as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at each fiscal year-end. Statements of operations accounts are translated at the average rates of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation account in stockholders' equity.

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     COMPREHENSIVE INCOME

     For the Company, comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments. Foreign currency translation adjustments are charged or credited to the accumulated other comprehensive income (loss) account in stockholders' equity.

     SEGMENT REPORTING

     Operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally, makes operating decisions, and assesses performance. The Company operates in one reportable segment.

     RECENT ACCOUNTING DEVELOPMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). In July 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date of FASB 133 to the Company's fiscal year ending September 30, 2001.

     In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- An Amendment of FASB Statement No. 133" (FASB 138). FASB 138 addresses a limited number of FASB 133 implementation issues. The adoption of FASB 133, as amended by FASB 138, is not expected to have a significant impact on the Company's consolidated financial position or results of operations.

     In September 2000, the FASB issued Statement of Financial Accounting Standards No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- A replacement of FASB Statement No. 125" (FASB 140). FASB 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of FASB Statement 125's provisions without reconsideration. FASB 140 is effective for the Company's fiscal year ending September 30, 2001. The adoption of FASB 140 is not expected to have a significant impact on the Company's consolidated financial position or results of operations.

     In December 1999, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101) -- Revenue Recognition in Financial Statements. This SAB summarizes certain of the SEC's views regarding revenue recognition. The provisions of SAB 101, as amended by SAB 101A and SAB 101B, must be adopted by the fourth quarter of the Company's fiscal year ending September 30, 2001. However, any effects of the SAB must be reflected retroactively to October 1, 2000 (the first day of fiscal year 2001). The Company has considered the effect of the guidance outlined in SAB 101 and does not believe that it will impact the Company's revenue recognition practices or consolidated financial statements.

2.  ACQUISITIONS

     In July 1998, the Company acquired all of the outstanding common stock of ITK International, Inc. (ITK). The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed.

     In July 1998, the Company acquired all of the outstanding common stock of Central Data Corporation (CDC). The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed.

     The following unaudited pro forma condensed consolidated results of operations have been prepared as if the acquisitions of ITK and CDC had occurred as of the beginning of fiscal 1998:

                                                                   1998
                                                               ------------

Net sales.                                                     $220,271,670
Net loss....................................................   $(20,206,426)
Net loss per share..........................................   $      (1.36)

     The unaudited pro forma condensed consolidated results of operations are not necessarily indicative of results that would have occurred had the acquisitions been in effect for the year presented, nor are they necessarily indicative of results that will be obtained in the future.

3.  IMPAIRMENT LOSS

     In March 2000, the Company recorded a charge of $18,068,249 reflecting the write-down of the carrying value of all of the intangible assets associated with the NetBlazer technology and some of the goodwill acquired in the Company's July 1998 purchase of ITK. The write-down resulted from the Company's March 2000 decision to discontinue development of the NetBlazer technology when the key technical members of the NetBlazer technology team elected to leave the Company and the Company concluded that it would not be able to successfully develop a competitive product from the technology. Accordingly, the Company determined that future undiscounted cash flows from the acquired ITK assets would be substantially reduced and, therefore, the carrying value of the acquired ITK assets would be impaired.

     The Company utilized a discounted cash flows valuation method as described in Statement of Financial Accounting Standards Board No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (FASB 121), to measure the March 2000 adjustment to the carrying value of the acquired ITK intangible assets.

     In September 2000, the Company recorded a charge of $8,078,051 reflecting a write-down of the remaining carrying value of identifiable intangible assets and goodwill associated with the Integrated Services Digital Network (ISDN) technology and some of the other long-lived assets acquired in the Company's July 1998 purchase of ITK. The write-down resulted from the Company's September 2000 decision to discontinue all business activities in the ISDN market. The Company determined that it did not have the capability to invest at the levels necessary to achieve significant market share in the ISDN market and, therefore, has discontinued development activities associated with the ISDN product lines. Accordingly, the Company determined that future undiscounted cash flows from the remaining acquired ITK intangible assets would be reduced and, therefore, the carrying value of the remaining acquired ITK intangible assets would be impaired. As a result of discontinuing business activities in the ISDN market, as well as the decision to restructure the European operations to a sales and marketing organization, the Company determined that its Dortmund, Germany facility (the Dortmund Facility), including certain furniture and fixture items, would no longer be needed to support operations. During September 2000, the Company began efforts to sell the Dortmund Facility. As a result of placing the Dortmund Facility on the commercial real estate market, the Company determined that the Dortmund Facility's fair market value was less than its carrying value. An independent appraisal of the Dortmund Facility was completed. Based on the results of this appraisal, the Company wrote-down the carrying value of the Dortmund Facility to its estimated fair market value as of September 30, 2000. The Company expects that the Dortmund Facility will be sold by the end of the second quarter of fiscal year 2001. Certain furniture and fixtures amounts at the Dortmund Facility have been written down to estimated fair value, given the actions taken by the Company as described above. The estimated fair value of the Dortmund Facility, including the furniture and fixtures, is $5.3 million and is classified as part of property, equipment and improvements on the Company's balance sheet at September 30, 2000.

     The Company utilized a discounted cash flows valuation method as described in FASB 121 to measure the September 2000 adjustment to the carrying value of the remaining acquired ITK intangible assets. The Company utilized an independent appraisal to measure the September 2000 adjustment to the carrying value of the acquired ITK manufacturing facility. The September 2000 adjustment to carrying value of the acquired ITK furniture and fixtures was based on the Company's estimate of selling prices for the furniture and fixtures.

     The write-down of the carrying value of the long-lived assets, as described in the previous paragraphs, consists of the following:

                                IDENTIFIABLE        IDENTIFIABLE
                              INTANGIBLE ASSETS   INTANGIBLE ASSETS
                                AND GOODWILL        AND GOODWILL
                               ASSOCIATED WITH     ASSOCIATED WITH
           ASSET                THE NETBLAZER         THE ISDN        OTHER LONG LIVED        TOTAL
        DESCRIPTION              TECHNOLOGY          TECHNOLOGY            ASSETS        IMPAIRMENT LOSS
        -----------           -----------------   -----------------   ----------------   ---------------
Current technology..........     $10,491,837         $2,241,167                            $12,733,004
Assembled workforce.........         252,646            670,484                                923,130
Goodwill....................       7,323,766          2,852,737                             10,176,503
Building -- Dortmund
  facility..................                                             $1,955,366          1,955,366
Furniture and fixtures......                                                358,297            358,297
                                 -----------         ----------          ----------        -----------
Totals......................     $18,068,249         $5,764,388          $2,313,663        $26,146,300
                                 ===========         ==========          ==========        ===========

     The Company realized $5,327,981 of tax benefits as a result of the elimination of the deferred tax liabilities associated with the identifiable intangible assets of ITK's NetBlazer and ISDN technologies, which were written off as described above.

4.  RESTRUCTURING

     In September 2000, the Company's Board of Directors approved a restructuring plan related to its European operations headquartered in Dortmund, Germany, which provided for the transition of all product development, technical support and manufacturing functions to the Company's corporate headquarters located in Minnetonka, Minnesota. The plan also included the closure of the Company's office in Bagshot, England. The charge of $1,531,992 consisted of $1,252,531 for severance and termination costs related to the elimination of 73 positions in Dortmund, Germany and 2 positions in Bagshot, England; $134,227 related to the closure of the Bagshot office for lease cancellation; $100,684 of cancellation fees related to automobile leases, and maintenance contracts, and office equipment leases, and $44,550 for severance-related legal expenses. As of September 30, 2000, there had been no expenses paid relating to these restructuring accruals. Restructuring activities are expected to be completed by the end of the second quarter of fiscal 2001.

     In March 1999, the Company's Board of Directors approved a restructuring plan related to the reorganization of sales and marketing functions in Germany, England and the United States, by consolidating worldwide sales and marketing resources into strategic locations. The original related charge of $1,452,909 ($581,164 net of tax benefits) consisted of $151,038 of existing commitments for rent on facilities vacated by the Company in Hamburg, Nurnberg, and Frankfurt, Germany and $1,301,871 of termination payments associated with the elimination of 44 positions in Dortmund, Germany; Bagshot, England; Sunnyvale, California; and Minnetonka, Minnesota.

     As of December 31, 1999, the Company had paid $906,299 of termination costs relating to the elimination of 33 positions. Restructuring activities were completed as of December 1999. During the second quarter of fiscal 2000, the final severance and termination expenses were paid, and the Company adjusted the remaining restructuring accrual to zero. In fiscal 2000, severance and termination costs of $146,767 and rent commitment payments of $7,312 were charged to the restructuring accrual. Changes in estimate for severance and termination costs of $124,937 and rent commitments of $13,160 were recorded as a reduction of the restructuring accrual with a corresponding increase to operating income during the year ended September 30, 2000.

     In July 1998, the Company's Board of Directors approved a restructuring plan related to the consolidation of its offices in Germany and England. The restructuring plan relates to the closure of existing leased facilities rendered redundant by the acquisition of ITK. The original charge of $1,020,000 ($647,000 net of tax benefits), consisted of $61,483 of noncancellable rent commitments the Company expected to incur following closure of the Cologne, Germany facility; $100,110 of contractual payment obligations for office furniture and other equipment the Company expected to incur following the closure of the Cologne, Germany facility; $202,039 related to the write-off of leasehold improvements in connection with the closure of the Cologne, Germany facility; and $656,368 of termination payments associated with the elimination of six positions in Cologne, Germany and Bagshot, England.

     The Company closed the Cologne facility in December 1998. As of December 31, 1999, the Company had paid $301,044 of termination costs relating to the elimination of two positions. Restructuring activities were completed as of June 1999. In the third quarter of fiscal 2000, the Company adjusted the remaining restructuring accrual to zero, as all obligations had been satisfied. In fiscal year 2000, rent commitment payments of $12,636 and payments of $27,646 for write-off of leasehold improvements were charged to the restructuring accrual. Changes in estimate for rent commitments of $2,573 and write-off of leasehold improvements of $9,680 were recorded as a reduction of the restructuring accrual with a corresponding increase to operating income during the year ended September 30, 2000.

     In connection with the Company's acquisition of ITK, the Company formulated a plan of reorganization and, accordingly, recognized a $3,484,000 restructuring liability which the Company has included as a component of total liabilities assumed in the acquisition. Components of the original estimated liability included $1,844,000 of termination payments associated with 10 employees the Company expected to eliminate at the Chelmsford, Massachusetts ITK location and 20 employees the Company expected to eliminate at the Dortmund, Germany location and $1,640,000 of noncancellable rent obligations for facilities the Company expected to incur following closure of facilities in Chelmsford, Massachusetts and Bristol and Newbury, England.

     The Company vacated the Chelmsford, Bristol, and Newbury facilities in March 1999, October 1998 and May 1999, respectively. Restructuring activities were completed as of June 1999. During the second quarter of fiscal 2000, the final severance, termination and facility closure costs were paid. In fiscal 2000, severance and termination costs of $5,217 and facility closure costs of $1,928 were charged against the restructuring accrual. Changes in estimate relating to severance and termination costs of $17,652 and facilities closures of $33,469 were recorded as a reduction in the restructuring accrual with corresponding offsets to goodwill during the year ended September 30, 2000.

     In connection with the Company's acquisition of CDC, the Company formulated a plan of reorganization and, accordingly, recognized a $750,000 restructuring liability which the Company has included as a component of total liabilities assumed in the acquisition. Components of this estimated liability included $675,000 of termination payments, associated with 22 employees the Company expected to eliminate when it closed the Champaign, Illinois facility in January 1999 and $75,000 related to facility closure costs the Company expected to incur following closure and sale of the Champaign, Illinois facility. Restructuring activities were completed as of June 1999. During the second quarter of fiscal 2000, the Company paid the final severance costs of $7,128 associated with this restructuring and the accrual was adjusted to zero. Total payments against the restructuring accrual in fiscal year 2000 included severance and termination costs of $88,661. An additional expense of $3,340 was also recorded related to a change in estimate in the original restructuring accrual. Adjustments to the restructuring accrual were reflected as changes to the restructuring accrual with corresponding offsets to goodwill.

     The Company's restructuring activities are summarized as follows:

                                   BALANCE AT                               CHANGE IN     BALANCE AT
                                  SEPTEMBER 30,                             ESTIMATE     SEPTEMBER 30,
          DESCRIPTION                 1999        PROVISION    PAYMENTS    ADJUSTMENTS       2000
          -----------             -------------   ----------   ---------   -----------   -------------
September 2000 European
  Restructuring Plan:
  -- Severance and termination
     costs......................                  $1,252,531                              $1,252,531
  -- Office lease cancellation
     fees.......................                     134,227                                 134,227
  -- Other lease cancellation
     fees and contractual
     payments...................                     100,684                                 100,684
  -- Legal costs................                      44,550                                  44,550
                                    --------      ----------   ---------    ---------     ----------
       Subtotal.................                   1,531,992                               1,531,992
                                    --------      ----------   ---------    ---------     ----------
March 1999 Sales and Marketing
  Restructuring Plan:
  -- Severance and termination
     costs......................    $271,704                   $(146,767)   $(124,937)            --
  -- Rent commitments...........      20,472                      (7,312)     (13,160)            --
                                    --------      ----------   ---------    ---------     ----------
       Subtotal.................     292,176                    (154,079)    (138,097)            --
                                    --------      ----------   ---------    ---------     ----------
July 1998 European Restructuring
  Plan:
  -- Rent commitments...........      15,209                     (12,636)      (2,573)            --
  -- Write-offs of leasehold
     improvements...............      37,326                     (27,646)      (9,680)            --
                                    --------      ----------   ---------    ---------     ----------
       Subtotal.................      52,535                     (40,282)     (12,253)            --
                                    --------      ----------   ---------    ---------     ----------
July 1998 ITK Acquisition
  Restructuring Plan:
  -- Severance and termination
     costs......................      22,869                      (5,217)     (17,652)            --
  -- Facility closures..........      35,397                      (1,928)     (33,469)            --
                                    --------      ----------   ---------    ---------     ----------
       Subtotal.................      58,266                      (7,145)     (51,121)            --
                                    --------      ----------   ---------    ---------     ----------
July 1998 CDC Acquisition
  Restructuring Plan:
  -- Severance and termination
     costs......................      85,321                     (88,661)       3,340             --
                                    --------      ----------   ---------    ---------     ----------
       Subtotal.................      85,321                     (88,661)       3,340             --
                                    --------      ----------   ---------    ---------     ----------
          Totals................    $488,298      $1,531,992   $(290,167)   $(198,131)    $1,531,992
                                    --------      ----------   ---------    ---------     ----------

5.  SEGMENT INFORMATION AND MAJOR CUSTOMERS

     The Company operates in one reportable segment. The operations of the Company are primarily conducted in the Unites States, the Company's country of domicile. Geographic data, determined by reference to the location of the Company's operations for the years ended September 30, are as follows:

     Revenue by geographic area:

                                                      YEAR ENDED SEPTEMBER 30,
                                             ------------------------------------------
                                                 2000           1999           1998
                                             ------------   ------------   ------------
United States..............................  $111,740,818   $164,329,109   $171,385,998
Europe.....................................    18,458,398     26,948,248      9,573,107
Asia.......................................     1,187,683      1,249,157      1,205,606
Australia..................................     1,137,731        979,545        766,959
                                             ------------   ------------   ------------
                                             $132,524,630   $193,506,059   $182,931,670
                                             ============   ============   ============

     Net long-lived assets by geographic area:

                                                       YEAR ENDED SEPTEMBER 30,
                                                ---------------------------------------
                                                   2000          1999          1998
                                                -----------   -----------   -----------
United States.................................  $35,232,754   $40,921,789   $48,218,876
Foreign.......................................    5,573,374    37,125,699    49,374,482
                                                -----------   -----------   -----------
Total net long-lived assets...................  $40,806,128   $78,047,488   $97,593,358
                                                ===========   ===========   ===========

     The Company's foreign export sales, primarily to Europe, comprised 34.8%, 34.8%, and 25.5% of net sales for the years ended September 30, 2000, 1999 and 1998, respectively.

     During 2000, one customer accounted for 13.4% of net sales and 14.7% of the trade accounts receivable as of September 30, 2000, while another accounted for 10.0% of net sales and 25.4% of the trade accounts receivable as of September 30, 2000.

     During 1999, one customer accounted for 15.4% of net sales and 8.7% of the trade accounts receivable as of September 30, 1999, while another accounted for 13.4% of net sales and 22.5% of the trade accounts receivable as of September 30, 1999.

     During 1998, one customer accounted for 15.5% of net sales and 26.0% of the trade accounts receivable as of September 30, 1998, while another accounted for 13.7% of net sales and 10.0% of the trade accounts receivable as of September 30, 1998.

6.  INVESTMENT IN AETHERWORKS CORPORATION

     In May 1998, the Company exchanged its previously purchased $13,796,525 of convertible notes from AetherWorks Corporation, a development stage company engaged in the development of wireless and dial-up remote access technology, for a non-interest bearing $8,000,000 non-convertible note. As a part of the exchange, the Company relinquished its rights to any future technology or claims on any of AetherWorks' intellectual properties. In exchange, the Company was released from all of its guarantees of certain lease obligations of AetherWorks. As a result, the Company reversed its $1,350,000 accrual established in the fourth quarter of 1997, for the estimated cost related to its guarantee of such lease obligations and included such amount in AetherWorks Corporation gain for the year ended September 30, 1998.

     Due to the significant uncertainty as to its collectibility, the $8,000,000 note was recorded by the Company as having no carrying value.

     In March 2000, the Company received a payment of $8,000,000 from AetherWorks, representing payment on the aforementioned non-convertible note. The note was paid as a result of AetherWorks Corporation being acquired by Nx Networks, Inc. As a result of this payment, the Company recorded $8,000,000 of other income during the year ended September 30, 2000.

     The Company leased to AetherWorks $1,325,000 of computer equipment under a three-year direct financing lease, expiring in August 2000. The lease contained an option for AetherWorks to acquire the equipment for $132,598 upon termination of the lease, and with 30 days' prior written notice. AetherWorks did not exercise its option to acquire the equipment, and the equipment was returned to the Company in September 2000.

7.  SELECTED BALANCE SHEET DATA

                                                                2000          1999
                                                             -----------   -----------
Accounts receivable, net:
  Trade accounts receivable................................  $24,361,734   $40,716,380
  Less reserve for product returns and doubtful accounts...    6,186,508     6,760,711
                                                             -----------   -----------
                                                             $18,175,226   $33,955,669
                                                             ===========   ===========
Inventories, net:
  Raw materials............................................  $16,569,851   $17,487,552
  Work in process..........................................    1,092,654     2,162,626
  Finished goods...........................................    6,111,130     7,335,755
                                                             -----------   -----------
                                                              23,773,635    26,985,933
Less reserve for obsolescence..............................    4,073,625     4,539,266
                                                             -----------   -----------
                                                             $19,700,010   $22,446,667
                                                             ===========   ===========
Property, equipment and improvements, net:
  Land.....................................................  $ 2,202,241   $ 2,533,666
  Buildings................................................   17,641,451    19,338,618
  Improvements.............................................    1,254,023       580,286
  Equipment................................................   22,218,933    22,991,088
  Purchased software.......................................    9,504,099     8,872,121
  Furniture and fixtures...................................    1,505,238     1,462,338
                                                             -----------   -----------
                                                              54,325,985    55,778,117
Less accumulated depreciation..............................   29,917,601    25,535,240
                                                             -----------   -----------
                                                             $24,408,384   $30,242,877
                                                             ===========   ===========
Intangible assets, net:
  Purchased technology.....................................  $ 9,400,000   $30,010,858
  License agreements.......................................    2,915,600     2,559,067
  Assembled workforce......................................      400,000     1,800,000
  Other....................................................      698,369     1,228,225
  Goodwill.................................................   16,216,257    29,826,194
                                                             -----------   -----------
                                                              29,630,226    65,424,344
Less accumulated amortization..............................   13,232,482    17,619,733
                                                             -----------   -----------
                                                             $16,397,744   $47,804,611
                                                             ===========   ===========

8.  BORROWINGS UNDER LINE OF CREDIT AGREEMENTS

     The Company maintains lines of credit with various financial institutions which provide for borrowings of up to $14,497,000, depending upon levels of eligible accounts receivable and inventories. As of September 30, 2000 and 1999, $3,147,900 and $4,759,095 was borrowed under these line of credit agreements. These lines of credit agreements provide for interest rates ranging from 5.75% to 15.75% as of September 30, 2000 and 1999. In addition, the Company maintains $5,000,000 deposited in a financial institution as a collateral pledge related to certain short-term debt balances outstanding at September 30,

2000. This collateral is included in marketable securities at September 30, 2000. The collateral pledge is for a period of six months ending March 31, 2001.

9.  LONG-TERM DEBT

     Long-term debt consists of the following at September 30,

                                                                 2000         1999
                                                              ----------   ----------
5.5% fixed rate long-term collateralized note...............  $1,353,068   $1,688,260
5.2% fixed rate long-term collateralized note...............     944,370    1,143,660
6.3% fixed rate long-term collateralized note...............   3,194,044    4,356,800
6.0% fixed rate long-term uncollateralized notes............   1,618,920    1,960,560
5.0% to 10.6% subsidized long-term notes....................     301,299      386,666
                                                              ----------   ----------
                                                               7,411,701    9,535,946
Less current portion........................................     330,305      330,028
                                                              ----------   ----------
                                                              $7,081,396   $9,205,918
                                                              ==========   ==========

Debt Maturity Schedule
Maturities as of September 30,

FISCAL
YEAR                                                             AMOUNT
------                                                         ----------
2001........................................................   $  330,305
2002........................................................    1,518,187
2003........................................................      827,448
2004........................................................      348,967
2005........................................................      410,126
Thereafter..................................................    3,976,668
                                                               ----------
Total.......................................................   $7,411,701
                                                               ==========

     The 5.5% fixed rate long-term note is due on September 30, 2017, and is payable in semi-annual installments beginning September 2000. The 5.2% fixed rate long-term note is due on December 30, 2017, and is payable in semi-annual installments beginning June 2001. The 6.3% fixed rate long-term note is due on September 30, 2016, and is payable in semi-annual installments beginning March 2000. Interest on the notes is payable on a quarterly basis. These notes are collateralized by land, buildings and equipment with a carrying value of $5,074,872 of September 30, 2000. The 6.0% fixed rate long-term uncollateralized notes are due on November 5, 2001 ($1,169,220) and on September 15, 2003 ($449,700). Interest is payable annually on the 2001 note, and payable on a quarterly basis for the 2003 notes.

     The subsidized long-term notes bear interest rates ranging from 5% to 10.6% and are due at various dates through 2006. All borrowings under these notes are uncollateralized.

     The Company expects to pay all long-term debt associated with the facility in Dortmund, Germany upon the sale of the facility (see Note 3), which is expected to take place by the end of the second quarter of fiscal 2001. Total long-term debt related to the facility in Dortmund, Germany is $7,411,701 at September 30, 2000.

10.  INCOME TAXES

     The components of the (benefit) provision for income taxes for the years ended September 30, 2000, 1999, and 1998 are as follows:

                                                   2000          1999          1998
                                                -----------   -----------   -----------
Currently payable:
Federal.......................................  $   667,992   $ 6,201,277   $ 9,768,927
State.........................................      228,288       705,378       766,704
Deferred......................................   (5,234,720)   (2,119,056)   (1,251,611)
                                                -----------   -----------   -----------
                                                $(4,338,440)  $ 4,787,599   $ 9,284,020
                                                ===========   ===========   ===========

     The net deferred tax asset at September 30, 2000 and 1999 consists of the following:

                                                                2000          1999
                                                             -----------   -----------
Valuation reserves.........................................  $ 2,016,254   $ 3,059,266
Inventories................................................      168,128       228,442
Compensation costs.........................................      589,685       600,991
Net operating loss carryforwards...........................    2,582,194     5,772,000
Intangible assets..........................................   (2,113,800)   (9,203,133)
                                                             -----------   -----------
Net deferred tax asset.....................................  $ 3,242,461   $   457,566
                                                             ===========   ===========

     The net deferred tax asset consists of the following at September 30:

                                                                 2000         1999
                                                              ----------   -----------
Current deferred tax asset..................................  $2,774,067   $ 3,888,699
Net non-current deferred tax asset..........................     468,394
Net non-current deferred tax liability......................                (3,431,133)
                                                              ----------   -----------
                                                              $3,242,461   $   457,566
                                                              ==========   ===========

     As of September 30, 2000 and 1999, the Company's consolidated financial statements include $2,113,801 and $9,203,133, respectively, of deferred tax liabilities related to the identifiable intangible assets that were acquired as part of the ITK and CDC acquisitions.

     Deferred tax liabilities of $5,327,981 were eliminated as a result of the write-off of the identifiable intangible assets of ITK during fiscal year 2000. (See Note 3.)

     As of September 30, 2000 and 1999, the Company had federal net operating loss carryforwards of approximately $7.6 million and $14.8 million, respectively, which expire at various dates through 2011.

     The reconciliation of the statutory federal income tax rate with the Company's effective income tax rate for the years ended September 30, 2000, 1999, and 1998 is as follows:

                                                              2000     1999    1998
                                                              -----    ----    -----
Statutory income tax rate...................................  (34.0)%  35.0%    35.0%
Increase (reduction) resulting from:
  State taxes, net of federal benefits......................   (0.7)    5.7      5.4
  Utilization of low income housing credits.................   (1.9)   (5.0)    (3.9)
  AetherWorks Corporation recovery..........................  (12.9)
  Acquired in-process research and development..............                    61.0
  Impairment loss, net of deferred taxes....................   13.1
  Non-deductible intangible amortization....................    3.8    15.3      2.7
  Foreign operations........................................    6.8     2.9      5.4
  Other.....................................................    5.3     6.1     (4.8)
                                                              -----    ----    -----
                                                              (20.5)%  60.0%   100.8%
                                                              =====    ====    =====

11.  STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Company's stock option plan (the Stock Option Plan) provides for the issuance of nonstatutory stock options and incentive stock options (ISOs) to key employees and nonemployee board members holding less than 5% of the outstanding shares of the Company's common stock. The Company's Non-Officer Stock Option Plan (the Non-Officer Plan and, together with the Stock Option Plan, the Plans), provides for the issuance of nonstatutory stock options to key employees who are not officers or directors of the Company. Options granted under the plans will expire if unexercised after ten years from the date of grant.

     The option price for ISOs and non-employee directors options granted under the Stock Option Plan is set at the fair market value of the Company's common stock on the date of grant. The option price for nonstatutory options granted under the Plans is set by the Compensation Committee of the Board of Directors. The authority to grant options under the Plans and set other terms and conditions rests with the Compensation Committee. The Stock Option Plan terminates in 2006. The Non-Officer Plan does not have a designated termination date.

     During the years ended September 30, 2000, 1999, and 1998, 129,952, 402,022, and 287,882 shares of the Company's common stock, respectively, were issued upon the exercise of options for 129,952, 402,022, and 289,353 shares, respectively. The difference between shares issued and options exercised results from the provision in the Plans allowing employees to elect to pay their withholding obligation through share reduction. No employees elected to pay tax withholding obligations through share reduction during fiscal 2000 or 1999. Withholding taxes paid by the Company as a result of the share withholding provision amounted to $28,871 during the year ended September 30, 1998.

     During the year ended September 30, 1998 the Board of Directors authorized the issuance of incentive stock options for the purchase of 486,631 shares. In addition, during the year ended September 30, 1998 the Board of Directors authorized the issuance of nonstatutory stock options for the purchase of 543,461 shares, at prices below the market value of the stock on the grant dates.

     The difference between the option price and market value at the date of grant for the above option arrangements has been recorded as additional paid-in capital with an offsetting debit within stockholders' equity to unearned stock compensation. The compensation expense related to these option grants is amortized to operations over the contractual vesting period in which employees perform services and amounted to $164,909 in 2000, $582,981 in 1999, and $895,401 in 1998.

     Stock options and common shares reserved for grant under the Plans are as follows:

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                     AVAILABLE FOR     OPTIONS     PRICE PER
                                                         GRANT       OUTSTANDING     SHARE
                                                     -------------   -----------   ---------
BALANCES, SEPTEMBER 30, 1997.......................    1,224,449      1,916,108     $10.01
Additional shares approved for grant...............      750,000
Granted............................................   (1,254,525)     1,254,525      15.96
Exercised..........................................                    (289,353)      8.56
Cancelled..........................................      150,013       (150,013)     12.79
                                                      ----------     ----------
BALANCES, SEPTEMBER 30, 1998.......................      869,937      2,731,267     $12.75
Granted............................................   (1,019,100)     1,019,100       9.32
Exercised..........................................                    (402,022)      5.95
Cancelled..........................................    1,244,635     (1,244,635)     14.26
                                                      ----------     ----------
BALANCES, SEPTEMBER 30, 1999.......................    1,095,472      2,103,710     $11.50
Additional shares approved for grant...............      500,000
Granted............................................   (1,158,450)     1,158,450       9.42
Exercised..........................................                    (129,952)      7.44
Cancelled..........................................      525,995       (529,498)     10.16
                                                      ----------     ----------
BALANCES, SEPTEMBER 30, 2000.......................      963,017      2,602,710     $11.05
                                                      ==========     ==========

     Commencing April 1996, the Company has sponsored an Employee Stock Purchase Plan (the Purchase Plan) which covers all domestic employees with at least 90 days of service. The Purchase Plan allows eligible participants the right to purchase common stock on a quarterly basis at the lower of 85% of the market price at the beginning or end of each three-month offering period. Employee contributions to the plan were $580,855 in 2000, $586,324 in 1999, and $658,118 in 1998. Pursuant to the Purchase Plan, 75,149, 80,482, and 37,398 shares were issued to employees during the fiscal years ended 2000, 1999 and 1998, respectively. As of September 30, 2000, 228,734 shares are available for future issuances under the Purchase Plan.

12.  STOCK-BASED COMPENSATION

     In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation costs for stock options granted to employees are measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such compensation costs, if any, are amortized on a straight-line basis over the option vesting schedule.

     Had the Company used the fair-value-based method of accounting for its stock options granted in 2000, 1999 and 1998, and charged operations over the option vesting periods based on the fair value of options at the date of grant, net (loss) income and net (loss) income per common share would have been changed to the following pro forma amounts:

                                                    2000          1999         1998
                                                ------------   ----------   -----------
Net (loss) income:
As reported...................................  $(16,824,680)  $3,191,733   $   (71,094)
Pro forma.....................................  $(20,981,166)  $  281,852   $(3,244,655)
Net (loss) income per share -- basic:
As reported...................................  $      (1.12)  $     0.22   $     (0.01)
Pro forma.....................................  $      (1.39)  $     0.02   $     (0.24)
Net (loss) income per share -- assuming
  dilution:
As reported...................................  $      (1.12)  $     0.22   $     (0.01)
Pro forma.....................................  $      (1.39)  $     0.02   $     (0.24)

     The weighted average fair value of options granted in fiscal years 2000, 1999 and 1998 was $11.05 $11.50, and $12.29, respectively. The weighted average fair value was determined based upon the fair value of each option on the grant date, utilizing the Black-Scholes option-pricing model and the following assumptions:

ASSUMPTIONS:                                                 2000      1999      1998
------------                                                -------   -------   -------
Risk free interest rate...................................    5.88%     5.75%     5.49%
Expected option holding period............................  4 years   4 years   4 years
Expected volatility.......................................      50%       50%       60%
Expected dividend yield...................................        0         0         0

     At September 30, 2000, the weighted average exercise price and remaining life of the stock options are as follows:

RANGE OF EXERCISE PRICES   $2.36    $5.75-8.00   $8.875-13.125   $13.625-20.3438   $20.50-29.25     TOTAL
------------------------  -------   ----------   -------------   ---------------   ------------   ----------
Total options
  outstanding.........     13,135    1,322,351      707,050          263,445          296,729      2,602,710
Weighted average
  remaining contractual
  life (years)........       7.09         8.25         8.32             6.18             5.83           7.78
Weighted average
  exercise price......    $  2.36   $     7.31     $  11.61         $  14.77         $  23.48     $    11.05
Options exercisable...      8,722      463,755      195,122          166,096          232,884      1,066,579
Weighted average price
  of exercisable
  options.............    $  2.36   $     7.77     $  10.65         $  15.10         $  23.46     $    12.82

13.  SHARE RIGHTS PLAN

     The Company has adopted a share rights plan. Under the plan, the Company distributed as a dividend one right for each share of the Company's common stock outstanding on June 30, 1998. Each right entitles its holder to buy one one-hundredth of a share of a new series of junior participating preferred stock at an exercise price of $115, subject to adjustment. The rights are exercisable only if certain ownership considerations are met. The Company will be entitled to redeem the rights prior to the rights becoming exercisable.

14.  COMMITMENTS

     The Company has entered into various operating lease agreements, the last of which expires in fiscal 2013. Below is a schedule of future minimum commitments under noncancellable operating leases:

                           FISCAL
                            YEAR                                AMOUNT
                           ------                             ----------
2001........................................................  $1,072,294
2002........................................................     620,713
2003........................................................     156,834
2004........................................................      70,433
2005........................................................      59,760
Thereafter..................................................     488,038
                                                              ----------
Total.......................................................  $2,468,072
                                                              ==========

     Total rental expense for all operating leases for the years ended September 30, 2000, 1999 and 1998 was $1,966,579, $1,838,242, and $1,786,715,
respectively.

15.  EMPLOYEE BENEFIT PLAN

     The Company has a savings and profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code ("the Code"), whereby eligible employees may contribute up to 15% of their pre-tax earnings, not to exceed amounts allowed under the Code. In addition, the Company may make contributions to the plan at the discretion of the Board of Directors.

     The Company provided matching contributions of $508,000, $325,000, and $240,000 for the fiscal years ending September 30, 2000, 1999, and 1998, respectively.

16.  CONTINGENCIES

     During fiscal 1997, the Company and certain of its previous officers were named as defendants in a series of putative securities class action lawsuits in the United States District Court for the District of Minnesota on behalf of an alleged class of purchasers of its common stock during the period January 25, 1996 through December 23, 1996, inclusive, which were consolidated, through a Consolidated Amended Complaint filed in May 1997. Also in 1997, a similar but separate action was filed by the Louisiana State Employees Retirement System. The Consolidated Amended Complaint and the Louisiana Amended Complaint allege the Company and certain of its previous officers violated federal securities laws by, among other things, misrepresenting and/or omitting material information concerning the Company's operations and financial results. The Louisiana Amended Complaint also alleges misrepresentations in violation of state common law.

     In a decision issued on May 22, 1998, the District Court granted in part and denied in part the motions of the Company and its three former officers to dismiss the Consolidated Amended Complaint and the Louisiana Amended Complaint. The Court dismissed without leave to replead all claims asserted in both cases, except for certain federal securities law claims based upon alleged misrepresentations and/or omissions relating to the accounting treatment applied to the Company's AetherWorks investment. The Court also limited the claims asserted in the Louisiana Amended Complaint to the 11,000 shares of the Company's stock held subsequent to November 14, 1996.

     On August 17, 2000, the Court granted defendants' motions for summary judgement and dismissed with prejudice the Consolidated Amended Complaint and the Louisiana Amended Complaint. Although the 21 lead plaintiffs in the consolidated putative class actions had previously moved for class certification, the Court dismissed the actions before ruling on that motion.

     On September 1, 2000, the Louisiana State Employees Retirement System filed an appeal from the Court's August 17, 2000 decision. On September 14, 2000, the 21 lead plaintiffs in the consolidated putative class actions filed an appeal from both the Court's May 22, 1998 and August 17, 2000 decisions. The two appeals have been consolidated for briefing and argument, with briefing scheduled to be completed in January 2001, and oral argument to be held thereafter.

     The ultimate outcomes of these actions cannot be determined at this time, and no potential assessment of the probable or possible effects of such litigation if any, on the Company's financial position, liquidity or future operations can be made.

     In the normal course of business, the Company is subject to various claims and litigation. Management of the Company expects that these various litigation items will not have a material adverse effect on the results of operations or financial condition of the Company.

17.  SUBSEQUENT EVENT

     On October 2, 2000, the Company acquired Inside Out Networks (ION), a leading developer of data connections products based in Austin, Texas. The transaction is being accounted for using the purchase method of accounting. Accordingly, the purchase price will be allocated to the estimated fair value of assets acquired and liabilities assumed.

     Components of the purchase consideration consist of $6,410,000 in cash, a purchase price adjustment based on the values of liabilities and net worth contained on the closing balance sheet of ION as of September 30, 2000, and contingent consideration of up to $8,500,000 over the subsequent three year period, subject to ION achieving specific revenue and operating income targets during this period. in exchange for all of the outstanding common and preferred stock of ION, including all shares underlying outstanding options and warrants.

18.  FOURTH QUARTER FISCAL 1998 INFORMATION (UNAUDITED)

     During the third quarter of fiscal year 1998, management of the Company established $3,000,000 of inventory valuation reserves including $1,000,000 which related to an estimated overstatement of inventories resulting from certain system difficulties encountered in connection with the implementation of a new enterprise-wide computer system during the third quarter, and $2,000,000 which related to estimated adjustments to the value of certain remote access server products which the Company believed were approaching technological obsolescence, primarily due to the expected introduction of the Company's new remote access server products in the fourth quarter of fiscal year 1998.

     During the fourth quarter of 1998 the Company was advised by a third-party vendor that it would delay delivery of a new modem which was integral to the Company's planned introduction of its new remote access server products. When the Company became aware of this delay, management reassessed the estimated timing and effect of technological obsolescence on the value of its old remote access product inventories, which resulted in a $900,000 reduction in management's estimate of the required obsolescence provision in the fourth quarter.

     In addition, in connection with its normal year-end closing procedures, the Company conducted a physical inventory count of its inventories as of September 30, 1998. This physical inventory count indicated that any previous inventory record discrepancies that had resulted from the system implementation were no longer impacting the Company's reported inventory balances as of September 30, 1998. Accordingly, the Company determined, during the fourth quarter of 1998, that the system difficulties encountered in the third quarter had been corrected and, therefore eliminated the related $1,000,000 provision during the fourth quarter.

                              REPORT OF MANAGEMENT

To the Stockholders of Digi International Inc.

     The Company's management is responsible for the integrity, objectivity and consistency of the financial information presented in this Annual Report on Form 10-K and the Company's 2000 Annual Report to Shareholders. The consolidated financial statements contained herein were prepared in accordance with generally accepted accounting principles and were based on informed judgments and management's best estimates as required. Financial information elsewhere in this annual report is consistent with that contained in the consolidated financial statements.

     The Company maintains a system of internal controls designed to provide reasonable assurance that assets are safeguarded, transactions are properly executed in accordance with management's authorization, and accounting records may be relied upon for the preparation of financial statements and other financial information. The system is monitored by direct management review. Limitations exist in any system of internal control, based upon the recognition that the cost of the system should not exceed the benefits derived.

     The Company's consolidated financial statements have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Their audit was conducted in accordance with auditing standards generally accepted in the United States of America. As part of their audits of the Company's consolidated financial statements, these independent accountants considered the Company's internal controls to the extent they deemed necessary to determine the nature, timing and extent of their audit tests.

     The Audit Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for monitoring and overseeing the quality of the Company's accounting and reporting policies, internal controls and other matters deemed appropriate. The independent certified public accountants have free access to the Audit Committee without management present.

                                                /s/ JOSEPH T. DUNSMORE
                                          --------------------------------------
                                                    Joseph T. Dunsmore
                                                 Chairman, President and
                                                 Chief Executive Officer

                                               /s/ SUBRAMANIAN KRISHNAN
                                          --------------------------------------
                                                   Subramanian Krishnan
                                                  Senior Vice President,
                                          Chief Financial Officer and Treasurer

December 21, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Digi International Inc.

     In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)(1) on page 55 present fairly, in all material respects, the financial position of Digi International Inc. and its subsidiaries (the Company) at September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 14(a)(2) on page 55 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 8, 2000

                            QUARTERLY FINANCIAL DATA

                                                                     QUARTER ENDED
                                                                   ------------------
                                                     DECEMBER 31   MARCH 31   JUNE 30   SEPTEMBER 30
                                                     -----------   --------   -------   ------------
                                                          IN THOUSANDS EXCEPT PER SHARE AMOUNTS
                                                                       (UNAUDITED)
2000
  Net sales........................................    $40,140     $25,800    $32,354     $34,231
  Gross margin.....................................     22,175      12,273     17,175      18,030
  Impairment loss..................................                 18,068                  8,078
  Restructuring....................................                   (138)       (12)      1,532
  Net income (loss)................................      1,018     (13,282)     2,513      (7,074)
  Net income (loss) per share -- basic.............       0.07       (0.88)      0.17       (0.47)
  Net income (loss) per share -- assuming
     dilution......................................       0.07       (0.88)      0.17       (0.47)
1999
  Net sales........................................    $51,395     $42,631    $51,145     $48,335
  Gross margin.....................................     26,491      18,478     27,147      26,076
  Restructuring....................................                  1,453       (685)       (161)
  Net income (loss)................................        475      (2,251)     2,253       2,715
  Net income (loss) per share -- basic.............       0.03       (0.15)      0.15        0.18
  Net income (loss) per share -- assuming
     dilution......................................       0.03       (0.15)      0.15        0.18
1998
  Net sales........................................    $42,590     $45,059    $46,449     $48,833
  Gross margin.....................................     21,369      23,066     24,559(a)    25,399(a)
  Acquired in-process research and development.....                                        16,065
  Restructuring....................................                                         1,020
  AetherWorks Corporation gain.....................                             1,350
  Net income (loss)................................      3,842       4,665      6,411     (14,989)
  Net income (loss) per share -- basic.............       0.28        0.35       0.47       (1.05)
  Net income (loss) per share -- assuming
     dilution......................................       0.27        0.33       0.45       (1.05)

     The summation of quarterly net income per share may not equate to the year-end calculation as quarterly calculations are performed on a discrete basis.

     (a) see Note 18 to the Company's consolidated financial statements.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                    PART III

ITEM 10.  EXECUTIVE OFFICERS OF THE REGISTRANT

     As of the date of filing this Form 10-K, the following individuals were executive officers of the Registrant:

NAME                                        AGE                        POSITION
----                                        ---                        --------
Joseph T. Dunsmore........................  42    Chairman, President and Chief Executive Officer
Douglas J. Glader.........................  57    Executive Vice President and General Manager of
                                                  MiLAN Technology
Subramanian Krishnan......................  46    Senior Vice President, Chief Financial Officer and
                                                  Treasurer
Bruce Berger..............................  40    Vice President and Managing Director of European
                                                  Operations

     Mr. Dunsmore joined the Company on October 24, 1999, as President and Chief Executive Officer and as a member of the Board of Directors. Prior to joining Digi, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company, since July 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation since May 1983.

     Mr. Glader was named Executive Vice President and General Manager of MiLAN Technology on May 8, 2000, Executive Vice President and Chief Operating Officer on April 19, 1999, Senior Vice President, Manufacturing Operations on April 23, 1997 and Vice President of Operations in February 1995. Before that, he was Director of Manufacturing and Operations for MiLAN Technology Corporation, which the Company acquired in November 1993. He began his career with Memorex Corporation and also worked for Measurex Corporation, Altus Corporation and Direct Incorporated. He founded and was Vice President of Operations for Greyhawk Systems, Inc., a manufacturer of electronic imaging hardware and software.

     Mr. Krishnan was named Senior Vice President, Chief Financial Officer and Treasurer on February 1, 1999, prior to which he served as the Company's Controller since January 11, 1999. Prior to joining the Company, he served as a principal with LAWCO Financial, an investment banking firm in Minneapolis, MN from January 1997 to January 1999. Prior to LAWCO, he served for 13 years with the Valspar Corporation as the Director of Corporate Financial Planning and Reporting and Taxes and was primarily responsible for mergers, acquisitions and joint ventures.

     Mr. Berger was named Vice President and Managing Director of European Operations in May 2000. Prior to joining the Company he served as Vice President and General Manager, Business Development at TeCom Incorporated where he was responsible for development of TeCom's original business plan, development and implementation of the strategic plan and management of aspects of the business. Prior to TeCom his tenure included 11 years with AT&T Paradyne Corporation in a variety of product management positions, international sales and marketing and business development experience. At AT&T Paradyne, Mr. Berger was responsible for international sales channel development in Europe, Canada, Latin America, the Far East and Australia.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     (a) Consolidated Financial Statements and Schedules of the Company

        1. Consolidated Statements of Operations for the fiscal years ended September 30, 2000, 1999 and 1998

          Consolidated Balance Sheets as of September 30, 2000 and 1999

          Consolidated Statements of Cash Flows for the fiscal years ended September 30, 2000, 1999 and 1998

          Consolidated Statements of Stockholders' Equity for the fiscal years ended September 30, 2000, 1999 and 1998

          Notes to Consolidated Financial Statements

          Report of Independent Accountants

          2. Schedule of Valuation and Qualifying Accounts.

     (b) Reports on Form 8-K

        There were no reports on Form 8-K during the quarter ended September 30, 2000.

     (c) Exhibits

EXHIBIT
 NUMBER                            DESCRIPTION
--------                           -----------
 3(a)      Restated Certificate of Incorporation of the Company(1)
 3(b)      Amended and Restated By-Laws of the Company(2)
 4(a)      Form of Rights Agreement, dated as of June 10, 1998 between
           Digi International Inc. and Wells Fargo Bank Minnesota,
           National Association (formerly known as Norwest Bank
           Minnesota, National Association), as Rights Agent(3)
 4(b)      Amendment dated January 26, 1999, to Share Rights Agreement, dated as of June 10, 1998 between Digi International Inc.
           and Wells Fargo Bank Minnesota, National Association
           (formerly known as Norwest Bank Minnesota, National
           Association), as Rights Agent (4)
10(a)      Stock Option Plan of the Company(5)
10(b)      Form of indemnification agreement with directors and
           officers of the Company(6)
10(c)      Amended and Restated Employment Agreement between the
           Company and John P. Schinas(7)
10(d)      Employment Arrangement between the Company and Douglas
           Glader*(8)
10(d)(i)   Amendment to Employment Agreement between the Company and
           Douglas Glader, dated as of December 13, 2000*
10(e)      Agreement between the Company and Subramanian Krishnan dated
           March 26, 1999*(9)
10(e)(i)   Amendment to Agreement between the Company and Subramanian
           Krishnan dated November 20, 2000*
10(f)      Employment Agreement between the Company and Joseph T.
           Dunsmore dated October 24, 1999*(10)
10(g)      Agreement between the Company and Bruce Berger dated March
           29, 2000*
10(h)      Employee Stock Purchase Plan of the Company(11)
13         2000 Annual Report to Stockholders (only those portions
           specifically incorporated by reference herein shall be
           deemed filed with the Securities and Exchange Commission)
21         Subsidiaries of the Company
22         Valuation and Qualifying Accounts Schedule
23         Consent of Independent Accountants
24         Powers of Attorney
27         Financial Data Schedule

---------------

  * Management contract or compensatory plan or arrangement required to be filed as an exhibit to this Form 10-K.

 (1) Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended September 30, 1993 (File no. 0-17972).

 (2) Incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File no. 33-42384).

 (3) Incorporated by reference of Exhibit 1 to the Company's Registration Statement on Form 8-A dated June 24, 1998 (File no. 0-17972).

 (4) Incorporated by reference to Exhibit 1 to Amendment No. 1 to the Company's Registration Statement on Form 8-A dated February 5, 1999 (File no. 0-17972).

 (5) Incorporated by reference to the corresponding exhibit number to the Company's Form 10-K for the year ended September 30, 1998 (File no. 0-17972).

 (6) Incorporated by reference to Exhibit 10(b) to the Company's Registration Statement on Form S-1 (File no. 33-30725).

 (7) Incorporated by reference to Exhibit 10(c) to the Company's Form 10-K for the year ended September 30, 1994 (File no. 0-17972).

 (8) Incorporated by reference to Exhibit 10(q) to the Company's Form 10-K for the year ended September 30, 1995 (File no. 0-17972).

 (9) Incorporated by reference to Exhibit 10(k) to the Company's Form 10-Q for the quarter ended March 31, 1999 (File no. 0-17972).

(10) Incorporated by reference to Exhibit 10(j) to the Company's Form 10-K for the year ended September 30, 1999 (File no. 0-17972).

(11) Incorporated by reference to Exhibit B to the Company's Proxy Statement for its Annual Meeting of Stockholders held on January 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DIGI INTERNATIONAL INC.

                                          By:    /s/ JOSEPH T. DUNSMORE
                                            ------------------------------------
                                                     Joseph T. Dunsmore
                                            President, Chief Executive Officer,
                                                         and Chairman

December 21, 2000

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                                 /s/ JOSEPH T. DUNSMORE
                                            ------------------------------------
                                                     Joseph T. Dunsmore
                                            President, Chief Executive Officer,
                                                        and Chairman
                                               (Principal Executive Officer)

December 21, 2000

                                                /s/ SUBRAMANIAN KRISHNAN
                                            ------------------------------------
                                                    Subramanian Krishnan
                                                Senior Vice President, Chief
                                                     Financial Officer
                                                       and Treasurer
                                            (Principal Financial and Accounting
                                                          Officer)

December 21, 2000

JOSEPH T. DUNSMORE
RICHARD E. EICHHORN
KENNETH E. MILLARD
ROBERT S. MOE
MYKOLA MOROZ                              A majority of the Board of Directors*
MICHAEL SEEDMAN
DAVID STANLEY
JAMES TUCKER
---------------

* Subramanian Krishnan, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to Powers of Attorney duly executed by such persons.

                                                /s/ SUBRAMANIAN KRISHNAN
                                            ------------------------------------
                                                    Subramanian Krishnan
                                                      Attorney-in-fact

December 21, 2000

                                 EXHIBIT INDEX

EXHIBIT                          DESCRIPTION                                    PAGE
--------                         -----------                                    ----
3(a)      Restated Certificate of Incorporation of the Registrant,    Incorporated by Reference
          as amended
3(b)      Amended and Restated By-Laws of the Registrant              Incorporated by Reference
4(a)      Form of Rights Agreement, dated as of June 10, 1998         Incorporated by Reference
          between Digi International Inc. and Wells Fargo Bank
          Minnesota, National Association (formerly known as
          Norwest Bank Minnesota, National Association), as Rights
          Agent
4(b)      Amendment dated January 26, 1999, to Shares Rights          Incorporated by Reference
          agreement, dated as of June 10, 1998 between Digi
          International Inc. and Wells Fargo Bank Minnesota,
          National Association (formerly known as Norwest Bank
          Minnesota, National Association), as Rights Agent
10(a)     Stock Option Plan of the Registrant                         Incorporated by Reference
10(b)     Form of indemnification agreement with directors and        Incorporated by Reference
          officers of the Registrant
10(c)     Amended and Restated Employment Agreement between the       Incorporated by Reference
          Registrant and John P. Schinas
10(d)     Employment Arrangement between the Registrant and Douglas   Incorporated by Reference
          Glader
10(d)(i)  Amendment to Employment Agreement between the Registrant    Filed Electronically
          and Douglas Glader, dated as of December 13, 2000
10(e)     Agreement between the Registrant and Subramanian Krishnan   Incorporated by Reference
          dated March 26, 1999
10(e)(i)  Amendment to the Agreement between the Registrant and       Filed Electronically
          Subramanian Krishnan dated November 20, 2000
10(f)     Employment Agreement between the Registrant and Joseph T.   Incorporated by Reference
          Dunsmore, dated October 24, 1999
10(g)     Agreement between the Registrant and Bruce Berger dated     Filed Electronically
          March 29, 2000
10(h)     Employee Stock Purchase Plan of the Registrant              Incorporated by Reference
13        2000 Annual Report to Stockholders                          Electronically Filed
21        Subsidiaries of the Registrant                              Electronically Filed
22        Valuation and Qualifying Accounts Schedule                  Electronically Filed
23        Consent of Independent Accountants                          Electronically Filed
24        Powers of Attorney                                          Electronically Filed
27        Financial Data Schedule                                     Electronically Filed

                                    ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 10-Q

[X]       QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

             FOR THE QUARTERLY PERIOD ENDED: JUNE 30, 2001.

                                   OR

[ ]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

            FOR THE TRANSITION PERIOD FROM                TO
                                           .

                    COMMISSION FILE NUMBER: 0-17972

                            DIGI INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       41-1532464
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                      Identification Number)

            11001 BREN ROAD EAST
            MINNETONKA, MINNESOTA                                   55343
  (Address of principal executive offices)                       (Zip Code)

                                 (952) 912-3444
              (Registrant's telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            Yes [X]          No [ ]

     On August 10, 2001, there were 15,328,643 shares of the registrant's $.01 par value Common Stock outstanding.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INDEX

                                                                         PAGE
                                                                         ----
Part I.   Financial Information
Item 1.   Financial Statements
          Condensed Consolidated Statement of Operations for the three
          months and nine months ended June 30, 2001 and 2000.........    I-3
          Condensed Consolidated Balance Sheet as of June 30, 2001 and
          September 30, 2000..........................................    I-4
          Condensed Consolidated Statement of Cash Flows for the nine
          months ended June 30, 2001 and 2000.........................    I-5
          Notes to Condensed Consolidated Financial Statements........    I-6
Item 2.   Management's Discussion and Analysis of Results of
          Operations and Financial Condition..........................   I-11
          Forward-looking Statements..................................
Item 3.   Quantitative and Qualitative Disclosures About Market
          Risk........................................................   I-16
Part II.  Other Information
Item 1.   Legal Proceedings...........................................   I-17
Item 2.   Changes in Securities.......................................   I-18
Item 3.   Defaults Upon Senior Securities.............................   I-18
Item 4.   Submission of Matters to a Vote of Securities Holders.......   I-18
Item 5.   Other Information...........................................   I-18
Item 6.   Exhibits and Reports on Form 8-K............................   I-18

                         PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2001 AND 2000

                                           THREE MONTHS ENDED JUNE 30    NINE MONTHS ENDED JUNE 30
                                           ---------------------------   -------------------------
                                               2001           2000          2001          2000
                                           ------------   ------------   -----------   -----------
                                                                 (UNAUDITED)
Net sales................................  $30,154,901    $32,354,163    $97,635,904   $98,294,133
Cost of sales............................   14,473,872     15,179,195     46,595,914    46,670,982
                                           -----------    -----------    -----------   -----------
Gross margin.............................   15,681,029     17,174,968     51,039,990    51,623,151
Operating expenses:
  Sales and marketing....................    7,897,975      8,551,082     23,168,884    25,865,537
  Research and development...............    4,607,979      4,582,384     14,215,911    15,661,706
  General and administrative.............    3,503,212      3,868,033     11,916,326    14,923,459
  Impairment loss........................                                               18,068,249
  Restructuring..........................         (298)       (11,883)      (230,067)     (150,350)
                                           -----------    -----------    -----------   -----------
     Total operating expenses............   16,008,868     16,989,616     49,071,054    74,368,601
                                           ===========    ===========    ===========   ===========
Operating (loss) income..................     (327,839)       185,352      1,968,936   (22,745,450)
Other income.............................      587,921        760,560      2,068,254     9,911,105
                                           -----------    -----------    -----------   -----------
Income (loss) before income taxes........      260,082        945,912      4,037,190   (12,834,345)
Income tax provision (benefit)...........      120,927     (1,567,267)     1,978,253    (3,083,095)
                                           -----------    -----------    -----------   -----------
Net income (loss)........................  $   139,155    $ 2,513,179    $ 2,058,937   $(9,751,250)
                                           ===========    ===========    ===========   ===========
Net income (loss) per common share,
  basic..................................  $      0.01    $      0.17    $      0.14   $     (0.65)
                                           ===========    ===========    ===========   ===========
Net income (loss) per common share,
  assuming dilution......................  $      0.01    $      0.17    $      0.14   $     (0.65)
                                           ===========    ===========    ===========   ===========
Weighted average common shares, basic....   15,243,716     15,095,436     15,206,085    15,041,935
                                           ===========    ===========    ===========   ===========
Weighted average common shares, assuming
  dilution...............................   15,319,619     15,100,718     15,228,835    15,041,935
                                           ===========    ===========    ===========   ===========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                   AS OF JUNE 30, 2001 AND SEPTEMBER 30, 2000

                                                                JUNE 30,     SEPTEMBER 30,
                                                                  2001           2000
                                                              ------------   -------------
                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 13,150,077   $ 38,785,936
  Marketable securities.....................................    37,189,561     20,150,132
  Accounts receivable, net..................................    23,636,504     18,175,226
  Inventories, net..........................................    20,342,309     19,700,010
  Other.....................................................     3,939,756      3,655,511
                                                              ------------   ------------
       Total current assets.................................    98,258,207    100,466,815
Property, equipment and improvements, net...................    22,808,599     24,408,384
Intangible assets, net......................................    22,320,870     16,397,744
Other.......................................................     1,615,412      1,649,252
                                                              ------------   ------------
       Total assets.........................................  $145,003,088   $142,922,195
                                                              ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit agreements................  $  1,727,600   $  3,147,900
  Current portion of long-term debt.........................       194,278        330,305
  Accounts payable..........................................     6,250,595      6,275,995
  Income taxes payable......................................     1,250,906      1,328,481
Accrued expenses:
  Advertising...............................................       907,648      1,143,565
  Compensation..............................................     4,550,349      1,862,517
  Other.....................................................     5,778,547      6,760,841
  Restructuring reserves....................................        21,309      1,531,992
                                                              ------------   ------------
       Total current liabilities............................    20,681,232     22,381,596
Long-term debt..............................................     6,566,769      7,081,396
Net deferred income taxes...................................     1,101,294
                                                              ------------   ------------
       Total liabilities....................................    28,349,295     29,462,992
Commitments and contingency
Stockholders' equity:
  Preferred stock, $.01 par value: 2,000,000 shares
     authorized; none outstanding
  Common stock, $.01 par value: 60,000,000 shares
     authorized; 16,418,123 and 16,322,949 issued...........       164,181        163,229
  Additional paid-in capital................................    71,780,277     71,851,928
  Retained earnings.........................................    63,468,798     61,409,861
  Accumulated other comprehensive income....................        92,458        166,750
                                                              ------------   ------------
                                                               135,505,714    133,591,768
  Unearned stock compensation...............................                      (89,618)
  Treasury stock, at cost, 1,126,113 and 1,196,463 shares...   (18,851,921)   (20,042,947)
                                                              ------------   ------------
       Total stockholders' equity...........................   116,653,793    113,459,203
                                                              ------------   ------------
       Total liabilities and stockholders' equity...........  $145,003,088   $142,922,195
                                                              ============   ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHS ENDED JUNE 30, 2001 AND 2000

                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
                                                                       (UNAUDITED)
Operating activities:
  Net income (loss).........................................  $  2,058,937    $ (9,751,250)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Asset impairment.......................................                    18,068,249
     Restructuring..........................................      (230,067)       (150,350)
     Depreciation and amortization..........................     3,242,338       4,199,379
     Amortization of goodwill and acquired intangibles......     3,920,006       6,229,613
     Provision for losses on accounts receivable............       524,504         540,268
     Provision for inventory obsolescence...................       340,826       1,327,537
     (Gain) loss on sale of fixed assets....................       (30,382)          9,253
     Stock compensation.....................................        76,849         131,425
     Changes in operating assets and liabilities............    (7,131,209)     (1,767,624)
                                                              ------------    ------------
       Total adjustments....................................       712,865      28,587,750
                                                              ------------    ------------
       Net cash provided by operating activities............     2,771,802      18,836,500
                                                              ------------    ------------
Investing activities:
  Purchase of marketable securities, net....................   (17,039,429)    (18,213,592)
  Business acquisitions, net of cash acquired...............    (9,536,422)
  Purchase of property, equipment, intangibles and
     improvements...........................................    (1,289,808)     (2,211,512)
                                                              ------------    ------------
       Net cash used in investing activities................   (27,865,659)    (20,425,104)
                                                              ------------    ------------
Financing activities:
  (Payments) borrowing under lines of credit................    (1,364,400)          1,653
  Principal payments on long-term debt......................      (376,227)       (136,364)
  Stock benefit plan transactions, net......................     1,107,243       1,376,904
                                                              ------------    ------------
       Net cash (used in) provided by financing
          activities........................................      (633,384)      1,242,193
                                                              ------------    ------------
Effect of exchange rate changes on cash and cash
  equivalents...............................................        91,382        (804,218)
Net decrease in cash and cash equivalents...................   (25,635,859)     (1,150,629)
Cash and cash equivalents, beginning of period..............    38,785,936      20,963,607
                                                              ------------    ------------
Cash and cash equivalents, end of period....................  $ 13,150,077    $ 19,812,978
                                                              ============    ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The interim condensed consolidated financial statements included in this Form 10-Q have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted, pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company's 2000 Annual Report on Form 10-K.

     The condensed consolidated financial statements presented herein as of June 30, 2001, and for the three and nine months ended June 30, 2001 and 2000, reflect, in the opinion of management, all adjustments (which, other than the second quarter 2000 impairment loss, consist only of normal, recurring adjustments) necessary for a fair presentation of the consolidated financial position and the consolidated results of operations and cash flows for the periods presented. The consolidated results of operations for any interim period are not necessarily indicative of results for the full year.

2.  ACQUISITIONS

     On June 8, 2001, the Company acquired INXTECH, the parent company of Decision Europe, a French designer and manufacturer of data communications systems sold under the Xcell Technology brand. The transaction was accounted for using the purchase method of accounting. Accordingly, the initial purchase price of $2,300,000, subject to possible post-closing adjustments based on the final value of INXTECH net assets, has been allocated to the estimated fair value of assets acquired and liabilities assumed.

     The Company may be required to pay up to $2,500,000 of additional cash consideration for the purchase subject to Decision Europe achieving certain future product development milestones and retention of certain key employees.

     On October 2, 2000, the Company acquired Inside Out Networks (ION), a developer of data connections products based in Austin, Texas. The transaction was accounted for using the purchase method of accounting. Accordingly, the purchase price of $7,550,844 has been allocated to the estimated fair value of assets acquired and liabilities assumed.

     The Company may be required to pay up to $8,500,000 of additional cash consideration for the purchase subject to ION achieving specific revenue and operating income targets during the three years following the acquisition.

     The following unaudited pro forma condensed consolidated results of operations have been prepared as if the acquisition ION had occurred as of the beginning of the fiscal year ended September 30, 2000. The table below does not include results of operations of Decision Europe as those amounts are immaterial.

                                                           THREE MONTHS     NINE MONTHS
                                                               ENDED           ENDED
                                                           JUNE 30, 2000   JUNE 30, 2000
                                                           -------------   -------------
Net sales................................................   $33,125,008    $100,883,116
Net income (loss)........................................     2,210,052     (10,282,787)
Net income (loss) per share..............................   $      0.15    $      (0.68)

     The unaudited pro forma condensed consolidated results of operations are not necessarily indicative of results that would have occurred had the acquisitions been in effect for the periods presented, nor are they necessarily indicative of results that will be obtained in the future.

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  RESTRUCTURING

     In September 2000, the Company's Board of Directors approved a restructuring plan related to its European operations headquartered in Dortmund, Germany, which provided for the transition of all product development, technical support and manufacturing functions to the Company's corporate headquarters located in Minnetonka, Minnesota. The plan also included the closure of the Company's office in Bagshot, England. The resulting charge of $1,531,992 consisted of $1,252,531 for severance and termination costs related to the elimination of 73 positions in Dortmund, Germany and 2 positions in Bagshot, England; $134,227 related to the closure of the Bagshot office for lease cancellation; $100,684 of cancellation fees related to automobile leases, maintenance contracts, and office equipment leases, and $44,550 for severance-related legal expenses. Final facility closure costs and cancellation fees are expected to be paid during the fourth quarter of fiscal year 2001.

     As of June 30, 2001, the Company had paid $1,001,314 of termination costs relating to the elimination of 67 positions in Dortmund, Germany, and $78,007 relating to the elimination of 2 positions in Bagshot, England. The Company paid $134,227 of costs related to the Bagshot office closure during the nine months ended June 30, 2001. The Company paid $67,068 for cancellation fees related to automobile leases, maintenance contracts, and office equipment leases during the nine months ended June 30, 2001. The remaining accruals for cancellation fees of $21,309 relate to expected facility closure costs in Dortmund, Germany. Change in estimate adjustments related to the severance component of the restructuring accrual totaling $173,210 were recorded in the second quarter of fiscal year 2001 because the Company made a decision to retain six employees who had previously been notified that they would be severed. In addition, change in estimate adjustments totaling $12,307 and $44,550, respectively, were recorded relating to the estimated cancellation fees and the legal costs components of the accrual. These change in estimate adjustments were reflected as a reduction in the restructuring accrual and a corresponding increase to operating income. A summary of payments and adjustments for the nine months ended June 30, 2001 is included in the table below.

                                                                 CHANGE IN
                                 BALANCE AT                      ESTIMATE      BALANCE AT
DESCRIPTION                  SEPTEMBER 30, 2000    PAYMENTS     ADJUSTMENTS   JUNE 30, 2001
-----------                  ------------------   -----------   -----------   -------------
Severance and termination
  costs....................      $1,252,531       $(1,079,321)   $(173,210)      $    --
Closure of Bagshot
  office...................         134,227          (134,227)          --            --
Cancellation fees..........         100,684           (67,068)     (12,307)       21,309
Severance-related legal
  expenses.................          44,550                --      (44,550)           --
                                 ----------       -----------    ---------       -------
     Total.................      $1,531,992       $(1,280,616)   $(230,067)      $21,309
                                 ==========       ===========    =========       =======

4.  INVENTORIES

     Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out method. Inventories at June 30, 2001 and September 30, 2000 consisted of the following:

                                                       JUNE 30, 2001   SEPTEMBER 30, 2000
                                                       -------------   ------------------
Raw materials........................................   $14,746,294       $14,072,188
Work in process......................................     1,080,655         1,092,654
Finished goods.......................................     4,515,360         4,535,168
                                                        -----------       -----------
                                                        $20,342,309       $19,700,010
                                                        ===========       ===========

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  COMPREHENSIVE INCOME (LOSS)

     The components of total comprehensive income (loss) are shown below. Comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments that are charged or credited to stockholders' equity.

     Comprehensive income (loss) for the three months and nine months ended June 30, 2001 and 2000 was as follows:

                                       THREE MONTHS ENDED         NINE MONTHS ENDED
                                             JUNE 30                   JUNE 30
                                      ---------------------   -------------------------
                                        2001        2000         2001          2000
                                      --------   ----------   ----------   ------------
Net income (loss)...................  $139,155   $2,513,179   $2,058,937   $ (9,751,250)
Foreign currency translation
  adjustments.......................   278,513     (114,662)     (74,292)    (1,196,988)
                                      --------   ----------   ----------   ------------
Comprehensive Income (loss).........  $417,668   $2,398,517   $1,984,645   $(10,948,238)
                                      ========   ==========   ==========   ============

6.  NET INCOME (LOSS) PER SHARE

     Basic net income (loss) per share is calculated based on the weighted-average of common shares outstanding during the period. Net income
(loss) per share, assuming dilution, is computed by dividing net income (loss) by the weighted-average number of common and common equivalent shares outstanding. The Company's only common equivalent shares are those that result from dilutive common stock options.

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table is a reconciliation of the numerators and denominators in the income (loss) per share calculations:

                               THREE MONTHS ENDED JUNE 30                 NINE MONTHS ENDED JUNE 30
                         ---------------------------------------   ---------------------------------------
                           INCOME         SHARES       PER SHARE     INCOME         SHARES       PER SHARE
                         (NUMERATOR)   (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                         -----------   -------------   ---------   -----------   -------------   ---------
2001
Basic Net Income per
  Share
  Net income...........  $  139,155     15,243,716       $0.01     $ 2,058,937    15,206,085      $ 0.14
Effect of Dilutive
  Securities
  Common equivalent
     shares............          --         75,903          --              --        22,750          --
                         ----------     ----------       -----     -----------    ----------      ------
Diluted Net Income per
  Share
  Net income...........  $  139,155     15,319,619       $0.01     $ 2,058,937    15,228,835      $ 0.14
2000
Basic Net Income (Loss)
  per Share
  Net income (loss)....  $2,513,179     15,095,436       $0.17     $(9,751,250)   15,041,935      $(0.65)
Effect of Dilutive
  Securities
  Common equivalent
     shares............          --          5,282          --              --            --          --
                         ----------     ----------       -----     -----------    ----------      ------
Diluted Net Income
  (Loss) per Share
  Net income (loss)....  $2,513,179     15,100,718       $0.17     $(9,751,250)   15,041,935      $(0.65)

     Options to purchase 1,684,355 and 2,410,002 shares for the three and nine month periods ended June 30, 2001, and options to purchase 2,428,577 and 1,457,878 shares for the three and nine month periods ended June 30, 2000, were not included in the computation of diluted earnings per share because the exercise prices of these options was greater than the average market price of common shares and their effect would have been antidilutive.

7.  RECENT ACCOUNTING DEVELOPMENTS

     In December 1999, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101) -- Revenue Recognition in Financial Statements. This SAB summarizes certain of the SEC's views regarding revenue recognition. The provisions of SAB 101, as amended by SAB 101A and SAB 101B, must be adopted by the fourth quarter of the Company's fiscal year ending September 30, 2001. However, any effects of the SAB must be reflected retroactively to October 1, 2000 (the first day of fiscal year 2001). The Company is reviewing the guidance outlined in SAB 101 and does not believe that the effect of adoption of SAB 101 will have a material impact on the Company's revenue recognition practices or its fiscal 2001 consolidated financial statements.

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets." The most significant changes made by SFAS No. 141 are: 1) requiring that the purchase method

                    DIGI INTERNATIONAL INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of accounting be used for all business combinations initiated after June 30, 2001, and 2) establishing specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 primarily addresses the accounting for acquired goodwill and intangible assets (i.e., the post-acquisition accounting). The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS No. 142 are: 1) goodwill and indefinite-lived intangible assets will no longer be amortized; 2) goodwill and indefinite-lived intangible assets will be tested for impairment at least annually; and 3) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the nonamortization and amortization provisions of this statement. These standards only permit prospective application of the new accounting; accordingly, adoption of these standards will not affect previously reported financial information of the Company. The principal effect of SFAS No. 142 will be the Company ceasing the amortization of goodwill. Goodwill amortization was approximately $3,030,000 for the year ended September 30, 2000, and approximately $1,655,000 for the first nine months ended June 30, 2001.

8.  LEGAL PROCEEDINGS

     Discussion of legal matters is incorporated by reference from Part II, Item I of this Form 10-Q "Legal Proceedings" and should be considered an integral part of these Condensed Consolidated Financial Statements.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

CONSOLIDATED RESULTS OF OPERATIONS

     The following table sets forth selected information derived from the Company's interim condensed consolidated statements of operations expressed as percentages of sales:

Cost of sales...................................  48.0   46.9     (4.6)   47.7    47.5     (0.2)
                                                  ----   ----   ------    ----   -----   ------
Gross margin....................................  52.0   53.1     (8.7)   52.3    52.5     (1.1)
                                                  ----   ----   ------    ----   -----   ------
Operating expenses:
  Sales and marketing...........................  26.2   26.4     (7.6)   23.7    26.3    (10.4)
  Research and development......................  15.3   14.1      0.6    14.6    15.9     (9.2)
  General and administrative....................  11.6   12.0     (9.4)   12.2    15.2    (20.2)
  Impairment loss...............................    --     --       --      --    18.4   (100.0)
  Restructuring.................................    --     --    (97.5)   (0.2)   (0.2)    53.0
                                                  ----   ----   ------    ----   -----   ------
       Total operating expenses.................  53.1   52.5     (5.8)   50.3    75.6    (34.0)
                                                  ----   ----   ------    ----   -----   ------
Operating (loss) income.........................  (1.1)   0.6   (276.9)    2.0   (23.1)  (108.7)
Other income, net...............................   2.0    2.3    (22.7)    2.1    10.1    (79.1)
                                                  ----   ----   ------    ----   -----   ------
Income (loss) before income taxes...............   0.9    2.9    (72.5)    4.1   (13.0)  (131.5)
Income tax provision (benefit)..................   0.4   (4.9)  (107.7)    2.0    (3.1)  (164.2)
                                                  ----   ----   ------    ----   -----   ------
       Net income (loss)........................   0.5    7.8    (94.5)%   2.1    (9.9)  (121.1)%
                                                  ====   ====   ======    ====   =====   ======

NET SALES

     Net sales for the three and nine months ended June 30, 2001 were lower than net sales for the corresponding three and nine months ended June 30, 2000, by $2.2 million or 6.8%, and $0.7 million or 0.7%, respectively. Net sales of the Company's legacy board products, including sales of acquired ION products and Decision Europe products, generated revenues of $20.7 million for the third quarter of fiscal 2001 versus $22.4 million for the comparable quarter last year, and $65.5 million for the first nine months of fiscal 2001, compared to $66.8 million for the first nine months of fiscal 2000. Physical layer local area network (LAN) products sales were $5.6 million and $18.1 million for the three and nine months ended June 30, 2001, reflecting increased revenues of $2.4 million and $9.3 million, respectively. Net sales of the Company's wide area network (WAN) products declined $2.9 million and $8.7 million for the three and nine-month periods ended June 30, 2001, versus the comparable periods a year ago.

     The following table sets forth revenue by principal product group expressed as a percentage of net sales:

                                                         THREE MONTHS     NINE MONTHS
                                                         ENDED JUNE 30   ENDED JUNE 30
                                                         -------------   -------------
                                                         2001    2000    2001    2000
                                                         -----   -----   -----   -----
Server based...........................................   81.2%   90.1%   81.4%   91.1%
Physical layer.........................................   18.8     9.9    18.6     8.9
                                                         -----   -----   -----   -----
     Total.............................................  100.0%  100.0%  100.0%  100.0%

GROSS MARGIN

     Gross margin for the three and nine months ended June 30, 2001 was 52.0% and 52.3%, compared to 53.1% and 52.5% for the three and nine months ended June 30, 2000. The decrease in gross margin for the three and nine months ended June 30, 2001 compared to the comparable prior year periods ended June 30, 2000, is primarily due to unabsorbed fixed costs as a result of lower revenues. In addition, product mix changes had a negative impact on margins due to the impact of the increased proportion of sales of lower margin physical layer LAN products and the lower proportion of higher margin server-based communication products. The decrease in gross margin for the nine months ended June 30, 2001 compared to the comparable prior year period was not significant.

OPERATING EXPENSES

     Operating expenses, excluding restructuring and asset impairment charges, for the three months ended June 30, 2001 decreased $1.0 million, or 5.8%, compared to operating expenses for the three months ended June 30, 2000. Operating expenses for European operations decreased by $1.3 million in the third quarter of fiscal 2001, which is primarily attributable to the restructuring which the Company executed in the fourth quarter of fiscal 2000. Operating expenses at the Company's Sunnyvale location increased by $800,000 for the quarter ended June 30, 2001, compared to operating expenses for the three months ended June 30, 2000, primarily due to additional sales and marketing personnel and related expenses to support the $2.4 million, or 75.0% increase in revenue for LAN products. The impact of incremental operating expenses of $1.0 million related to the operations of ION, acquired in October 2000, and incremental operating expenses of $.2 million related to Decision Europe, acquired in June 2001, were offset by the impact of cost containment measures at other locations resulting in expense reductions of $1.7 million relative to the comparable quarter last year. Operating expenses, excluding restructuring and asset impairment charges, for the nine months ended June 30, 2001, decreased $7.1 million, or 12.7%, as compared to operating expenses for the nine months ended June 30, 2000. The fiscal 2000 European restructuring plan accounted for approximately $7.3 million of the total decrease in operating expenses. Operating expenses increased by $2.4 million in Sunnyvale primarily to support the $9.3 million, or 105.7% increase in LAN product sales for the first nine months of fiscal 2001 as compared to the first nine months of fiscal 2000. In other locations additional savings of $2.2 million were realized, due to a decrease in expenses of $5.4 million as a result of cost containment measures across the Company that included a decrease in employee headcount of approximately 50 people from June 30, 2000 to June 30, 2001. The decrease in expenses due to the overall emphasis on cost containment was partially offset by the impact of incremental operating expenses of $3.0 million and $.2 million related to the operations of ION and Decision Europe, respectively, in the first nine months of fiscal 2001.

     Sales and marketing expenses for the three and nine months ended June 30, 2001, were $7.9 million and $23.2 million, versus $8.6 million and $25.9 million in the comparable periods a year ago. The fiscal 2000 European restructuring resulted in expense reductions of $0.4 million and $2.1 million for the three and nine-month periods ended June 30, 2001, respectively. Additional expense reductions were achieved in travel and entertainment and cooperative advertising for the three and nine months ended June 30, 2001 compared to the same periods in the prior year. Incremental sales and marketing expenses related to the operations of ION for the three and nine-month periods ended June 30, 2001, were $0.3 and $0.7 million, respectively. Sales and marketing expenses at other locations decreased $0.6 million and $1.3 million for the three month and nine-month periods ended June 30, 2001, versus the comparable three and nine-month periods in the prior year, as a result of expense control measures taken in fiscal 2001.

     Research and development expenses were $4.6 million for each of the three-month periods ended June 30, 2001, and June 30, 2000. For the nine months ended June 30, 2001, research and development expenses were $14.2 million, a decrease of $1.4 million, or 9.2%, from the nine-month period ended June 30, 2000. The fiscal 2000 European restructuring resulted in expense reductions of $0.5 million and $1.5 million for the three and nine months ended June 30, 2001, respectively. Incremental research and development expenses related to the operations of ION for the three and nine-month periods ended June 30, 2001, were $0.3 and $0.7 million, respectively. Incremental research and development expenses related to the operations of Decision Europe for each of the three and nine-month periods ended June 30, 2001, were $0.1 million. Compensation and other employee related expenses decreased by $0.7 million for the nine-month period ended June 30, 2001, as a result of a reduction in engineering staffing. Expenses related to LAN product development in Sunnyvale increased $0.1 million in each of the three and nine month periods ended June 30, 2001 over the comparable prior year periods due to a transition in product development to a newer group of products with a fiber connectivity focus.

     General and administrative expenses for the three months and nine months ended June 30, 2001, were $3.5 million and $11.9 million, versus $3.9 million and $14.9 million in the comparable periods a year ago. Included in the $3.0 million decrease in general and administrative expenses for the nine months ended June 30, 2001 compared to the nine months ended June 30, 2000 is a $2.3 million decrease in amortization of acquired intangibles. The decrease in amortization is due to the write off of certain ITK intangible assets in the second quarter of fiscal 2000 resulting in a reduction in amortization of $3.4 million, partially offset by additional amortization of ION acquired intangibles of $1.1 million. General and administrative expenses declined by $0.4 million and $3.6 million related to the fiscal 2000 European restructuring for the three and nine-month periods ended June 30, 2001, respectively. Incremental general and administrative expenses related to the operations of ION for the three and nine-month periods ended June 30, 2001, were $0.5 million and $1.6 million, respectively, of which $0.4 million and $1.1 million, respectively, resulted from amortization of acquired intangible assets. General and administrative expense reductions at other locations of $0.5 million and $1.0 million for the three and nine-month periods ended June 30, 2001, were realized due to expense control measures taken in fiscal 2001.

OTHER INCOME (EXPENSE)

     Other income for the three and nine months ended June 30, 2001 was $0.6 million and $2.1 million. The Company realized interest income on short-term marketable securities and cash and cash equivalents of $0.7 million and $2.5 million, respectively, for the three and nine months ended June 30, 2001. Interest expense on lines of credit and long term debt was $0.1 million and $0.5 million, respectively, for the three and nine-month periods ended June 30, 2001.

     Other income for the three months and nine months ended June 30, 2000 was $0.8 million and $9.9 million. During the second fiscal quarter of 2000, the Company received an $8.0 million payment from Nx Networks, the company which acquired AetherWorks Corporation. This represented payment in full of a non-convertible note receivable from AetherWorks (assumed by Nx Networks), previously recorded by the Company as having no carrying value, due to significant uncertainty as to its collectability. Other income also includes interest earned on cash and cash equivalents, partially offset by interest expense on line of credit borrowings and long-term debt.

INCOME TAXES

     Income taxes have been provided for at an estimated annual effective rate of 49% for the nine months ended June 30, 2001. This effective tax rate exceeds the U.S. statutory income tax rate primarily due to the annual amortization expense relating to the goodwill acquired in the Central Data Corporation (CDC), Inside Out Networks, and Decision Europe acquisitions which is not deductible for income tax reporting purposes. For the nine months ended June 30, 2000, income taxes were provided for at an effective rate of 24% which was less than the U.S. statutory income tax rate primarily due to the reversal of certain deferred tax liabilities associated with ITK intangible assets that were written off in the second quarter of fiscal 2000.

FINANCIAL CONDITION

  LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its operations principally with funds generated from operations. The Company's working capital decreased from $78.1 million at September 30, 2000, to $77.6 million at June 30, 2001.

     Net cash provided by operating activities was $2.8 million for the nine months ended June 30, 2001, compared to net cash provided by operating activities of $18.8 million for the nine months ended June 30,

2000. In March 2000, the Company received a one-time $8.0 million payment on a note receivable from AetherWorks which had previously been recorded as uncollectable. There was also an additional $5.4 million outflow of cash resulting from changes in operating assets and liabilities in the first nine months of fiscal 2001 compared to the first nine months of fiscal 2000. The net cash outflow of $7.1 million relating to the change in operating assets and liabilities in the first nine months of fiscal 2001 relates primarily to a $6.5 million increase in accounts receivable. The net cash outflow of $1.8 million relating to the change in operating assets and liabilities in the first nine months of fiscal 2000 is primarily due to a decline of $9.8 million in accounts receivable, offset by an increase in inventory of $1.5 million and a decrease in accounts payable and accrued expenses of $10.1 million.

     Net cash used in investing activities for the nine months ended June 30, 2001, consisted of net purchases of marketable securities of $17.0 million and $1.3 million of purchases of equipment and other capital improvements. In October 2000, the Company acquired Inside Out Networks, resulting in a $7.2 million use of cash. In June 2001, the Company used $2.3 million to acquire Decision Europe.

     For the nine months ended June 30, 2000, the Company had net purchases of marketable securities of $18.2 million and used $2.2 million for the purchase of equipment and capital improvements.

     Net cash used for financing activities for the nine months ended June 30, 2001 consisted of $1.1 million received from employee stock purchase plan transactions. The Company also made payments of $1.7 million related to line of credit and debt obligations. For the nine months ended June 30, 2000, $1.4 million was received as a result of employee stock benefit plan transactions, and $135,000 was paid on line of credit and debt obligations.

     The Company's management believes that current financial resources, cash generated from operations and the Company's potential capacity for additional debt and/or equity financing will be sufficient to fund current and future capital requirements.

  FOREIGN CURRENCY

     Effective January 1, 1999, eleven countries of the European Union converted to a common currency called the "Euro." All invoicing activity within the European Union is required to be transacted in Euros, effective January 1, 2002. This action will cause some of the Company's European transactions to be negotiated, invoiced, and paid in Euros. Additional currency risk may exist when sales from the United States into the European Union are transacted in Euros rather than US dollars. Such costs and risks are not quantifiable at this time.

     The Company continues to hold long-term debt denominated in Deutschemarks at its Dortmund, Germany (ITK) location, related to the facility in Dortmund. This debt balance is subject to fluctuations as a result of Deutschemark exchange rate changes.

     For the three and nine months ended June 30, 2001, the Company had approximately $8.7 million and $28.7 million of net sales to foreign customers, respectively. For the three month period ended June 30, 2001, $6.8 million was denominated in U.S. dollars and $1.9 million was denominated in Deutschemarks. For the nine month period ended June 30, 2001, $23.8 million was denominated in U.S. dollars and $4.9 million was denominated in Deutschemarks.

     In future periods, a significant portion of sales will be made in Deutschemarks until full integration of the Euro is achieved. The Company has not implemented a hedging strategy to reduce the risk of foreign currency translation exposures.

  INFLATION

     Management believes inflation has not had a material effect on the Company's operations or on its financial position.

  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

     This Form 10-Q contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "plan," "project," "should," "continue," or the negative thereof or other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

  RECENT ACCOUNTING DEVELOPMENTS

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." The SAB summarizes certain of the SEC's views regarding revenue recognition. The provisions of SAB 101, as amended by SAB 101A and SAB 101B, must be adopted by the fourth quarter of the Company's fiscal year ending September 30, 2001. However, any effects of the SAB must be reflected retroactively to October 1, 2000 (the first day of fiscal year 2001). The Company is reviewing the guidance outlined in SAB 101 and does not believe the effect of adoption of SAB 101 will have a material impact on the Company's revenue recognition practices or its fiscal 2001 consolidated financial statements.

     Effective October 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FASB 133). The adoption of FASB 133 did not have an impact on the Company's consolidated financial position or results of operations as the Company does not have any derivative instruments nor does the Company participate in any hedging activities.

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets." The most significant changes made by SFAS No. 141 are: 1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and 2) establishing specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 primarily addresses the accounting for acquired goodwill and intangible assets (i.e., the post-acquisition accounting). The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. The most significant changes made by SFAS No. 142 are: 1) goodwill and indefinite-lived intangible assets will no longer be amortized; 2) goodwill and indefinite-lived intangible assets will be tested for impairment at least annually; and 3) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the nonamortization and amortization provisions of this statement. These standards only permit prospective application of the new accounting; accordingly, adoption of these standards will not affect previously reported financial information of the Company. The principal effect of SFAS No. 142 will be the Company's ceasing the amortization of goodwill. Goodwill amortization, was approximately $3,030,000 for the year ended September 30, 2000, and approximately $1,655,000 for the first nine months ended June 30, 2001.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company does not have material exposure to market risk from market risk sensitive financial instruments other than the currency risk associated with certain transactions being denominated in Deutschemarks.

                          PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     Between January 3, 1997 and March 7, 1997, the Company and certain of its previous officers were named as defendants in putative securities class action lawsuits filed in the United States District Court for the District of Minnesota by 21 lead plaintiffs on behalf of an alleged class of purchasers of the Company's common stock during the period January 25, 1996 through December 23, 1996. The putative class actions were thereafter consolidated (Master File No. 97-5 DWF/RLE). The Consolidated Amended Class Action Complaint ("Consolidated Amended Complaint") alleges that the Company and certain of its previous officers violated the federal securities laws by, among other things, misrepresenting and/or omitting material information concerning the Company's operations and financial results.

     On February 25, 1997, the Company and certain of its previous officers also were named as defendants in a securities lawsuit filed in the United States District Court for the District of Minnesota by the Louisiana State Employees Retirement System (Civil File No. 97-440, Master File No. 97-5 DWF/RLE) (the "Louisiana Amended Complaint"). The Louisiana Amended Complaint alleges that the Company and certain of its previous officers violated the federal securities laws and state common law by, among other things, misrepresenting and/or omitting material information concerning the Company's operations and financial results.

     In a decision issued on May 22, 1998, the District Court dismissed without leave to replead all claims asserted in both cases, including all claims asserted against defendant Gary L. Deaner, except for certain federal securities law claims based upon alleged misrepresentations and/or omissions relating to the accounting treatment applied to the Company's AetherWorks investment. The District Court also limited the claims asserted in the Louisiana Amended Complaint to the 11,000 shares of the Company's stock held subsequent to November 14, 1996, for which the Louisiana Amended Complaint claims damages of $184,276 and seeks an award of attorneys' fees, disbursements and costs. The Consolidated Amended Complaint seeks compensatory damages of approximately $43.1 million, plus interest, against all defendants, jointly and severally, and an award of attorneys' fees, experts' fees and costs.

     On August 17, 2000, the District Court granted defendants' motions for summary judgment and dismissed with prejudice the Consolidated Amended Complaint and the Louisiana Amended Complaint. Although the 21 lead plaintiffs in the consolidated putative class actions had previously moved for class certification, the District Court dismissed the actions before ruling on that motion. Both the Louisiana State Employees Retirement System and the 21 lead plaintiffs in the consolidated putative class actions filed appeals from the decisions of the District Court.

     On July 5, 2001, the United States Court of Appeals for the Eighth Circuit affirmed the decisions of the District Court and ordered that judgment be entered in favor of defendants on the claims alleged in the Consolidated Amended Complaint and the Louisiana Amended Complaint. On July 19, 2001, the 21 lead plaintiffs in the consolidated putative class actions filed a petition for rehearing en banc with the Court of Appeals. No decision has yet been received on the petition.

     The ultimate outcomes of these actions cannot be determined at this time, and no potential assessment of their effect, if any, on the Company's financial position, liquidity or future operations can be made.

ITEM 2.  CHANGES IN SECURITIES

     None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

ITEM 5. OTHER INFORMATION

     None

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits:

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 3(a)     Restated Certificate of Incorporation of the Registrant, as
          Amended(1)
 3(b)     Amended and Restated By-Laws of the Registrant(2)
 4(a)     Form of Rights Agreement, dated as of June 10, 1998 between
          Digi International Inc. and Wells Fargo Bank Minnesota,
          National Association (formerly known as Norwest Bank
          Minnesota, National Association), as Rights Agent(3)
 4(b)     Amendment dated January 26, 1999, to Share Rights Agreement, dated as of June 10, 1998 between Digi International Inc.
          and Wells Fargo Bank Minnesota, National Association
          (formerly known as Norwest Bank Minnesota, National
          Association), as Rights Agent(4)

     (b) Reports on Form 8-K:

     There were no reports on Form 8-K for the quarterly period ended June 30, 2001.
---------------

(1) Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended September 30, 1993 (File No. 0-17972)

(2) Incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 33-42384)

(3) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated June 24, 1998 (File No. 0-17972)

(4) Incorporated by reference to Exhibit 1 to Amendment 1 to the Company's Registration Statement on Form 8-A dated February 5, 1999 (File No. 0-17972)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          DIGI INTERNATIONAL INC.

Date:  August 14, 2001                    By:        /s/ S. KRISHNAN
                                             -----------------------------------
                                                         S. Krishnan
                                                   Chief Financial Officer
                                                (duly authorized officer and
                                                Principal Financial Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DOCUMENT DESCRIPTION                            FORM OF FILING
-------                     --------------------                            --------------
   3(a)  Restated Certificate of Incorporation of the Registrant, as
         Amended (incorporated by reference to the corresponding
         exhibit number to the Company's Form 10-K for the year
         ended September 30, 1993 (File No. 0-17972)                   Incorporated by Reference
   3(b)  Amended and Restated By-Laws of the Registrant
         (incorporated by reference to the corresponding exhibit
         number to the Company's Registration Statement on Form S-1
         (File No. 33-42384)                                           Incorporated by Reference
   4(a)  Form of Rights Agreement, dated as of June 10, 1998 between
         Digi International Inc. and Wells Fargo Bank Minnesota,
         National Association (formerly known as Norwest Bank
         Minnesota, National Association), as Rights Agent
         (incorporated by reference to Exhibit 1 to the Company's
         Registration Statement on Form 8-A dated June 24, 1998
         (File No. 0-17972)                                            Incorporated by Reference
   4(b)  Amendment dated January 26, 1999, to Share Rights
         Agreement, dated June 10, 1998 between Digi International
         Inc. and Wells Fargo Bank Minnesota, National Association
         (formerly known as Norwest Bank Minnesota, National
         Association), as Rights Agent (incorporated by reference to
         Exhibit 1 to Amendment No. 1 to the Company's Registration
         Statement on Form 8-A dated February 5, 1999 (File No.
         0-17972))                                                     Incorporated by Reference

                                    ANNEX J
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            ------------------------

                                   FORM 10-K

                 FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO
          SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   (MARK ONE)

[X] Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended January 31, 2001

[ ]  Transition report pursuant to Section 13 or 15(d) of the Securities
     Exchange Act of 1934 for the transition period from           to

                        Commission File Number: 0-26761

                                NetSilicon, Inc.
             (Exact name of registrant as specified in its charter)

                  MASSACHUSETTS                                         04-2826579
 (State or other jurisdiction of incorporation or           (IRS Employer Identification No.)
                  organization)

  411 Waverley Oaks Road, Bldg. 227, Waltham, MA                          02452
     (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (781) 647-1234

        Securities registered pursuant to Section 12(b) of the act: None

 Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.01 per share

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

The aggregate market value of Common Stock held by non-affiliates of the registrant at April 23, 2001 was approximately $47,805,300 based upon $3.43 per share, the last reported sale price of the Common Stock on the Nasdaq National Market on that date.

The number of shares of the registrant's Common Stock outstanding as of April 23, 2001: 7,064,434 shares of voting common stock and 6,972,656 shares of non-voting common stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

The registrant intends to file a definitive proxy statement pursuant to Regulation 14A within 120 days of the end of the fiscal year ended January 31, 2001. Portions of such proxy statement are incorporated by reference into Part III of this report.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NetSilicon, Inc.

                               TABLE OF CONTENTS

SECURITIES AND EXCHANGE COMMISSION
ITEM NUMBER AND DESCRIPTION                                               PAGE
----------------------------------                                        ----
PART I:
Item 1.     Business....................................................   J-3
Item 2.     Properties..................................................  J-24
Item 3.     Legal Proceedings...........................................  J-24
Item 4.     Submission of Matters to a Vote of Security Holders.........  J-25

PART II:
Item 5.     Market for the Registrant's Common Stock and Related
              Shareholder Matters.......................................  J-25
Item 6.     Selected Financial Data.....................................  J-26
Item 7.     Management's Discussion and Analysis of Financial Condition
              and Results of Operations.................................  J-27
Item 7a.    Quantitative and Qualitative Disclosures About Market
              Risk......................................................  J-34
Item 8.     Financial Statements and Supplementary Data.................  J-34
Item 9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..................................  J-34

PART III:
Item 10.    Directors and Executive Officers of the Registrant..........  J-34
Item 11.    Executive Compensation......................................  J-35
Item 12.    Security Ownership of Certain Beneficial Owners and
              Management................................................  J-35
Item 13.    Certain Relationships and Related Transactions..............  J-35

PART IV:
Item 14.    Exhibits, Financial Statement Schedules and Reports on Form
              8-K.......................................................  J-35

                                     PART I

ITEM 1.     BUSINESS:

COMPANY OVERVIEW

We develop and market embedded Ethernet networking solutions, which combine advanced microprocessors and software, to manufacturers building intelligent, network-enabled devices. Our products provide intelligent devices and embedded systems with the ability to communicate over standards-based local-area networks, or LANs, and the Internet, enabling the development of new embedded systems applications. We believe we offer the first comprehensive solution that, in conjunction with a physical interface and memory, encompasses all of the hardware and software necessary to allow intelligent electronic devices incorporating embedded systems to communicate with other devices. Our customers are in a broad array of markets including telecommunications and telephony, industrial automation, office imaging, building automation and control, home automation, data acquisition, point-of-sale, and wireless access. Our devices are incorporated into office imaging equipment, including printers, scanners, fax machines, copiers and multi-function devices manufactured by over 20 manufacturers including Minolta, Ricoh, Sharp and Xerox. Our products are also in various stages of incorporation into the design and manufacture of other intelligent devices including power plant automation equipment, medical data collection and monitoring devices, Internet/Ethernet cameras for security, voice-over-IP telephones, point-of-sale scanners, scales and teller machines, networked exercise equipment, and utility measurement and environment monitoring equipment.

We were incorporated in Massachusetts in April 1984 under the name of Digital Products, Inc. In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc., ("Sorrento"), acquired sole ownership of the Company through a merger with a newly-formed corporation in exchange for Sorrento common stock in a transaction accounted for as a pooling of interest. On September 15, 1999, we completed an initial public offering of our common stock.

INDUSTRY BACKGROUND

An embedded system contains a microprocessor that is part of a larger electronic system and responds to external events by performing specific tasks quickly, predictably and reliably. Some examples of products with embedded computers are:

          - office products such as fax machines, laser printers and photocopiers;

          - industrial automation equipment such as robots and process control equipment;

          - building control equipment such as elevator and environmental control systems;

          -       consumer products such as camcorders and video games;

          -       medical instrumentation and imaging systems;

          -       vending machines and automated teller machines; and

          -       vehicle anti-lock brakes and navigation systems.

Many electronic systems incorporating embedded systems run autonomously. They do not require an operator's constant presence and are often candidates for network connectivity. Connection to a network affords the operators of these devices the convenience of controlling or monitoring them remotely. Examples of device networking can be as simple as a home security company receiving a message that a door in a subscriber's house is open, or as complex as the control of a multi-step chemical process in a refinery. Only a small portion of embedded systems are currently connected to a network, despite the many benefits of networking, due to the high historical cost of developing network connectivity solutions for these systems.

The first extensive networking of devices arose from the connection of personal computers, or PCs, in business environments across LANs and wide-area networks, or WANs, and in home and mobile environments across the Internet. As network connectivity for PCs became more prevalent, so too did the networking of the imaging devices that printed out, scanned in, faxed and copied the documents created by those PCs. The primary motivation for networking imaging devices was cost. A single networked printer could serve an entire office, whereas without networking, the same office might need a printer for every work station. Network connectivity for imaging devices was facilitated by the emergence of networking standards such as Ethernet and the Internet Protocol, or IP. Imaging device networking solutions, like those that we manufacture and sell, incorporate those common transmission protocols.

In several markets other than imaging, embedded systems manufacturers have tended to base their network connectivity solutions upon unique or proprietary communication protocols. Creating and upgrading networks based on these proprietary protocols generally has been costly and time consuming for these manufacturers. In addition, these proprietary networks are generally restrictive for end users because they are unable or late to gain the benefits of new, standards-based add-on products and services. These systems, because they are so difficult to upgrade with standards-based products and software, can often rapidly lose their effectiveness and become obsolete or uncompetitive.

With the broad acceptance of common networking protocols, such as IP and Ethernet, embedded systems developers have increasingly attempted to incorporate standards-based networking into their products. To participate in a common networking environment, manufacturers and developers have integrated multiple hardware and software sub-systems commercially available from third-party vendors, each of which provides a part of the total solution. Adding networking functionality with components from multiple sources requires the engineering integration of complex components, including:

          -       a microprocessor;

          -       an Ethernet chip;

          -       a direct memory access, or DMA, controller;

          -       a memory controller;

          -       a TCP protocol stack;

          -       an SNMP agent for management;

          -       a Web server;

          -       a Hypertext Transfer Protocol, or HTTP, server;

          -       a real-time operating system, or RTOS; and

          -       software drivers.

These components must be compatible to enable full networking functionality. Thus, while multi-sourced networking may be, in specialized cases, superior to proprietary solutions, developers of systems incorporating multi-sourced networking functionality must hire sophisticated network engineering teams, endure lengthy and risky development and integration cycles and incur substantial technology enhancement and maintenance costs. As an alternative to a multi-sourced approach, developers have designed standards-based networking designs in which the embedded system or systems to be networked are connected to a generic, off-the-shelf, microprocessor-based board. Such designs are expensive, physically large and impractical for many users.

We believe that historically there have not been cost-effective and practical alternatives for networking embedded systems. Consequently, end users of most non-imaging devices have not been able to connect them to networks. Where developers have added network connectivity to their devices, they have sacrificed time, effort and expense to create proprietary solutions assembled from numerous and distinct vendors or board-based designs. As a result, end users have purchased systems that were either not cost effective or contained generally rudimentary network connectivity that they could not routinely upgrade.

THE NETSILICON SOLUTION

We develop and market integrated hardware and software for manufacturers who want to build network-ready products. Our NET+Works(TM) family of solutions integrates network-enabled microprocessors (specialized computer chips), an operating system, networking software, development tools and high level technical support. These chips and software are "embedded" by our customers into their intelligent electronic devices, allowing their products to connect to the network via Ethernet. Once connected, these products can be managed, serviced, and accessed from anywhere.

Our Softworks Group develops and licenses software that is embedded into Internet appliances and other devices to enable Internet and Web-based communications.

We design our products to provide our customers with an integrated, easy-to-use, standards-based solution that aims to lower development risk, accelerate time-to-market and reduce cost of ownership. We have 17 years of experience providing networking connectivity for a wide array of electronic devices.

We believe that our products offer manufacturers of intelligent, network-enabled devices and embedded systems developers a compelling solution because our products are:

          - STANDARDS-BASED. Our products incorporate existing LAN, WAN and Internet networking standards. These standards make it possible for electronic devices incorporating embedded systems to communicate with other standards-based equipment, enabling the free exchange of data, distributed processing and remote maintenance.

          - COMPREHENSIVE. We offer a comprehensive set of products that, in conjunction with a physical interface and memory, consolidates the hardware and software necessary to network electronic devices in a single solution. In addition, we offer manufacturers of intelligent, network-enabled devices and embedded systems developers a package of development tools and application engineering services to facilitate a reduced time-to-market for their network-ready products. Manufacturers that incorporate our products do not need to develop in-house networking expertise in order to offer advanced connectivity in their products. Furthermore, manufacturers incorporating our products into their designs do not need to acquire networking hardware or software from multiple third-party vendors and perform the associated highly complex and lengthy integration and maintenance.

          - SCALABLE AND EXTENSIBLE. We based the NET+Works technology on a design platform that allows networking extensibility across a wide range of hardware platforms and performance levels. Our customers can achieve scalability through a design that allows us to offer pin-compatible semiconductor devices from 5 million instructions per second, or MIPS, to 40 MIPS performance levels. Consequently, developers can incorporate varying performance levels into their products without redesigning the hardware or reprogramming the software.

          - PROVEN. Since our inception, we have focused our efforts on enabling the connection of electronic devices to networks. Our technology embodies refinements and enhancements developed during our years of service to manufacturers of intelligent, network-enabled devices and embedded systems developers. Our semiconductor devices are incorporated into a broad array of office imaging products, including printers, scanners, fax machines, copiers and multi-function devices manufactured by over 20 manufacturers, including Minolta, Ricoh, Sharp and Xerox and into a growing number of other intelligent devices.

BUSINESS STRATEGY

Our objective is to continue to expand our market position as a developer and supplier of networking products for intelligent devices. Key elements of our strategy include the following:

          - IDENTIFYING AND PENETRATING GROWING INTELLIGENT DEVICE MARKETS. The total available market for embedded networking systems is comprised of OEMs producing electronic devices in multiple market segments that each have their own combinations of manufacturers, developers and end users. We target those embedded systems markets where we estimate that the compelling mainstream need for network connectivity has developed or is developing rapidly. For example, we have identified the industrial automation market as one in which manufacturers have demonstrated early demand for our networking products -- comprehensive networking solutions incorporating specialized industry-specific applications. Our ability to penetrate other market segments results from the basic design of our semiconductor devices, specifically their suitability for incorporation into a very wide range of embedded systems with minimal additional research or product development expenses. We evaluate each new target market opportunity based upon four criteria: significant potential sales of our products within three to five years; a demonstrable compelling benefit from network connectivity with the absence of a widely accepted network connectivity architecture; compatibility with our sales and marketing channels; and ease of adaptability to our existing technology.

          - EXPANDING EXISTING CUSTOMER RELATIONSHIPS IN THE IMAGING SEGMENT. Over 20 manufacturers in the imaging industry have incorporated our networking products. Our customers have designed our products into a broad array of office imaging products, including printers, scanners, fax machines, copiers and multi-function devices. Manufacturers currently are commercially shipping over 50 imaging products incorporating our semiconductor devices. In addition, many of these manufacturers are in various stages of designing other products that will incorporate our NET+Works products. We seek to leverage our existing relationships with manufacturers by working closely with them to understand their evolving requirements and to meet them. In addition, we focus our efforts on obtaining design wins with those companies in the imaging industry that do not currently incorporate our semiconductor devices.

          - LEVERAGING EMERGING TECHNOLOGIES. We believe that by adopting new technological developments in our industry, we will be better positioned to take advantage of new market opportunities. We expect to continue to invest in new technological developments and innovation. These developments include improved hardware performance, enhanced intelligent networking software for routing protocols and network applications, continued incorporation of the Java programming language and Linux operating system in our products and development environment, a new high-performance printer controller and evolving wireless connectivity technology and other technologies including Universal Plug and Play and XML.

                  We believe we need to continue to strengthen our value proposition by expanding our product line with lower cost products as well as higher performance semiconductors. In addition we will continue to make our software and tools easier to use and install.

          - EXPANDING WORLDWIDE DISTRIBUTION CHANNELS. We continue to expand our worldwide sales and marketing channels to capitalize on intelligent device market opportunities in key geographic areas including Japan, the Far East and Europe. In February 2001, we acquired Dimatech Corporation of Tokyo, Japan, a company that had previously distributed our products in Japan. We also continue to forge relationships with leading distributors in Europe and the Far East.

          - DEVELOPING MARKET-SPECIFIC PRODUCTS AND FEATURES. We intend to bolster our competitive position within the markets we target by incorporating value-added functions and features into our products that are specifically tailored to the unique requirements of each market. We believe that this approach to product development increases the attractiveness of our NET+Works products over more generic, less function-rich alternatives.

          - DEVELOPING STRATEGIC RELATIONSHIPS. To facilitate our penetration of new intelligent device markets, we intend to leverage the capabilities and market presence of our customers and strategic partners. In June 1998, we joined with industrial automation companies to create the Industrial Automation Open Network Alliance. The alliance was founded to promote a standards-based approach to networking for industrial automation, and to focus on overcoming obstacles to its rapid adoption. The alliance now has over 50 and 100 members in the United States and Europe, respectively, and we believe that by taking a leading role in the growth of the alliance we will further establish our products in industrial automation markets. We have also established relationships with companies addressing both Linux and Java for intelligent device applications to more rapidly address these technologies, including a partnership with Red Hat, Inc. to deliver open source products and services to manufacturers of Ethernet and Internet-attached devices and we have partnered with industry leaders to jointly develop new products, including the NET+Zj network printer controller that was developed with Zenographics, Inc. during 2000. In addition, we seek to establish relationships with developers that will be early adopters of networking technology because we anticipate that these developers will have significant influence in determining the network connectivity standards within that market. We plan to develop our products in conjunction with these early adopters, and to position our products as the networking products of choice for each intelligent device market we choose to address.

PRODUCTS AND SERVICES

Our technology solution is comprised of products and services. Our NET+Works products offer an integrated solution for intelligent networked devices. This "solution-on-chip" approach combines a core microprocessor, network connectivity interfaces, operating system and networking software, development tools and technical service and support. Our products are sold as a complete system and include both the hardware and a license to use the full array of our software. We believe our NET+Works products, in conjunction with a physical interface and memory, provide all of the functionality needed to implement Internet and Ethernet connectivity. Furthermore, we believe our integrated products allow our customers to accelerate their time-to-market, reduce development risk, and benefit from lower total cost of ownership compared to alternative approaches, without sacrificing system performance or increasing the amount of memory required.

Our NET+Works development tool kit includes the hardware and software necessary to enable device intelligence and network connectivity and is accompanied by documentation and optional technical support and hardware design review services.

We also develop and license a suite of standards-based software products that are embedded into Internet appliances and other devices to enable Internet and Web-based communications. We believe these products, which include Internet, routing and application protocols, provide the functionality, performance and flexibility to build embedded networking into intelligent devices using a variety of platforms.

Hardware Products

Our NET+Works products include our NET+ARM semiconductor device containing core microprocessors from ARM Holdings plc ("ARM") along with network connectivity interfaces. Customers incorporate our semiconductor devices directly into their embedded systems or integrate them into a network interface card, or NIC. A complete design also requires a physical interface and memory. In our imaging markets, while many of our customers are integrating our NET+Works products into their controllers, the majority of our sales to imaging customers consist of NET+Works products contained in network interface controllers.

Our NET+ARM semiconductor devices operate at speeds of 33 and 44 MHz. We believe that the price at which our NET+ARM semiconductor devices are available to customers provides significant cost savings to currently available components with comparable functionality. The product's processing speed is enhanced by NET+DMA, an interface between the Ethernet MAC, or media access controller, and the main memory bank. We have filed a patent application for NET+DMA.

Software

Our NET+Works products include a suite of software integrated with the NET+ARM semiconductor device. The software includes:

          - NET+Drivers and RTOS. NET+Drivers and RTOS components are the basic pieces that operate the hardware and software. We offer a NET+OS platform based on the ThreadX RTOS and the NET+Lx platform based on the open source Linux operating system and we support two popular third-party commercial offerings: pSOS+ and VxWorks from Wind River. NetSilicon's drivers are fully integrated and supported by the RTOS and tools.

          - NET+Protocols. NET+Protocols contain the open standard communications protocols such as the Internet transmission protocols.

          - NET+Services. NET+Services add the necessary Internet standard networking services for Web server, email, data transfer, installation and management services.

          - NET+APIs. NET+APIs provide the needed access to the RTOS and NET+Services for applications software engineers without having to attain networking engineering knowledge.

An important component of our strategy is to leverage our NET+ARM semiconductor devices by adding application-specific software that is focused on the unique needs of vertical industry markets. Our first customized vertical-market application is a set of embedded networking products designed for office imaging devices, such as printers, copiers, faxes, scanners and multifunction devices. This product uses the same core technology found in our NET+ARM semiconductor devices and adds NET+Applications software developed by us specifically for use in imaging devices. Our NET+Works products for the imaging market offer full networking operating system support, full print server applications and management capabilities. The management capabilities enable devices to report status messages, such as toner low or paper jam to network administrators via email cross a LAN, WAN or the Internet. It is available for installation directly on the controller board, eliminating the need for a separate NIC.

For our imaging customers, we also offer software to enable connection and communication with embedded controllers over a variety of interface specifications. Our DPO interface specification is an open-architecture specification designed by us and licensed to controller designers and imaging device manufacturers. The DPO interface can function with networks comprised of multiple protocols and operating systems, including Novell NetWare, AppleTalk, UNIX, IP and Windows NT. In addition, the DPO interface meets the networking functionality standard established by Hewlett-Packard, enabling our customer to offer similar networking functionality to Hewlett-Packard. PSIO is an interface specification that we license from Peerless Systems Corp. so that our products can interface with controllers provided by Peerless. We also offer a PCI interface specification to simplify and reduce the cost of PCI applications.

We offer a software-only version of our NET+Works products, called NET+Software, to our imaging customers. NET+Software offers the same functionality as the network interface card and embedded product. NET+Software has been designed to run on the controller's processor, thus saving cost. We provide a complete range of products by offering NET+Works as a network interface card, semiconductor device with software or as a software-only product.

Our suite of software products includes embedded Internet and Web protocols and applications which include support for Internet, Web, network management, routing and LAN communications. Our FUSION(TM) line of embedded network protocols are independent of microprocessors, operating systems and development tools and therefore can be integrated into a wide range of system designs.

Software Development Tools

We sell our NET+ARM semiconductor devices to developers with a set of integrated NET+Utilities and tools for hardware and software development, many of which, we believe, are unique to us. These include our

NET+Web, a Hypertext Markup Language, or HTML-to-C compiler which customers can use to automate the generation of HTML Web pages.

We also provide customers with development boards, including schematics. These boards assist hardware and software application developers in debugging their product-specific applications they port to and develop on NET+ARM semiconductor devices. Developers also receive an embedded in-circuit emulator, or ICE, debugging tool to enable testing and evaluation of hardware and their software after it has been ported to NET+ARM semiconductor devices. Developers may, if desired, obtain cross-compilers, linkers and symbolic debuggers from us, or the RTOS vendor. Full documentation provided to developers includes a guide to beginning the design cycle, hardware and software reference manuals, development board jumpers and a components guide.

The development tools also include additional cost options such as Greenhills, Inc.'s development tools and Wind River's pRISM+ or Tornado open, graphical development environments. Wind River's pRISM+ and Tornado support embedded developers with tools that span the complete development process, from conception to development and through life cycle support.

Before customers incorporate our semiconductor devices into the design of their product, they may purchase some sample semiconductor devices and software. They use the samples to create custom application programming interfaces and other software components of the ultimate networking design of their embedded systems.

Application Engineering and Support Services

We place significant emphasis on customer support, training and consultation. We provide a hardware design review in the early stages of the customer's design cycle. This design review helps customers avoid common hardware implementation problems by providing an independent technical review of their hardware design before the design is completed. Additionally, we provide full technical support for all development tools, including hardware, software and embedded products, for the first 12 months after product shipment. Our support and training services include:

          - Consulting. Our field application engineering staff provides development process consulting services that range from answering questions to assisting in problem solving and performing design reviews of customer products.

          - On-going Technical Support. Post-integration support typically includes beta test period support and assistance to the customer's support specialists.

          - Product Updates. We provide product updates on all releases of NET+Works products to developers initially under maintenance and subsequently on an optional service and maintenance contract basis.

          - Training. We provide hands-on training sessions during which we teach developers to install both our hardware and software products, set up and configure all network operating systems and protocols, and understand Ethernet topology. For our imaging customers, we also provide some training of their support staff.

          - Joint Marketing Assistance. We make joint sales calls with our customers and authorized developers, provide marketing materials, participate in the organization of press releases and tours, and create Web links to customer product pages.

          - Project Management. We provide our imaging customers with assistance in interface specifications analysis, lead time planning, delivery scheduling, and product cycle planning.

          - Product Integration Support. We provide our customers with product testing and support during the customer's development process of integrating our technology into their products.

A portion of the revenue from sales of development tools is allocated to the hardware design review and technical support services that typically accompany the sale of development kits. Technical support, maintenance, training, consulting, project management and other engineering and support services can also be contracted separately.

PRODUCT DEVELOPMENT

Our success depends upon our ability to enhance our products, and develop and introduce new products to meet changing customer needs on a timely basis. We focus our hardware development efforts on improving the performance of our products, simplifying the integration process for our products and introducing new products with a variety of speeds, capabilities and price points. We focus our software development efforts on addressing industry needs, developing industry-specific applications and integrating additional operating systems and protocols into our products.

We have made, and expect to continue to make, substantial investments in product development. For example, we continue to invest resources in the development of products supporting the Linux operating system and Java programming language, to improve hardware performance and to enhance intelligent networking software. For the fiscal years ended January 31, 2001, 2000 and 1999, our engineering, research and development expenses were approximately $7.1 million, $3.1 million and $1.9 million, respectively or 18.9%, 9.7% and 14.3% of net sales, respectively. As of January 31, 2001, we had 53 full-time employees who have substantial networking and software driver development experience engaged in research and development activities.

SALES AND MARKETING

We market and sell our products to embedded systems manufacturers and developers through a combination of:

          -       our direct sales and marketing staff;

          -       selected distributors;

          -       strategic partner relationships and alliances;

          -       manufacturers representatives; and

          -       authorized developers.

Direct Sales and Marketing

As of January 31, 2001, we employed a total of 47 employees in our direct sales and marketing efforts. We manage most of our sales efforts from our headquarters in Waltham, Massachusetts and a sales office in Germany. Our direct sales staff solicits prospective customers, provides technical advice and support with respect to our products, and works closely with our partners, representatives and developers worldwide to secure new customer design wins and provide support during their development of new products. The direct sales and marketing staff participates in select industry trade shows and conferences to promote our products and to generate new business leads.

We design our marketing programs to build awareness of NetSilicon and NET+Works, and to generate new sales leads. Our primary marketing activities include advertising, direct mail, customer communications, trade show participation, and press, media and industry analyst relations.

Partnership Relationships and Alliances

We augment our direct sales efforts through various strategic marketing alliances. These include, in the imaging market, alliances with the makers of printer controllers, and in other intelligent device markets, alliances with our vendors, suppliers and partners, such as ARM, Atmel Corporation, Wind River Systems,

Inc., Esmertec, Inc., and Red Hat, Inc. Our strategy for making sales to imaging manufacturers is to have our DPO interface specification incorporated into the controllers that those manufacturers purchase from controller designers. We encourage the use of our interface because every imaging device that uses a controller incorporating it will also use our networking connectivity products. Printer controller designers that have incorporated our DPO interface specification include Adobe Systems, Advanced HiTech, Destiny Technology, Imaging Technologies and Xionics Document Technologies.

In June 1998, we joined with industrial automation companies to create the Industrial Automation Open Network Alliance. The alliance was founded to promote a standards-based approach to networking for industrial automation, and to focus on overcoming obstacles to its rapid adoption. The alliance now has over 50 and 100 members in the United States and Europe, respectively, and we believe that by taking a leading role in the growth of the alliance we will further establish our products in industrial automation markets. We have also established relationships with companies addressing both Linux and Java for embedded market applications to more rapidly address these technologies.

We and our printer controller partners engage in joint marketing efforts, presenting their individual products as a fully compatible, comprehensive imaging and networking solution to imaging manufacturers.

Manufacturers Representatives

Manufacturers representatives act as local sales agents for us and work on a commission basis. As of January 31, 2001, there were eight manufacturers representatives in North America, three in Europe and Israel, and one in Asia. Our direct sales staff supports and works closely with these representatives, who have extensive relationships with the current and potential customers in their territories.

Authorized Developers

We also market and sell our products in coordination with independent product development consulting firms. These firms have hardware and software engineering staffs ranging from five to 100 engineers. They consult with large manufacturers, recommending new products for development and offering their expertise to manufacturers during the design cycle of those products. Where network connectivity is contemplated for such products, we provide incentives to these developers to recommend our products by paying the developers a commission on our sales to manufacturers that result from these recommendations. As of January 31, 2001, we had approved 35 consulting firms as authorized developers of our products.

CUSTOMER PRODUCT CYCLE

Our products are sold to manufacturers, which incorporate them into devices that are sold to end users. The timing and magnitude of our revenues are highly dependent upon our achievement of design wins, the timing and success of our customers' development cycles, and our customers' product sales.

We initially target manufacturers that are developing intelligent devices and embedded systems products and are seeking to incorporate networking capability into their products. Manufacturers and developers typically select core components, such as our semiconductor devices, early in the device design process. Before the selection of core components, developers typically purchase development tools and receive application-engineering services from us to facilitate the integration of NET+Works products into their design. When we have received notification from a customer that they have selected our devices and software for incorporation into their final product, we achieve what is known as a design win. Once a customer selects the components it will use for our product, it generally does not substitute an alternative component, as the change typically requires significant cost or development time. Therefore, we are generally the sole supplier of networking technology throughout the life cycle of an intelligent device once our products have been selected for inclusion in the product design. Even if we are successful in our efforts to market our products to manufacturers and achieve a design win, there can be no assurance that we will ever achieve revenue from the sale of products. Even if we do achieve revenues from the sales, there can be no assurance that the revenues will be sustainable.

The length of the product development process can vary greatly among our customers, ranging from six to more than 24 months, with no certainty that any given design will result in a commercial product. When the customers' product development cycle nears successful completion, customers typically begin purchasing our products to supply their initial manufacturing efforts. Only upon the commencement of product shipment do we achieve significant revenues. Customers then typically purchase quantities of our products periodically to match their ongoing manufacturing needs, based on their demand requirements. Sales of our products are therefore dependent upon the sales of the customers' products into which customers have designed them.

The following is a summary of our shipping customer activity over the prior eight quarters:

                                                                         THREE MONTHS ENDED
                                        -------------------------------------------------------------------------------------
                                        APR. 30,   JULY 31,   OCT. 31,   JAN. 31,   APR. 29,   JULY 29,   OCT. 28,   JAN. 31,
                                          1999       1999       1999       2000       2000       2000       2000       2001
                                        --------   --------   --------   --------   --------   --------   --------   --------
Shipping customers(1):
Imaging market........................     22         22         22         22         22         23         23         23
Additional intelligent device
  markets.............................      5          8          8         21         24         40         51         56
                                           --         --         --         --         --         --         --         --
Total.................................     27         30         30         43         46         63         74         79
                                           ==         ==         ==         ==         ==         ==         ==         ==

---------------
(1) Represents the number of customers to which we shipped products during the period indicated.

CUSTOMERS

We sell our products for incorporation into manufacturers' devices. Representative customers who incorporated our products into their devices using our technology include:

IMAGING CUSTOMERS                                       INTELLIGENT DEVICE CUSTOMERS
-----------------                                       ----------------------------
Kyocera Communications                          ABB Automation Products GmbH
Konica Business Systems                         Adept Systems, Inc.
Minolta Corporation                             GE Fanuc Automation, Inc.
NEC Corporation                                 Lantronix, Inc.
Ricoh Electronics                               NCR Corporation
Sharp Electronics Corporation                   Nortel Networks Corporation
Xerox Corporation                               Phoenix Contact GmbH

Our 23 imaging customers have designed our products into more than 50 imaging products available for sale as of January 31, 2001. 79% of our net sales for the fiscal year ended January 31, 2001 and 95% of our net sales for the fiscal years ended January 31, 2000 and 1999 were derived from the imaging device market. Sales to Ricoh and Dimatech each represented greater than 10% of our net sales for the fiscal year ended January 31, 2001.

MANUFACTURING

We do not maintain our own manufacturing capabilities for our semiconductor devices, but rely on third parties to provide foundry capabilities. We engage Atmel Corporation to manufacture the NET+ARM semiconductor device. Shipments of the semiconductor device are first delivered to us, where we perform quality assurance testing. We purchase tested, packaged chips from Atmel. We do not have a written agreement with Atmel regarding production, relying instead upon standard purchase orders. We have selected an additional manufacturer to supply new NET+ARM devices. Additionally, we obtain price quotes from possible second sources for semiconductor devices in order to ensure that we are receiving competitive price terms from our current manufacturer.

We contract with domestic qualified assemblers and with Semiconductor Ventures International Company ("SVI"), based in Thailand, to assemble printed circuit boards for our NICs. We perform some final assembly of printed circuit boards and, for quality assurance purposes, randomly test boards assembled by third parties. We believe that the terms of our arrangement with SVI are more favorable than we would receive from our domestic assemblers.

As of January 31, 2001, we had 25 full-time employees in Waltham, Massachusetts performing manufacturing-related activities, including purchasing, final assembly, testing, quality assurance, packaging and shipping.

PRODUCT BACKLOG

Our business is characterized by short-term shipment schedules. Our backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve our sales objectives, we are dependent upon obtaining orders during each quarter for shipment that quarter. Furthermore, our agreements with our customers typically provide that they may change delivery schedules. Non-imaging customers can cancel orders within specified time frames, typically 30 days or more prior to the scheduled shipment date under our policies, without significant penalty. In the past, our customers have built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major products, or for other reasons. Decisions by these customers to reduce their inventory levels have led, and in the future could lead, to reductions in purchases from us. These reductions, in turn, have caused and could cause fluctuations in our operating results, which could have a material adverse effect on our business, results of operations and financial condition in periods in which the inventory is reduced.

As of January 31, 2001, our backlog was approximately $3.4 million, as compared to $6.0 million as of January 31, 2000. We include all firm purchase orders scheduled for delivery within the subsequent 12 months in our backlog. We anticipate that we will ship all of our backlog to customers within the next 12 months.

COMPETITION

The markets in which we operate are intensely competitive, and characterized by rapidly changing technology, evolving industry standards, declining average selling prices and frequent new product introductions. A number of companies offer products that compete with one or more elements of our solution. We believe that the competitive factors affecting the market for our products include:

          -       product performance, price and quality;

          -       product functionality and features;

          - the availability of products for existing and future platforms;

          - the ease of integration with other hardware and software components of the customer's products; and

          - the quality of support services, product documentation and training.

The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that we will be able to compete successfully against current and future competitors, or that competitive factors we face will not have a material adverse effect on us.

INTELLECTUAL PROPERTY, TRADEMARKS AND PROPRIETARY RIGHTS

Our ability to compete is dependent in part on our proprietary rights and technology. We have no patents and rely primarily on a combination of copyright, trademark laws, trade secrets, confidentiality procedures and contract provisions to protect our proprietary rights. We generally enter into confidentiality agreements with our employees, and sometimes with our customers and potential customers and limit access to the distribution of our software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps we take in this regard will be adequate to prevent the misappropriation of our technology. While we have filed two patent applications and plan to file various additional applications, such applications may be denied. Any patents, once issued, may be circumvented by our competitors. Furthermore, there can be no assurance that others will not develop technologies that are superior to ours. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. Our failure to protect our proprietary rights adequately could have a material adverse effect on our business, results of operations and financial condition.

We also rely on certain software that we license from third parties, including software that we integrate with internally developed software and use in our products to perform important functions. These software license agreements are with:

          - Express Logic, Inc., which terminates only if we default under the agreement;

          - InterNiche Technologies, Inc., which renews until terminated by either party;

          - Novell, Inc., which is renewable annually at the option of both parties;

          - Peerless Systems Corporation, which expires in 2004 subject to year-to-year renewals thereafter until terminated by either party.

          - Wind River Systems, Inc., which terminates only if we default under the agreement;

          - Allegro Software Development Corporation, which terminates only if there is a material breach of the agreement by either party.

These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the licensors may not continue to support, maintain or enhance the software appropriately. The loss of licenses to use, or the inability of licensors to support, maintain and enhance any of such software, could result in increased costs, delays or reductions in product shipments until equivalent software is developed or licensed, if it can be, and integrated.

We exclusively license the right to use the NET+ARM trademark from ARM Limited according to a royalty-free agreement expiring in 2008. We depend on ARM to enforce our rights to the trademark against third-party infringement. There can be no assurance that ARM will promptly and adequately enforce the rights, which could have a material adverse effect on our business, results of operations and financial condition.

EMPLOYEES

As of January 31, 2001, we had 148 full-time employees, which included 78 engaged in product development and manufacturing-related duties and 47 in sales and marketing. We believe our future success will depend, in part, on our continued ability to attract and retain highly qualified personnel in a competitive market for experienced and talented software engineers, chip designers and sales and marketing personnel. None of our employees are represented by a labor union or subject to a collective bargaining agreement. We believe that our relations with employees are good.

RISK FACTORS

You should carefully consider the following risks before investing in our common stock. These are not the only risks facing our company. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You should also refer to the other information set forth in this report, and incorporated by reference, including our financial statements and the accompanying notes.

This report contains certain "forward-looking statements" (statements that are not historical fact) based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of many factors, as more fully described in this section and elsewhere in this report.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT THAT MAKE FUTURE OPERATING RESULTS AND PROFITABILITY DIFFICULT TO PREDICT.

We incurred net losses from continuing operations for the fiscal years ended January 31, 1997, 1998, 1999 and 2001. At January 31, 2001, we had an
accumulated deficit of $3.6 million. There can be no assurance that we will be able to achieve profitability on a quarterly or annual basis in the future. In addition, revenue growth is not necessarily indicative of future operating results and there can be no assurance that we will be able to sustain revenue growth. We continue to invest significant financial resources in product development, marketing and sales, and a failure of such expenditures to result in significant increases in revenue could have a material adverse effect on us. Due to the limited history and undetermined market acceptance of our new products, the rapidly evolving nature of our business and markets, potential changes in product standards that significantly influence many of the markets for our products, the high level of competition in the industries in which we operate and the other factors described elsewhere in Risk Factors, there can be no assurance that our investment in these areas will result in increases in revenue or that any revenue growth that is achieved can be sustained. Our history of losses, coupled with the factors described below, make future operating results difficult to predict. We and our future prospects must be considered in light of the risks, costs and difficulties frequently encountered by emerging companies. As a result, there can be no assurance that we will be profitable in any future period.

THE UNPREDICTABILITY OF OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

Our net sales and operating results have in the past and may in the future fluctuate substantially from quarter to quarter and from year to year. These results have varied significantly due to a number of factors, including:

          - market acceptance of and demand for our products and those of our customers;

          - unanticipated delays or problems in the introduction of our products;

          -       the timing of large customer orders;

          -       the timing and success of our customers' development cycles;

          - our ability to introduce new products in accordance with customer design requirements and design cycles;

          - new product announcements or product introductions by us and our competitors;

          - availability and cost of manufacturing sources for our products;

          - the volume of orders that are received and can be filled in a quarter;

          -       the rescheduling or cancellation of orders by customers;

          -       changes in product mix;

          - timing of "design wins" with our customers and related revenue; and

          -       changes in currency exchange rates.

Our operating results could also be harmed by:

          -       the growth rate of markets into which we sell our products;

          - changes in the mix of sales to customers and sales representatives;

          -       costs associated with protecting our intellectual property;
                  and

          - changes in product costs and pricing by us and our competitors.

We budget expenses based in part on future revenue projections. We may be unable to adjust spending in a timely manner in response to any unanticipated declines in revenues.

As a result of these and other factors, investors should not rely solely upon period-to-period comparisons of our operating results as an indication of future performance. It is likely that in some future period our operating results or business outlook will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of the shares of common stock.

OUR FAILURE TO INCREASE SALES TO MANUFACTURERS OF INTELLIGENT, NETWORK-ENABLED DEVICES AND OTHER EMBEDDED SYSTEMS WILL ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Our financial performance and future growth is dependent upon our ability to sell our products to manufacturers of intelligent, network-enabled devices and other embedded systems in various markets, including markets in which networking solutions for embedded systems have not historically been sold, such as the industrial automation equipment, data acquisition and test equipment, Internet devices and security equipment markets. A substantial portion of our recent development efforts have been directed toward the development of new products for markets that are new and rapidly evolving. There can be no assurance that:

          - the additional intelligent device markets targeted by us for our products and services will develop;

          - developers within each market targeted by us will choose our products and services to meet their needs;

          - we will successfully develop products to meet the industry-specific requirements of developers in our targeted markets or that design wins will result in significant sales; or

          - developers in our targeted markets will gain market acceptance for their devices which incorporate our products.

We have limited experience in designing our products to meet the requirements of developers in these industries. Moreover, our products and services have, to date, achieved limited acceptance in these industries.

WE ARE DEPENDENT ON THE IMAGING MARKET FOR A LARGE PORTION OF OUR REVENUES.

The imaging market has historically accounted for substantially all of our revenues. In the fiscal years ended January 31, 2001, 2000 and 1999, 79%, 95% and 95%, respectively, of our revenues were generated from customers in the imaging market. Our success has been and continues to be dependent on the continued success of the imaging market. Many of our customers face competition from larger, more established companies which may exert competitive or other pressures on them. Any decline in sales to the imaging market would have a material adverse effect on our business, results of operations and financial condition.

Due in part to an economic slowdown affecting our imaging customers, we anticipate a decline in imaging revenue growth in fiscal year 2002 which will adversely affect our results of operations and financial condition.

The imaging market is characterized by declining prices of existing products and a transition from higher priced network interface cards to semiconductor devices. Therefore, continual improvements in manufacturing efficiencies and the introduction of new products and enhancements to existing products are required for us to maintain our gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities, we may take certain pricing or marketing actions, such as price reductions or volume discounts. These actions could have a material adverse effect on us.

A significant amount of our customers in the imaging market are headquartered in Japan. Our customers are subject to declines in their local economies, which have affected them from time to time in the past and may affect them in the future. The success of our customers affects their purchases from us.

OUR HIGHLY CONCENTRATED CUSTOMER BASE INCREASES THE POTENTIAL ADVERSE EFFECT ON US FROM THE LOSS OF ONE OR MORE CUSTOMERS.

Our products have historically been sold into the imaging markets for use in products such as printers, scanners, fax machines, copiers and multi-function peripherals. This market is highly concentrated. Accordingly, our sales are derived from a limited number of customers, with the top five OEM customers accounting for 55%, 72% and 52% of total revenues for the fiscal years ended 2001, 2000 and 1999, respectively. In particular, sales to Dimatech and Ricoh accounted for 23% and 20% of total revenues, respectively, for the fiscal year ended January 31, 2001. We expect that a small number of customers will continue to account for a substantial portion of our total revenues for the foreseeable future. All of our sales are made on the basis of purchase orders rather than under long-term agreements, and therefore, any customer could cease purchasing our products at any time without penalty. The decision of any key customer to cease using our products or a material decline in the number of units purchased by a significant customer would have a material adverse effect on us.

THE LONG AND VARIABLE SALES CYCLE FOR OUR PRODUCTS MAKES IT MORE DIFFICULT FOR US TO PREDICT OUR OPERATING RESULTS AND MANAGE OUR BUSINESS.

The sale of our products typically involves a significant technical evaluation and commitment of capital and other resources by potential customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to test and accept new technologies. For these and other reasons, the sales cycle associated with our products is typically lengthy, lasting nine months or longer, and is subject to a number of significant risks, including customers' internal acceptance reviews, that are beyond our control. Because of the lengthy sales cycle and the large size of customer orders, if orders forecasted for a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could be materially adversely affected.

OUR RELATIVELY LOW LEVEL OF BACKLOG INCREASES THE POTENTIAL VARIABILITY OF OUR QUARTERLY OPERATING RESULTS.

Our backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve our sales objectives, we are dependent upon obtaining orders during each quarter for shipment during that quarter. Furthermore, our agreements with our customers typically permit them to change delivery schedules.

Non-imaging customers may cancel orders within specified time frames (typically 30 days or more prior to the scheduled shipment date under our policies) without significant penalty. Our customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major products or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in their purchases from us. These reductions, in turn, have caused and could cause adverse fluctuations in our operating results.

OUR DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY MAKE US SUSCEPTIBLE TO LOSS OF MARKET SHARE RESULTING FROM COMPETITORS' PRODUCT INTRODUCTIONS AND SIMILAR RISKS.

The semiconductor and networking industries are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of our products over competing products. Any failure by us to modify our products to support new local-area network, or LAN, wide-area network, or WAN, and Internet technologies, or alternative technologies, or any failure to achieve widespread customer acceptance of such modified products could have a material adverse effect on us. In particular, we have dedicated significant resources to developing products based on the Linux operating system and on the Java programming language, and the failure of these products to achieve widespread acceptance could have a material adverse effect on us.

We have in the past and may in the future experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that our new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant or sustainable degree of market acceptance in existing or additional markets. Failure by us, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on us. In addition, the future introductions or announcements of products by us or one of our competitors embodying new technologies or changes in industry standards or customer requirements could render our then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by us or one or more of our competitors will not cause customers to defer the purchase of our existing products. Such deferment of purchases could have a material adverse effect on us.

OUR FAILURE TO EFFECTIVELY MANAGE PRODUCT TRANSITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

From time to time, we or our competitors may announce new products, capabilities or technologies that may replace or shorten the life cycles of our existing products. Announcements of currently planned or other new products may cause customers to defer or stop purchasing our products until new products become available. Furthermore, the introduction of new or enhanced products requires us to manage the transition from older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. Our failure to effectively manage transitions from older products could have a material adverse effect on our business, results of operations and financial condition.

OUR FAILURE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE MARKET COULD RESULT IN REDUCED PRICES AND LOSS OF MARKET SHARE.

The markets in which we operate are intensely competitive and characterized by rapidly changing technology, evolving industry standards, declining average selling prices and frequent new product introductions. A number of companies offer products that compete with one or more elements of our products. We believe that the competitive factors affecting the market for our products include product performance, price and quality, product functionality and features, the availability of products for existing and future platforms, the ease of integration with other hardware and software components of the customer's products, and the quality of support services, product documentation and training. The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that we will be able to compete successfully against current and future competitors, or that competitive factors faced by us will not have a material adverse effect on us.

We primarily compete with the internal development departments of large manufacturing companies that have developed their own networking solutions, as well as established developers of embedded systems software and chips such as Axis Communications, Echelon, Emulex, Hitachi, Intel, Milan Technology, a division of Digi International, Motorola, Peerless Systems, Samsung and Wind River. In addition, we are aware of certain companies which have recently introduced products that address the markets targeted by us. We have experienced and expect to continue to experience increased competition from current and potential competitors, many of which have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and larger customer bases than ours. In particular, established companies in the networking or semiconductor industries may seek to expand their product offerings by designing and selling products using competitive technology that could render our products obsolete or have a material adverse effect on our sales. Increased competition may result in further price reductions, reduced gross margins and loss of market share.

WE DEPEND ON THIRD-PARTY SOFTWARE THAT WE USE UNDER LICENSES THAT MAY EXPIRE.

We rely on certain software that we license from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. These software license agreements are with Express Logic, Inc., Allegro Software Development Corporation and Wind River, each of which terminates only if we default under the respective agreement; with Novell, Inc., which is renewable annually at the option of both parties, with InterNiche Technologies, Inc., which renews until terminated by either party and with Peerless Systems Corporation, which expires in 2004 and is subject to year-to-year renewals thereafter at the option of both parties. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to use, or the inability of licensors to support, maintain, and enhance any of such software, could result in increased costs, delays or reductions in product shipments until equivalent software is developed or licensed, if at all, and integrated.

WE DEPEND ON MANUFACTURING, ASSEMBLING AND PRODUCT TESTING RELATIONSHIPS AND ON LIMITED SOURCE SUPPLIERS, AND ANY DISRUPTIONS IN THESE RELATIONSHIPS MAY CAUSE DAMAGE TO OUR CUSTOMER RELATIONSHIPS.

We do not have our own semiconductor fabrication assembly or testing operations or contract manufacturing capabilities. Instead, we rely upon independent contractors to manufacture our components, subassemblies, systems and products. Currently, all of our semiconductor devices are being manufactured, assembled and tested by Atmel Corporation in the United States and Europe, and we expect that we will continue to rely upon Atmel to manufacture, assemble and test a significant portion of our semiconductor devices in the future. In the past, we experienced a delay in the introduction of one of our products due to a problem with Atmel's design tools. While we are in the process of qualifying other suppliers, any qualification and pre-production periods could be lengthy and may cause delays in providing products to customers in the event that the sole source supplier of the semiconductor devices fails to meet our requirements. For example, Atmel uses its manufacturing facilities for its own products as well as those it manufactures on a contract basis. There is no assurance that Atmel will have adequate capacity to meet the needs of its contract manufacturing customers. In addition, semiconductor manufacturers generally experience periodic constraints on their manufacturing capacity.

We also rely upon limited-source suppliers for a number of other components used in our products. There can be no assurance that these independent contractors and suppliers will be able to meet our future requirements for manufactured products, components and subassemblies in a timely fashion. We generally purchase limited-source components under purchase orders and have no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to us is dependent in part on our ability to provide our suppliers with accurate forecasts of our future requirements. Any extended interruption in the supply of any of the key components currently obtained from limited sources would disrupt our operations and have a material adverse effect on our business, results of operations and financial condition.

Delays or lost sales have been and could be caused by other factors beyond our control, including late deliveries by vendors of components, changes in implementation priorities or slower than anticipated growth in the market for networking solutions for embedded systems. Operating results in the past have also been adversely affected by delays in receipt of significant purchase orders from customers. In addition, we have experienced delays as a result of the need to modify our products to comply with unique customer specifications. In general, the timing and magnitude of our revenues are highly dependent upon our achievement of design wins, the timing and success of our customers' development cycles, and our customers' product sales. Any of these factors could have a material adverse effect on our business, results of operations and financial condition.

THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY MAY RESULT IN SUBSTANTIAL PERIOD-TO-PERIOD FLUCTUATIONS.

Our semiconductor products provide networking capabilities for intelligent, network-enabled devices and other embedded systems. The semiconductor industry is highly cyclical and subject to rapid technological change and has been subject to significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices and production overcapacity. The semiconductor industry also periodically experiences increased demand and production capacity constraints. As a result, we may experience substantial period-to-period fluctuations in future operating results due to general semiconductor industry conditions, overall economic conditions or other factors.

OUR ABILITY TO COMPETE COULD BE JEOPARDIZED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

Our ability to compete depends in part on our proprietary rights and technology. We have no patents and rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect our proprietary rights.

We generally enter into confidentiality agreements with our employees, and sometimes with our customers and potential customers and limit access to the distribution of our software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by us in this regard will be adequate to prevent the misappropriation of our technology. While we have filed two patent applications and plan to file various additional applications, such applications may be denied. Any patents, once issued, may be circumvented by our competitors. Furthermore, there can be no assurance that others will not develop technologies that are superior to ours. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. Our failure to adequately protect our proprietary rights could have a material adverse effect on our business, results of operations and financial condition.

We exclusively license the right to use the NET+ARM trademark from ARM Limited according to a royalty-free agreement expiring in 2008. We depend on ARM to enforce its rights to the trademark against third-party infringement. There can be no assurance that ARM will promptly and adequately enforce these rights which could have a material adverse effect on our business, results of operations and financial condition.

WE COULD BECOME SUBJECT TO CLAIMS AND LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM US AND REQUIRE US TO INCUR SIGNIFICANT COSTS.

The semiconductor and networking industries are characterized by frequent litigation regarding patent and other intellectual property rights. Although we have not been notified that our products infringe any third-party intellectual property rights, there can be no assurance that we will not receive such notification in the future. Any litigation to determine the validity of third-party infringement claims, whether or not determined in our favor or settled by us, would at a minimum be costly and divert the efforts and attention of our management and technical personnel from productive tasks, which could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that any infringement claims by third parties or any claims for indemnification by customers or end users of our products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to have merit, will not materially adversely affect our business, results of operations or financial condition. In the event of an adverse ruling in any such matter, we would be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or be required to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance that a license would be available on reasonable terms or at all. Any limitations on our ability to market our products, or delays and costs associated with redesigning our products or payments of license fees to third parties, or any failure by us to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND EXPANSION THAT COULD IMPAIR OUR ABILITY TO GROW OUR REVENUES ABROAD.

In the fiscal years ended January 31, 2001, 2000 and 1999, international sales constituted approximately 55%, 50% and 51% of our net sales, respectively, and approximately 68%, 77% and 46% of our domestic sales were to customers headquartered in Asia during the fiscal years ended January 31, 2001, 2000 and 1999, respectively.

We believe that our future growth is dependent in part upon our ability to increase sales in international markets, and particularly to manufacturers located in Japan, which sell their products worldwide. These sales are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles and potentially adverse tax consequences and export license requirements. In addition, we are subject to the risks inherent in conducting business internationally, including political and economic instability and unexpected changes in diplomatic and trade relationships. In particular, the economies of certain countries in the Asia-Pacific region are experiencing considerable economic instability and downturns. Because our sales to date have been denominated in United States dollars, increases in the value of the United States dollar could increase the price in local currencies of our products in non-US markets and make our products more expensive than competitors' products denominated in local currencies. In addition, an integral part of our business strategy is to form strategic alliances for the manufacture and distribution of our products with third parties, including foreign corporations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on our business, results of operations and financial condition.

We intend to expand our presence in Europe to address new markets. One change resulting from the formation of a European Economic and Monetary Union ("EMU") required EMU member states to irrevocably fix their respective currencies to a new currency, the euro, as of January 1, 1999. Business in the EMU member states will be conducted in both the existing national currency such as the French franc or the Deutsche mark, and the euro through 2002. As a result, companies operating or conducting business in EMU member states will need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the euro. There can be no assurance that the conversion to the euro will not have a material adverse effect on our business, results of operations and financial condition.

IF WE LOSE KEY PERSONNEL IT COULD PREVENT US FROM EXECUTING OUR BUSINESS
STRATEGY.

Our business and prospects depend to a significant degree upon the continuing contributions of our executive officers and our key technical personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining qualified personnel. Our stock price and the number of options outstanding with exercise prices in excess of their market price could make it more difficult to attract and retain key personnel. Failure to attract and retain key personnel could result in our failure to execute our business strategy and have a material adverse effect on us. We have employment contracts with our Vice President, Intelligent Device Markets Europe; Vice President, Finance, and Chief Financial Officer;

President and Chief Operating Officer and the Chairman and Chief Executive Officer. We do not maintain any key-man life insurance policies.

ANY FAILURE TO COMPLY WITH SIGNIFICANT REGULATIONS AND EVOLVING INDUSTRY STANDARDS COULD DELAY INTRODUCTION OF OUR PRODUCTS.

The market for our products is subject to a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, our products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters' Laboratories. Some of our products may not comply with current industry standards, and this noncompliance must be addressed in the design of those products. Standards for networking are still evolving. As the standards evolve, we may be required to modify our products or develop and support new versions of our products. The failure of our products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of our products, which could have a material adverse effect on our business, results of operations and financial condition.

ANY MATERIAL PRODUCT DEFECTS COULD RESULT IN LOSS OF MARKET SHARE, DELAY OF MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS OR LOSSES.

Complex products such as those offered by us may contain undetected or unresolved defects when first introduced or as new versions are released. The occurrence of material errors in the future could, and the failure or inability to correct such errors would, result in the loss of market share, the delay or loss of market acceptance of our products, material warranty expense, diversion of engineering and other resources from our product development efforts, the loss of credibility with our customers or product recall. The use of our products for applications in devices that interact directly with the general public, where the failure of the embedded system could cause property damage or personal injury, could expose us to significant product liability claims. Although we have not experienced any product liability or economic loss claims to date, the sale and support of our products may entail the risk of such claims. Any of such occurrences could have a material adverse effect upon our business, results of operations and financial condition.

IF WE DO NOT SUCCESSFULLY MANAGE OUR GROWTH, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

We have limited internal infrastructure and any significant growth would place a substantial strain on our financial and management personnel and information systems and controls. Such growth would require us to implement new and enhance existing financial and management information systems and controls and add and train personnel to operate such systems effectively. Our intention to continue to pursue our growth strategy through efforts to increase sales of existing products and new products can be expected to place even greater pressure on our existing personnel and compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that we will be able to successfully manage expanding operations. Our inability to manage our expanded operations effectively could have a material adverse effect on our business, results of operations and financial condition.

A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD BE SOLD INTO THE PUBLIC MARKET, WHICH COULD DEPRESS OUR STOCK PRICE.

Sales of a substantial number of shares of common stock in the public market could adversely affect the market price for our common stock and could make it more difficult for us to raise funds through equity offerings in the future.

Subject to applicable federal and securities laws and the restrictions set forth below, Sorrento may sell any and all of the shares of common stock beneficially owned by it or distribute any or all such shares of common stock to its stockholders. Sales or distributions by Sorrento of substantial amounts of common stock in the public market or to its stockholders, or the perception that such sales or distribution could occur, could adversely affect the prevailing market prices for the common stock. Sorrento is not subject to any obligation to retain its shares in NetSilicon. As a result, there can be no assurance concerning the period of time during which Sorrento will maintain its beneficial ownership of our common stock.

At January 31, 2001, options to purchase an aggregate of 5,051,149 shares of our common stock were outstanding. Of these options, 852,394 were exercisable as of January 31, 2001, with additional vesting to occur from time to time.

ANY ACQUISITIONS WE HAVE MADE OR WILL MAKE COULD DISRUPT OUR BUSINESS AND SERIOUSLY HARM OUR FINANCIAL CONDITION.

We continue to intend to consider investments in complementary companies, products or technologies. We may buy businesses, products or technologies in the future. In the event of any future purchases, we could:

          - issue stock that would dilute our current stockholders' percentage ownership;

          -       incur debt;

          -       assume liabilities;

          - incur amortization expenses related to goodwill and other intangible assets; or

          -       incur large and immediate write-offs.

OUR OPERATION OF ANY ACQUIRED BUSINESS WILL ALSO INVOLVE NUMEROUS RISKS,
INCLUDING:

          - problems combining the purchased operations, technologies or products;

          -       unanticipated costs;

          -       diversion of management's attention from our core business;

          - difficulties integrating businesses in different countries and cultures;

          - adverse effects on existing business relationships with suppliers and customers;

          - risks associated with entering markets in which we have no or limited prior experience; and

          - potential loss of key employees, particularly those of the purchased organizations.

We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we have acquired or that we might acquire in the future and any failure to do so could disrupt our business and seriously harm our financial condition.

BECAUSE THE NASDAQ NATIONAL MARKET IS LIKELY TO EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

The market price of our shares is likely to be highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

          - actual or anticipated variations in our quarterly operating results or those of our competitors;

          - announcements by us or our competitors of new products or technological innovations;

          -       introduction and adoption of new industry standards;

          - changes in financial estimates or recommendations by securities analysts;

          -       changes in the market valuations of our competitors;

          - announcements by us or our competitors of significant acquisitions or partnerships; and

          -       sales of our common stock.

Many of these factors are beyond our control and may negatively impact the market price of our common stock, regardless of our performance. In addition, the stock market in general, and the market for technology companies in particular, has been highly volatile. Our common stock may not trade at the same levels of shares as that of other technology companies and shares of technology companies, in general, may not sustain their current market prices. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.

PROVISIONS OF OUR CHARTER DOCUMENTS, OUR SHAREHOLDER RIGHTS PLAN AND LAW MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD PREVENT A CHANGE OF CONTROL.

Provisions of our amended and restated articles of organization, bylaws, our shareholder rights plan, and of Massachusetts law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Operating alone or together, the above provisions or statutes could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of Common Stock and may render more difficult or discourage a merger, consolidation or tender offer, the assumption of control by a holder of a large block of the Company's shares, and the removal of incumbent management.

ITEM 2.     PROPERTIES:

We lease approximately 47,000 square feet of office space in Waltham, Massachusetts, for our corporate headquarters. Activities at our Waltham headquarters include administration, sales, product development, assembly, test and support. Our lease for property in Waltham provides for base rent of $55,589 per month through February 28, 2003. We believe that our current facilities are adequate to meet our current needs.

In addition we lease the following properties:

          - 5,750 square feet of office space in Newbury Park, California which is used by our Softworks group for product development and sales and marketing;

          - 1,370 square feet of office space in Tokyo, Japan and 1,300 square feet of office space in Kirchheim, Germany, all of which is used primarily for sales and marketing.

ITEM 3.     LEGAL PROCEEDINGS:

NetSilicon may become involved in various legal actions from time to time arising in the ordinary course of business. Except as noted below, the Company is not a party to any litigation that it believes could have a material adverse effect on the business, results of operations and financial condition of the Company.

On August 31, 2000, Websprocket, LLC filed a suit against the Company in the United States District Court for the Northern District of California (Websprocket, LLC v. NetSilicon, Inc., Civil Action No. C-00-20915), claiming breach of contract. The complaint alleges that the Company breached a technology development contract that was executed between the Company and Websprocket, LLC in December 1999. Websprocket, LLC seeks relief including alleged damages of $2,000,000 plus attorney's fees, a declaration of its rights under the technology development contract and an injunction requiring the Company to cease using and return all property of Websprocket, LLC. The Company believes that it has meritorious defenses to the claims and intends to contest the lawsuit vigorously. On or about October 31, 2000, the Company asserted counterclaims against Websprocket, LLC that included breach of contract, fraud, and negligent misrepresentation. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS:

No matters were submitted to a vote of NetSilicon's security holders during the fourth quarter of the fiscal year ended January 31, 2001.

                                    PART II

ITEM 5.     MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER
            MATTERS:

We effected our initial public offering on September 15, 1999 at a price of $7.00 per share. Since that date, our Common Stock has traded on the Nasdaq National Market under the symbol NSIL. The following table sets forth, for the period indicated, the high and low closing sales prices for the Common Stock, all as reported by the Nasdaq National Market.

                          QUARTERLY STOCK MARKET DATA

FISCAL 2001      HIGH     LOW      FISCAL 2000     HIGH     LOW
-----------     ------   ------   --------------  ------   ------
First Quarter   $45.75   $11.00   First Quarter      N/A      N/A
Second Quarter  $35.25   $14.38   Second Quarter     N/A      N/A
Third Quarter   $30.00   $12.94   Third Quarter   $15.88   $ 9.38
Fourth Quarter  $14.25   $ 2.44   Fourth Quarter  $26.56   $11.81

On January 31, 2001, there were approximately 23 shareholders of record. We believe that shares of our Common Stock held in bank, money management, institution and brokerage house "nominee" names may account for an estimated 5,400 additional beneficial holders. The last reported sale price of the Common Stock on April 23, 2001 was $3.43 per share.

We currently intend to retain all of our earnings to finance future growth and therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

ITEM 6.    SELECTED FINANCIAL DATA:

The following selected financial data of the Company for the five years ended January 31, 2001 are derived from the audited financial statements of the Company. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included as Item 7 and the financial statements and related footnotes included as Item 8 in this Form 10-K.

                                NetSilicon, Inc.

                                                     FISCAL YEARS ENDED JANUARY 31,
                                           ---------------------------------------------------
                                            2001       2000       1999       1998       1997
                                           -------    -------    -------    -------    -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales................................  $37,382    $31,841    $13,373    $ 7,920    $ 7,445
Cost of sales............................   15,188     15,423      7,521      4,337      4,616
                                           -------    -------    -------    -------    -------
Gross margin.............................   22,194     16,418      5,852      3,583      2,829
                                           -------    -------    -------    -------    -------
Operating expenses:
  Selling and marketing..................   10,753      7,560      3,336      1,810      1,563
  Engineering, research and
     development.........................    7,054      3,083      1,903      1,206        706
  General and administrative.............    4,690      3,551      2,194      1,795      1,502
  Amortization of intangible assets......      338         --         --         --         --
  Intangible and other asset impairment
     charges.............................    1,498         --         --         --         --
                                           -------    -------    -------    -------    -------
Total operating expenses.................   24,333     14,194      7,433      4,811      3,771
                                           -------    -------    -------    -------    -------
Operating income (loss) from continuing
  operations.............................   (2,139)     2,224     (1,581)    (1,228)      (942)
Interest income (expense), net...........      882       (206)      (551)      (118)      (136)
                                           -------    -------    -------    -------    -------
Income (loss) from continuing operations
  before income tax benefit..............   (1,257)     2,018     (2,132)    (1,346)    (1,078)
Income tax benefit.......................       --         --         --        493        969
                                           -------    -------    -------    -------    -------
Income (loss) from continuing
  operations.............................  $(1,257)   $ 2,018    $(2,132)   $  (853)   $  (109)
                                           =======    =======    =======    =======    =======
Income (loss) from continuing operations
  per share:
  Basic..................................  $ (0.09)   $  0.18    $ (0.21)   $ (0.09)   $ (0.01)
  Diluted................................  $ (0.09)   $  0.17    $ (0.21)   $ (0.09)   $ (0.01)
Weighted average number of shares
  outstanding:
  Basic..................................   13,674     11,327     10,000     10,000      8,285
  Diluted................................   13,674     11,978     10,000     10,000      8,285

                                                               JANUARY 31,
                                           ---------------------------------------------------
                                            2001       2000       1999       1998       1997
                                           -------    -------    -------    -------    -------
                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents................  $ 5,999    $11,097    $   583    $   185    $   394
Working capital (deficit)................   19,102     19,515     (3,471)      (787)      (241)
Total assets.............................   31,401     29,781     11,648      7,933      7,615
Due to affiliate.........................       --         57      5,885      1,812        948
Total debt (including short-term debt)...       10        983      3,191      3,005      3,338
Stockholders' equity (deficit)...........   24,713     22,483     (1,836)       586        763

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

Some of the information in this report contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following: future product development plans, projected capital expenditures, and liquidity and business strategy. These statements may be found under Business and Management's Discussion and Analysis of Financial Condition and Results of Operations. Forward-looking statements typically are identified by use of terms such as may, will, expect, anticipate, estimate and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including delays in product introductions, interruptions in supply and competitive product introductions. You should also consider carefully the statements under Business and Risk Factors and other sections of this report, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

You should read this discussion together with the financial statements and other financial information included in this document.

OVERVIEW

We develop and market semiconductor devices and software products designed to meet the networking requirements of embedded systems. We commenced our operations in 1984 as Digital Products, Inc. From our inception, we have developed and marketed networking products for embedded systems that enable the connection of electronic devices to networks. In 1994, we introduced the Digital Products Option, or DPO, Interface Specification and our network interface card, or NIC, two network connectivity products used by printer controller designers and manufacturers of imaging devices. DPO was designed using the same networking technology found in our previous products.

In 1996, we began developing our NET+Works family of semiconductor devices designed to network-enable a broad array of embedded systems in a variety of markets. In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc. ("Sorrento"), acquired all of our outstanding capital stock from our stockholders for $5.0 million of Sorrento common stock. Supported by Sorrento's funding of working capital, we completed the development of our NET+Works family of products and began shipping that family of products in March 1998. We were a wholly-owned subsidiary of Sorrento from the date of the acquisition through our initial public offering in September of 1999.

As of May 1, 1998, according to our intercompany agreement with Sorrento, we transferred our stand-alone print server line of business to Sorrento. Therefore, we treat the stand-alone print server line of business as a discontinued operation, and Sorrento now manufactures, sells and supports the stand-alone print server and other products. The financial data discussed below do not include the operations of the stand-alone print server line of business.

We generate revenues from the sales of network semiconductor devices, NICs and software products, development tools and application engineering services to embedded systems manufacturers. Our networking products are sold to manufacturers that build them into electronic devices incorporating embedded systems that are sold to end users. We generally recognize product and software license revenue upon shipment to our customers. Revenue recognition is not dependent upon the customers of those manufacturers accepting the manufacturer's products into which our products are incorporated. Revenue from service obligations is deferred and recognized over the lives of the contracts or when the service is performed. Our standard warranty period is 12 months from date of shipment and our standard product return policy does not allow the customer to return product other than for warranty. We accrue warranty costs and other allowances at the time of shipment. In general, the timing and magnitude of our revenues are dependent upon our achievement of design wins, the timing and success of our customers' development cycles and our customers' product sales. In addition to revenues from actual sales of the hardware products, NetSilicon also receives revenue from the sales of support services provided to developers during their design stage, and also from post-sale support contracts. The contracts generally cover the 12 month period following date of actual shipment of product to the customer. The sale of our products typically involves a significant technical evaluation and commitment of capital and other resources by customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to accept and test new technologies. For these and other reasons, the sales cycles associated with our products is typically lengthy, lasting nine months or longer.

In the fiscal years ended January 31, 2001, 2000 and 1999, international sales constituted approximately 55%, 50% and 51% of our net sales, respectively, and approximately 68%, 77% and 46% of our domestic sales were to customers headquartered in Asia during the fiscal years ended January 31, 2001, 2000 and 1999, respectively. Approximately 79%, 95% and 95% of our net sales in the fiscal years ended January 31, 2001, 2000 and 1999, respectively, were made to customers in the imaging market, many of which are headquartered in Japan.

RESULTS OF OPERATIONS

The following table sets forth information derived from our Statement of Operations expressed as a percentage of net sales for the fiscal years ended January 31, 2001, 2000 and 1999.

                                                              FISCAL YEARS ENDED JANUARY 31,
                                                              ------------------------------
                                                               2001        2000        1999
                                                              ------      ------      ------
STATEMENT OF OPERATIONS DATA:
Net sales...................................................  100.0%      100.0%      100.0%
Cost of sales...............................................   40.6        48.4        56.2
                                                              -----       -----       -----
Gross margin................................................   59.4        51.6        43.8
                                                              -----       -----       -----
Operating expenses:
  Selling and marketing.....................................   28.8        23.7        24.9
  Engineering, research and development.....................   18.9         9.7        14.3
  General and administrative................................   12.5        11.2        16.4
  Amortization of intangible assets.........................    0.9          --          --
  Intangible and other asset impairment charges.............    4.0          --          --
                                                              -----       -----       -----
Total operating expenses....................................   65.1        44.6        55.6
                                                              -----       -----       -----
Operating income (loss) from continuing operations..........   (5.7)        7.0       (11.8)
Interest income (expense), net..............................    2.4        (0.6)       (4.1)
                                                              -----       -----       -----
Income (loss) from continuing operations before income tax
  benefit...................................................   (3.3)        6.4       (15.9)
Income tax benefit..........................................     --          --          --
                                                              -----       -----       -----
Income (loss) from continuing operations....................   (3.3)%       6.4%      (15.9)%
                                                              =====       =====       =====

FISCAL YEAR ENDED JANUARY 31, 2001 COMPARED TO FISCAL YEAR ENDED JANUARY 31,
2000

NET SALES. Net sales increased to $37.4 million in the fiscal year ended January 31, 2001 from $31.8 million in the fiscal year ended January 31, 2000, representing an increase of 17.4%. The increase in net sales was due primarily to an increase in OEM customers to which the Company shipped product from 43 in fiscal year 2000 to 79 in fiscal year 2001 and increased sales to existing OEM imaging customers due to greater demand for their products and an increase in the number of projects we have with these customers. Backlog for our product and services was approximately $3.4 million and $6.0 million at January 31, 2001 and 2000, respectively, all of which was scheduled to be shipped within 12 months.

Office imaging market sales accounted for 79.0% of total net sales in fiscal year 2001 compared to 95.0% of total net sales in fiscal year 2000. 13.0% and 5.0% of net sales in fiscal years 2001 and 2000, respectively, were to a broad array of intelligent device markets including telecommunications and telephony, industrial automation, building automation and control, point-of-sale, wireless access and others. We expect that sales to intelligent device markets other than office imaging will continue to grow as a percent of total sales as we add new customers in these markets.

Our embedded networking semiconductor and controller products accounted for 88.3% and 94.0% of total net sales in fiscal years 2001 and 2000, respectively. Software development tools and development boards accounted for 5.6% and 2.0% of total net sales in fiscal years 2001 and 2000, respectively, and 6.1% and 4.0% of net sales in fiscal years 2001 and 2000, respectively, related to royalty, maintenance and service revenue.

COST OF SALES; GROSS MARGIN. Cost of sales consists principally of the cost of raw material components and subcontract labor assembly from outside manufacturers and suppliers. Cost of sales also includes amortization of software development costs. Gross margin increased to $22.2 million, or 59.4% of net sales, in the fiscal year ended January 31, 2001 from $16.4 million, or 51.6% of net sales, in the fiscal year ended January 31, 2000, representing an increase of 35.2%. The increase in gross margin percent in fiscal year 2001 was due primarily to material and subcontract labor cost reductions which were partially attributable to the increased sales volume and our transition to a new subcontract manufacturer for imaging network interface cards. In addition, the increase in gross margin is due to higher non-recurring engineering fees and royalties in fiscal year 2001 compared to fiscal year 2000 and a gradual shift in product mix to higher margin intelligent device market products and a shift within the imaging market from network interface cards to higher margin semiconductor devices. Amortization expense related to capitalized software development costs was $435,100 and $382,700 in the fiscal years ended January 31, 2001 and 2000, respectively.

SELLING AND MARKETING EXPENSES. Selling and marketing expenses consist mainly of employee related expenses, commissions to sales representatives, trade shows, publicity and travel expenses. Selling and marketing expenses increased to $10.8 million, or 28.8% of net sales, in the fiscal year ended January 31, 2001 from $7.6 million, or 23.7% of net sales, in the fiscal year ended January 31, 2000, representing an increase of 42.2%. The increase in selling and marketing expenses was the result of (i) an increase in marketing costs of approximately $927,000 associated with the introduction of new products, expanded advertising and publicity programs, greater participation in trade shows and costs associated with Internet and web marketing activities; (ii) additional sales commissions of approximately $575,000 due to increased sales and the expansion of our network of distributors and authorized developers; (iii) additional payroll costs related to the expansion of our direct sales and marketing teams in the United States, Europe and Asia; and (iv) payroll, recruiting and other costs associated with investments made to expand our customer support department.

ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Engineering, research and development expenses consist primarily of salaries and the related costs of employees engaged in research, design and development activities, net of capitalized software costs. Engineering, research and development costs increased to $7.1 million, or 18.9% of net sales, in the fiscal year ended January 31, 2001 from $3.1 million, or 9.7% of net sales, in the fiscal year ended January 31, 2000, representing an increase of 128.8%. The increase was due primarily to (i) an increase of $1.6 million in payroll and recruiting costs associated with an increase in headcount from 34 employees engaged in research and development activities at January 31, 2000 to 53 employees at January 31, 2001. The increase in headcount includes the addition of 10 engineers acquired in connection with our purchase of certain assets of Pacific Softworks, Inc. in August 2000; (ii) an increase of $1.4 million in contract labor, consulting and other external product development costs related to our continued investment in product development, including investments in NET+OS, our Linux based NET+Lx and advanced microprocessor technology; and (iii) increased depreciation and amortization of purchased software tools and increased software maintenance expense. Software development costs of $532,900 and $938,100, in the fiscal years ended January 31, 2001 and 2000, respectively, were capitalized and are being amortized to cost of sales over the products' useful lives, typically two to three years.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist mainly of salaries, employee-related expenses, legal expenses, audit fees and provisions to accounts receivable allowances. General and administrative expenses increased to $4.7 million, or 12.5% of net sales, in the fiscal year ended January 31, 2001 from $3.6 million, or 11.2% of net sales, in the fiscal year ended January 31, 2000, representing an increase of 32.1%. The increase in general and administrative expenses is attributable to an increase in legal, accounting and insurance costs of $799,000, an increase in payroll costs of $529,000, and increases in rent expense, related to our lease of additional space at our headquarters in Massachusetts and rent at our new facility in California, higher investor relations costs, increased costs related to the expansion of our information systems infrastructure and an increase in other costs associated with our first complete year as a public company. General and administrative expenses included $0 and approximately $200,000 in the fiscal year ended January 31, 2001 and 2000, respectively, related to changes in the accounts receivable valuation reserve.

AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets consists of the amortization of intangible assets acquired in connection with the purchase of certain assets of Pacific Softworks, Inc. in August 2000. Amortization expense was $337,700, or 0.9% of net sales, in the fiscal year ended January 31, 2001. We expect that amortization of these intangible assets will be approximately $130,000 per quarter until August 2003.

INTANGIBLE AND OTHER ASSET IMPAIRMENT CHARGES. Intangible and other asset impairment charges consist of nonrecurring charges related to the impairment of the carrying amount of long-lived and certain intangible assets. Intangible and other asset impairment charges were $1.5 million, or 4.0% of net sales, in the fiscal year ended January 31, 2001 compared to $0 in the fiscal year ended January 31, 2000. In fiscal year 2001, internal and external circumstances indicated that the carrying amount of our intangible web protocol asset, which was acquired in connection with the purchase of certain Pacific Softworks, Inc. assets, and capitalized product development costs, related to a Java-based development project with a third party vendor, would not be recoverable. An impairment loss was recorded to write off the web protocol asset, with a carrying value of $957,000 and the capitalized costs, with a carrying value of $541,000.

INTEREST INCOME/EXPENSE. Interest income includes interest earned on cash and short-term investment balances. Interest expense is the result of our borrowings against our line of credit with our former lender, Coast Business Credit, and the interest charged by our former sole shareholder, Sorrento, for our borrowings from Sorrento. Net interest income was $882,500, or 2.4% of net sales, in the fiscal year ended January 31, 2001 and consisted of interest earned on cash and short-term investment balances. Net interest expense was $206,100, or 0.6% of net sales, in the fiscal year ended January 31, 2000 and consisted of interest on borrowings from both our line of credit and Sorrento, offset in part by interest earned on cash and short term investments. The increase in interest income and the decrease in interest expense from the period ended January 31, 2001 to the period ended January 31, 2000 are the result of the proceeds raised by the sale of our stock in conjunction with our initial public offering on September 15, 1999 and our subsequent repayment of amounts due Coast Business Credit and Sorrento.

PROVISION FOR INCOME TAXES. There was no net provision for income taxes for the fiscal years ended January 31, 2001 and January 31, 2000 due to the net loss in 2001 and utilization of available net operating loss carryforwards. At January 31, 2001 we had federal net operating losses of approximately $4,611,000 and research and development credits of approximately $457,100 which may be available to reduce future taxable income. These carryforwards expire at various dates through 2022. The extent to which net operating loss carryforwards may be utilized in a single taxable year may be reduced in the event there has been any ownership change of a taxpayer. Further ownership changes in the future may reduce the extent to which any net operating losses and credits may be utilized.

FISCAL YEAR ENDED JANUARY 31, 2000 COMPARED TO FISCAL YEAR ENDED JANUARY 31,
1999

NET SALES. Net sales increased to $31.8 million in the fiscal year ended January 31, 2000 from $13.4 million in the fiscal year ended January 31, 1999, representing an increase of 138.1%. The increase in net sales was due primarily to an increase in OEM customers to which the Company shipped product from 20 in fiscal year 1999 to 43 in fiscal year 2000 and increased sales to existing OEM imaging customers due to greater demand for their products. Backlog for our product and services was approximately $6.0 million and $7.8 million at January 31, 2000 and 1999, respectively, all of which was scheduled to be shipped within 12 months.

Our embedded networking semiconductor and controller products accounted for 94.0% and 90.8% of total net sales in fiscal years 2000 and 1999, respectively. Software development tools and development boards accounted for 2.0% and 3.4% of total net sales in fiscal years 2000 and 1999, respectively, and 4.0% and 5.8% of net sales in fiscal years 2000 and 1999, respectively, related to royalty, maintenance and service revenue.

COST OF SALES; GROSS MARGIN. Cost of sales consists principally of the cost of raw material components and subcontract labor assembly from outside manufacturers and suppliers. Cost of sales also includes amortization of software development costs. Gross profit increased to $16.4 million, or 51.6% of net sales, in the fiscal year ended January 31, 2000 from $5.9 million, or 43.8% of net sales, in the fiscal year ended January 31, 1999, representing an increase of 180.5%. The increase in gross margin percent in fiscal year 2000 was due primarily to material and subcontract labor cost reductions offset in part by declining average sales prices. The gross margin percent in fiscal year 1999 was also adversely effected by costs of $224,000 resulting from the late delivery of the NET+ARM chip from a vendor. Amortization expense related to capitalized software development costs was $382,700 and $249,600 in the fiscal years ended January 31, 2000 and 1999, respectively.

SELLING AND MARKETING EXPENSES. Selling and marketing expenses consist mainly of employee related expenses, commissions to sales representatives, trade shows, publicity and travel expenses. Selling and marketing expenses increased to $7.6 million, or 23.7% of net sales, in the fiscal year ended January 31, 2000 from $3.3 million, or 24.9% of net sales, in the fiscal year ended January 31, 1999, representing an increase of 126.6%. The increase was the result of (i) additional sales commissions of $1.4 million due to increased sales volume, (ii) additional payroll costs of $1.1 million related to the expansion of the sales force in the United States, Europe and Asia, and (iii) marketing costs associated with the NET+Works family of products, greater participation in trade shows, and costs associated with internet and web marketing activities.

ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Engineering, research and development expenses consist primarily of salaries and the related costs of employees engaged in research, design and development activities, net of capitalized software costs. Engineering, research and development costs increased to $3.1 million, or 9.7% of net sales, in the fiscal year ended January 31, 2000 from $1.9 million, or 14.3% of net sales, representing an increase of 62.0%. The increase was due to increased headcount and related payroll expenses of $360,000 and increased costs of $228,900 associated with external product development and depreciation of purchased software and other assets. Software development costs of $938,100 and $723,600, in the fiscal years ended January 31, 2000 and 1999, respectively, were capitalized and are being amortized to cost of sales over the products' useful lives, typically two to three years. Engineering, research and development expense in fiscal year 2000 includes a charge of $307,100 related to a decrease in the net realizable value of capitalized development costs.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist mainly of salaries, employee-related expenses, legal expenses, audit fees and changes to accounts receivable allowances. General and administrative expenses increased to $3.6 million, or 11.2% of net sales, in the fiscal year ended January 31, 2000 from $2.2 million, or 16.4% of net sales, in the fiscal year ended January 31, 1999, representing an increase of 61.8%. The increase in expenses is associated with the increase in sales and headcount, including increased payroll and related costs of $431,000 and costs of $221,200 associated with the development of a newly formed MIS group. In addition, the increase is due to new and increased costs associated with becoming a public entity, including an increase in legal, audit, and insurance costs of $261,000 as well as costs related to investor relations and similar activities. General and administrative expenses included approximately $200,000 and $300,000 in the fiscal years ended January 31, 2000 and 1999, respectively, related to increases in the accounts receivable valuation reserve made to reflect increased risk of collection.

INTEREST EXPENSE. Interest expense is the result of the Company's borrowings against its line of credit with its lender, Coast Business Credit, and the interest charged by its former sole shareholder, Sorrento, for borrowings made by the Company from Sorrento, offset by income earned on cash and cash equivalents and investments. Net interest expense decreased to $206,100, or 0.6% of net sales, in the fiscal year ended January 31, 2000 from $551,700, or 4.1% of net sales, in the fiscal year ended January 31, 1999, representing a decrease of 62.6%. The decrease is due primarily to income earned on cash and investments of $364,700 in the fiscal year ended January 31, 2000. Interest income earned in fiscal year 1999 was not material.

PROVISION FOR INCOME TAXES. There was no net provision for income taxes for the fiscal year ended January 31, 2000 as the provision was offset by available net operating loss carryforwards. There was no net provision for income taxes for the fiscal year ended January 31, 1999 because the tax benefits attributable to continuing operations were offset by the tax provision attributable to discontinued operations. At January 31, 2000, the Company had federal net operating losses of approximately $3,513,400 and research and development credits of $221,000 which may be available to reduce future taxable income; these carryforwards expire at various dates through 2014. The extent to which net operating loss carryforwards may be utilized in a single taxable year may be reduced in the event there has been any ownership change of a taxpayer. Further ownership changes in the future may reduce the extent to which any net operating losses and credits may be utilized.

LIQUIDITY AND CAPITAL RESOURCES

Prior to our public offering in September, 1999 we financed our operations through advances from Sorrento and borrowings under our short-term bank line of credit. The Company received proceeds, net of offering costs, of approximately $22.2 million as a result of the initial public offering and sale of our stock. At January 31, 2001 we had working capital of $19.1 million and cash and cash equivalents of $6.0 million.

Our operating activities used cash of $2.3 million, provided cash of $6.4 million, and used cash of $1.9 million in the fiscal years ended January 31, 2001, 2000 and 1999, respectively. Cash used by operating activities in fiscal year 2001 was attributable to increases in inventory, accounts receivable and a net loss for the period, offset in part by the non-cash impact of depreciation, amortization and asset impairment charges. The increase in accounts receivable and inventory relate to the growth in sales. The increase in inventory is also due to larger volume purchases of certain electronic components that were made to decrease the risk to our operations of the sharp fluctuations in the market supply of the components. The non-cash asset impairment charges relate to the write-down in fair value of an intangible asset acquired as part of our purchase of certain assets of Pacific Softworks, Inc. and capitalized product development costs related to a Java-based development project with a third party vendor. Cash provided in fiscal year 2000 was attributable to net income for the period, an increase in other current liabilities, a decrease in accounts receivable and the non-cash impact of depreciation and amortization, offset in part by increases in inventory and other current assets. The increase in other current liabilities in fiscal year 2000 related primarily to an increase in commissions payable. Cash used during fiscal year 1999 was due to a net loss, growth in inventory and accounts receivable caused by increased demand for our products, offset in part by an increase in accounts payable and other current liabilities and the non-cash impact of depreciation and amortization.

To support our anticipated growth, we expect that our sales and marketing expenses, engineering, research and development expenses and general and administrative expenses each will increase in the fiscal year ending January 31, 2002 and thereafter compared to the amounts of such expenses in the fiscal year ending January 31, 2001. Due in part to an economic slowdown affecting our imaging customers, we anticipate a decline in imaging revenue growth in fiscal year 2002 which will adversely effect our results of operations and financial condition and may result in operating losses for all or part of fiscal year 2002. We expect to return to profitability in the fourth quarter of 2002 or the first quarter of 2003. There can be no assurance that our available cash and cash flow from operations will be sufficient to fund such additional expenses.

Our standard payment terms are net 30 days. While we actively pursue collection within that time, receivables have frequently taken longer to collect in part because we sell products to large companies in Asia.

Our investing activities used cash of $2.0 million, $10.6 million and $928,500 in fiscal years ended January 31, 2001, 2000 and 1999, respectively. Cash used in investing activities during fiscal year 2001 related primarily to purchases of $1.8 million of property and equipment, software development costs of $532,900 and an increase in other assets, offset in part by proceeds of $1.5 million from the sale of short-term investments. Cash used in investing activities in fiscal year 2000 related primarily to the purchases of $8.2 million of short-term investments and $1.4 million of property and equipment and $938,100 of software development costs. Cash used in fiscal year 1999 related to software development costs of $723,600 and an increase in other assets of $525,700, offset in part by the transfer of capitalized software, in the amount of $577,400, to Sorrento.

On August 31, 2000, we issued 90,000 shares of common stock, valued at $2.3 million and incurred $570,000 of acquisition-related costs in connection with the acquisition of the strategic network technology assets of Pacific Softworks, Inc. The total purchase price was $2.8 million and was allocated to the tangible and intangible assets acquired. On February 16, 2001, subsequent to the fiscal year end, we issued 241,667 shares of common stock valued at $1.2 million, paid cash of $250,000, incurred $116,500 of acquisition-related costs and assumed $834,900 of liabilities in connection with the acquisition of Dimatech Corporation. The total purchase price was $2.4 million and was allocated to the tangible and intangible assets acquired.

Financing activities used cash of $812,700 in the fiscal year ended January 31, 2001 and provided cash of $14.7 million and $3.2 million during the fiscal years ended January 31, 2000 and 1999, respectively. Cash used by financing activities during fiscal year 2001 related primarily to loans to an officer of the company in the amount of $871,200 and the repayment of short-term debt of $779,700, offset in part by proceeds from the exercise of stock options of $1.1 million. Cash provided by financing activities in fiscal year 2000 related to proceeds of $22.2 million from the sale of common stock in connection with our initial public offering in September 1999 which were offset in part by repayments of advances from Sorrento of $5.1 million and repayments of short-term debt of $2.4 million. Cash provided by financing activities in fiscal year 1999 was due primarily to net loans from Sorrento of $3.0 million.

We anticipate that our available cash resources will be sufficient to meet our presently anticipated capital requirements through the next 12 months. Nonetheless, we may elect to sell additional equity securities or to obtain additional credit. Our future capital requirements may vary materially from those now planned and will depend on many factors, including, but not limited to, the levels at which we maintain inventory and accounts receivable; the market acceptance of our products; the levels of promotion and advertising required to launch products or enter markets and attain a competitive position in the marketplace; volume pricing concessions; our business, product, capital expenditure and research and development plans and technology roadmap; capital improvements to new and existing facilities; technological advances; the response of competitors to our products; and our relationships with suppliers and customers. In addition, we may require an increase in the level of working capital to accommodate planned growth, hiring and infrastructure needs. Additional capital may be required for consummation of any acquisitions of businesses, products or technologies. We may need to raise additional funds through public or private financings or borrowings if existing resources and cash generated from operations are insufficient to fund our future activities. No assurance can be given that additional financing will be available or that, if available, such financing can be obtained on terms favorable to our shareholders and us. If additional funds are raised through the issuance of equity securities, the percentage ownership of then current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of holders of our common stock. If adequate funds are not available to satisfy short- or long-term capital requirements, we may be required to limit our operations significantly.

EFFECTS OF INFLATION AND CURRENCY EXCHANGE RATES

We believe that the relatively moderate rate of inflation in the United States over the past few years has not had a significant impact on our sales or operating results or on the prices of raw materials. There can be no assurance, however, that inflation will not have a material adverse effect on our operating results in the future.

Substantially all of our sales are currently denominated in U.S. dollars and to date our business has not been significantly affected by currency fluctuations. However, we conduct business in several different countries and thus fluctuations in currency exchange rates could cause our products to become relatively more expensive in particular countries, leading to a reduction in sales in those countries. In addition, inflation in such countries could increase our expenses. In the future, we will engage in foreign currency denominated sales and pay material amounts of expenses in foreign currencies and, in such events, may experience gains and losses due to currency fluctuations. Our operating results could be adversely affected by such fluctuations.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," SFAS No. 133. SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities and requires all derivatives to be recorded on the balance sheet at fair value. SFAS No. 133, as amended, is effective for years beginning after June 15, 2000. To date, we have not engaged in derivative and hedging activities, and accordingly, the adoption of SFAS No. 133 has not had a material impact on our results of operations, financial position or cash flows.

In March 2000, the FASB issued FASB Interpretation, or FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN 44 primarily clarifies the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequences of various modifications to the terms of previously fixed stock option awards, and the accounting for an exchange of stock compensation awards in a business combination. The application of FIN 44 did not have a significant impact on our results of operations, financial position or cash flows.

ITEM 7A.     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK:

We own financial instruments that are sensitive to market risks as part of our investment portfolio. The investment portfolio is used to preserve our capital until it is required to fund operations, including our research and development activities. None of these market-risk sensitive instruments are held for trading purposes. We do not own derivative financial instruments in our investment portfolio. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates.

INVESTMENT RATE RISK. Our investment portfolio includes debt instruments that primarily have durations of less than one year. These bonds are subject to interest rate risk, and could decline in value if interest rates fluctuate. Our investment portfolio also at times includes certain commercial paper which is also subject to interest rate risk. Due to the short duration and conservative nature of these instruments, we do not believe that we have a material exposure to interest rate fluctuations.

WE HAVE FOREIGN OPERATIONS IN EUROPE. As a result, we are exposed to fluctuations in foreign exchange rates. However, we do not expect that changes in foreign exchange rates will have a significant impact on our results of operations, financial position or cash flows. We plan to continue to expand our operations globally which may increase our exposure to foreign exchange fluctuations. Our acquisition of Dimatech Corporation headquartered in Tokyo, Japan in February 2001, is an example of this expansion.

ITEM 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA:

NetSilicon's Financial Statements, together with the related Independent Auditor's Report, appear at pages F-1 through F-23, respectively, of this Form 10-K.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE:

Not applicable.

                                    PART III

ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT:

The information required by this item is incorporated by reference from NetSilicon's definitive Proxy Statement for its 2001 annual meeting of stockholders (the "Proxy Statement") under the captions "Election of Directors" and "Section 16(a) Beneficial Ownership Reporting Compliance."

ITEM 11.     EXECUTIVE COMPENSATION:

The information required by this item is incorporated by reference from the definitive Proxy Statement under the caption "Compensation and Other Information Concerning Directors and Officers."

ITEM 12.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The information required by this item is incorporated by reference from the definitive Proxy Statement in the tables under the captions "Principal Shareholders" and "Election of Directors."

ITEM 13.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

The information required by this item is incorporated by reference from the definitive Proxy Statement under the caption "Certain Transactions."

                                    PART IV

ITEM 14.     EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K:

(a) The following documents are filed as part of this Annual Report on Form
10-K:

     (1) Financial Statements listed under Part II, Item 8.

     (2) Financial Statement Schedules. Financial statement schedules have been omitted because the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements or the notes thereto.

(b) Reports on Form 8-K:

    On November 14, 2000, we filed Amendment No. 1 to Form 8-K filed on September 15, 2000 related to the acquisition of certain assets of Pacific Softworks Technology, Inc. The amended document includes historical audited financial statements of Pacific Softworks, Inc. as of and for the periods ended December 31, 1999 and 1998 and the unaudited pro forma combined balance sheet as of July 29, 2000 and unaudited pro forma combined statements of operations for the six months ended July 29, 2000 and the year ended January 31, 2000.

(c) The exhibits listed in the Exhibit Index immediately preceding the Exhibits are filed or incorporated by reference as part of this Annual Report on Form 10-K.

(d) Financial Statement Schedules: The financial statement schedules required by this item, if any, are listed under Item 14(a)(2).

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           NETSILICON, INC.

                                      By:     /s/ Cornelius Peterson VIII
                                          --------------------------------------

                                          Cornelius Peterson VIII
                                          Chairman of the Board and Chief
                                              Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                    NAME                                         TITLE                         DATE
                    ----                                         -----                         ----

/s/ CORNELIUS PETERSON VIII                   Chairman of the Board and Chief Executive     May 1, 2001
--------------------------------------------    Officer (Principal Executive Officer)
Cornelius Peterson VIII

/s/ DANIEL J. SULLIVAN                        Vice President, Finance, Chief Financial      May 1, 2001
--------------------------------------------    Officer (Principal Financial and
Daniel J. Sullivan                              Accounting Officer)

/s/ MICHAEL K. BALLARD                        Director                                      May 1, 2001
--------------------------------------------
Michael K. Ballard

/s/ FRANCIS E. GIRARD                         Director                                      May 1, 2001
--------------------------------------------
Francis E. Girard

/s/ WILLIAM JOHNSON                           Director                                      May 1, 2001
--------------------------------------------
William Johnson

/s/ EDWARD B. ROBERTS                         Director                                      May 1, 2001
--------------------------------------------
Edward B. Roberts

/s/ F. GRANT SAVIERS                          Director                                      May 1, 2001
--------------------------------------------
F. Grant Saviers

                                NetSilicon, Inc.

                       CONSOLIDATED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

FINANCIAL STATEMENTS                                            PAGE
--------------------                                            ----
Report of Independent Certified Public Accountants..........  J-38
Consolidated Balance Sheets as of January 31, 2001 and
  2000......................................................  J-39
Consolidated Statements of Operations for the Years Ended
  January 31, 2001, 2000 and 1999...........................  J-40
Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended January 31, 2001, 2000 and 1999.......  J-41
Consolidated Statements of Cash Flows for the Years Ended
  January 31, 2001, 2000 and 1999...........................  J-42
Notes to Consolidated Financial Statements..................  J-43-J-60

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
NetSilicon, Inc.

We have audited the accompanying consolidated balance sheets of NetSilicon, Inc. and subsidiary as of January 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetSilicon, Inc. and subsidiary as of January 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ BDO SEIDMAN, LLP
                                          --------------------------------------

Boston, Massachusetts
February 23, 2001

                                NetSilicon, Inc.

                          CONSOLIDATED BALANCE SHEETS

                                                                     JANUARY 31,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
                           ASSETS
CURRENT ASSETS
  Cash and equivalents......................................  $ 5,999,200    $11,096,500
  Short-term investments....................................    6,794,400      8,203,700
  Accounts receivable, net..................................    4,660,300      2,266,000
  Inventory, net............................................    6,707,000      4,322,400
  Notes receivable from officer.............................      871,200             --
  Prepaid expenses and other current assets.................      757,400        798,900
                                                              -----------    -----------
          TOTAL CURRENT ASSETS..............................   25,789,500     26,687,500
PROPERTY AND EQUIPMENT, NET.................................    2,335,200      1,466,400
                                                              -----------    -----------
OTHER ASSETS
  Capitalized software, net.................................      990,800        770,700
  Intangible assets, net....................................    1,351,800             --
  Other assets..............................................      933,800        855,900
                                                              -----------    -----------
          TOTAL OTHER ASSETS................................    3,276,400      1,626,600
                                                              -----------    -----------
TOTAL ASSETS................................................  $31,401,100    $29,780,500
                                                              ===========    ===========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt...........................................  $        --    $   779,700
  Short-term portion of capital lease obligation............       10,400         78,000
  Accounts payable..........................................    2,787,100      3,013,200
  Due to affiliate..........................................           --         56,900
  Deferred revenue..........................................      343,000         52,500
  Other current liabilities.................................    3,547,300      3,192,200
                                                              -----------    -----------
          TOTAL CURRENT LIABILITIES.........................    6,687,800      7,172,500
CAPITAL LEASE OBLIGATION, less current portion..............           --        125,100
                                                              -----------    -----------
          TOTAL LIABILITIES.................................    6,687,800      7,297,600
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par value; 5,000,000 authorized;
     none issued............................................           --             --
  Common stock, $0.01 par value; 35,000,000 authorized;
     issued and outstanding:
     Voting, 6,810,100 and 6,037,500 shares.................       68,100         60,400
     Non-voting, 6,972,700 and 7,500,000 shares.............       69,700         75,000
  Additional paid-in capital................................   28,187,400     24,755,400
  Accumulated other comprehensive income (loss).............       26,500        (26,400)
  Accumulated deficit.......................................   (3,638,400)    (2,381,500)
                                                              -----------    -----------
          TOTAL STOCKHOLDERS' EQUITY........................   24,713,300     22,482,900
                                                              -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $31,401,100    $29,780,500
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                                NetSilicon, Inc.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            FISCAL YEAR ENDED JANUARY 31,
                                                      -----------------------------------------
                                                         2001           2000           1999
                                                      -----------    -----------    -----------
NET SALES...........................................  $37,382,100    $31,840,900    $13,373,000
COST OF SALES.......................................   15,188,300     15,422,900      7,520,000
                                                      -----------    -----------    -----------
  GROSS MARGIN......................................   22,193,800     16,418,000      5,853,000
                                                      -----------    -----------    -----------
OPERATING EXPENSES:
  Selling and marketing.............................   10,753,500      7,560,300      3,336,400
  Engineering, research and development.............    7,054,200      3,083,500      1,902,900
  General and administrative........................    4,689,900      3,550,500      2,194,400
  Amortization of intangible assets.................      337,700             --             --
  Intangible and other asset impairment charges.....    1,497,900             --             --
                                                      -----------    -----------    -----------
          TOTAL OPERATING EXPENSES..................   24,333,200     14,194,300      7,433,700
                                                      -----------    -----------    -----------
OPERATING INCOME (LOSS) FROM CONTINUING
  OPERATIONS........................................   (2,139,400)     2,223,700     (1,580,700)
  Interest income (expense), net of interest income
     of $364,700 in 2000............................      882,500       (206,100)      (551,700)
                                                      -----------    -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES......................................   (1,256,900)     2,017,600     (2,132,400)
  Income taxes......................................           --             --             --
                                                      -----------    -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS............   (1,256,900)     2,017,600     (2,132,400)
LOSS FROM DISCONTINUED OPERATIONS...................           --             --       (289,800)
                                                      -----------    -----------    -----------
NET INCOME (LOSS)...................................  $(1,256,900)   $ 2,017,600    $(2,422,200)
                                                      ===========    ===========    ===========
INCOME (LOSS) PER COMMON SHARE
  From continuing operations
     Basic..........................................  $     (0.09)   $      0.18    $     (0.21)
     Diluted........................................  $     (0.09)   $      0.17    $     (0.21)
  From discontinued operations
     Basic..........................................  $        --    $        --    $     (0.03)
     Diluted........................................  $        --    $        --    $     (0.03)
  Net income (loss) per common share
     Basic..........................................  $     (0.09)   $      0.18    $     (0.24)
     Diluted........................................  $     (0.09)   $      0.17    $     (0.24)
SHARES USED IN PER SHARE CALCULATIONS
     Basic..........................................   13,674,200     11,326,600     10,000,000
     Diluted........................................   13,674,200     11,978,200     10,000,000

          See accompanying notes to consolidated financial statements.

                                NetSilicon, Inc.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    ACCUMULATED
                                                                       OTHER
                                 COMMON STOCK        ADDITIONAL    COMPREHENSIVE                      TOTAL         COMPREHENSIVE
                             ---------------------     PAID-IN        INCOME       ACCUMULATED    STOCKHOLDERS'        INCOME
                               SHARES      AMOUNT      CAPITAL        (LOSS)         DEFICIT     EQUITY (DEFICIT)      (LOSS)
                             ----------   --------   -----------   -------------   -----------   ----------------   -------------
BALANCE AT JANUARY 31,
  1998.....................  10,000,000   $100,000   $ 2,463,000     $     --      $(1,976,900)    $   586,100
Net loss and comprehensive
  loss.....................          --         --            --           --       (2,422,200)     (2,422,200)      $(2,422,200)
                             ----------   --------   -----------     --------      -----------     -----------       ===========
BALANCE AT JANUARY 31,
  1999.....................  10,000,000    100,000     2,463,000           --       (4,399,100)     (1,836,100)
Sale of common stock, net
  of issuance costs of
  $788,000.................   3,537,500     35,400    22,213,700           --               --      22,249,100
Issuance of common stock
  options to
  non-employees............          --         --        78,700           --               --          78,700
Net income.................          --         --            --           --        2,017,600       2,017,600       $ 2,017,600
Unrealized loss on
  short-term investments...          --         --            --      (26,400)              --         (26,400)          (26,400)
                                                                                                                     -----------
Comprehensive income.......          --         --            --           --               --              --       $ 1,991,200
                             ----------   --------   -----------     --------      -----------     -----------       ===========
BALANCE AT JANUARY 31,
  2000.....................  13,537,500    135,400    24,755,400      (26,400)      (2,381,500)     22,482,900
Common stock issued in
  connection with asset
  acquisition..............      90,000        900     2,270,700           --               --       2,271,600
Common stock issued under
  stock plans..............     155,300      1,500     1,086,300           --               --       1,087,800
Issuance of common stock
  options to
  non-employees............          --         --        75,000           --               --          75,000
Net loss...................          --         --            --           --       (1,256,900)     (1,256,900)      $(1,256,900)
Unrealized gain on
  short-term investments...          --         --            --       52,900               --          52,900            52,900
                                                                                                                     -----------
Comprehensive loss.........          --         --            --           --               --              --       $(1,204,000)
                             ----------   --------   -----------     --------      -----------     -----------       ===========
BALANCE AT JANUARY 31,
  2001.....................  13,782,800   $137,800   $28,187,400     $ 26,500      $(3,638,400)    $24,713,300
                             ==========   ========   ===========     ========      ===========     ===========

          See accompanying notes to consolidated financial statements.

                                NetSilicon, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FISCAL YEAR ENDED JANUARY 31,
                                                     ------------------------------------------
                                                        2001            2000           1999
                                                     -----------    ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $(1,256,900)   $  2,017,600    $(2,422,200)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization.................    1,815,400       1,127,300        666,400
     Intangible and other asset impairment
       charges.....................................    1,497,900              --             --
     Stock option compensation -- non-employee.....           --          78,700             --
     Changes in operating assets and liabilities,
       net of effects of acquisition:
       (Increase) decrease in accounts
          receivable...............................   (2,302,800)      1,938,500       (609,200)
       (Increase) decrease in inventories..........   (2,384,600)       (553,100)    (1,161,900)
       (Increase) decrease in other current
          assets...................................       41,500        (560,300)       (66,000)
       Increase (decrease) in accounts payable.....     (226,100)        223,400      1,012,500
       Increase (decrease) in other current
          liabilities..............................      224,800       2,112,100        686,100
       Increase (decrease) in deferred revenue.....      290,500          52,500             --
                                                     -----------    ------------    -----------
          NET CASH PROVIDED BY (USED IN) OPERATING
            ACTIVITIES.............................   (2,300,300)      6,436,700     (1,894,300)
                                                     -----------    ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from (purchases of) short-term
     investments...................................    1,462,200      (8,230,100)            --
  Purchases of property and equipment..............   (1,848,600)     (1,322,400)      (256,600)
  Software development costs.......................     (532,900)       (938,100)      (723,600)
  Capitalized software transferred to Sorrento.....           --              --        577,400
  Direct acquisition costs.........................     (439,800)             --             --
  Other assets.....................................     (625,200)        (84,500)      (525,700)
                                                     -----------    ------------    -----------
          NET CASH USED IN INVESTING ACTIVITIES....   (1,984,300)    (10,575,100)      (928,500)
                                                     -----------    ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of notes receivable to officer..........     (871,200)             --             --
  Proceeds (repayments) of affiliates advances.....      (56,900)     (5,147,900)     3,033,800
  Proceeds (repayments) of short-term debt, net....     (779,700)     (2,411,800)       204,400
  Repayments of long-term debt, net................           --              --        (17,900)
  Payments of capital lease obligation.............     (192,700)        (37,100)            --
  Proceeds from issuance of stock..................           --      22,249,100             --
  Proceeds from exercise of stock options..........    1,087,800              --             --
                                                     -----------    ------------    -----------
          NET CASH PROVIDED BY (USED IN) FINANCING
            ACTIVITIES.............................     (812,700)     14,652,300      3,220,300
                                                     -----------    ------------    -----------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS........   (5,097,300)     10,513,900        397,500
CASH AND EQUIVALENTS BEGINNING OF YEAR.............   11,096,500         582,600        185,100
                                                     -----------    ------------    -----------
CASH AND EQUIVALENTS END OF YEAR...................  $ 5,999,200    $ 11,096,500    $   582,600
                                                     ===========    ============    ===========

          See accompanying notes to consolidated financial statements.

                                NetSilicon, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NetSilicon, Inc. (the "Company") develops and markets embedded Ethernet networking solutions, which combine advanced microprocessors and software, to manufacturers building intelligent, network-enabled devices. The Company's products provide intelligent devices and embedded systems with the ability to communicate over standards-based local-area networks, or LANs, and the Internet, enabling the development of new embedded systems applications. The Company believes that it offers the first comprehensive solution that, in conjunction with a physical interface and memory, encompass all of the hardware and software necessary to allow intelligent electronic devices incorporating embedded systems to communicate with other devices. NetSilicon's customers are in a broad array of markets including telecommunications and telephony, industrial automation, office imaging, building automation and control, home automation, data acquisition, point-of-sale, and wireless access. NetSilicon's devices are incorporated into office imaging equipment, including printers, scanners, fax machines, copiers and multi-function devices manufactured by over 20 manufacturers including Minolta, Ricoh, Sharp and Xerox. The Company's products are also in various stages of incorporation into the design and manufacture of other intelligent devices including power plant automation equipment, medical data collection and monitoring devices, Internet/Ethernet cameras for security, voice-over-IP telephones, point-of-sale scanners, scales and teller machines, networked exercise equipment, and utility measurement and environment monitoring equipment.

The accompanying financial statements are the responsibility of the management of the Company.

A. The Company and Basis of Presentation

The Company was incorporated in Massachusetts on April 17, 1984 under the name of Digital Products, Inc. In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc., ("Sorrento") acquired sole ownership of the Company through a merger with a newly-formed corporation in exchange for Sorrento common stock in a transaction accounted for as a pooling of interests. On September 15, 1999, the Company completed an initial public offering of its common stock. As of January 31, 2001, Sorrento held a 50.6% non-voting interest in the Company.

The Company was comprised of two product lines: OEM and Stand-Alone Print Server. The Company developed both board and system-level products to satisfy the specific design needs of OEMs and stand-alone solutions for end-user customers. The end-user customers were addressed through value-added resellers and distributors; this sales activity is referred to as Stand-Alone Print Server Line sales. The Company had decided to focus its resources on the future development of its NET+Works family of products within the OEM line.

As a result, in May 1998, the Company sold its Stand-Alone Print Server Line to Sorrento, which consisted principally of specific sales employees and capitalized software related to Stand-Alone Print Server products. Based on this transaction, the Company has accounted for the Stand-Alone Print Server Line as a discontinued operation. The Company did not realize a gain or loss on sale as Sorrento purchased the capitalized software and other miscellaneous assets at their book value as of the date of purchase. Sales, cost of sales, selling, marketing, engineering, general and administrative, research and development expenses included in discontinued operations within the Company's historical Statements of Operations represent only those transactions specific to the Stand-Alone Print Server Line.

For periods prior to the Company's initial public offering in September 1999, general and administrative expenses include an amount that management considered to be a reasonable allocation of general corporate expenses. Management and administrative salaries were allocated based upon estimated time devoted to the Company's operations; all other allocations of general corporate expenses, including public company costs, were based upon specific identification of the relationship of the Company's operations to the total operations of Sorrento. Selling and marketing and general and administrative expenses in the fiscal year ended January 31, 1999 include $80,000 of allocated corporate overhead expenses.

                                NetSilicon, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, NetSilicon GmbH. All significant intercompany transactions and balances have been eliminated.

B. Summary of Significant Accounting Policies

Cash and Equivalents and Short-term Investments -- All highly liquid debt instruments purchased with remaining maturities of three months or less are classified as cash equivalents. Management determines the classification of debt and equity securities at the time of purchase and reevaluates the classification at each balance sheet date. The Company classifies its short-term investments as available-for-sale and therefore records them at fair value with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income (loss). All available-for-sale securities are classified as current assets. The cost of investments sold, for purposes of calculating realized gains and losses, is determined using the first-in, first-out method. Realized gains and losses are recognized in the statement of operations.

Use of Estimates -- The financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, the disclosure of contingent assets and liabilities and the values of purchased assets and assumed liabilities in acquisitions. Actual results could differ from these estimates.

Accounts and Notes Receivable -- In the normal course of business, the Company extends unsecured credit to its customers related to the sales of various products. Typically credit terms require payment within thirty days from the date of shipment. The Company evaluates and monitors the creditworthiness of each customer on a case-by-case basis.

Allowance for Doubtful Accounts -- The Company provides an allowance for doubtful accounts based on its continuing evaluation of its customers' credit risk. The Company generally does not require collateral from its customers.

Inventory -- Inventory, comprised of raw materials, work in process, finished goods and spare parts, is stated at the lower of cost (first-in, first-out method) or market. Inventories consisted of:

                                                                    JANUARY 31,
                                                              ------------------------
                                                                 2001          2000
                                                              ----------    ----------
Raw material................................................  $7,041,500    $2,882,800
Work in process.............................................     126,800     1,938,200
Finished goods..............................................      49,500       126,400
                                                              ----------    ----------
                                                               7,217,800     4,947,400
Less: Valuation reserve.....................................     510,800       625,000
                                                              ----------    ----------
                                                              $6,707,000    $4,322,400
                                                              ==========    ==========

Fair Value of Financial Instruments -- The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Management believes that there are no material differences between the recorded book values of its financial instruments, which include cash and equivalents, short-term investments, accounts receivable and accounts payable, and their estimated fair value.

Property and Equipment -- Property and equipment are recorded at historical cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of two to seven years for computer and other equipment, purchased software, and furniture and fixtures. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the improvement using the straight-line method.

                                NetSilicon, Inc.

Capitalized leases are initially recorded at the present value of the minimum payments at the inception of the contracts, with an equivalent liability categorized as appropriate under current or non-current liabilities. Such assets are depreciated on the same basis as described above. Interest expense, which represents the difference between the minimum payments and the present value of the minimum payments at the inception of the lease, is allocated to accounting periods using a constant rate of interest over the term of the lease.

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures impairment loss by comparing the fair market value, calculated as the present value of expected future cash flows, to its net book value. Impairment losses, if any, are recorded currently.

Software Development -- Software development costs where technological feasibility has not been established are expensed in the period in which they occurred, otherwise, development costs that will become an integral part of the Company's products are deferred in accordance with Statement of Financial Accounting Standards ("SFAS") Nos. 2 and 86. The deferred costs are amortized to cost of sales using the straight-line method over the remaining estimated two to three year economic life of the product or the ratio that current revenues for the product bear to the total of current and anticipated future revenues for that product. Amortization expense for the fiscal years ended January 31, 2001, 2000 and 1999 was $435,100, $382,700 and $249,600, respectively.

The recoverability of capitalized software costs are reviewed on an ongoing basis primarily based upon projections of discounted future operating cash flows from each software product line. The excess amount, if any, of the remaining net book value over the calculated amount is fully reserved. Engineering, research and development expense in fiscal year 2000 includes a charge of $307,100 related to a decrease in the net realizable value of capitalized development costs.

Intangible Assets -- Intangible assets consist of completed technology, assembled workforce and other assets arising from the acquisition of a business or business assets. These intangible assets are amortized using the straight-line method over their estimated useful lives of three years.

Intangible assets are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected future cash flows are not sufficient to recover its carrying amount. The Company measures impairment loss by comparing the fair market value, calculated as the present value of expected future cash flows, to its net book value or carrying amount. Impairment losses, if any, are recorded currently.

Revenue Recognition -- The Company's revenues are derived primarily from the sale of product to its OEM customers and to a lesser extent from the sale of software licenses, fees associated with technical support, training and engineering services and royalties. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, collectibility is probable and there are no post-delivery obligations. Revenue from the sale of hardware products, including embedded networking semiconductors and controller products, is generally recognized upon shipment. Revenue from service obligations is deferred and recognized at the time the service is provided or over the life of the underlying service or support contract, if applicable.

The Company's software development tools and developments boards often include multiple elements - hardware, software, post contract customer support ("PCS"), limited training and a basic hardware design review. Our customers purchase these products and services during their product development process in which they use the tools to build network connectivity into the devices they are manufacturing. The Company recognizes revenue related to these multiple element arrangements in accordance with Statement of Position ("SOP") No. 97-2 "Software Revenue Recognition," as amended by SOP 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2." Revenue related to the sale of these development products is allocated to the various elements based on vendor-specific objective evidence of fair value. The portion of revenue allocated to hardware and software licenses is recognized upon shipment. The portion of the revenue

                                NetSilicon, Inc.

allocated to PCS is recognized ratably over the term of the PCS arrangement and the portion of revenue allocated to training and the hardware design review are recognized when the service is performed.

The Company's customers have a limited right of return. The Company records an estimated reserve for warranty costs and an allowance for sales returns during the month of shipment.

The Company's embedded networking semiconductor and controller products accounted for 88.3%, 94.0%, and 90.8% of total net sales in fiscal years 2001, 2000 and 1999, respectively. Software development tools and development boards accounted for 5.6%, 2.0%, and 3.4% of total net sales in fiscal years 2001, 2000 and 1999, respectively, and 6.1%, 4.0%, and 5.8% of net sales in fiscal years 2001, 2000, and 1999, respectively, related to royalty, maintenance and service revenue.

Income Taxes -- Income taxes are accounted for in accordance with SFAS No. 109 "Accounting for Income Taxes." The statement employs an asset and liability approach for financial accounting and reporting of deferred income taxes generally allowing for recognition of deferred tax assets in the current period for future benefit of net operating loss and research credit carryforwards as well as items for which expenses have been recognized for financial statement purposes but will be deductible in future periods. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Income and Loss Per Common Share -- The Company computes per share data in accordance with SFAS No. 128, "Earnings Per Share." SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic income and loss per common share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during each period presented. Diluted EPS is based on the weighted average number of common shares outstanding as well as dilutive potential common shares, which in the Company's case consist of convertible securities outstanding, warrants to acquire common stock and shares issuable under stock benefit plans. Potential common shares are not included in the diluted loss per share computation if their effect would be anti-dilutive.

Stock-Based Compensation -- The Company follows SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to continue to account for employee stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. As required by SFAS No. 123, the Company records compensation for stock options issued to non-employees, in exchange for product or services, utilizing the fair value method outlined in SFAS No. 123.

Foreign Currency Translation -- The functional currency of the foreign subsidiary is the local currency. Accordingly, assets and liabilities of the subsidiary are translated using the exchange rates in effect at the end of the period, while income and expenses are translated at average rates of exchange during the period. Gains and losses from translation of foreign operations are included as other comprehensive income or loss and were not significant for any of the periods presented.

Derivative Instruments -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities and requires all derivatives to be recorded on the balance sheet at fair value. SFAS 133, as amended, is effective for years beginning after June 15, 2000.

                                NetSilicon, Inc.

To date, we have not engaged in derivative and hedging activities, and accordingly, the adoption of SFAS No. 133 has not had a material impact on our results of operations, financial position or cash flows.

Recent Accounting Pronouncements -- In March 2000, the FASB issued FASB Interpretation, or FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25." FIN 44 primarily clarifies the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequences of various modifications to the terms of previously fixed stock option awards, and the accounting for an exchange of stock compensation awards in a business combination. The application of FIN 44 did not have a significant impact on our results of operations, financial position or cash flows.

Reclassifications -- Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on net income (loss) or stockholders' equity.

C. Short-Term Investments

Short-term investments consist of the following available-for-sale securities:

                                                                          UNREALIZED
                                                                      ------------------
                                        AMORTIZED                     HOLDING    HOLDING
                                           COST       MARKET VALUE     GAINS     LOSSES
                                        ----------    ------------    -------    -------
January 31, 2001:
Corporate bonds.......................  $1,199,100     $1,203,800     $ 4,700    $    --
Medium and short-term notes...........   1,650,600      1,655,700       5,100         --
Euro dollar bonds.....................   3,918,200      3,934,900      16,700         --
                                        ----------     ----------     -------    -------
Total.................................  $6,767,900     $6,794,400     $26,500    $    --
                                        ==========     ==========     =======    =======
January 31, 2000:
Corporate bonds.......................  $2,038,700     $2,026,900     $    --    $11,800
Medium and short-term notes...........   2,426,600      2,419,600          --      7,000
Euro dollar bonds.....................   3,764,800      3,757,200          --      7,600
                                        ----------     ----------     -------    -------
Total.................................  $8,230,100     $8,203,700     $    --    $26,400
                                        ==========     ==========     =======    =======

The corporate bonds, medium and short-term notes, and euro dollar bonds all mature within one year. The Company realized no gains or losses on the sale of short-term investments in 2001 and 2000.

D. Property and Equipment

Property and equipment of the Company consisted of the following components:

                                                                   JANUARY 31,
                                                            --------------------------
                                                               2001           2000
                                                            -----------    -----------
Manufacturing, engineering and plant equipment and
  software................................................  $ 5,116,800    $ 3,856,000
Equipment held under capital lease........................      240,200        240,200
Office furniture and fixtures.............................      740,000        347,700
Leasehold and building improvements.......................      327,100        185,800
                                                            -----------    -----------
          Total property and equipment....................    6,424,100      4,629,700
Less: Accumulated depreciation............................   (4,088,900)    (3,163,300)
                                                            -----------    -----------
Net book value............................................  $ 2,335,200    $ 1,466,400
                                                            ===========    ===========

                                NetSilicon, Inc.

Depreciation expense was $1,042,600, $437,600 and $416,800 for the fiscal years ended January 31, 2001, 2000 and 1999, respectively.

E. Short-Term Debt

Short-term debt at January 31, 2000 of $779,700 consisted of borrowings under a $5,000,000 line of credit with Coast Business Credit. The line of credit was collateralized by substantially all of the assets of the Company and a guarantee by Sorrento. Interest on related borrowings was at the bank's prime rate plus 2.5%, but not less than 8%. Advances under the line were limited to 80% of eligible receivables and 30% of eligible inventory. The highest amount and average amounts of debt outstanding were $4,021,500 and $2,277,100 during the year ended January 31, 2000 and the weighted average interest rate for the year ended January 31, 2000 was 10.4%. The Company terminated the line of credit with Coast Business Credit shortly after January 31, 2000 and repaid the balance due.

On July 31, 2000 the Company obtained a $5,000,000 revolving line of credit with a bank, which expires May 31, 2001, and is available to fund working capital. Borrowings under the line of credit are secured by certain Company assets, including inventory and accounts receivable, and bear interest at the prime rate plus 0.25% (9.25% at January 31, 2001). The maximum available credit under the revolving line of credit is equal to the lesser of $5,000,000 and the then effective borrowing base, as defined in the bank agreement and calculated as a percentage of accounts receivable. The agreement requires that the Company maintain certain financial ratios among other restrictive covenants. There were no borrowings under the revolving line during the fiscal year ended January 31, 2001.

F. Other Current Liabilities

Other current liabilities consisted of the following:

                                                                    JANUARY 31,
                                                              ------------------------
                                                                 2001          2000
                                                              ----------    ----------
Commissions and royalties...................................  $  410,300    $1,343,800
External product development costs..........................     440,000        53,000
Compensation and benefits...................................   1,225,000       851,300
Other.......................................................   1,472,000       944,100
                                                              ----------    ----------
          Total.............................................  $3,547,300    $3,192,200
                                                              ==========    ==========

G. Receivable from Officer and Affiliate Transactions

During fiscal year 2001, the Company's Chairman and Chief Executive Officer signed two secured personal promissory notes, borrowing a total of $871,200 from the Company. The notes accrue interest, commencing on their respective due dates, at the rate of 8.0% per year, and are due in April and October 2001. The notes are secured by personal assets owned by the Chairman and Chief Executive Officer.

In the ordinary course of business a wholly-owned subsidiary of Sorrento, Uni-Precision Industrial, Ltd., manufactured and assembled products for the Company on a competitive bid basis. During the years ended January 31, 2001, 2000 and 1999 purchases from Uni-Precision were $74,800, $3,365,900 and $1,557,200 of which $56,900 was unpaid at January 31, 2000. During fiscal year 2001, the Company began using an alternative sub-contractor and does not currently conduct business with Uni-Precision.

During fiscal years 2000 and 1999, the Company had transactions with another subsidiary of Sorrento. Charges to this subsidiary for manufactured goods and other expenses, including charges related to the sale of

                                NetSilicon, Inc.

the Company's Stand-Alone Print Server Line, for the years ended January 31, 2000 and 1999 were approximately $1,893,800 and $1,410,500, respectively.

From time to time the Company had received non-interest bearing advances, including payments of expenses on behalf of the Company, from Sorrento. As of January 31, 1998, Sorrento began accruing interest on the outstanding balance at prime rate plus 3% per year. Interest expense attributable to borrowings from Sorrento amounted to $264,500 and $353,000 for the years ended January 31, 2000 and 1999, respectively. The amount due to Sorrento was repaid following the Company's initial public offering in the fiscal year ended January 31, 2000.

H. Leases and Other Commitments

(i) Leases

Rental expense under operating leases was $622,500, $455,800 and $460,500 for the years ended January 31, 2001, 2000 and 1999, respectively. The table below sets forth minimum payments under operating leases with remaining terms in excess of one year, at January 31, 2001:

                                                           OPERATING
                                                             LEASES
                                                           ----------
2002.....................................................  $  793,300
2003.....................................................     776,000
2004.....................................................     150,600
                                                           ----------
                                                           $1,719,900
                                                           ==========

In July 1999, the Company entered into a capital lease for certain equipment that expires in June 2002. At January 31, 2001 and 2000, the net book value of the equipment under the capital lease amounted to $148,700 and $210,200, respectively. The remaining capital lease obligation is $10,400 at January 31, 2001.

(ii) Employment Contracts

The Company has employment agreements with certain executives. An agreement with the Vice President, Industrial Automation, Embedded Markets Europe provides for a base annual salary of $125,000 subject to annual review by the Compensation Committee and requires six months notice for termination without cause. An agreement with the Vice President, Finance and Chief Financial Officer contains provisions for the payment of one year's base annual salary and the vesting of his unvested stock options if his employment is terminated without cause. The Company has an agreement with the President and Chief Operating Officer that provides for 18 months of base salary if his employment is terminated without cause within the first twenty-four months of his employment. The Company also has agreed with the Chief Executive Officer that if the Company is sold to, or merges with, a company unaffiliated with the Company or Sorrento, all of his stock options granted at the closing of the Company's initial public offering would vest immediately.

I. Litigation

On August 31, 2000, Websprocket, LLC filed a suit against the Company in the United States District Court for the Northern District of California (Websprocket, LLC v. NetSilicon, Inc., Civil Action No. C-00-20915), claiming breach of contract. The complaint alleges that the Company breached a technology development contract that was executed between the Company and Websprocket, LLC in December 1999. Websprocket, LLC seeks relief including alleged damages of $2,000,000 plus attorney's fees, a declaration of its rights under the technology development contract and an injunction requiring the Company to cease using and return all property of Websprocket, LLC. The Company believes that it has meritorious

                                NetSilicon, Inc.

defenses to the claims and intends to contest the lawsuit vigorously. On or about October 31, 2000, the Company denied the allegations in Websprocket, LLC's complaint and asserted counterclaims against Websprocket, LLC that included breach of contract, fraud, and negligent misrepresentation. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

J. Stockholders' Equity

(i) The Company amended its articles of organization in August 1998 to authorize the issuance of the following shares: 35,000,000 shares of Common Stock ($0.01 par value) 5,000,000 shares of Preferred Stock ($0.01 par value).

The Company's Board of Directors has discretion to issue preferred stock in such series and with such preferences as it may designate without the approval of the holders of common shares.

(ii) On June 30, 1999, the Company effected a 100,000-for-one stock split resulting in 10,000,000 shares being issued and outstanding post-split. In connection with the split, Sorrento exchanged its 10,000,000 shares of common stock for 9,000,000 shares of non-voting and 1,000,000 shares of voting common stock.

All shareholders' equity accounts have been retroactively restated to reflect these changes.

(iii) The Company completed an initial public offering on September 15, 1999 in which 6,037,500 million shares were offered at $7 per share (3,537,500 shares sold by the Company and 2,500,000 shares sold by Sorrento). Proceeds to the Company, net of offering costs, were approximately $22.2 million.

The Company has 6,810,100 shares of voting common stock outstanding and 6,972,700 shares of non-voting common stock held by Sorrento as of January 31, 2001.

(iv) On September 12, 2000, the Board of Directors of NetSilicon declared a dividend of one preferred share purchase right (a "Right") for each share of common stock outstanding on September 23, 2000 to the stockholders of record on that date, as part of a rights plan designed to protect the Company's investors against any potential takeover attempts that are coercive or unfair. The Rights will be exercisable only if a person or group acquires or announces a tender or exchange offer that would result in such person or group owning 15% or more of the voting securities of the Company. Each Right entitles the registered holder to purchase, at an exercise price of $200.00 per Right, Series A Junior Participating Preferred Stock of the Company having a market value of $400.00. The nature of the preferred shares' dividend, liquidation and voting rights are such that the value of the Preferred Stock purchasable upon exercise of the Right should approximate the value of a common share. The Rights will expire on September 12, 2010 unless the expiration date is extended or the Rights redeemed by the Company. The Company will generally be entitled to redeem the Rights at $0.01 per Right at any time prior to the 10th day after a person or group has acquired a 15% voting stock position.

K. Business Acquisitions and Other Capital Stock Transactions

On August 31, 2000, the Company completed the acquisition of the strategic network technology assets (the "Purchased Assets") of Pacific Softworks Technology, Inc. ("Pacific"), a subsidiary of PASW, Inc. (formerly Pacific Softworks, Inc.). The Purchased Assets, which represented substantially all of the assets of Pacific, will be used by the company to develop and license embedded network protocols, software that enables electronic devices to communicate over local and wide area networks.

                                NetSilicon, Inc.

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date, as follows:

Completed Technology.....................................  $2,417,700
Workforce................................................     228,700
Fixed Assets.............................................     103,700
Accounts Receivable......................................      91,500
                                                           ----------
Total purchase price.....................................  $2,841,600
                                                           ==========

The purchase price consisted of 90,000 shares of common stock of the Company, valued at $2,271,600 and $570,000 of acquisition-related costs, including $400,000 for investment banking fees and fees for legal, accounting and consulting. The purchased completed technology and workforce assets are being amortized over three years.

During the fourth quarter of fiscal year 2001, the Company recorded an impairment charge of $957,000 related to a component of the completed technology intangible asset resulting from the Company's decision to no longer sell or market the underlying products.

The summary table below, prepared on an unaudited pro forma basis, combines the results of operations of the Company with the results of operations of Pacific as if the acquisition of the Purchased Assets had occurred at February 1, 1999. The unaudited pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented and are not necessarily indicative of future operating results.

                                                              YEAR ENDED JANUARY 31,
                                                            --------------------------
                                                               2001           2000
                                                            -----------    -----------
Revenue...................................................  $38,544,800    $34,083,400
Net loss..................................................  $(3,546,900)   $(1,328,600)
Basic and diluted net loss per share......................  $     (0.26)   $     (0.12)

L. Employee Retirement Savings Plan

In fiscal year 2001, the Company established an employee retirement savings plan (the "Savings Plan") that is designed to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue code. Under the Savings Plan, participating employees may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit ($10,500 for calendar year 2001). Each Plan year, the Company may make discretionary matching contributions of a percent, if any, of employee pretax contributions. As of January 31, 2001, there were no discretionary matching contributions made by the Company.

M. Stock Option Plans and Stock Award Plan

The Company adopted two stock option plans in August 1998: The 1998 Incentive and Non-Qualified Stock Option Plan and the 1998 Director Option Plan. The purpose of these plans is to attract, retain, motivate and reward officers, directors, employees and consultants of the Company to maximize their contribution towards the Company's success. All options are granted at prices not less than fair market value at the date of grant and have exercise lives varying up to 10 years and vest over 1.5 to 4 years. The Company's stock option plans authorize the issuance of 6,800,000 shares of common stock for the grant of stock options.

Additionally, certain employees of the Company held options to purchase Sorrento common stock under Sorrento's stock option plans. All of these options were granted prior to the Company's initial public offering in September 1999.

                                NetSilicon, Inc.

The following table summarizes the activity in the Company's stock option plans:

                                                                           WEIGHTED AVERAGE
                                                       NUMBER OF SHARES     EXERCISE PRICE
                                                       ----------------    ----------------
Shares under option at January 31, 1999..............            --                --
  Granted............................................     3,320,778             $7.53
  Exercised..........................................            --                --
  Canceled...........................................        (5,325)             7.00
                                                          ---------
Shares under option at January 31, 2000..............     3,315,453              7.53
  Granted............................................     2,549,030             15.53
  Exercised..........................................      (155,280)             7.00
  Canceled...........................................      (658,054)            13.75
                                                          ---------
Shares under option at January 31, 2001..............     5,051,149             10.85
                                                          =========

Additional information about outstanding options to purchase the Company's common stock held by at January 31, 2001 is as follows:

                                         OUTSTANDING                         EXERCISABLE
                          -----------------------------------------   --------------------------
                                            WEIGHTED AVERAGE
                                      -----------------------------             WEIGHTED AVERAGE
EXERCISE PRICE PER SHARE   SHARES     LIFE (YEARS)   EXERCISE PRICE   SHARES     EXERCISE PRICE
------------------------  ---------   ------------   --------------   -------   ----------------
$ 3.08 to $ 6.94            903,730       9.83           $ 4.91        31,250        $ 6.35
$ 7.00                    2,626,569       8.62             7.00       682,706          7.00
$12.44 to $18.00            893,650       9.07            17.51        59,063         15.10
$18.75 to $34.13            627,200       9.40            26.05        79,375         28.60
                          ---------                                   -------
$ 3.08 to $34.13          5,051,149       9.02            10.85       852,394          9.55
                          =========                                   =======

All stock options issued to employees have an exercise price not less than the fair market value of the common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation related to the grant of Company and Sorrento options been determined based on the fair value at the grant dates in accordance with the method delineated in SFAS No. 123, the Company's income (loss) and per share amounts for the years ended January 31, 2001, 2000 and 1999 would have been revised to the pro forma amounts presented below:

                                                             JANUARY 31,
                                               ----------------------------------------
                                                  2001           2000          1999
                                               -----------    ----------    -----------
Net income (loss):
  As reported................................  $(1,256,900)   $2,017,600    $(2,422,200)
  Pro forma..................................   (8,590,500)      734,200     (2,702,200)
Basic income (loss) per share:
  As reported................................  $     (0.09)   $     0.18    $     (0.24)
  Pro forma..................................        (0.63)         0.06          (0.27)
Diluted income (loss) per share:
  As reported................................  $     (0.09)   $     0.17    $     (0.24)
  Pro forma..................................        (0.63)         0.06          (0.27)

The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants during the year ended January 31, 2001 and

                                NetSilicon, Inc.

2000, respectively: expected life of option 4.5 years and 4.5 years, expected volatility of 80.0% and 45.8%, risk-free interest rate of 4.5% and 5.88% and a 0% dividend yield in both years. The fair value, at date of grant, using these assumptions was $1.98 to $22.16 per option and the weighted average was $10.06 in fiscal year 2001. The fair value, at date of grant, using these assumptions was $3.18 to $10.34 per option and the weighted average was $3.42 in fiscal year 2000.

The assumptions for grants of Sorrento options for the year ended January 31, 2000 and 1999 were: expected life of option 3 years, expected volatility of 45%, risk-free interest rate of 5.28% and a 0% dividend yield. The fair value, at date of grant, using these assumptions was $1.23 to $9.52 per option and the weighted average was $5.57 in 2000 and $3.11 in 1999.

During fiscal year 2001, the Company issued warrants to purchase 20,000 shares of common stock at a weighted average exercise price of $17.56 per share. The warrants were issued in connection with a third party product development agreement. The Company capitalized the fair value of the warrants, $75,000, as capitalized software costs on the balance sheet. During the year ended January 31, 2000, the Company issued non-statutory options to non-employees for the purchase of 25,000 shares of common stock at a weighted average exercise price of $7.00 per share. Such options were granted for services provided during the year. Accordingly, the Company recorded the $78,700 fair value of such awards as an expense in the accompanying financial statements.

In April 2000, the Company's board of directors adopted the 2000 Employee Stock Purchase Plan ("ESPP"). The aggregate number of shares which may be issued under the plan is 500,000 and is subject to adjustment. The ESPP allows eligible participating employees to purchase shares of common stock as determined at specific dates at six month intervals. As of January 31, 2001, approximately $104,000 of payroll deductions were withheld from employees for future purchases under the plan.

N. Income Taxes

The Company's provision for taxes on income consists of the following:

                                                              YEARS ENDED JANUARY 31,
                                                              -----------------------
                                                              2001     2000     1999
                                                              -----    -----    -----
Income taxes:
Current.....................................................   $--      $--      $--
Deferred....................................................   --       --       --
                                                               --       --       --
Total.......................................................   --       --       --
Allocation of tax expense to discontinued operations........   --       --       --
                                                               --       --       --
Income tax benefit..........................................   $--      $--      $--
                                                               ==       ==       ==

The Company's operations generate permanent and temporary differences for depreciation, amortization and valuation allowances. The Company has recorded a 100% valuation allowance against its deferred tax assets, including net operating loss and research credit carryforwards, in accordance with the provisions of Statement of Financial Accounting Standards No. 109. Such allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                                NetSilicon, Inc.

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred tax assets and liabilities are comprised of the following:

                                                                   JANUARY 31,
                                                            --------------------------
                                                               2001           2000
                                                            -----------    -----------
Deferred tax assets:
  Reserves and allowances.................................  $   741,700    $   559,800
  Research and development credits........................      457,100        221,000
  Tax loss carryforward...................................    1,927,500      1,480,900
  Intangible assets.......................................      512,800             --
  Fixed assets............................................      207,400             --
  Other...................................................           --        150,500
                                                            -----------    -----------
     Gross deferred tax assets............................    3,846,500      2,412,200
  Less: valuation allowance...............................   (3,428,900)    (2,087,400)
                                                            -----------    -----------
Deferred tax asset........................................      417,600        324,800
                                                            -----------    -----------
Deferred tax liabilities:
  Software developments costs.............................     (417,600)      (324,800)
                                                            -----------    -----------
     Deferred tax liabilities.............................     (417,600)      (324,800)
                                                            -----------    -----------
     Net deferred tax asset (liab)........................  $        --    $        --
                                                            ===========    ===========

At January 31, 2001, the Company has federal net operating losses of approximately $4,611,000 and research and development credits of $457,100 that may be available to reduce future taxable income; these carryforwards expire at various dates through 2022. The Internal Revenue Code of 1986, as amended, reduces the extent to which NOLs and tax credit carryforwards may be utilized in a single taxable year in the event there has been an ownership change of a company as defined by applicable Code provisions. The acquisition of the Company by Sorrento in September 1996 resulted in such an ownership change. Further ownership changes, as defined by the Code, may reduce the extent to which any net operating losses and credits may be utilized.

These carryforwards expire as follows:

                                                          NOL        CREDITS
                                                       ----------    --------
2008.................................................  $       --    $ 54,800
2009.................................................          --     102,300
2010.................................................     384,800      63,900
2013.................................................     998,100          --
2014.................................................   2,130,500          --
2022.................................................   1,097,600     236,100
                                                       ----------    --------
                                                       $4,611,000    $457,100
                                                       ==========    ========

                                NetSilicon, Inc.

The reconciliation between income tax expense and a theoretical United States tax computed by applying a rate of 35% for the fiscal years ended January 31, 2001, 2000 and 1999 is as follows:

                                                       YEARS ENDED JANUARY 31,
                                               ----------------------------------------
                                                  2001           2000          1999
                                               -----------    ----------    -----------
Income (loss) before income taxes from
  continuing operations......................  $(1,256,900)   $2,017,600    $(2,132,400)
                                               ===========    ==========    ===========
Theoretical tax expense (benefit) at 35%.....  $  (439,900)   $  706,200    $  (746,300)
Taxable income absorbed by former parent.....           --      (988,600)            --
Impact of non-qualified stock options........     (353,900)           --        (24,300)
Impact of state taxes and other taxes........     (159,900)      186,300       (284,900)
R & E tax credit.............................     (457,100)           --             --
Change in valuation allowance................    1,341,500        96,100      1,055,500
Other........................................       69,300            --             --
                                               -----------    ----------    -----------
Tax benefit..................................  $        --    $       --    $        --
                                               ===========    ==========    ===========

The net change in the valuation allowance was an increase of $1,341,500 for the fiscal year ending January 31, 2001 and an increase of $96,100 for the fiscal year ending January 31, 2000. The valuation allowance of $3,428,900 at January 31, 2001 includes $426,200 related to deductions for non-qualified stock options which will be credited to additional paid-in capital if realized.

O. Earnings Per Share Calculation

The following data show the amounts used in computing basic earnings per share:

                                                       YEARS ENDED JANUARY 31,
                                               ----------------------------------------
                                                  2001           2000          1999
                                               -----------    ----------    -----------
Net income (loss)............................  $(1,256,900)   $2,017,600    $(2,422,200)
Less: preferred dividends....................           --            --             --
                                               ===========    ==========    ===========
Net income (loss) available to common
  shareholders used in basic EPS.............  $(1,256,900)   $2,017,600    $(2,422,200)
                                               ===========    ==========    ===========
Average number of common shares used in basic
  EPS........................................   13,674,200    11,326,600     10,000,000
                                               ===========    ==========    ===========

The Company had a net loss for the fiscal years ending January 31, 2001 and 1999. Accordingly, the effect of dilutive securities including warrants to acquire common stock and stock options, vested and non-vested, are not included in the calculations of EPS because their effect would be anti-dilutive. The following data shows the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                       YEARS ENDED JANUARY 31,
                                              -----------------------------------------
                                                 2001           2000           1999
                                              -----------    -----------    -----------
Net income (loss) available to common
  shareholders used in basic EPS............  $(1,256,900)   $ 2,017,600    $(2,422,200)
Adjustments.................................           --             --             --
                                              -----------    -----------    -----------
Net income (loss) available to common
  shareholders after assumed conversions of
  dilutive securities.......................  $(1,256,900)   $ 2,017,600    $(2,422,200)
                                              ===========    ===========    ===========

                                NetSilicon, Inc.

                                                       YEARS ENDED JANUARY 31,
                                              -----------------------------------------
                                                 2001           2000           1999
                                              -----------    -----------    -----------
Average number of common shares used in
  basic EPS.................................   13,674,200     11,326,600     10,000,000
Effect of dilutive securities:
  Stock options.............................           --        651,600             --
                                              -----------    -----------    -----------
Average number of common shares and dilutive
  potential common stock used in dilutive
  EPS.......................................   13,674,200     11,978,200     10,000,000
                                              ===========    ===========    ===========

The shares issuable upon exercise of options and warrants represent the quarterly average of the shares issuable at exercise net of the shares assumed to have been purchased, at the average market price for the period, with the assumed exercise proceeds. Accordingly, options with exercise prices in excess of the average market price for the period are excluded because their effect would be anti-dilutive. For the year ended January 31, 2001 and 2000, 5,051,100 and 42,000 options, respectively, were excluded from the calculation of diluted income per share, as their effect would be anti-dilutive.

P. Subsequent Events

On February 16, 2001, the Company purchased all of the equity securities of Dimatech Corporation ("Dimatech") pursuant to a Stock Purchase Agreement, dated as of February 16, 2001, among Dimatech, Hiroyuki Kataoka and the Company. Prior to the acquisition, Dimatech was a major distributor of the Company's product in Japan and Asia and Hiroyuki Kataoka was the President and owner of Dimatech. Dimatech, under a new name, will continue to operate in Japan and Asia as a distributor of the Company's products and will provide technical support and other services to customers in the region. Hiroyuki Kataoka has joined NetSilicon as Vice President of Intelligent Device Market for Japan.

The purchase price consisted of 241,667 shares of the common stock of the Company, valued at $1,239,100, assumed liabilities of $835,000, $250,000 in cash and $116,500 of acquisition related costs, including legal and accounting fees.

Q. Supplemental Cash Flow Disclosures

Cash paid for interest and income taxes are as follows:

                                                          YEARS ENDED JANUARY 31,
                                                      -------------------------------
                                                       2001        2000        1999
                                                      -------    --------    --------
Interest............................................  $21,900    $898,400    $262,900
Income taxes........................................  $    --    $     --    $     --

Non-cash investing and financing activities are as follows:

                                                          YEARS ENDED JANUARY 31,
                                                      -------------------------------
                                                       2001        2000        1999
                                                      -------    --------    --------
Unrealized gains (losses) on investments............  $52,900    $(26,400)   $     --
Common stock options issued to non-employees........  $75,000    $ 78,700    $     --
Capital leases entered in during the year...........  $    --    $240,200    $     --

                                NetSilicon, Inc.

R. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit financial institutions.

Substantially all of the Company's OEM office imaging customers are headquartered in Japan. The current economic conditions existing in many Asian countries, including Japan, are uncertain and may have a significant effect on the business operations of such OEM customers. Consequently, the Company's dependence on its OEM office imaging customers in Japan and the uncertain factors affecting Japan's economic condition could have a material adverse effect on the Company's business, operating results, cash flows and financial condition.

Although the Company is directly affected by the economic well being of its significant customers listed in the following tables, management does not believe that significant credit risk exists at January 31, 2001. The Company performs ongoing credit evaluations of its customers' financial conditions and does not require collateral.

The following data shows the customers accounting for more than 10% of net receivables:

                                                              JANUARY 31,
                                                              ------------
                                                              2001    2000
                                                              ----    ----
Customer A..................................................  17.1%   24.7%
Customer B..................................................  11.0     3.4
Customer C..................................................   6.9    15.3
Customer D..................................................   6.7    11.0

The following data shows the net sales to major customers (customers who represented 10% or more of net sales during any of the periods shown) as a percentage of net sales:

                                                              YEARS ENDED JANUARY 31,
                                                              -----------------------
                                                              2001     2000     1999
                                                              -----    -----    -----
Customer A..................................................  23.2%    23.8%     9.6%
Customer B..................................................  20.0     25.8      4.3
Customer E..................................................   4.9     12.5     11.6
Customer D..................................................   3.9      5.1     11.4
Customer F..................................................   3.3      2.7     11.6

S. Discontinued Operation

Effective May 1, 1998 the Company sold its Stand-Alone Print Server Line to Sorrento as described in Note A. The agreement provides for the terms and conditions of the transfer by the Company to Sorrento of the right to manufacture and sell Stand-Alone Print Server products. The agreement provides that Sorrento shall have the right to manufacture and sell the Company's Stand-Alone Print Servers to distributors who will then market such products directly to the consumer. The Company has assigned accounts receivables accruing after July 31, 1998, computer software and furniture, fixtures, equipment, software licenses and trademarks to Sorrento. Sorrento will pay any future licensing fees. Sorrento has the option to acquire inventory of Stand-Alone Print Servers at the Company's cost during the period of the agreement. The agreement requires the Company to provide certain engineering support to Sorrento, for which Sorrento shall pay 100% of the actual cost of such support to the Company. It also requires Sorrento to assign all its rights in the trademark NET+ARM to the Company and requires Sorrento to use its best efforts to obtain consent in writing from

                                NetSilicon, Inc.

ARM Limited to the assignment of the rights to NET+ARM. The agreement terminated in 1999. Lastly, Sorrento has agreed to cause certain intellectual property previously owned by Sorrento to be co-owned by the Company and Sorrento.

The Company entered into a supply agreement with Sorrento pursuant to which the Company sells to Sorrento several products, including the NET+ARM chips for fixed prices. The prices are subject to change consistent with any changes in the Company's costs for such products. The agreement also provides that Sorrento manufactures products for the Company at Sorrento's best price, as determined by mutual agreement. The agreement has a term of five years and does not obligate Sorrento to purchase any products from the Company or the Company to utilize Sorrento for manufacturing.

The Company and Sorrento entered into a one-year sublease agreement for approximately 6,000 square feet of office space at the Company's facilities for an annual rental of $88,000 per year, payable quarterly. The sublease terminated in September 1999.

T. Segment Information

Information in the tables below is presented on the same basis utilized by the Company to manage its business. The Company manages its business primarily on a geographic basis. The Company operates in one principle industry segment: the development and marketing of embedded networking solutions. The Company's primary products include integrated semiconductor and controller products and are sold to customers in a broad array of markets including telecommunications and telephony, industrial automation, office imaging, building automation and control, home automation, data acquisition, point-of-sale, and wireless access. The company licenses software products that are embedded into electronic devices to enable Internet and Web-based communications. Revenue from these software product licenses was 1% of total net sales in fiscal year 2001 and less than 1% in fiscal year 2000. The company also receives revenue from royalty and services, including technical support.

Summary information by geography is as follows:

     Geographic:

                                                       YEARS ENDED JANUARY 31,
                                              -----------------------------------------
                                                 2001           2000           1999
                                              -----------    -----------    -----------
Net sales:
  United States.............................  $16,669,100    $15,917,000    $ 6,604,600
  Asia......................................   15,090,900     14,153,100      5,277,400
  Europe, Middle East, Africa...............    3,222,800      1,575,700      1,475,000
  Other.....................................    2,399,300        195,100         16,000
                                              -----------    -----------    -----------
          Total net sales...................  $37,382,100    $31,840,900    $13,373,000
                                              ===========    ===========    ===========

Export sales and certain income and expense items are reported in the geographic area where the final sale to customers is made, rather than where the transaction originates. Other net sales include sales to Australia, New Zealand, Canada and South America for each period presented. The Company does not have significant long-lived assets at foreign locations.

                                NetSilicon, Inc.

Summary information by product and service is as follows:

                                                       YEARS ENDED JANUARY 31,
                                              -----------------------------------------
                                                 2001           2000           1999
                                              -----------    -----------    -----------
Net sales:
  Semiconductor and controller products,
     including development tools............  $35,101,900    $30,567,300    $12,597,400
  Royalty, maintenance, service and other...    2,280,200      1,273,600        775,600
                                              -----------    -----------    -----------
          Total net sales...................  $37,382,100    $31,840,900    $13,373,000
                                              ===========    ===========    ===========

U. Selected Quarterly Financial Data (Unaudited)

The following table sets forth certain unaudited quarterly results of operations of the Company for the fiscal years ended January 31, 2001 and 2000. In the opinion of management, this information has been prepared on the same basis as the audited financial statements and includes all adjustments necessary for a fair presentation of Company's operations. This quarterly information should be read in conjunction with the audited financial statements and accompanying notes included in this annual report on Form 10-K. Operating results for the quarterly periods are not necessarily indicative of future results of operations. (In thousands except per share data.)

                                                  FISCAL YEAR 2001                      FISCAL YEAR 2000
                                         -----------------------------------   ----------------------------------
                                         Q1-01    Q2-01     Q3-01     Q4-01    Q1-00    Q2-00     Q3-00    Q4-00
                                         ------   ------   -------   -------   ------   ------   -------   ------
Net sales..............................  $9,010   $9,857   $10,688   $ 7,827   $5,814   $7,515   $10,149   $8,363
Cost of sales..........................   3,512    4,129     4,429     3,118    3,208    3,865     4,654    3,696
                                         ------   ------   -------   -------   ------   ------   -------   ------
Gross margin...........................   5,498    5,728     6,259     4,709    2,606    3,650     5,495    4,667
Operating expense......................   4,941    5,223     5,805     8,364    2,352    3,167     4,522    4,153
                                         ------   ------   -------   -------   ------   ------   -------   ------
Operating income(loss).................     557      505       454    (3,655)     254      483       973      514
Interest income (expense)..............     224      241       218       199     (238)    (175)      (68)     275
                                         ------   ------   -------   -------   ------   ------   -------   ------
Net income (loss)......................  $  781   $  746   $   672   $(3,456)  $   16   $  308   $   905   $  789
                                         ======   ======   =======   =======   ======   ======   =======   ======
Earnings per share:
  Basic................................  $ 0.06   $ 0.05   $  0.05   $ (0.25)  $ 0.00   $ 0.03   $  0.08   $ 0.06
  Diluted..............................  $ 0.06   $ 0.05   $  0.04   $ (0.25)  $ 0.00   $ 0.03   $  0.07   $ 0.05
Weighted shares outstanding:
  Basic................................  13,569   13,621    13,718    13,782   10,000   10,000    11,769   13,538
  Diluted..............................  15,865   15,928    15,813    13,782   10,000   10,000    12,435   15,410

The net loss in the fourth quarter of fiscal year 2001 was due primarily to non-recurring asset impairment charges of $1.5 million and a decrease in revenue resulting from an economic slowdown that affected our office imaging customers.

                                NetSilicon, Inc.

V. Valuation and Qualifying Accounts

Changes in the inventory valuation reserve were as follows:

Balance at January 31, 1998.................................  $ 192,000
  Additions charged to costs and expenses...................    131,800
  Amounts used during year..................................   (199,200)
                                                              ---------
Balance at January 31, 1999.................................    124,600
  Additions charged to costs and expenses...................    554,500
  Amounts used during year..................................    (54,100)
                                                              ---------
Balance at January 31, 2000.................................    625,000
  Additions charged to costs and expenses...................         --
  Amounts used during year..................................   (114,200)
                                                              ---------
Balance at January 31, 2001.................................  $ 510,800
                                                              =========

Changes in the accounts receivable and sales valuation reserves were as follows:

Balance at January 31, 1998.................................  $ 17,100
  Additions charged to costs and expenses...................   312,000
  Amounts used during year..................................   (29,100)
                                                              --------
Balance at January 31, 1999.................................   300,000
  Additions charged to costs and expenses...................   443,900
  Amounts used during year..................................   (40,900)
                                                              --------
Balance at January 31, 2000.................................   703,000
  Additions charged to costs and expenses...................        --
  Amounts used during year..................................   (32,000)
                                                              --------
Balance at January 31, 2001.................................  $671,000
                                                              ========

                                 EXHIBIT INDEX

EXHIBIT
NO.                          DESCRIPTION OF EXHIBIT
-------                      ----------------------
3.1       Restated Articles of Organization of the Company, as amended
          (filed as Exhibit 3.1 to the Company's Registration
          Statement on Form S-1 File No. 333-62231, and incorporated herein by reference)
3.2       Restated By-Laws of the Company, as amended (filed as
          Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q
          filed on September 12, 2000, and incorporated herein by
          reference)
4.1       Specimen of stock certificate for shares of common stock
          (filed as Exhibit 4 to the Company's Registration Statement on Form S-1, File No. 333-62231, and incorporated herein by reference)
4.2       Rights Agreement, dated as of September 12, 2000, as
          amended, between the Company and American Stock Transfer and
          Trust Company (filed as Exhibit 4.1 to the Company's current report on Form 8-K, filed September 13, 2000, and
          incorporated herein by reference)
10.1      NetSilicon, Inc. Amended and Restated 1998 Incentive and
          Non-qualified Stock Option Plan (filed as Exhibit 10.1 to
          the Company's Registration Statement on Form S-1, File No.
          333-62231, and incorporated herein by reference)
10.2      NetSilicon, Inc. Amended and Restated 1998 Director Stock
          Option Plan (filed as Exhibit 10.2 to the Company's
          Registration Statement on Form S-1, File No. 333-1328, and
          incorporated herein by reference)
10.3      Supply Agreement between Osicom Technologies, Inc. and the
          Company dated as of May 1, 1998 (filed as Exhibit 10.3 to
          the Company's Registration Statement on Form S-1 File No.
          333-62231, and incorporated herein by reference)
10.4      Intercompany Agreement between Osicom Technologies, Inc. and the Company dated as of May 1, 1998 (filed as Exhibit 10.4 to the Company's Registration Statement on Form S-1 File No.
          333-62231, and incorporated herein by reference)
10.5      Agreement of Sublease between Osicom Technologies, Inc. and the Company dated as of August 1, 1998 (filed as Exhibit
          10.5 to the Company's Registration Statement on Form S-1
          File No. 333-62231, and incorporated herein by reference)
10.6      Loan and Security Agreement between the Company and Coast
          Business Credit dated October 11, 1996, as amended (filed as
          Exhibit 10.6 to the Company's Registration Statement on Form
          S-1 File No. 333-62231, and incorporated herein by
          reference)
10.7      Amendment No. 2 to the Loan and Security Agreement between the Company and Coast Business Credit dated October 28, 1998
          (filed as Exhibit 10.7 to the Company's Registration
          Statement on Form S-1 File No. 333-62231, and incorporated herein by reference)
10.8      Employment Agreement between the Company and Michael Evensen dated October 1, 1998 (filed as Exhibit 10.8 to the
          Company's Registration Statement on Form S-1 File No.
          333-62231, and incorporated herein by reference)
10.10     Trademark License Agreement between ARM Limited and Sorrento dated July 14, 1998 (filed as Exhibit 10.10 to the Company's
          Registration Statement on Form S-1 File No. 333-62231, and
          incorporated herein by reference)
10.11     Software License Agreement between Integrated Systems, Inc.
          and Sorrento dated November 14, 1997, as amended (filed as
          Exhibit 10.11 to the Company's Registration Statement on
          Form S-1 File No. 333-62231, and incorporated herein by
          reference)
10.12     License Agreement between Peerless Systems Corporation and
          Sorrento, DPI Print Server Division for Peerless Standard
          Input/Output (PSIO) dated August 10, 1998 (filed as Exhibit
          10.12 to the Company's Registration Statement on Form S-1
          File No. 333-62231, and incorporated herein by reference)
10.13     Novell Embedded Systems Technology Master Agreement between
          Novell, Inc. and the Company (formerly Digital Products,
          Inc.), dated December 1, 1995, as amended (filed as Exhibit
          10.13 to the Company's Registration Statement on Form S-1
          File No. 333-62231, and incorporated herein by reference)
10.14     Letter Agreement Amendment to Intercompany Agreement between
          Sorrento and the Company (filed as Exhibit 10.14 to the
          Company's Registration Statement on Form S-1 File No.
          333-62231, and incorporated herein by reference)

EXHIBIT
NO.                          DESCRIPTION OF EXHIBIT
-------                      ----------------------
10.15     Letter Agreement between the Company and Cornelius Peterson
          VIII (filed as Exhibit 10.15 to the Company's Registration
          Statement on Form S-1 File No. 333-62231, and incorporated herein by reference)
10.16     Employment Agreement, as amended, between the Company and
          Michael Evensen dated as of October 1, 1998 and amended as of June 19, 1999.
10.17     Letter Agreement between the Company and Daniel J. Sullivan dated as of June 18, 1999.
23.1      Consent of BDO Seidman, LLP, independent accountants

                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NetSilicon, Inc.
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (including a Reoffer Prospectus on Form S-3)(No. 333-32368) and the Registration Statements on Form S-8 (No. 333-44818) and Form S-3 (No. 333-47670) of our audit report dated February 23, 2001, relating to the financial statements of NetSilicon, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2001.

                                          BDO SEIDMAN, LLP

Boston, Massachusetts
May 1, 2001

NetSilicon, the NetSilicon logo, NET+Works, NET+OS and NET+Lx are trademarks of NetSilicon, Inc. DecisioNet is a trademark of NCR Corporation. Palm is a trademark of Palm, Inc. Linux is a registered trademark of Linus Torvalds. All other trademarks are property of their respective owners.

                                    ANNEX K
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 10-Q

(MARK ONE)

[X]       QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

             FOR THE QUARTERLY PERIOD ENDED JULY 28, 2001.

[ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

            FOR THE TRANSITION PERIOD FROM                TO
                                           .

                     COMMISSION FILE NUMBER 0-26761

                                NETSILICON, INC.
             (Exact name of registrant as specified in its charter)

                MASSACHUSETTS                                    04-2826579
          (State of incorporation)                  (I.R.S. Employer Identification No.)

               411 WAVERLEY OAKS RD., BLDG. 227, WALTHAM, MASSACHUSETTS 02452
                           (Address of principal executive office)

                                 (781) 647-1234
                               (Telephone number)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            Yes [X]          No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of Common Stock, as of the latest practicable date.

     7,093,700 shares of Voting Common Stock, $0.01 par value, as of September 6, 2001; 6,972,700 shares of Non-Voting Common Stock, $0.01 par value, as of September 6, 2001.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NETSILICON, INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Part I.   Financial Information
Item 1.   Financial Statements
          Condensed Consolidated Balance Sheets July 28, 2001 and
          January 31, 2001............................................   K-3
          Condensed Consolidated Statements of Operations Three Months
          and Six Months Ended July 28, 2001 and July 29, 2000........   K-4
          Condensed Consolidated Statements of Cash Flows Six Months
          Ended July 28, 2001 and July 29, 2000.......................   K-5
          Notes to Condensed Consolidated Financial Statements........   K-6
          Management's Discussion and Analysis of Financial Condition
Item 2.   and Results of Operations...................................  K-10
Item 3.   Quantitative and Qualitative Disclosure About Market Risk...  K-24
Part II.  Other Information
Item 1.   Legal Proceedings...........................................  K-25
Item 2.   Changes in Securities and Use of Proceeds...................  K-25
Item 3.   Defaults Upon Senior Securities.............................  K-25
Item 4.   Submission of Matters to a Vote of Security Holders.........  K-25
Item 5.   Other Information...........................................  K-26
Item 6.   Exhibits and Reports on Form 8-K............................  K-26
Signatures............................................................  K-27

                         PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                                NETSILICON, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               JULY 28,     JANUARY 31,
                                                                 2001          2001
                                                              -----------   -----------
                                                              (UNAUDITED)
                                        ASSETS
Current Assets
  Cash and equivalents......................................  $ 8,173,200   $ 5,999,200
  Short-term investments....................................    3,112,500     6,794,400
  Accounts receivable, net..................................    3,831,600     4,660,300
  Inventory, net............................................    5,084,500     6,707,000
  Prepaid expenses and other current assets.................      866,700     1,628,600
                                                              -----------   -----------
       Total Current Assets.................................   21,068,500    25,789,500
Property and Equipment, Net.................................    2,184,600     2,335,200
Intangible Assets, Net......................................    1,680,800     1,351,800
Other Assets................................................    2,719,100     1,924,600
                                                              -----------   -----------
       Total Assets.........................................  $27,653,000   $31,401,100
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable..........................................  $ 1,642,000   $ 2,787,100
  Deferred revenue..........................................      401,900       343,000
  Other current liabilities, including short-term portion of
     capital lease obligation...............................    4,034,000     3,557,700
                                                              -----------   -----------
       Total Current Liabilities............................    6,077,900     6,687,800
                                                              -----------   -----------
       Total Liabilities....................................    6,077,900     6,687,800
                                                              -----------   -----------
Stockholders' Equity
  Preferred stock, $0.01 par value; 5,000,000 shares
     authorized; none issued................................           --            --
  Common stock, $0.01 par value; 35,000,000 shares
     authorized; issued and outstanding:
          Voting (7,064,400 and 6,810,100 shares)...........       70,600        68,100
          Non-voting (6,972,700 shares).....................       69,700        69,700
  Additional paid-in capital................................   29,495,700    28,187,400
  Accumulated other comprehensive income (loss).............      (68,500)       26,500
  Accumulated deficit.......................................   (7,992,400)   (3,638,400)
                                                              -----------   -----------
       Total Stockholders' Equity...........................   21,575,100    24,713,300
                                                              -----------   -----------
Total Liabilities and Stockholders' Equity..................  $27,653,000   $31,401,100
                                                              ===========   ===========

     See accompanying notes to condensed consolidated financial statements.

                                NETSILICON, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               THREE MONTHS ENDED          SIX MONTHS ENDED
                                            ------------------------   -------------------------
                                             JULY 28,      JULY 29,     JULY 28,      JULY 29,
                                               2001          2000         2001          2000
                                            -----------   ----------   -----------   -----------
                                                                (UNAUDITED)
Net Sales.................................  $ 7,052,600   $9,857,200   $14,029,700   $18,866,900
Cost of Sales.............................    3,410,600    4,128,900     6,380,500     7,640,400
                                            -----------   ----------   -----------   -----------
Gross Margin..............................    3,642,000    5,728,300     7,649,200    11,226,500
                                            -----------   ----------   -----------   -----------
Operating Expenses
  Selling and marketing...................    2,480,200    2,764,300     5,369,000     5,332,100
  Engineering, research and development...    1,963,800    1,399,400     3,832,000     2,793,400
  General and administrative..............    1,429,400    1,059,500     2,704,100     2,039,500
  Amortization of intangibles.............      154,200           --       304,800            --
                                            -----------   ----------   -----------   -----------
       Total Operating Expenses...........    6,027,600    5,223,200    12,209,900    10,165,000
                                            -----------   ----------   -----------   -----------
Operating Income (Loss)...................   (2,385,600)     505,100    (4,560,700)    1,061,500
  Interest income, net....................      112,100      240,700       271,900       464,900
                                            -----------   ----------   -----------   -----------
Income (Loss) Before Taxes on Income......   (2,273,500)     745,800    (4,288,800)    1,526,400
  Taxes on income.........................       22,100           --        65,200            --
                                            -----------   ----------   -----------   -----------
Net Income (Loss).........................  $(2,295,600)  $  745,800   $(4,354,000)  $ 1,526,400
                                            ===========   ==========   ===========   ===========
Net Income (Loss) per Common Share
     Basic................................  $     (0.16)  $     0.05   $     (0.31)  $      0.11
     Diluted..............................  $     (0.16)  $     0.05   $     (0.31)  $      0.10
Shares Used in per Share Calculation
     Basic................................   14,036,490   13,620,780    14,014,201    13,594,968
     Diluted..............................   14,036,490   15,927,588    14,014,201    15,910,216

     See accompanying notes to condensed consolidated financial statements.

                                NETSILICON, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED
                                                             -------------------------
                                                              JULY 28,      JULY 29,
                                                                2001          2000
                                                             -----------   -----------
                                                                    (UNAUDITED)
Cash Flows from Operating Activities:
  Net income (loss)........................................  $(4,354,000)  $ 1,526,400
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
     Depreciation and amortization.........................    1,165,900       662,100
     Changes in operating assets and liabilities, net of
       effects of acquisition:
       Accounts receivable.................................    1,846,600    (2,596,800)
       Inventories.........................................    1,677,100    (1,215,400)
       Other current assets................................      (64,700)      289,500
       Accounts payable....................................   (1,714,100)      927,800
       Other current liabilities...........................      217,700      (339,100)
       Deferred revenue....................................       58,900       253,000
                                                             -----------   -----------
          Net Cash Used In Operating Activities............   (1,166,600)     (492,500)
                                                             -----------   -----------
Cash Flows from Investing Activities:
  Proceeds from sale of (purchase of) short-term
     investments...........................................    3,655,000    (1,997,300)
  Purchases of property and equipment......................     (495,200)   (1,371,900)
  Cash acquired in acquisition (net of cash paid and direct
     acquisition costs of $347,800)........................      413,600            --
  Software development costs...............................      (63,000)     (304,100)
  Other assets.............................................     (147,400)     (308,700)
                                                             -----------   -----------
          Net Cash Provided by (Used In) Investing
            Activities.....................................    3,363,000    (3,982,000)
                                                             -----------   -----------
Cash Flows from Financing Activities:
  Issuance of notes receivable to officer..................           --      (621,200)
  Repayments of affiliate advances.........................           --       (55,800)
  Repayments of short-term debt............................           --      (779,700)
  Payments of capital lease obligation.....................       (7,300)     (184,100)
  Proceeds from issuance of stock..........................       53,000            --
  Proceeds from exercise of stock options..................           --       734,900
                                                             -----------   -----------
          Net Cash Provided by (Used In) Financing
            Activities.....................................       45,700      (905,900)
                                                             -----------   -----------
Effect of Exchange Rate Changes On Cash and Equivalents....      (68,100)           --
                                                             -----------   -----------
Increase (Decrease) in Cash and Equivalents................    2,174,000    (5,380,400)
Cash and Equivalents -- Beginning of Period................    5,999,200    11,096,500
                                                             -----------   -----------
Cash and Equivalents -- End of Period......................  $ 8,173,200   $ 5,716,100
                                                             ===========   ===========

     See accompanying notes to condensed consolidated financial statements.

                                NETSILICON, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments necessary for a fair presentation of NetSilicon, Inc.'s (the "Company") financial position, results of operations and cash flows for this interim period. This quarterly information should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2001 Form 10-K as filed with the Securities and Exchange Commission ("SEC") on May 1, 2001.

     The financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

     Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on net income
(loss) or stockholders' equity.

     Operating results for the interim period are not necessarily indicative of results that may be expected for the entire fiscal year.

2.  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is computed using standard costs, which approximate actual cost on a first-in, first-out basis. Inventories consist of:

                                                               JULY 28,    JANUARY 31,
                                                                 2001         2001
                                                              ----------   -----------
Raw material................................................  $4,711,300   $6,543,000
Work in process.............................................      68,000      118,100
Finished Goods..............................................     305,200       45,900
                                                              ----------   ----------
Total Inventory.............................................  $5,084,500   $6,707,000
                                                              ==========   ==========

3.  EARNINGS PER SHARE CALCULATION

     Basic earnings per share is computed based on the weighted average number of shares outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares outstanding during the period increased by the effect of dilutive potential common shares which consist of shares issuable under stock benefit plans and warrants.

                                NETSILICON, INC.

     The following is a reconciliation of the numerator and denominators of the basic and diluted per share computations:

                                       THREE MONTHS ENDED           SIX MONTHS ENDED
                                    -------------------------   ------------------------
                                     JULY 28,      JULY 29,      JULY 28,      JULY 29,
                                       2001          2000          2001          2000
                                    -----------   -----------   -----------   ----------
Net income (loss) available to
  common shareholders, basic and
  diluted.........................  $(2,295,600)  $   745,800   $(4,354,000)  $1,526,400
                                    ===========   ===========   ===========   ==========
Weighted-average number of common
  shares used in basic earnings
  per share.......................   14,036,490    13,620,780    14,014,201   13,594,968
Effect of dilutive
  securities -- stock options.....           --     2,306,808            --    2,315,248
                                    -----------   -----------   -----------   ----------
Weighted-average number of common
  shares and dilutive potential
  common stock used in dilutive
  earnings per share..............   14,036,490    15,927,588    14,014,201   15,910,216
                                    ===========   ===========   ===========   ==========

     The shares issuable upon exercise of options and warrants represent the shares issuable at exercise net of the shares assumed to have been purchased, at the average market price for the period, with the assumed exercise proceeds. Accordingly, options and warrants with exercise prices in excess of the average market price for the period are excluded because their effect would be anti-dilutive. The Company had a net loss for the three and six months ended July 28, 2001. The effect of dilutive securities including stock options and warrants to acquire common stock are not included in the calculation of earnings
(loss) per share for the periods ended July 28, 2001 because their effect would be anti-dilutive.

4.  ACQUISITION

     On February 16, 2001, the Company purchased all of the equity securities of Dimatech Corporation ("Dimatech") pursuant to a Stock Purchase Agreement, dated as of February 16, 2001, by and among Dimatech, Hiroyuki Kataoka and the Company. Prior to the acquisition, Dimatech was a major distributor of the Company's product in Japan and Asia and Hiroyuki Kataoka was the President and owner of Dimatech. Dimatech, under a new name, continues to operate in Japan and Asia as a distributor of the Company's products and provides technical support and other services to customers in the region. Hiroyuki Kataoka has joined NetSilicon as Vice President of Intelligent Device Markets for Japan.

     The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date. The following represents a preliminary allocation of the purchase price:

Cash........................................................   $  761,400
Accounts receivable.........................................    1,017,900
Other tangible assets.......................................      161,900
Customer list...............................................      351,400
Workforce...................................................      148,000
Goodwill....................................................      134,400
                                                               ----------
Total purchase price........................................   $2,575,000
                                                               ==========

                                NETSILICON, INC.

     The purchase price consisted of 241,667 shares of the common stock of the Company, valued at $1,239,100, assumed liabilities of $969,400, $250,000 in cash and $116,500 of acquisition related costs, including legal and accounting fees.

5.  COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) is defined as a change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The difference between net income (loss) and comprehensive income (loss) for NetSilicon results from foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities, net of taxes. Comprehensive income (loss) consisted of the following:

                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                      ----------------------   ------------------------
                                       JULY 28,     JULY 29,    JULY 28,      JULY 29,
                                         2001         2000        2001          2000
                                      -----------   --------   -----------   ----------
Net income (loss)...................  $(2,295,600)  $745,800   $(4,354,000)  $1,526,400
                                      -----------   --------   -----------   ----------
Foreign currency translation
  adjustments.......................      (12,600)        --       (68,100)          --
Unrealized gain (loss) on
  investments.......................      (22,200)     7,500       (26,900)      23,300
                                      -----------   --------   -----------   ----------
Other comprehensive income (loss)...      (34,800)     7,500       (95,000)      23,300
                                      -----------   --------   -----------   ----------
     Total comprehensive income
       (loss).......................  $(2,330,400)  $753,300   $(4,449,000)  $1,549,700
                                      ===========   ========   ===========   ==========

6.  CONTINGENCIES

     On August 31, 2000, Websprocket, LLC filed a suit against the Company in the United States District Court for the Northern District of California (Websprocket, LLC v. NetSilicon, Inc., Civil Action No. C-00-20915), claiming breach of contract. The complaint alleges that the Company breached a technology development contract that was executed between the Company and Websprocket, LLC in December 1999. Websprocket, LLC seeks relief including alleged damages of $2,000,000 plus attorney's fees, a declaration of its rights under the technology development contract and an injunction requiring the Company to cease using and return all property of Websprocket, LLC. The Company believes that it has meritorious defenses to the claims and intends to contest the lawsuit vigorously. On or about October 31, 2000, the Company filed an Answer and Counterclaim denying the allegations in Websprocket, LLC's complaint and asserting counterclaims against Websprocket, LLC that included breach of contract, fraud, and negligent misrepresentation. Websprocket, LLC filed a reply to the Company's counterclaims on November 25, 2000, denying the allegations. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

     On or about August 9, 2001, a purported securities class action lawsuit captioned "Ellis Investments, Ltd. v. NetSilicon, Inc., et al." (01-CV-7281) was filed in the United States District Court for the Southern District of New York. A second, nearly identical complaint was filed in the same Court on or about August 15, 2001 in a lawsuit captioned "Michael Rasner v. NetSilicon, Inc., et al."(01-CV-7651). The suits name as defendants the Company, certain of its officers and directors, and certain underwriters involved in the Company's initial public offering ("IPO"). The Ellis Investments suit also names Osicom Technologies, Inc. as a defendant. The complaints in these actions are allegedly brought on behalf of purchasers of the Company's common stock during the period from September 15, 1999 to December 6, 2000, and assert, among other things, that the Company's IPO prospectus and registration statement violated federal securities laws because they contained material misrepresentations and/or omissions regarding the conduct of the Company's IPO underwriters in allocating shares in the Company's IPO to

                                NETSILICON, INC.

the underwriters' customers. The actions seek recission or recissory and other damages, fees and costs associated with the litigation, and interest. The Company understands that various plaintiffs have filed substantially similar lawsuits against over a hundred other publicly traded companies in connection with the underwriting of their initial public offerings. The Company and its officers and directors believe that the allegations in the complaint are without merit and intend to contest them vigorously. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

7.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, "Business Combinations ("SFAS 141"), and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. Upon adoption of SFAS 142, it requires that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

     The Company's previous business combinations were accounted for using the purchase method. As of July 28, 2001, the net carrying amount of intangible assets is $1,680,800. Amortization expense during the six-month period ended July 28, 2001 was $304,800. Currently, the Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Some of the information in this discussion and analysis contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, statements regarding our financial performance, expected future revenue, product development plans, projected capital expenditures, liquidity and business strategy. Forward-looking statements typically are identified by use of terms such as may, will, expect, anticipate, estimate and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including delays in product introductions, interruptions in supply and competitive product introductions. You should also consider carefully the "Business" and "Risk Factors" sections contained in the Company's 2001 Form 10-K as filed with the SEC and the "Risk Factors" section contained herein, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

     You should read this discussion together with the unaudited financial statements and other information included in this document.

OVERVIEW

     We develop and market embedded Ethernet networking solutions, which combine advanced microprocessors and software, to manufacturers building intelligent, network-enabled devices. We commenced our operations in 1984 as Digital Products, Inc. From our inception, we have developed and marketed networking products for embedded systems that enable the connection of electronic devices to networks.

     In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc. ("Sorrento"), acquired all of our outstanding capital stock from our stockholders. We were a wholly-owned subsidiary of Sorrento from the date of the acquisition through our initial public offering in September of 1999.

RESULTS OF OPERATIONS

     The following table sets forth information derived from our Statements of Operations expressed as a percentage of net sales for the three and six month periods ended July 28, 2001 and July 29, 2000.

                                                        THREE MONTHS
                                                            ENDED           SIX MONTHS ENDED
                                                     -------------------   -------------------
                                                     JULY 28,   JULY 29,   JULY 28,   JULY 29,
                                                       2001       2000       2001       2000
                                                     --------   --------   --------   --------
Net sales..........................................   100.0%     100.0%     100.0%     100.0%
Cost of sales......................................    48.4       41.9       45.5       40.5
                                                      -----      -----      -----      -----
Gross margin.......................................    51.6       58.1       54.5       59.5
                                                      -----      -----      -----      -----
Operating expenses:
  Selling and marketing............................    35.2       28.0       38.3       28.3
  Engineering, research and development............    27.8       14.2       27.3       14.8
  General and administrative.......................    20.3       10.7       19.3       10.8
  Amortization of intangibles......................     2.2         --        2.2         --
                                                      -----      -----      -----      -----
Total operating expenses...........................    85.5       52.9       87.1       53.9
                                                      -----      -----      -----      -----
Operating income (loss)............................   (33.9)       5.2      (32.6)       5.6
Interest income, net...............................     1.6        2.4        1.9        2.5
                                                      -----      -----      -----      -----
Income (loss) before taxes on income...............   (32.3)       7.6      (30.7)       8.1
Taxes on income....................................     0.3         --        0.5         --
                                                      -----      -----      -----      -----
Net income (loss)..................................   (32.6)%      7.6%     (31.2)%      8.1%
                                                      =====      =====      =====      =====

THREE AND SIX MONTHS ENDED JULY 28, 2001 COMPARED TO THREE AND SIX MONTHS ENDED JULY 29, 2000

     Net sales. Net sales were $7.1 million for the three months ended July 28, 2001 compared to $9.9 million for the three months ended July 29, 2000, representing a decrease of 28.5%. Net sales decreased to $14.0 million for the six months ended July 28, 2001 from $18.9 million for the six months ended July 29, 2000, a decrease of 25.6%.

     The decrease in net sales in the three and six month periods was due primarily to an economic slowdown that has affected our imaging customers. Revenue from our imaging customers was $5.6 and $11.2 for the three and six month periods, respectively, ended July 28, 2001 compared to $8.0 and $15.6 for the three and six month periods, respectively, ended July 29, 2000. Backlog for our products and service was approximately $4.5 and $8.1 million at July 28, 2001 and July 29, 2000, respectively, all of which was scheduled to be shipped within 12 months.

     Our embedded networking semiconductor and controller products accounted for 90.0% and 88.7% of total net sales for the six months ended July 28, 2001 and July 29, 2000, respectively. Software development tools and development boards accounted for 5.7% of total net sales for the six months ended July 28, 2001 and 5.3% of total net sales for the prior year six month period. Royalty, maintenance and service revenue was 4.3% and 6.0% of total net sales for the six months ended July 28, 2001 and July 29, 2000, respectively.

     During the six months ended July 28, 2001, international sales accounted for 51.8% of net sales compared to 52.9% of net sales for the six month period ended July 29, 2000.

     Cost of sales; gross margin. Costs of goods sold consists principally of the cost of raw material components and subcontractor labor assembly from outside manufacturers and suppliers. Cost of sales also includes amortization of software development costs. Gross margin decreased to $3.6 million, or 51.6% of net sales, for the three months ended July 28, 2001 from $5.7 million, or 58.1% of net sales, for the three months ended July 29, 2000, representing a decrease of 36.4%. Gross margin decreased 31.9% to $7.6 million, or 54.5% of net sales, for the six months ended July 28, 2001 from $11.2 million, or 59.5% of net sales, for the six months ended July 29, 2000.

     The decrease in gross margin percent for the three and six months periods ended July 28, 2001 from the prior year periods was due primarily to (i) a decrease in high-margin sales of software products and development kits; (ii) a decrease in royalty revenue; and (iii) the overall decrease in sales.

     Selling and marketing expenses. Selling and marketing expenses consist mainly of employee-related expenses, commissions to sales representatives, trade shows, publicity and travel expenses. Selling and marketing expenses decreased from $2.8 million, or 28.0% of net sales, for the three months ended July 29, 2000 to $2.5 million, or 35.2% of net sales, for the three months ended July 28, 2001, representing a decrease of 10.3%. Selling and marketing expenses were $5.4 million, or 38.3% of net sales, for the six month period ended July 28, 2001 compared to $5.3 million, or 28.3% of net sales, for the six month period ended July 29, 2000.

     The decrease in selling and marketing expenses for the three months ended July 28, 2001 compared to the three months ended July 29, 2000 was the result of
(i) a decrease in commission to sales representatives due to the decrease in revenue; (ii) the absence of commission payable to Dimatech Corporation, our former distributor in Japan that we acquired in February 2001; and (iii) decreases in several discretionary costs due to our cost reduction initiatives. Selling and marketing expenses for the six month period ended July 28, 2001 were consistent with selling and marketing expenses for the six month period ended July 29, 2000 due to the fact that the cost savings realized in the three month period ended July 28, 2001 were offset by increased costs in the three month period ended April 28, 2001 compared to the prior year period ended April 29, 2000. These increased costs included (i) additional payroll costs related to the expansion of our direct sales and marketing teams, including those costs related to our acquisition of Dimatech Corporation and certain assets of Pacific Softworks, Inc.; (ii) payroll recruiting and other costs associated with investments made to expand our customer support department; and (iii) an increase in marketing costs associated with the introduction of new products, expanded advertising and publicity programs, and greater participation in trade shows.

     Engineering, research and development. Engineering, research and development expenses consist primarily of salaries and the related costs of employees engaged in research, design and development activities. Engineering, research and development expenses increased to $2.0 million, or 27.8% of net sales, for the three months ended July 28, 2001 from $1.4 million, or 14.2% of net sales, for the three months ended July 29, 2000, representing an increase of 40.3%. Engineering, research and development expenses increased 37.2% to $3.8 million, or 27.3% of net sales, for the six months ended July 28, 2001 from $2.8 million, or 14.8% of net sales, for the six months ended July 29, 2000.

     This increase is due primarily to increased payroll costs associated with an increase in headcount from 43 employees engaged in research and development activities at July 29, 2000 to 52 employees at July 28, 2001. The increase in headcount includes the addition of 10 engineers acquired in connection with our purchase of certain assets of Pacific Softworks in August 2000. In addition, the increase in engineering, research and development expenses is attributable to increases in recruiting costs, depreciation and amortization of purchased software tools, and amortization of purchased intangible assets related to our purchase of certain Pacific Softworks assets in August 2000. These increases were offset in part by decreases in several discretionary costs due to our cost reduction initiatives.

     General and administrative expenses. General and administrative expenses consist mainly of salaries, employee-related expenses, legal expenses, audit fees and reserves for accounts receivable allowances. General and administrative expenses increased to $1.4 million, or 20.3% of net sales, for the three months ended July 28, 2001 from $1.1 million, or 10.7% of net sales, for the three months ended July 29, 2000, an increase of 34.9%. General and administrative expenses increased 32.6% to $2.7 million, or 19.3% of net sales, for the six months ended July 28, 2001 from $2.0 million, or 10.8% of net sales, for the six months ended July 29, 2000.

     The increase in general and administrative expenses is attributable to an increase in legal, accounting and insurance costs, increases in rent expense related to our lease of additional space at our headquarters in Massachusetts and our new facilities in California and Japan. The increase is also due to higher employee-related expenses including payroll costs and severance costs for terminated employees. These increases were offset in part by decreases in several discretionary costs due to our cost reduction initiatives.

     Amortization of intangibles. Amortization of intangible assets consists of the amortization of intangible assets acquired in connection with the purchase of certain assets of Pacific Softworks, Inc. in August 2000 and our acquisition of Dimatech Corporation in February 2001. Amortization of intangibles increased to $154,200, or 2.2% of net sales, and $304,800, or 2.2% of net sales, for the three and six months ended July 28, 2001, respectively, from $0 for the three and six months ended July 29, 2000.

     Interest income, net. Interest income includes interest earned on cash and short-term investment balances. Net interest income was $112,100, or 1.6% of net sales, and $240,700, or 2.4% of net sales, for the three months ended July 28, 2001 and July 29, 2000, respectively. Net interest income was $271,900, or 1.9% of net sales, and $464,900, or 2.5% of net sales, for the six months ended July 28, 2001 and July 29, 2000, respectively. The decrease in interest income is due to a decrease in cash and short-term investments.

     Provision for income taxes. The provision for income taxes for the three and six months ended July 28, 2001 totaled $22,100, or 0.3% of net sales, and $65,200, or 0.5% of net sales, respectively, and related to foreign taxes for our Japanese subsidiary. There was no net provision for U.S. income taxes for the three and six months ended July 28, 2001 and July 29, 2000 due to the net losses in the periods ended July 28, 2001 and the utilization of available net operating loss carryforwards in the periods ended July 29, 2000.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to our public offering in September 1999, we financed our operations through advances from Sorrento and borrowings under our short-term bank line of credit. The Company received proceeds, net of offering costs, of approximately $22.2 million as a result of the initial public offering and sale of our stock. At July 28, 2001, we had working capital of $15.0 million, cash and cash equivalents of $8.2 million and short-term investments of $3.1 million.

     Our operating activities used cash of $1.2 million and $492,500 for the six months ended July 28, 2001 and July 29, 2000, respectively. Cash used by operating activities in the six month period ended July 28, 2001 was attributable to the net loss and a decrease in accounts payable, offset in part by decreases in accounts receivable and inventory and the non-cash impact of depreciation and amortization. The decrease in accounts receivable is due to the decrease in sales and strong collection efforts and the decrease in inventory is attributable to a decrease in purchasing activity and the consumption of electronic components that were previously purchased in large volumes to decrease the risk to our operations of the sharp fluctuations in market supply of the components. Cash used during the six months ended July 29, 2000 was attributable to an increase in accounts receivable and inventory, offset in part by net income, an increase in accounts payable and the non-cash impact of depreciation and amortization.

     Our sales and marketing expenses, engineering, research and development expenses and general and administrative expenses each may increase in the fiscal year ending January 31, 2002 and thereafter compared to the amounts of such expenses in the fiscal year ending January 31, 2001. Due in part to an economic slowdown affecting our imaging customers, we anticipate a decline in imaging revenue growth in fiscal year 2002, from fiscal year 2001, which will adversely effect our results of operations and financial condition and may result in operating losses for all or part of fiscal year 2002. There can be no assurance that our available cash and cash flow from operations will be sufficient to fund such additional expenses.

     Our standard payment terms are net 30 days. While we actively pursue collection within that time, receivables have frequently taken longer to collect in part because we sell products to large companies in Asia.

     Our investing activities provided cash of $3.3 million and used cash of $4.0 million during the six months ended July 28, 2001 and July 29, 2000, respectively. Cash provided by investing activities during the six months ended July 28, 2001 related primarily to proceeds of $3.6 million from short-term investments and net cash acquired in the acquisition of Dimatech Corporation of $413,600, offset in part by purchases of property and equipment of $495,200. Cash used in investing activities during the six months ended July 29, 2000 related primarily to the purchase of $2.0 million of short-term investments and purchases of $1.4 million of property and equipment.

     On August 31, 2000, we issued 90,000 shares of common stock, valued at $2.3 million and incurred $570,000 of acquisition-related costs in connection with the acquisition of the strategic network technology assets of Pacific Softworks, Inc. The total purchase price was $2.8 million and was allocated to the tangible and intangible assets acquired. On February 16, 2001, we issued 241,667 shares of common stock valued at $1.2 million, paid cash of $250,000, incurred $116,500 of acquisition-related costs and assumed $969,400 of liabilities in connection with the acquisition of Dimatech Corporation. The total purchase price was $2.6 million and was allocated to the tangible and intangible assets acquired.

     Cash provided by financing activities was $45,700 and cash used by financing activities was $905,900 during the six months ended July 28, 2001 and July 29, 2000, respectively. Cash provided by financing during the period ended July 28, 2001 related to proceeds from the issuance of stock. Cash used in financing activities in the period ended July 29, 2000 was attributable to repayments of short term debt of $779,700 and a loan to an officer of the Company in the amount of $621,200, offset in part by proceeds from the exercise of stock options of $734,900.

     We anticipate that our available cash resources will be sufficient to meet our presently anticipated capital requirements through the next 12 months. Nonetheless, we may elect to sell additional equity securities or obtain additional credit. Our future capital requirements may vary materially from those now planned and will depend on many factors, including, but not limited to, the levels at which we maintain inventory and accounts receivable; the market acceptance of our products; the levels of promotion and advertising required to launch products or enter markets and attain a competitive position in the marketplace; volume pricing concessions; our business, product, capital expenditure and research and development plans and technology roadmap; capital improvements to new and existing facilities; technological advances; the response of competitors to our products; and our relationships with suppliers and customers. In addition, we may require an increase in the level of working capital to accommodate planned growth, hiring and infrastructure needs. Additional capital may be required for consummation of any acquisitions of businesses, products or technologies. We may need to raise additional funds through public or private financings or borrowings if existing resources and cash generated from operations are insufficient to fund our future activities. No assurance can be given that additional financing will be available or that, if available, such financing can be obtained on terms favorable to our shareholders and us. If additional funds are raised through the issuance of equity securities, the percentage ownership of then current stockholders of us will be reduced and such equity securities may have rights, preferences or privileges senior to those of holders of our common stock. If adequate funds are not available to satisfy short- or long-term capital requirements, we may be required to limit our operations significantly.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, "Business Combinations ("SFAS 141"), and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 requires the use of the purchased method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. Upon adoption of SFAS 142, it requires that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

     The Company's previous business combinations were accounted for using the purchase method. As of July 28, 2001, the net carrying amount of intangible assets is $1,680,800. Amortization expense during the six-month period ended July 28, 2001 was $304,800. Currently, the Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

                                  RISK FACTORS

     You should carefully consider the following risks before investing in our common stock. These are not the only risks facing our company. Additional risks may also impair our business operations. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this document, including our financial statements and the accompanying notes.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT THAT MAKE FUTURE OPERATING RESULTS AND PROFITABILITY DIFFICULT TO PREDICT.

     We incurred net losses from continuing operations for the fiscal years ended January 31, 1997, 1998, 1999 and 2001. At January 31, 2001, we had an accumulated deficit of $3.6 million. There can be no assurance that we will be able to achieve profitability on a quarterly or annual basis in the future. In addition, revenue growth is not necessarily indicative of future operating results and there can be no assurance that we will be able to sustain revenue growth. We continue to invest significant financial resources in product development, marketing and sales, and a failure of such expenditures to result in significant increases in revenue could have a material adverse effect on us. Due to the limited history and undetermined market acceptance of our new products, the rapidly evolving nature of our business and markets, potential changes in product standards that significantly influence many of the markets for our products, the high level of competition in the industries in which we operate and the other factors described elsewhere in these Risk Factors, there can be no assurance that our investment in these areas will result in increases in revenue or that any revenue growth that is achieved can be sustained. Our history of losses, coupled with the factors described below, make future operating results difficult to predict. We and our future prospects must be considered in light of the risks, costs and difficulties frequently encountered by emerging companies. As a result, there can be no assurance that we will be profitable in any future period.

THE UNPREDICTABILITY OF OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

     Our net sales and operating results have in the past and may in the future fluctuate substantially from quarter to quarter and from year to year. These results have varied significantly due to a number of factors, including:

     - market acceptance of and demand for our products and those of our customers;

     - unanticipated delays or problems in the introduction of our products;

     - the timing of large customer orders;

     - the timing and success of our customers' development cycles;

     - our ability to introduce new products in accordance with customer design requirements and design cycles;

     - new product announcements or product introductions by us and our competitors;

     - availability and cost of manufacturing sources for our products;

     - the volume of orders that are received and can be filled in a quarter;

     - the rescheduling or cancellation of orders by customers;

     - changes in product mix;

     - timing of "design wins" with our customers and related revenue; and

     - changes in currency exchange rates.

     Our operating results could also be harmed by:

     - the growth rate of markets into which we sell our products;

     - changes in the mix of sales to customers and sales representatives;

     - costs associated with protecting our intellectual property; and

     - changes in product costs and pricing by us and our competitors.

     We budget expenses based in part on future revenue projections. We may be unable to adjust spending in a timely manner in response to any unanticipated declines in revenues.

     As a result of these and other factors, investors should not rely solely upon period-to-period comparisons of our operating results as an indication of future performance. It is likely that in some future period our operating results or business outlook will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of the shares of our common stock.

OUR FAILURE TO INCREASE SALES TO MANUFACTURERS OF INTELLIGENT, NETWORK-ENABLED DEVICES AND OTHER EMBEDDED SYSTEMS WILL ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     Our financial performance and future growth is dependent upon our ability to sell our products to manufacturers of intelligent, network-enabled devices and other embedded systems in various markets, including markets in which networking solutions for embedded systems have not historically been sold, such as the industrial automation equipment, data acquisition and test equipment, Internet devices and security equipment markets. A substantial portion of our recent development efforts have been directed toward the development of new products for markets that are new and rapidly evolving. There can be no assurance that:

     - the additional intelligent device markets targeted by us for our products and services will develop;

     - developers within each market targeted by us will choose our products and services to meet their needs;

     - we will successfully develop products to meet the industry-specific requirements of developers in our targeted markets or that design wins will result in significant sales; or

     - developers in our targeted markets will gain market acceptance for their devices which incorporate our products.

     We have limited experience in designing our products to meet the requirements of developers in these industries. Moreover, our products and services have, to date, achieved limited acceptance in these industries.

WE ARE DEPENDENT ON THE IMAGING MARKET FOR A LARGE PORTION OF OUR REVENUES.

     The imaging market has historically accounted for substantially all of our revenues. In the fiscal years ended January 31, 2001, 2000 and 1999, 79%, 95% and 95%, respectively, of our revenues were generated from customers in the imaging market. Our success has been and continues to be dependent on the continued success of the imaging market. Many of our customers face competition from larger, more established companies which may exert competitive or other pressures on them. Any decline in sales to the imaging market would have a material adverse effect on our business, results of operations and financial condition.

     Due in part to an economic slowdown affecting our imaging customers, we anticipate a decline in imaging revenue growth in fiscal year 2002, from fiscal year 2001, which will adversely affect our results of operations and financial condition.

     The imaging market is characterized by declining prices of existing products and a transition from higher priced network interface cards to semiconductor devices. Therefore, continual improvements in manufacturing efficiencies and the introduction of new products and enhancements to existing products are required for us to maintain our gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities, we may take certain pricing or marketing actions, such as price reductions or volume discounts. These actions could have a material adverse effect on us.

     A significant amount of our customers in the imaging market are headquartered in Japan. Our customers are subject to declines in their local economies, which have affected them from time to time in the past and may affect them in the future. The success of our customers affects their purchases from us.

OUR HIGHLY CONCENTRATED CUSTOMER BASE INCREASES THE POTENTIAL ADVERSE EFFECT ON US FROM THE LOSS OF ONE OR MORE CUSTOMERS.

     Our products have historically been sold into the imaging markets for use in products such as printers, scanners, fax machines, copiers and multi-function peripherals. This market is highly concentrated. Accordingly, our sales are derived from a limited number of customers, with our top five OEM customers accounting for 55%, 72% and 52% of total revenues for the fiscal years ended 2001, 2000 and 1999, respectively. In particular, sales to Dimatech and Ricoh accounted for 23% and 20% of total revenues, respectively, for the fiscal year ended January 31, 2001. We expect that a small number of customers will continue to account for a substantial portion of our total revenues for the foreseeable future. All of our sales are made on the basis of purchase orders rather than under long-term agreements, and therefore, any customer could cease purchasing our products at any time without penalty. The decision of any key customer to cease using our products or a material decline in the number of units purchased by a significant customer would have a material adverse effect on us.

THE LONG AND VARIABLE SALES CYCLE FOR OUR PRODUCTS MAKES IT MORE DIFFICULT FOR US TO PREDICT OUR OPERATING RESULTS AND MANAGE OUR BUSINESS.

     The sale of our products typically involves a significant technical evaluation and commitment of capital and other resources by potential customers, as well as delays frequently associated with customers' internal procedures to deploy new technologies within their products and to test and accept new technologies. For these and other reasons, the sales cycle associated with our products is typically lengthy, lasting nine months or longer, and is subject to a number of significant risks, including customers' internal acceptance reviews, that are beyond our control. Because of the lengthy sales cycle and the large size of customer orders, if orders forecasted for a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could be materially adversely affected.

OUR RELATIVELY LOW LEVEL OF BACKLOG INCREASES THE POTENTIAL VARIABILITY OF OUR QUARTERLY OPERATING RESULTS.

     Our backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve our sales objectives, we are dependent upon obtaining orders during each quarter for shipment during that quarter. Furthermore, our agreements with our customers typically permit them to change delivery schedules.

     Non-imaging customers may cancel orders within specified time frames (typically 30 days or more prior to the scheduled shipment date under our policies) without significant penalty. Our customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major products or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in their purchases from us. These reductions, in turn, have caused and could cause adverse fluctuations in our operating results.

OUR DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY MAKE US SUSCEPTIBLE TO LOSS OF MARKET SHARE RESULTING FROM COMPETITORS' PRODUCT INTRODUCTIONS AND SIMILAR RISKS.

     The semiconductor and networking industries are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products, to introduce new products to meet changing customer requirements and emerging technologies, and to demonstrate the performance advantages and cost-effectiveness of our products over competing products. Any failure by us to modify our products to support new local-area network, or LAN, wide-area network, or WAN, and Internet technologies, or alternative technologies, or any failure to achieve widespread customer acceptance of such modified products could have a material adverse effect on us. In particular, we have dedicated significant resources to developing products based on the Linux operating system and on the Java programming language, and the failure of these products to achieve widespread acceptance could have a material adverse effect on us.

     We have in the past and may in the future experience delays in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that our new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant or sustainable degree of market acceptance in existing or additional markets. Failure by us, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on us. In addition, the future introductions or announcements of products by us or one of our competitors embodying new technologies or changes in industry standards or customer requirements could render our then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by us or one or more of our competitors will not cause customers to defer the purchase of our existing products. Such deferment of purchases could have a material adverse effect on us.

OUR FAILURE TO EFFECTIVELY MANAGE PRODUCT TRANSITIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     From time to time, we or our competitors may announce new products, capabilities or technologies that may replace or shorten the life cycles of our existing products. Announcements of currently planned or other new products may cause customers to defer or stop purchasing our products until new products become available. Furthermore, the introduction of new or enhanced products requires us to manage the transition from older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. Our failure to effectively manage transitions from older products could have a material adverse effect on our business, results of operations and financial condition.

OUR FAILURE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE MARKET COULD RESULT IN REDUCED PRICES AND LOSS OF MARKET SHARE.

     The markets in which we operate are intensely competitive and characterized by rapidly changing technology, evolving industry standards, declining average selling prices and frequent new product introductions. A number of companies offer products that compete with one or more elements of our products. We believe that the competitive factors affecting the market for our products include product performance, price and quality, product functionality and features, the availability of products for existing and future platforms, the ease of integration with other hardware and software components of the customer's products, and the quality of support services, product documentation and training. The relative importance of each of these factors depends upon the specific customer involved. There can be no assurance that we will be able to compete successfully against current and future competitors, or that competitive factors faced by us will not have a material adverse effect on us.

     We primarily compete with the internal development departments of large manufacturing companies that have developed their own networking solutions, as well as established developers of embedded systems software and chips such as Axis Communications, Echelon, Emulex, Hitachi, Intel, Milan Technology, a division of Digi International, Motorola, Peerless Systems, Samsung and Wind River. In addition, we are aware of certain companies which have recently introduced products that address the markets targeted by us. We have experienced and expect to continue to experience increased competition from current and potential competitors, many of which have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and larger customer bases than ours. In particular, established companies in the networking or semiconductor industries may seek to expand their product offerings by designing and selling products using competitive technology that could render our products obsolete or have a material adverse effect on our sales. Increased competition may result in further price reductions, reduced gross margins and loss of market share.

WE DEPEND ON THIRD-PARTY SOFTWARE THAT WE USE UNDER LICENSES THAT MAY EXPIRE.

     We rely on certain software that we license from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. These software license agreements are with Express Logic, Inc., Allegro Software Development Corporation and Wind River, each of which terminates only if we default under the respective agreement; with Novell, Inc., which is renewable annually at the option of both parties; with InterNiche Technologies, Inc., which renews until terminated by either party; and with Peerless Systems Corporation, which expires in 2004 and is subject to year-to-year renewals thereafter at the option of both parties. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to use, or the inability of licensors to support, maintain, and enhance any of such software, could result in increased costs, delays or reductions in product shipments until equivalent software is developed or licensed, if at all, and integrated.

WE DEPEND ON MANUFACTURING, ASSEMBLING AND PRODUCT TESTING RELATIONSHIPS AND ON LIMITED SOURCE SUPPLIERS, AND ANY DISRUPTIONS IN THESE RELATIONSHIPS MAY CAUSE DAMAGE TO OUR CUSTOMER RELATIONSHIPS.

     We do not have our own semiconductor fabrication assembly or testing operations or contract manufacturing capabilities. Instead, we rely upon independent contractors to manufacture our components, subassemblies, systems and products. Currently, all of our semiconductor devices are being manufactured, assembled and tested by Atmel Corporation in the United States and Europe, and we expect that we will continue to rely upon Atmel to manufacture, assemble and test a significant portion of our semiconductor devices in the future. In the past, we experienced a delay in the introduction of one of our products due to a problem with Atmel's design tools. While we are in the process of qualifying other suppliers, any qualification and pre-production periods could be lengthy and may cause delays in providing products to customers in the event that the sole source supplier of the semiconductor devices fails to meet our requirements. For example, Atmel uses its manufacturing facilities for its own products as well as those it manufactures on a contract basis. There is no assurance that Atmel will have adequate capacity to meet the needs of its contract manufacturing customers. In addition, semiconductor manufacturers generally experience periodic constraints on their manufacturing capacity.

     We also rely upon limited-source suppliers for a number of other components used in our products. There can be no assurance that these independent contractors and suppliers will be able to meet our future requirements for manufactured products, components and subassemblies in a timely fashion. We generally purchase limited-source components under purchase orders and have no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to us is dependent in part on our ability to provide our suppliers with accurate forecasts of our future requirements. Any extended interruption in the supply of any of the key components currently obtained from limited sources would disrupt our operations and have a material adverse effect on our business, results of operations and financial condition.

     Delays or lost sales have been and could be caused by other factors beyond our control, including late deliveries by vendors of components, changes in implementation priorities or slower than anticipated growth in the market for networking solutions for embedded systems. Operating results in the past have also been adversely affected by delays in receipt of significant purchase orders from customers. In addition, we have experienced delays as a result of the need to modify our products to comply with unique customer specifications. In general, the timing and magnitude of our revenues are highly dependent upon our achievement of design wins, the timing and success of our customers' development cycles, and our customers' product sales. Any of these factors could have a material adverse effect on our business, results of operations and financial condition.

THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY MAY RESULT IN SUBSTANTIAL PERIOD-TO-PERIOD FLUCTUATIONS.

     Our semiconductor products provide networking capabilities for intelligent, network-enabled devices and other embedded systems. The semiconductor industry is highly cyclical and subject to rapid technological change and has been subject to significant economic downturns at various times, characterized by diminished product demand, accelerated erosion of average selling prices and production overcapacity. The semiconductor industry also periodically experiences increased demand and production capacity constraints. As a result, we may experience substantial period-to-period fluctuations in future operating results due to general semiconductor industry conditions, overall economic conditions or other factors.

OUR ABILITY TO COMPETE COULD BE JEOPARDIZED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

     Our ability to compete depends in part on our proprietary rights and technology. We have no patents and rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect our proprietary rights.

     We generally enter into confidentiality agreements with our employees, and sometimes with our customers and potential customers and limit access to the distribution of our software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by us in this regard will be adequate to prevent the misappropriation of our technology. While we have filed two patent applications and plan to file various additional applications, such applications may be denied. Any patents, once issued, may be circumvented by our competitors. Furthermore, there can be no assurance that others will not develop technologies that are superior to ours. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. Our failure to adequately protect our proprietary rights could have a material adverse effect on our business, results of operations and financial condition.

     We exclusively license the right to use the NET+ARM trademark from ARM Limited according to a royalty-free agreement expiring in 2008. We depend on ARM to enforce its rights to the trademark against third-party infringement. There can be no assurance that ARM will promptly and adequately enforce these rights which could have a material adverse effect on our business, results of operations and financial condition.

WE COULD BECOME SUBJECT TO CLAIMS AND LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM US AND REQUIRE US TO INCUR SIGNIFICANT COSTS.

     The semiconductor and networking industries are characterized by frequent litigation regarding patent and other intellectual property rights. Although we have not been notified that our products infringe any third-party intellectual property rights, there can be no assurance that we will not receive such notification in the future. Any litigation to determine the validity of third-party infringement claims, whether or not determined in our favor or settled by us, would at a minimum be costly and divert the efforts and attention of our management and technical personnel from productive tasks, which could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that any infringement claims by third parties or any claims for indemnification by customers or end users of our products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to have merit, will not materially adversely affect our business, results of operations or financial condition. In the event of an adverse ruling in any such matter, we would be required to pay substantial damages, cease the manufacture, use and sale of infringing products, discontinue the use of certain processes or be required to obtain a license under the intellectual property rights of the third party claiming infringement. There can be no assurance that a license would be available on reasonable terms or at all. Any limitations on our ability to market our products, or delays and costs associated with redesigning our products or payments of license fees to third parties, or any failure by us to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND EXPANSION THAT COULD IMPAIR OUR ABILITY TO GROW OUR REVENUES ABROAD.

     In the fiscal years ended January 31, 2001, 2000 and 1999, international sales constituted approximately 55%, 50% and 51% of our net sales and approximately 68%, 77% and 46% of our domestic sales were to customers headquartered in Asia, respectively.

     We believe that our future growth is dependent in part upon our ability to increase sales in international markets, and particularly to manufacturers located in Japan, which sell their products worldwide. These sales are subject to a variety of risks, including fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers, unexpected changes in regulatory requirements, longer accounts receivable payment cycles and potentially adverse tax consequences and export license requirements. In addition, we are subject to the risks inherent in conducting business internationally, including political and economic instability and unexpected changes in diplomatic and trade relationships. In particular, the economies of certain countries in the Asia-Pacific region are experiencing considerable economic instability and downturns. Because our sales to date have been denominated in United States dollars, increases in the value of the United States dollar could increase the price in local currencies of our products in non-US markets and make our products more expensive than competitors' products denominated in local currencies. In addition, an integral part of our business strategy is to form strategic alliances for the manufacture and distribution of our products with third parties, including foreign corporations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on our business, results of operations and financial condition.

     We intend to expand our presence in Europe to address new markets. One change resulting from the formation of a European Economic and Monetary Union ("EMU") required EMU member states to irrevocably fix their respective currencies to a new currency, the euro, as of January 1, 1999. Business in the EMU member states will be conducted in both the existing national currency such as the French franc or the Deutsche mark, and the euro through 2002. As a result, companies operating or conducting business in EMU member states will need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the euro. There can be no assurance that the conversion to the euro will not have a material adverse effect on our business, results of operations and financial condition.

IF WE LOSE KEY PERSONNEL IT COULD PREVENT US FROM EXECUTING OUR BUSINESS
STRATEGY.

     Our business and prospects depend to a significant degree upon the continuing contributions of our executive officers and our key technical personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting and retaining qualified personnel. Our stock price and the number of options outstanding with exercise prices in excess of their market price could make it more difficult to attract and retain key personnel. Failure to attract and retain key personnel could result in our failure to execute our business strategy and have a material adverse effect on us. We have employment contracts with our Vice President, Intelligent Device Markets Europe; Executive Vice President, Finance and Operations and the Chairman and Chief Executive Officer. We do not maintain any key-man life insurance policies.

ANY FAILURE TO COMPLY WITH SIGNIFICANT REGULATIONS AND EVOLVING INDUSTRY STANDARDS COULD DELAY INTRODUCTION OF OUR PRODUCTS.

     The market for our products is subject to a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, our products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters' Laboratories. Some of our products may not comply with current industry standards, and this noncompliance must be addressed in the design of those products. Standards for networking are still evolving. As the standards evolve, we may be required to modify our products or develop and support new versions of our products. The failure of our products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of our products, which could have a material adverse effect on our business, results of operations and financial condition.

ANY MATERIAL PRODUCT DEFECTS COULD RESULT IN LOSS OF MARKET SHARE, DELAY OF MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS OR LOSSES.

     Complex products such as those offered by us may contain undetected or unresolved defects when first introduced or as new versions are released. The occurrence of material errors in the future could, and the failure or inability to correct such errors would, result in the loss of market share, the delay or loss of market acceptance of our products, material warranty expense, diversion of engineering and other resources from our product development efforts, the loss of credibility with our customers or product recall. The use of our products for applications in devices that interact directly with the general public, where the failure of the embedded system could cause property damage or personal injury, could expose us to significant product liability claims. Although we have not experienced any product liability or economic loss claims to date, the sale and support of our products may entail the risk of such claims. Any of such occurrences could have a material adverse effect upon our business, results of operations and financial condition.

IF WE DO NOT SUCCESSFULLY MANAGE OUR GROWTH, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     We have limited internal infrastructure and any significant growth would place a substantial strain on our financial and management personnel and information systems and controls. Such growth would require us to implement new and enhance existing financial and management information systems and controls and add and train personnel to operate such systems effectively. Our intention to continue to pursue our growth strategy through efforts to increase sales of existing products and new products can be expected to place even greater pressure on our existing personnel and compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. There can be no assurance that we will be able to successfully manage expanding operations. Our inability to manage our expanded operations effectively could have a material adverse effect on our business, results of operations and financial condition.

A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD BE SOLD INTO THE PUBLIC MARKET, WHICH COULD DEPRESS OUR STOCK PRICE.

     Sales of a substantial number of shares of common stock in the public market could adversely affect the market price for our common stock and could make it more difficult for us to raise funds through equity offerings in the future.

     Subject to applicable federal and securities laws and the restrictions set forth below, Sorrento Networks Corporation, formerly Osicom Technologies, Inc. ("Sorrento"), a holder of 6,972,700 shares of our non-voting common stock, may sell any and all of the shares of common stock beneficially owned by it or distribute any or all such shares of common stock to its stockholders. Sales or distributions by Sorrento of substantial amounts of common stock in the public market or to its stockholders, or the perception that such sales or distribution could occur, could adversely affect the prevailing market prices for the common stock. Sorrento is not subject to any obligation to retain its shares in NetSilicon. As a result, there can be no assurance concerning the period of time during which Sorrento will maintain its beneficial ownership of our common stock. Moreover, there can be no assurance that, in any transfer by Sorrento of a controlling interest in us, any holders of common stock will be able to participate in such transaction or will realize any premium with respect to their shares of common stock.

     At January 31, 2001, options to purchase an aggregate of 5,051,149 shares of our common stock were outstanding. Of these options, 852,394 were exercisable as of January 31, 2001, with additional vesting to occur from time to time.

ANY ACQUISITIONS WE HAVE MADE OR WILL MAKE COULD DISRUPT OUR BUSINESS AND SERIOUSLY HARM OUR FINANCIAL CONDITION.

     We continue to consider investments in complementary companies, products or technologies. We may buy businesses, products or technologies in the future. In the event of any future purchases, we could:

     - issue stock that would dilute our current stockholders' percentage ownership;

     - incur debt;

     - assume liabilities;

     - incur amortization expenses related to goodwill and other intangible assets; or

     - incur large and immediate write-offs.

OUR OPERATION OF ANY ACQUIRED BUSINESS WILL ALSO INVOLVE NUMEROUS RISKS,
INCLUDING

     - problems combining the purchased operations, technologies or products;

     - unanticipated costs;

     - diversion of management's attention from our core business;

     - difficulties integrating businesses in different countries and cultures;

     - adverse effects on existing business relationships with suppliers and customers;

     - risks associated with entering markets in which we have no or limited prior experience; and

     - potential loss of key employees, particularly those of the purchased organizations.

     We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we have acquired or that we might acquire in the future and any failure to do so could disrupt our business and seriously harm our financial condition.

BECAUSE THE NASDAQ NATIONAL MARKET IS LIKELY TO EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

     The market price of our shares is likely to be highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

     - actual or anticipated variations in our quarterly operating results or those of our competitors;

     - announcements by us or our competitors of new products or technological innovations;

     - introduction and adoption of new industry standards;

     - changes in financial estimates or recommendations by securities analysts;

     - changes in the market valuations of our competitors;

     - announcements by us or our competitors of significant acquisitions or partnerships; and

     - sales of our common stock.

     Many of these factors are beyond our control and may negatively impact the market price of our common stock, regardless of our performance. In addition, the stock market in general, and the market for technology companies in particular, has been highly volatile. Our common stock may not trade at the same levels of shares as that of other technology companies and shares of technology companies, in general, may not sustain their current market prices. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.

PROVISIONS OF OUR CHARTER DOCUMENTS, OUR SHAREHOLDER RIGHTS PLAN AND LAW MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD PREVENT A CHANGE OF CONTROL.

     Provisions of our amended and restated articles of organization, bylaws, our shareholder rights plan, and of Massachusetts law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Operating alone or together, the above provisions or statutes may render more difficult or discourage a merger, consolidation or tender offer, the assumption of control by a holder of a large block of our shares, and the removal of incumbent management.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     We own financial instruments that are sensitive to market risks as part of our investment portfolio. The investment portfolio is used to preserve our capital until it is required to fund operations, including our research and development activities. None of these market-risk sensitive instruments are held for trading purposes. We do not own derivative financial instruments in our investment portfolio. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates.

     Investment Rate Risk. Our investment portfolio includes debt instruments that primarily have durations of less than one year. These bonds are subject to interest rate risk, and could decline in value if interest rates fluctuate. Our investment portfolio also at times includes certain commercial paper which is also subject to interest rate risk. Due to the short duration and conservative nature of these instruments, we do not believe that we have a material exposure to interest rate fluctuations.

     We have foreign operations in Europe and Japan. As a result, we are exposed to fluctuations in foreign exchange rates. However, we do not expect that changes in foreign exchange rates will have a significant impact on our results of operations, financial position or cash flows. We plan to continue to expand our operations globally which may increase our exposure to foreign exchange fluctuations.

                          PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     On August 31, 2000, Websprocket, LLC filed a suit against the Company in the United States District Court for the Northern District of California (Websprocket, LLC v. NetSilicon, Inc., Civil Action No. C-00-20915), claiming breach of contract. The complaint alleges that the Company breached a technology development contract that was executed between the Company and Websprocket, LLC in December 1999. Websprocket, LLC seeks relief including alleged damages of $2,000,000 plus attorney's fees, a declaration of its rights under the technology development contract and an injunction requiring the Company to cease using and return all property of Websprocket, LLC. The Company believes that it has meritorious defenses to the claims and intends to contest the lawsuit vigorously. On or about October 31, 2000, the Company filed an Answer and Counterclaim denying the allegations in Websprocket, LLC's complaint and asserting counterclaims against Websprocket, LLC that included breach of contract, fraud, and negligent misrepresentation. Websprocket, LLC filed a reply to the Company's counterclaims on November 25, 2000, denying the allegations. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

     On or about August 9, 2001, a purported securities class action lawsuit captioned "Ellis Investments, Ltd. v. NetSilicon, Inc., et al." (01-CV-7281) was filed in the United States District Court for the Southern District of New York. A second, nearly identical complaint was filed in the same Court on or about August 15, 2001 in a lawsuit captioned "Michael Rasner v. NetSilicon, Inc., et al." (01-CV-7651). The suits name as defendants the Company, certain of its officers and directors, and certain underwriters involved in the Company's initial public offering ("IPO"). The Ellis Investments suit also names Osicom Technologies, Inc. as a defendant. The complaints in these actions are allegedly brought on behalf of purchasers of the Company's common stock during the period from September 15, 1999 to December 6, 2000, and assert, among other things, that the Company's IPO prospectus and registration statement violated federal securities laws because they contained material misrepresentations and/or omissions regarding the conduct of the Company's IPO underwriters in allocating shares in the Company's IPO to the underwriters' customers. The actions seek recission or recissory and other damages, fees and costs associated with the litigation, and interest. The Company understands that various plaintiffs have filed substantially similar lawsuits against over a hundred other publicly traded companies in connection with the underwriting of their initial public offerings. The Company and its officers and directors believe that the allegations in the complaint are without merit and intend to contest them vigorously. An unfavorable resolution of the action could have a material adverse effect on the business, results of operations or financial condition of the Company.

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

     None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     The following proposals were voted upon by the Company's stockholders at the Annual Stockholders' Meeting held on June 13, 2001.

     The following nominees were elected as Class II Directors of the Company to serve for a three year term or until their successors are elected and qualified.

                                                         TOTAL VOTES   TOTAL VOTES WITHHELD
NOMINEE                                                  FOR NOMINEE       FOR NOMINEE
-------                                                  -----------   --------------------
Francis E. Girard......................................   6,347,874           44,293
F. Grant Saviers.......................................   6,347,874           44,293

     The term of office for the following directors continued after the meeting:
Michael K. Ballard (Class I), William Johnson (Class I), Edward B. Roberts (Class III) and Cornelius Peterson, VIII (Class III).

     A proposal to approve the Company's 2001 Stock Option and Incentive Plan was adopted and approved with 2,868,685 shares voting in favor; 338,738 shares voting against; 7,756 shares abstaining; and 3,176,988 shares not voting.

     The election of BDO Siedman, LLP as independent auditors for the fiscal year ending January 31, 2002 was ratified, with 6,371,839 shares voting in favor, 11,720 voting against, and 8,608 abstaining.

ITEM 5.  OTHER INFORMATION

         None

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 10.1     Employment Agreement Between NetSilicon, Inc. and Cornelius
          Peterson, VIII
 10.2     Employment Agreement Between NetSilicon, Inc. and Daniel J.
          Sullivan

     b) Reports on 8-K

        None

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NETSILICON, INC.
                                          --------------------------------------
                                          (Registrant)

                                          By     /s/ CORNELIUS PETERSON
                                            ------------------------------------
                                                 (Cornelius Peterson, VIII,
                                                Chairman and Chief Executive
                                                          Officer)

September 11, 200l

                                          By     /s/ DANIEL J. SULLIVAN
                                            ------------------------------------
                                                    (Daniel J. Sullivan,
                                                 Executive Vice President,
                                                  Finance and Operations)

September 11, 2001

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by the person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person, in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

     Article V of the By-Laws of Digi and indemnification agreements with directors and officers of Digi provide for the broad indemnification of the directors and officers of Digi and for advancement of litigation Expenses to the fullest extent required or permitted by current Delaware law.

     Digi maintains a policy of directors and officers liability insurance that reimburses Digi for Expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where Digi is unable to do so.

     The Certificate of Incorporation of Digi eliminates the personal liability of a director to Digi or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     (a) Exhibits.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    2(a)      Agreement and Plan of Merger, dated as of October 30, 2001, by and among Digi International Inc., Dove Sub Inc. and
              NetSilicon, Inc., (included in the joint proxy statement/
              prospectus as Annex A).
    3(a)      Restated Certificate of Incorporation of Digi International
              Inc. (incorporated by reference to Exhibit 3(a) to Digi's
              Form 10-K for the year ended September 30, 1993, File No.
              0-17972).
    3(b)      Amended and Restated Bylaws of Digi International Inc.
              (incorporated by reference to Exhibit 3(b) to Digi's
              Registration Statement on Form S-1, Reg. No. 33-42384).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4(a)      Form of Rights Agreement, dated as of June 10, 1998, between
              Digi International Inc. and Wells Fargo Bank Minnesota
              (formerly known as Norwest Bank Minnesota), National
              Association as Rights Agent (incorporated by reference to
              Exhibit 1 to Digi's Registration Statement on Form 8-A dated
              June 24, 1998, File No. 0-17972).
    4(b)      Amendment dated January 26, 1999, to Share Rights Agreement, dated as of June 10, 1998 between Digi International Inc.
              and Wells Fargo Bank Minnesota (formerly known as Norwest
              Bank Minnesota), National Association, as Rights Agent
              (incorporated by reference to Exhibit 1 to Amendment 1 to
              Digi's Registration Statement on Form 8-A dated February 5,
              1999, File No. 0-17972).
    4(c)      Stockholder Agreement dated as of October 30, 2001, between
              Digi International Inc. and Sorrento Networks Corporation.
              (included in the joint proxy statement/prospectus as Annex
              D).
       5      Opinion of Faegre & Benson LLP.
    9(a)      Voting Agreement among Digi International Inc. and the
              stockholders of NetSilicon, Inc. named therein, dated
              October 30, 2001 (included in the joint proxy
              statement/prospectus as Annex B).
    9(b)      Voting Agreement among NetSilicon, Inc. and the stockholders of Digi International Inc. named therein, dated October 30,
              2001 (included in the joint proxy statement/prospectus as
              Annex C).
   23(a)      Consent of PricewaterhouseCoopers LLP, relating to financial statements of Digi International Inc.
   23(b)      Consent of BDO Seidman, LLP, relating to financial
              statements of NetSilicon, Inc.
   23(c)      Consent of Faegre & Benson LLP (included in Exhibit 5).
      24      Powers of Attorney of directors and officers of Digi
              International Inc.
   99(a)      Form of Proxy of Digi International Inc.
   99(b)      Form of Proxy of NetSilicon, Inc.
   99(c)      Fairness Opinion of BMO Nesbitt Burns Corp. (included in the joint proxy statement/prospectus as Annex E).
   99(d)      Fairness Opinion of Thomas Weisel Partners LLC (included in the joint proxy statement/prospectus as Annex F).
   99(e)      Consent of BMO Nesbitt Burns Corp.
   99(f)      Consent of Thomas Weisel Partners LLC.
     (b)      Financial Statement Schedule
              Incorporated by reference to the financial statement
              schedule included in Digi's Annual Report on Form 10-K for the year ended September 30, 2000.
     (c)      Reports, Opinions or Appraisals
              Information requested hereunder is furnished as Exhibits 5,
              8(a), 8(b), 99(c), and 99(d) to this registration statement.

ITEM 22.  UNDERTAKINGS.

     (A)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) The undersigned Registrant hereby undertakes:

          (1) That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (E) The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning the merger, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, on the 26th day of November, 2001.

                                          DIGI INTERNATIONAL INC.

                                          By    /s/ SUBRAMANIAN KRISHNAN
                                            ------------------------------------
                                                    Subramanian Krishnan
                                                Senior Vice President, Chief
                                                      Financial Officer
                                                       and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 26th day of November, 2001, by the following persons in the capacities indicated:

               /s/ JOSEPH T. DUNSMORE*                 Chairman, President and Chief Executive
-----------------------------------------------------  Officer
                 Joseph T. Dunsmore                    (Principal Executive Officer)

              /s/ SUBRAMANIAN KRISHNAN                 Senior Vice President, Chief Financial Officer
-----------------------------------------------------  and Treasurer
                Subramanian Krishnan                   (Principal Financial and Accounting Officer)

Joseph T. Dunsmore                              )
Kenneth E. Millard                               )
Mykola Moroz                                     )     A majority of the board of directors*
Michael S. Seedman                              )
David Stanley                                     )
Bradley J. Williams                               )

---------------

     * Subramanian Krishnan, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                          By    /s/ SUBRAMANIAN KRISHNAN
                                            ------------------------------------
                                                    Subramanian Krishnan
                                                      Attorney-in-fact

                                 EXHIBIT INDEX

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT                                 MANNER OF FILING
-------                             -------                                 ----------------
 2(a)     Agreement and Plan of Merger, dated as of October 30, 2001, by and among Digi International Inc., Dove Sub Inc. and
          NetSilicon, Inc., (included in the joint proxy
          statement/prospectus as Annex A). ..........................       Filed Electronically
 3(a)     Restated Certificate of Incorporation of Digi International
          Inc. (incorporated by reference to Exhibit 3(a) to Digi's
          Form 10-K for the year ended September 30, 1993, File No.
          0-17972). ..................................................  Incorporated by Reference
 3(b)     Amended and Restated Bylaws of Digi International Inc.
          (incorporated by reference to Exhibit 3(b) to Digi's
          Registration Statement on Form S-1, Reg. No. 33-42384). ....  Incorporated by Reference
 4(a)     Form of Rights Agreement, dated as of June 10, 1998, between
          Digi International Inc. and Wells Fargo Bank Minnesota
          (formerly known as Norwest Bank Minnesota), National
          Association as Rights Agent (incorporated by reference to
          Exhibit 1 to Digi's Registration Statement on Form 8-A dated
          June 24, 1998, File No. 0-17972). ..........................  Incorporated by Reference
 4(b)     Amendment dated January 26, 1999, to Share Rights Agreement, dated as of June 10, 1998 between Digi International Inc.
          and Wells Fargo Bank Minnesota (formerly known as Norwest
          Bank Minnesota), National Association, as Rights Agent
          (incorporated by reference to Exhibit 1 to Amendment 1 to
          Digi's Registration Statement on Form 8-A dated February 5,
          1999, File No. 0-17972). ...................................  Incorporated by Reference
 4(c)     Stockholder Agreement dated as of October 30, 2001, between
          Digi International Inc. and Sorrento Networks Corporation.
          (included in the joint proxy statement/prospectus as Annex
          D). ........................................................  Incorporated by Reference
 5        Opinion of Faegre & Benson LLP. ............................       Filed Electronically
 9(a)     Voting Agreement among Digi International Inc. and the
          stockholders of NetSilicon, Inc. named therein, dated
          October 30, 2001 (included in the joint proxy
          statement/prospectus as Annex B). ..........................       Filed Electronically
 9(b)     Voting Agreement among NetSilicon, Inc. and the stockholders of Digi International Inc. named therein, dated October 30,
          2001 (included in the joint proxy statement/prospectus as
          Annex C). ..................................................       Filed Electronically
23(a)     Consent of PricewaterhouseCoopers LLP, relating to financial
          statements of Digi International Inc. ......................       Filed Electronically
23(b)     Consent of BDO Seidman, LLP, relating to financial
          statements of NetSilicon, Inc. .............................       Filed Electronically
23(c)     Consent of Faegre & Benson LLP (included in Exhibit 5)......       Filed Electronically
24        Powers of Attorney of directors and officers of Digi
          International Inc. .........................................       Filed Electronically
99(a)     Form of Proxy of Digi International Inc. ...................       Filed Electronically
99(b)     Form of Proxy of NetSilicon, Inc. ..........................       Filed Electronically
99(c)     Fairness Opinion of BMO Nesbitt Burns Corp. (included in the
          joint proxy statement/prospectus as Annex E). ..............       Filed Electronically
99(d)     Fairness Opinion of Thomas Weisel Partners LLC (included in
          the joint proxy statement/prospectus as Annex F). ..........       Filed Electronically
99(e)     Consent of BMO Nesbitt Burns Corp. .........................       Filed Electronically
99(f)     Consent of Thomas Weisel Partners LLC. .....................       Filed Electronically